                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:

/X/ Preliminary Proxy Statement

/ / Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12



                                BIRD CORPORATION
                (Name of Registrant as Specified In Its Charter)



                                BIRD CORPORATION
                   (Name of Person(s) Filing Proxy Statement)



PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



   1) Title of each class of securities to which transaction applies:

      Not Applicable



   2) Aggregate number of securities to which transaction applies:

      Not Applicable



   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act

      Rule 0-11: $10,056.00, representing one-fiftieth of one percent of $50,280,000.00.



   4) Proposed maximum aggregate value of transaction: $50,280,000.00

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



   1) Amount Previously Paid: $10,056.00


   2) Form, Schedule or Registration Statement No.: Schedule 14a


   3) Filing Party: BIRD CORPORATION


   4) Date Filed: October 21, 1994.



- --------------------------------------------------------------------------------

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.



                                             AMENDED PRELIMINARY PROXY STATEMENT



                        [LETTERHEAD OF BIRD CORPORATION]



                                                               February 10, 1995


To Our Stockholders:


     You are cordially invited to attend a Special Meeting of the stockholders of Bird Corporation (the "Company"), to be held on March 7, 1995 at 10:00 a.m. local time, in the East Room of the Holiday Inn, 55 Ariadne Road (at the junction of Route 1 South and Route 128), Dedham, Massachusetts 02026.


     At the Special Meeting, those of you who are holders of the Company's Common Stock will be asked to consider and vote upon a proposal to approve the sale by the Company and its wholly-owned subsidiary, Bird Incorporated ("Bird"), of substantially all of the assets of Bird that are related to Bird's vinyl business as conducted at its Bardstown, Kentucky facility (the "Vinyl Business") to Jannock, Inc., a Delaware corporation (the "Purchaser"), for $47,500,000 (subject to certain adjustments downward) in cash and the assumption of specified liabilities of the Vinyl Business. This transaction is to be effected pursuant to an Asset Purchase Agreement dated as of September 23, 1994 among the Company, Bird and the Purchaser (the "Bardstown Sale"). Approval of the Bardstown Sale will include approval of the grant of an option to the Purchaser to purchase, and, if the option is exercised, of the sale to the Purchaser of all of the Company's stock (the "Holding Stock") in Bird-Kensington Holding Corp. ("Holding"). The Purchaser has agreed to pay up to $2,780,000 in the aggregate upon the closing of any such sale of the Holding Stock. Holding currently holds a 90% interest in Kensington Partners, which engages in the manufacture and sale of vinyl replacement windows. In connection with the proposed sale of the Holding Stock to the Purchaser, the Company is currently negotiating the terms of an agreement with Holding's minority partner pursuant to which such minority partner will waive its rights to acquire an additional 40% of the ownership interests in Kensington Partners (to bring its total interest up to 50%), as well as any and all rights it has to acquire Holding's partnership interest, and will agree to assign and sell its interest in such partnership to Holding in exchange for a payment of 50% of the proceeds of the sale (if any) of the Holding Stock to the Purchaser. The Bardstown Sale and the sale of the Holding Stock are referred to herein collectively as the "Combined Sale Transaction." Details of the Combined Sale Transaction are set forth in the enclosed Proxy Statement, which you are urged to read carefully.

     Your Board of Directors believes that the Combined Sale Transaction is in the best interests of the Company and its stockholders. In arriving at its decision to recommend the Combined Sale Transaction, the Board carefully reviewed and considered the terms and conditions of the Combined Sale Transaction and the factors described in the enclosed Proxy Statement.

     Approval of the Combined Sale Transaction requires the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the Company's issued and outstanding shares of Common Stock. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE COMBINED SALE TRANSACTION AND RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR APPROVAL OF THE COMBINED SALE TRANSACTION.

     In its capacity as sole stockholder of Bird, the Company has approved the Combined Sale Transaction and authorized Bird's consummation thereof, contingent on the approval by the Company's stockholders of the Combined Sale Transaction.

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


     If you are a holder of the Company's Common Stock, whether or not you plan to attend the meeting, please fill in the appropriate blanks, sign and date the enclosed proxy card and return it in the envelope provided for that purpose. If you attend the meeting and wish to vote in person, you may do so by withdrawing your proxy prior to the meeting. Under Massachusetts law, if you abstain from voting, your abstention will be treated as a "no" vote for purposes of determining whether approval of the Combined Sale Transaction has been obtained. Your abstention will not, by itself, affect your rights as a dissenting stockholder. Holders of other classes of the Company's stock are receiving notice of, and may attend but not vote at, the Special Meeting.

                                          Sincerely,

                                          Joseph D. Vecchiolla
                                          President, Director and
                                            Chief Executive Officer

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.



                                             AMENDED PRELIMINARY PROXY STATEMENT


                                BIRD CORPORATION
                        980 WASHINGTON STREET, SUITE 120
                          DEDHAM, MASSACHUSETTS 02026
                                 (617) 461-1414

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 7, 1995

                            ------------------------


        Notice is hereby given that a Special Meeting of the stockholders (the "Special Meeting") of Bird Corporation, a Massachusetts corporation (the "Company"), will be held on March 7, 1995 at 10:00 a.m. local time, in the East Room of the Holiday Inn, 55 Ariadne Road (at the junction of Route 1 South and Route 128), Dedham, Massachusetts 02026, for the purpose of considering and voting upon the following matters:



          1. A proposal to approve the sale by the Company and its wholly-owned subsidiary, Bird Incorporated, a Massachusetts corporation ("Bird"), of substantially all of the assets of Bird that are used directly in, or arise directly from, or are related directly to, Bird's business of manufacturing and selling vinyl siding, vinyl window profiles, soffit, fascia and associated accessories, as well as the purchase for resale of vinyl products, as conducted at its Bardstown, Kentucky facility (the "Vinyl Business") to Jannock, Inc., a Delaware corporation (the "Purchaser"), for $47,500,000 (subject to adjustment downward) in cash and the assumption of specified liabilities of the Vinyl Business. This transaction is to be effected pursuant to an Asset Purchase Agreement (as amended, the "Purchase Agreement") dated as of September 23, 1994 among the Company, Bird and the Purchaser (the "Bardstown Sale"). Approval of the Bardstown Sale will include approval of the grant of an option to the Purchaser to purchase, and, if the option is exercised, of the sale to the Purchaser pursuant to the Purchase Agreement of all of the issued and outstanding stock in Bird-Kensington Holding Corp., a Delaware corporation ("Holding"). The Purchaser has agreed to pay up to $2,780,000 in the aggregate upon the closing of any such sale of the Holding Stock. Holding currently holds a 90% interest in Kensington Partners, a Pennsylvania general partnership engaged in the manufacture and sale of vinyl replacement windows at its Leechburg, Pennsylvania facility. In connection with the proposed sale of the Holding Stock to the Purchaser, the Company is currently negotiating the terms of an agreement with Holding's minority partner pursuant to which such minority partner will waive its rights to acquire an additional 40% of the ownership interests in Kensington Partners (to bring its total interest up to 50%), as well as any and all rights it has to acquire Holding's partnership interest, and will agree to assign and sell its interests in such partnership to Holding in exchange for a payment of 50% of the proceeds of the sale (if any) of the Holding Stock to the Purchaser.


          2. Such other business as may properly come before the Special Meeting and any adjournment thereof.


     Holders of record of the Company's common stock, par value $1.00 per share (the "Common Stock"), at the close of business on February 6, 1995 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. Holders of record of the Company's 5% Cumulative Preferred Stock, par value $100 per share (the "5% Preferred Stock"), and of the Company's $1.85 Cumulative Convertible Preference Stock, par value $1.00 per share (the "Preference Stock"), at the close of business on the Record Date, are entitled to notice of, but not to vote at, the Special Meeting.

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


     If the actions proposed herein are approved by the holders of the Common Stock at the Special Meeting and effected by the Company, any stockholder (i) who files with the Company, before the taking of the vote on the approval of such action, written objection to the proposed actions stating that such stockholder intends to demand payment for its shares if the actions are taken, and (ii) in the case of any holder of Common Stock, whose shares are not voted in favor of such actions, has or may have the right to demand in writing from the Company, within twenty (20) days after the date of mailing to such stockholder of notice in writing that the corporate actions have become effective, payment for such stockholder's shares and an appraisal of the value thereof. The Company and any such stockholder (including an abstaining stockholder, whose abstention will be treated as a "no" vote for purposes of determining whether the Combined Sale Transaction has been approved) shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 88 to 98, inclusive, of Chapter 156B of the General Laws of the Commonwealth of Massachusetts regarding dissenters' rights.

     If you are a holder of Common Stock, please fill in the appropriate blanks, sign, date and return the enclosed proxy card, whether or not you plan to attend the Special Meeting. If you attend the meeting and wish to vote in person, you may do so by withdrawing your proxy prior to the Special Meeting.

                                          By order of the Board of Directors,

                                          Frank S. Anthony
                                          Clerk


February 10, 1995

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.



                                             AMENDED PRELIMINARY PROXY STATEMENT


                                BIRD CORPORATION
                        980 WASHINGTON STREET, SUITE 120
                          DEDHAM, MASSACHUSETTS 02026
                                 (617) 461-1414

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 7, 1995

                            ------------------------


     This Proxy Statement is being furnished to the holders as of the Record Date (as defined below) of common stock, par value $1.00 per share (the "Common Stock"), of Bird Corporation, a Massachusetts corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board" or the "Board of Directors"), for use at a Special Meeting of stockholders of the Company (the "Special Meeting") to be held on March 7, 1995 at 10:00 a.m. local time, in the East Room of the Holiday Inn, 55 Ariadne Road (at the junction of Route 1 South and Route 128), Dedham, Massachusetts 02026, and at any adjournment thereof. This Proxy Statement is also being furnished to the holders as of the Record Date of the Company's 5% Cumulative Preferred Stock, par value $100 per share (the "5% Preferred Stock"), and the Company's $1.85 Cumulative Convertible Preference Stock, par value $1.00 per share (the "Preference Stock"), who are entitled to notice of, but not to vote at, the Special Meeting. This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders of the Company on or about February 10, 1995.



     At the Special Meeting, holders of the Common Stock will be asked to consider and vote upon a proposal to approve the sale by the Company and its wholly-owned subsidiary, Bird Incorporated, a Massachusetts corporation ("Bird"), of substantially all of the assets of Bird that are used directly in, or arise directly from, or are related directly to, Bird's business of manufacturing and selling vinyl siding, vinyl window profiles, soffit, fascia and associated accessories, as well as the purchase for resale of vinyl products, as conducted at its Bardstown, Kentucky facility (the "Vinyl Business") to Jannock, Inc., a Delaware corporation (the "Purchaser"). This transaction is to be effected pursuant to an Asset Purchase Agreement (as amended, the "Purchase Agreement") dated as of September 23, 1994 among the Company, Bird and the Purchaser (the "Bardstown Sale"). Approval of the Bardstown Sale will include approval of the grant of an option to the Purchaser to purchase and, if the option is exercised, of the sale to the Purchaser pursuant to the Purchase Agreement of all of the issued and outstanding stock (the "Holding Stock") of Bird-Kensington Holding Corp., a Delaware corporation ("Holding"). The Purchaser has agreed to pay up to $2,780,000 in the aggregate upon the closing of any such sale of the Holding Stock. Holding currently holds a 90% interest in Kensington Partners, a Pennsylvania general partnership engaged in the manufacture and sale of vinyl replacement windows at its Leechburg, Pennsylvania facility ("Kensington"). In connection with the proposed sale of the Holding Stock to the Purchaser, the Company is currently negotiating the terms of an agreement with Holding's minority partner pursuant to which such minority partner will waive its rights to acquire an additional 40% of the ownership interests in Kensington (to bring its total interest up to 50%), as well as any and all rights it has to acquire Holding's partnership interest, and will agree to assign and sell its interests in such partnership to Holding in exchange for a payment of 50% of the proceeds of the sale (if any) of the Holding Stock to the Purchaser. The Bardstown Sale and the sale of the Holding Stock are referred to herein, collectively, as the "Combined Sale Transaction." In connection with the closing of the Bardstown Sale, Bird will enter into a Non-Competition Agreement (the "Non-Competition Agreement") and a License Agreement regarding certain trademark rights (the "License Agreement") with the Purchaser. The Combined Sale Transaction is described more thoroughly in this Proxy Statement and in the documents attached hereto which

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


stockholders are urged to read carefully. It should be noted that, even if the Combined Sale Transaction is approved and the Bardstown Sale is completed, the sale of the Holding Stock would still be subject to the exercise by the Purchaser of its option regarding such Holding Stock and other contingencies, as explained more fully in this Proxy Statement. THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE COMBINED SALE TRANSACTION AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMBINED SALE TRANSACTION.

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


     No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitation of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. All information pertaining to the Purchaser and its affiliates contained in this Proxy Statement has been supplied by the Purchaser.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
SUMMARY...............................................................................  iii
THE SPECIAL MEETING...................................................................    1
     Time, Date and Place.............................................................    1
     Matters to be Considered at the Special Meeting..................................    1
     Voting and Record Date...........................................................    1
     Proxies..........................................................................    1
THE COMBINED SALE TRANSACTION.........................................................    3
     The Company......................................................................    3
     The Purchaser....................................................................    3
     Background and Reasons For the Combined Sale Transaction.........................    3
     Recommendation of the Board of Directors.........................................    7
     Opinion of Financial Advisor.....................................................    9
     Interests of Certain Persons in the Combined Sale Transaction....................   13
     Regulatory Approvals.............................................................   15
     Accounting Treatment.............................................................   16
     Certain Income Tax Consequences..................................................   16
     Dissenting Stockholders' Rights..................................................   16
     Effect of the Combined Sale Transaction on the Company's Stockholders............   18
     Proceeds of the Combined Sale Transaction........................................   18
     Plans for the Operation of the Company Following the Combined Sale Transaction...   19
THE ASSET PURCHASE AGREEMENT..........................................................   21
     The Bardstown Sale...............................................................   21
     Assets...........................................................................   21
     Assumed Liabilities..............................................................   21
     Retained Assets and Retained Liabilities.........................................   22
     Sale of Holding Stock............................................................   22
     Consideration....................................................................   22
     The Closing and the Kensington Closing...........................................   23
     Representations and Warranties...................................................   23
     Certain Covenants................................................................   24
     Covenants Regarding Certain Employee Matters.....................................   25
     Covenants Regarding Environmental Matters........................................   26
     Conditions to Closing............................................................   26
     Certain Operative Agreements.....................................................   27
     Indemnification..................................................................   29
     Termination......................................................................   30
     Termination Fee..................................................................   30

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.



                                                                                        PAGE
                                                                                        ----
MARKET PRICE DATA AND RELATED MATTERS.................................................   31
     Common Stock Information.........................................................   31
     Dividends........................................................................   31
     Comparative Per Share Data.......................................................   32
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY............................   33
SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY........   36
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................   43
     Financial Condition..............................................................   43
     Results of Operations............................................................   47
     Certain Tax and Benefits Matters.................................................   52
     Certain Environmental Matters....................................................   52
ADDITIONAL INFORMATION ABOUT THE COMPANY..............................................   55
     The Company's Business...........................................................   55
     Employees........................................................................   59
     Properties.......................................................................   59
     Legal Proceedings................................................................   60
     Security Ownership of Certain Beneficial Owners and Management...................   61
STOCKHOLDER PROPOSALS.................................................................   65
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS...........................................  A-1
AUDITED CONSOLIDATED FINANCIAL STATEMENTS.............................................  F-1
EXHIBIT A - OPINION OF DILLON, READ & CO. INC.
EXHIBIT B - ASSET PURCHASE AGREEMENT
EXHIBIT C - MASSACHUSETTS BUSINESS CORPORATION LAW
                SECTION 76 AND SECTIONS 86 to 98

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


                                    SUMMARY

     The following is a brief summary of information contained elsewhere in this Proxy Statement. This summary is not a complete statement of all information, facts or materials relevant to a stockholder's decision with respect to the matters to be voted on at the Special Meeting. This summary should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in this Proxy Statement and the Exhibits hereto. Unless otherwise defined, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement. Stockholders are urged to review carefully this Proxy Statement and the Exhibits hereto in their entirety.

THE PARTIES TO THE COMBINED SALE TRANSACTION

The Companies.................   The Companies (i.e., Bird Corporation and Bird
                                 Incorporated) are currently primarily engaged in the business of manufacturing and marketing roofing materials at Bird's Norwood,
                                 Massachusetts facility and in conducting the Vinyl Business, as well as in manufacturing vinyl replacement windows and related accessories through Kensington, at Kensington's
                                 Leechburg, Pennsylvania facility. The Companies are in the process of completing their withdrawal from the environmental remediation business, the remainder of which business is currently under contract for sale. The
                                 Companies recently completed their withdrawal from the building materials distribution business. The principal executive offices of the Companies are located at 980 Washington
                                 Street, Dedham, Massachusetts 02026-6714 and their telephone number is (617) 461-1414. See
                                 "THE COMBINED SALE TRANSACTION  -- The
                                 Companies" and "ADDITIONAL INFORMATION ABOUT
                                 THE COMPANY -- The Company's Business."

The Purchaser.................   The Purchaser is a Delaware corporation and a
                                 wholly-owned subsidiary of Jannock Limited, an Ontario corporation. The principal executive offices of the Purchaser are located at Foster
                                 Plaza Seven, 661 Andersen Drive, Pittsburgh,
                                 Pennsylvania 15220 and its telephone number is
                                 (412) 928-5740. The principal executive offices of Jannock Limited are located at Suite 5205, Scotia Plaza, 40 King Street West, Toronto,
                                 Ontario M5H 3Y2 and its telephone number is
                                 (416) 364-8586. See "THE COMBINED SALE
                                 TRANSACTION -- The Purchaser."

THE SPECIAL MEETING


Time, Date and Place..........   The Special Meeting will be held in the East
                                 Room of the Holiday Inn, 55 Ariadne Road (at the junction of Route 1 South and Route 128),
                                 Dedham, Massachusetts 02026 on March 7, 1995 commencing at 10:00 a.m., local time.


Matters to be Considered at
  the Special Meeting.........   At the Special Meeting, the stockholders of the
                                 Company will be asked to consider and vote upon the Combined Sale Transaction.

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.



Record Date; Shares Entitled
  to Vote.....................   Holders of record of shares of the Common Stock
                                 at the close of business on February 6, 1995 are entitled to notice of and to vote at the Special Meeting.


Vote Required.................   Under the laws of the Commonwealth of
                                 Massachusetts, the affirmative vote of the holders of sixty-six and two-thirds percent
                                 (66 2/3%) of the Common Stock issued and outstanding on the Record Date is required to authorize the Combined Sale Transaction.
                                 Abstentions will be treated as "no" votes for purposes of determining whether approval of the Combined Sale Transaction has been obtained.
                                 See "THE SPECIAL MEETING -- Voting and Record
                                 Date."

THE COMBINED SALE TRANSACTION

Background and Reasons for the
  Combined Sale Transaction...   The Combined Sale Transaction represents the
                                 culmination of numerous steps taken by the Company over the past year in an effort to stem continuing losses, to reduce debt and to refocus the operations of the Company or, as an alternative, to sell or find a strategic partner for all or a substantial part of the Company. See "THE COMBINED SALE
                                 TRANSACTION -- Background and Reasons for the
                                 Combined Sale Transaction."

Recommendation of the
  Board of Directors..........   The Board of Directors has unanimously approved
                                 the Combined Sale Transaction and recommends to the Company's stockholders that they vote FOR its approval. The Board of Directors has determined that the Combined Sale Transaction represents an attractive opportunity to sell the Vinyl Business and possibly the Holding
                                 Stock at favorable valuations. See "THE
                                 COMBINED SALE TRANSACTION -- Recommendation of the Board of Directors."

Opinion of Financial
Advisor.......................   Dillon, Read & Co. Inc. ("Dillon Read") has
                                 delivered its written opinion, dated September
                                 23, 1994, to the Board of Directors that, subject to the matters set forth therein, the consideration to be received by the Company pursuant to the Combined Sale Transaction, as reflected in the Purchase Agreement, is fair, from a financial point of view, to the stockholders of the Company. A copy of the written opinion of Dillon Read, which sets forth the assumptions made, matters considered and limits of its review, is attached to this Proxy Statement as Exhibit A and should be read in its entirety. Dillon Read will be entitled to receive a fee of $640,000 if the Combined
                                 Sale Transaction is consummated. See "THE
                                 COMBINED SALE TRANSACTION -- Opinion of
                                 Financial Advisor."

Interests of Certain Persons
  in the Combined Sale
  Transaction.................   Certain of the Company's executive officers and
                                 other employees are entitled, if their
                                 employment is terminated following the

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


                                 Bardstown Sale, to receive severance benefits and to the acceleration of rights in respect of certain stock options and other employee incentive and benefit plans due to the deemed occurrence of a change in control in connection with the Bardstown Sale. See "THE COMBINED SALE TRANSACTION -- Interests of Certain Persons in the Combined Sale Transaction."

Regulatory Approvals..........   The parties were granted "early termination" of
                                 the applicable waiting period under the
                                 Hart-Scott-Rodino Antitrust Improvements Act of
                                 1976, as amended (the "HSR Act") as of October
                                 18, 1994. See "THE COMBINED SALE
                                 TRANSACTION -- Regulatory Approvals."

Accounting Treatment..........   Each sale included in the Combined Sale
                                 Transaction will be accounted for as a sale of certain assets and an assignment of certain liabilities. The excess of the sum of the consideration received by Bird and the liabilities assumed by the Purchaser over the book value of the assets sold will be recognized as a gain on the Company's books.
                                 See "THE COMBINED SALE
                                 TRANSACTION -- Accounting Treatment."

Certain Income Tax
Consequences..................   Each sale included in the Combined Sale
                                 Transaction will be a taxable transaction to the Company. The Combined Sale Transaction will not result in any direct federal or state income tax consequences to stockholders of the Company, except those who perfect their dissenting stockholders' rights. See "THE
                                 COMBINED SALE TRANSACTION -- Certain Income Tax
                                 Consequences" and "-- Dissenting Stockholders'
                                 Rights."


Dissenting Stockholders'
Rights........................   All stockholders of the Company (including
                                 holders of the 5% Preferred Stock and the Preference Stock) on the Record Date will be entitled to exercise dissenting stockholders' rights in accordance with Massachusetts law with respect to the transactions included in the Combined Sale Transaction. Abstentions, by themselves, will not negatively affect the dissenters' rights of abstaining stockholders.
                                 See "THE COMBINED SALE
                                 TRANSACTION -- Dissenting Stockholders'
                                 Rights."


Effect of the Combined Sale
  Transaction on the
  Company's Stockholders......   If either or both of the transactions included
                                 in the Combined Sale Transaction are
                                 consummated, the stockholders of the Company will retain their equity interests in the Company. Neither the consummation of the Bardstown Sale alone, nor of the Combined Sale
                                 Transaction, will result in any changes in the rights of stockholders of the Company.

Proceeds of the Combined Sale
  Transaction.................   The proceeds of the Combined Sale Transaction
                                 will be applied to reduce the Company's
                                 indebtedness, to make required severance payments, to pay transaction-related costs and expenses, as well as for other general corporate purposes. See "THE COMBINED

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


                                 SALE TRANSACTION -- Proceeds of the Combined
                                 Sale Transaction" and "THE ASSET PURCHASE
                                 AGREEMENT -- Consideration."

Plans for Operation of the
  Company following the
  Combined Sale Transaction...   Following the closing of the Bardstown Sale and
                                 the subsequent closing, if any, of the sale of the Holding Stock, the Company plans to continue its roofing manufacturing operations, which historically constituted the Company's core business. The Company's remaining interest in the environmental remediation business
                                 (primarily the San Leon Hydrocarbon Recycling
                                 Center (the "San Leon Facility")), is currently under contract for sale, but the Company plans to operate this business until the sale of the related assets has been consummated. See "THE
                                 COMBINED SALE TRANSACTION -- Plans for the
                                 Operation of the Company Following the Combined
                                 Sale Transaction."

THE ASSET PURCHASE AGREEMENT

The Bardstown Sale............   Upon the terms and subject to the conditions of
                                 the Purchase Agreement, Bird will sell and transfer, and the Purchaser will purchase and acquire, the Assets (as defined in the Purchase
                                 Agreement), and Bird will assign to the
                                 Purchaser, and the Purchaser will assume and agree to pay, perform and discharge, the Assumed Liabilities (as defined in the Purchase
                                 Agreement). The Assets include all of Bird's right, title and interest in and to: all assets and properties of the Vinyl Business (sometimes referred to herein as the "Activity"), including: (i) certain Real Property (as defined in the Purchase Agreement), (ii) all Inventory (as defined in the Purchase
                                 Agreement), (iii) books and records Related to the Activity (as defined in the Purchase
                                 Agreement), (iv) certain Licenses (as defined in the Purchase Agreement), (v) certain vehicles which are owned or leased by Bird,
                                 (vi) all rights of Bird as of and subsequent to the Closing Date (as defined in the Purchase
                                 Agreement) under or pursuant to certain
                                 warranties, representations and guaranties made by suppliers or others in connection with products or services furnished to Bird prior to the Closing Date and Related to the Activity,
                                 (vii) all rights of Bird to existing, pending or executory contracts and purchase orders and commitments which are Related to the Activity,
                                 (viii) all accounts receivable Related to the Activity, (ix) all goodwill Related to the Activity, (x) certain rights to use the "Bird" name and logo pursuant to the License
                                 Agreement, (xi) all prepaid expenses Related to the Activity and (xii) all Intellectual
                                 Property (as defined in the Purchase
                                 Agreement). Assumed Liabilities include
                                 liabilities and obligations of Bird Related to the Activity which (A) are reflected in the Closing Balance Sheet (as defined in the
                                 Purchase Agreement) and are included in the calculation of Working Capital (as defined in the Purchase Agreement), (B) arise from product warranty claims related to goods manufac-

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


                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


                                 tured and sold by Bird as part of the Activity that are asserted after the Closing Date, (C) are related to certain Licenses, leases, agreements, purchase orders, contracts and commitments which are not required under generally accepted accounting principles to be reflected on a balance sheet of Bird as of the Closing Date, (D) relate to certain environmental matters and (E) are otherwise expressly assumed by the Purchaser under the Purchase Agreement, as more fully described therein. See "THE ASSET PURCHASE
                                 AGREEMENT -- The Bardstown Sale," "-- Assets," "-- Assumed Liabilities" and "-- Retained Assets and Retained Liabilities."


Sale of Holding Stock.........   The Purchaser has been granted an option,
                                 exercisable in writing at any time within the thirty (30) day period commencing on the Closing Date, to purchase and acquire the Holding Stock, in accordance with the terms of the Purchase Agreement. See "THE ASSET PURCHASE
                                 AGREEMENT -- Sale of Holding Stock."


Consideration.................   In consideration for the purchase of the
                                 Assets, the Purchaser will pay to Bird
                                 $47,500,000 in cash, subject to certain
                                 downward purchase price adjustments in
                                 accordance with the Purchase Agreement, and will assume all of the Assumed Liabilities. If the Purchaser exercises its option to acquire the Holding Stock, in consideration for its purchase thereof, the Purchaser will (i) pay to Bird a purchase price from which Bird expects to net an additional sum of up to $1,390,000
                                 (as more fully described under "THE COMBINED
                                 SALE TRANSACTION -- Proceeds of the Combined
                                 Sale Transaction") and (ii) will assume the Companies' obligations to guarantee or perform certain obligations of Holding and Kensington relating to such entities' operations. See "THE
                                 ASSET PURCHASE AGREEMENT -- Consideration."

Certain Operative
Agreements....................   Pursuant to the Purchase Agreement, the
                                 Purchaser and Bird will execute and deliver the Non-Competition Agreement and the License
                                 Agreement. See "THE ASSET PURCHASE
                                 AGREEMENT -- Certain Operative Agreements."

Termination and Certain Other
  Provisions..................   The Purchase Agreement contains certain
                                 representations, warranties, covenants,
                                 conditions and indemnification agreements of the Companies and the Purchaser customary for transactions of the type contemplated by the Purchase Agreement. See "THE ASSET PURCHASE
                                 AGREEMENT -- Representations and Warranties,"
                                 "-- Certain Covenants," "-- Covenants Regarding
                                 Certain Employee Matters," "-- Covenants
                                 Regarding Environmental Matters,"
                                 "-- Conditions to Closing,"
                                 "-- Indemnification," "-- Termination" and
                                 "-- Termination Fee".


                                 The Purchase Agreement may be terminated at any time prior to the Closing Date if: (i) the parties mutually consent, (ii) the Closing (as defined in the Purchase Agreement) has not occurred by March 31, 1995, (iii) requisite approval of the Company's


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


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                                 stockholders and the Senior Secured Lenders (as
                                 defined in the Purchase Agreement) is not obtained, (iv) certain defaults occur, (v) the Board withdraws or changes its recommendation in respect of the Combined Sale Transaction or the Companies accept a Superior Proposal (as defined in the Purchase Agreement), precluding completion of the Combined Sale Transaction or
                                 (vi) the Final Remedial Amount (as defined in the Purchase Agreement) exceeds $1,500,000. The Purchase Agreement may be terminated at any time prior to the Kensington Closing Date (as defined in the Purchase Agreement) with respect to the proposed sale of the Holding Stock if
                                 (i) the Kensington Final Remedial Amount (as defined in the Purchase Agreement) exceeds $500,000, (ii) the Kensington Closing (as defined in the Purchase Agreement) shall not have occurred by July 31, 1995 (or by the expiration of the 105-day period following the exercise by the Purchaser of its option to purchase the Holding Stock, as applicable) or
                                 (iii) any party (other than the Purchaser) exercises any rights such party may have pursuant to the Kensington Partnership
                                 Agreement (as defined in the Purchase
                                 Agreement) to purchase the Holding Stock. See "THE ASSET PURCHASE AGREEMENT -- Termination."


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


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                              THE SPECIAL MEETING

TIME, DATE AND PLACE


     This Proxy Statement is being furnished to the holders as of the Record Date (as hereinafter defined) of the Common Stock in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting to be held on March 7, 1995 at 10:00 a.m. local time, in the East Room of the Holiday Inn, 55 Ariadne Road (at the junction of Route 1 South and Route 128), Dedham, Massachusetts 02026 and at any adjournment thereof. This Proxy Statement is also being furnished to the holders as of the Record Date of the 5% Preferred Stock and the Preference Stock, all of which are entitled to notice of, but not to vote at, the Special Meeting.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, the holders of the Common Stock will be asked to consider and vote upon (i) the Combined Sale Transaction and (ii) such other business as may properly come before the meeting and any adjournment thereof.

VOTING AND RECORD DATE


     The Board of Directors has fixed February 6, 1995, 1994 as the record date ("Record Date") for determining holders of Common Stock of record entitled to receive notice of and to vote at the Special Meeting. Accordingly, only holders of record of Common Stock who are holders of such securities as of the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 4,098,967 shares of Common Stock outstanding and entitled to vote.


     Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy, with respect to the approval of the Combined Sale Transaction and any other matter to be submitted to a vote of stockholders at the Special Meeting.

     The presence at the Special Meeting, in person or by a proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be counted by the persons appointed by the Company to act as the inspectors for the meeting. Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Under the laws of the Commonwealth of Massachusetts, the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the Common Stock issued and outstanding on the Record Date is required to authorize the Combined Sale Transaction. Abstentions and "broker non-votes" will be included in the calculation for purposes of determining whether the Combined Sale Transaction has been approved and will be treated as "no" votes.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE COMBINED SALE TRANSACTION AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMBINED SALE TRANSACTION. THE COMPANY IS SEEKING STOCKHOLDER APPROVAL OF THE COMBINED SALE TRANSACTION. If the Company fails to obtain approval of the Combined Sale Transaction by the Company's stockholders, the Company will not proceed with such transaction and the Purchase Agreement may be terminated. The Company will not be required to pay a termination or "break-up" fee upon such termination, however, unless certain specified circumstances described under "THE ASSET PURCHASE AGREEMENT -- Termination Fee" below occur.

PROXIES

     All shares of Common Stock which are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not duly and timely revoked, will be voted at the Special

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


Meeting in accordance with the choices marked thereon by the stockholders. Unless a contrary choice is marked, the shares will be voted FOR approval of the Combined Sale Transaction.

     At the time this Proxy Statement was filed with the Securities and Exchange Commission (the "SEC"), the Board of Directors was not aware that any other matters not referred to herein would be presented for action at the Special Meeting. If any other matters properly come before the Special Meeting, the persons designated in the proxy intend to vote the shares represented thereby in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Clerk of the Company at or before the taking of the vote of the Special Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Clerk of the Company before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares of Common Stock held of record by such brokers, custodians, nominees and fiduciaries, and the Company may reimburse such brokers, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith. Directors and employees of the Company may also solicit proxies in person or by telephone without receiving any compensation in addition to their regular compensation as directors and employees.

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


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                         THE COMBINED SALE TRANSACTION

THE COMPANY

     The Company, which commenced its business operations in 1795, conducts its business and operations through Bird and Bird's direct and indirect subsidiaries. Through Bird, the Company is currently primarily engaged in the business of manufacturing roofing materials at Bird's Norwood, Massachusetts plant and in conducting the Vinyl Business. Through its ownership of Holding, which currently holds a 90% interest in Kensington, the Company is also engaged in the production and sale of vinyl replacement windows and related accessories at Kensington's Leechburg, Pennsylvania facility. The Company is in the process of completing its withdrawal from the environmental remediation business it presently conducts at the San Leon Facility, as further described under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "ADDITIONAL INFORMATION ABOUT THE COMPANY -- The Company's Business." The Company recently completed the sale of its building materials distribution business, including the portion of such business previously operated by its subsidiary, Southland Building Products, Inc. ("Southland"), as more fully described under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "ADDITIONAL INFORMATION ABOUT THE COMPANY -- The Company's Business." All references to the "Company" include the Company and its subsidiaries unless otherwise indicated by the context. The Company and Bird are collectively referred to herein as the "Companies."

     The principal executive offices of the Company are located at 980 Washington Street, Suite 120, Dedham, Massachusetts 02026-6714 and its telephone number is (617) 461-1414.

THE PURCHASER

     The Purchaser, a Delaware corporation incorporated in 1993, together with its affiliates, manufactures and distributes building products for the Canadian and United States construction markets. The Purchaser is a wholly-owned subsidiary of Jannock Limited, an Ontario corporation incorporated in 1973 ("Purchaser's Parent"). There are no affiliations among the Purchaser and the Purchaser's Parent, on the one hand, and the Company, on the other hand.

     The principal executive offices of the Purchaser are located at Foster Plaza Seven, 661 Andersen Drive, Pittsburgh, Pennsylvania 15220 and its telephone number is (412) 928-5740. The principal executive offices of the Purchaser's Parent are located at Suite 5205, Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 3Y2 and the telephone number is (416) 364-8586.

BACKGROUND AND REASONS FOR THE COMBINED SALE TRANSACTION

     The Combined Sale Transaction represents the culmination of numerous steps undertaken by the Company over the past year in an effort to stem continuing losses, to reduce debt and to refocus the operations of the Company, or, as an alternative, to sell to a suitable purchaser or to find a strategic partner to invest in the operations of all or a substantial part of the Company.

     In 1993, the Company experienced severe financial setbacks which caused the Company to default in the performance of certain operating and other covenants contained in the Second Amended and Restated Revolving Credit Agreement (the "Second Amended Credit Agreement") with its lending banks and required the Company to classify the related debt as current on its September 30, 1993 balance sheet. Unless aggressively addressed, it was possible that such setbacks could threaten the on-going viability of the Company. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." In response to these problems, during 1993, the Company embarked, with the assistance of the Corporate Recovery Services Group of Price Waterhouse LLP, on a program which included refocusing the Company on its core businesses (i.e., its building materials manufacturing businesses), the elimination of unrelated and nonessential functions, the imposition of strict cost control measures

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and the restructuring of its bank lines of credit. The Company's perception of its core businesses -- its building materials manufacturing (i.e., vinyl and roofing) businesses -- has remained constant throughout the period in which it has contended with financial difficulties.


     In furtherance of this program, the Company eliminated non-core businesses by (i) withdrawing from its on-site environmental remediation business pursuant to a series of minor asset sales and winding down and closing the balance of such business in August 1994, (ii) selling all of its building materials distribution business to two subsidiaries of Cameron Ashley, Inc. (each, a "Cameron Subsidiary") for an aggregate purchase price of approximately $28,000,000 in two transactions which closed on August 22, 1994 and November 28, 1994, respectively (as more fully described under "ADDITIONAL INFORMATION ABOUT THE COMPANY -- The Company's Business" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS") and (iii) agreeing to sell the Company's interest in the San Leon Facility to the minority stockholders in such venture for a purchase price of $7.5 million payable in cash at the closing of such transaction, which closing the parties have agreed will occur on or before February 28, 1995. (See "-- Plans for the Operation of the Company Following the Combined Sale Transaction" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS"). The agreement of the Company and the minority stockholders regarding the proposed sale of the San Leon Facility is subject to the buyers' raising necessary financing. In light of this financing contingency, the Company's desire to exit from the environmental remediation business without undue delay and the terms of the Company's settlement agreement with the minority stockholders, pursuant to which the Company reserves to itself the right to sell its interest in the San Leon Facility to third parties, the Company's interest in the San Leon Facility is currently being marketed with the cooperation of the minority stockholders, while such parties continue their efforts to obtain requisite financing. See
"-- Plans for the Operation of the Company Following the Combined Sale Transaction" and "ADDITIONAL INFORMATION ABOUT THE COMPANY -- The Company's Business." Until the final disposition of the San Leon Facility, the operating results of the San Leon Facility will be classified as discontinued operations by the Company. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." No assurance can be given that the Company's activities in connection with the sale of its interest in the San Leon Facility will be successfully completed or, if completed, will be on terms which are advantageous to the Company.

     In addition, and as part of its restructuring program, the Company renegotiated its bank lines of credit, entering into a Third Amended and Restated Revolving Credit and Term Loan Agreement on March 4, 1994 which amended the Second Amended Credit Agreement (the "Third Amended Credit Agreement") (see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS"). The Company has also undertaken capital expenditures to construct an asphalt oxidizing plant as an expansion at its Norwood, Massachusetts facility. The cost of this plant expansion is anticipated to be approximately $4,900,000, of which approximately $3,400,000 has been expended through September 30, 1994. The Company believes that, once completed, this project will
(i) result in a reduction of the Company's operating costs, including a reduction of approximately $2,000,000 annually in costs associated with obtaining raw materials from suppliers in other states, and (ii) ensure that the Company has a convenient and reliable source of raw materials for use in the Company's roofing manufacturing operations. See "ADDITIONAL INFORMATION ABOUT THE COMPANY -- The Company's Business" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

     Notwithstanding the aforementioned actions of the Company and its additional efforts to reduce both working capital and corporate staffing and overhead (all of which resulted in a reduction in 1993, as compared with 1992, of peak or seasonal working capital of nearly $10 million), the deterioration of the Company's financial condition continued into 1994. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." Consequently, in April 1994, the Company expanded the scope of its restructuring efforts by commencing an active search to find a buyer or

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


merger partner for the Company as a whole. Dillon Read, the Company's financial advisor, was engaged to assist it in these efforts. In light of the intensive nature of these efforts, on May 26, 1994, the Board formed the Strategic Planning Committee, a special committee of the Board, the purpose of which was to focus its attention on the Company's efforts to attract a purchaser of the Company's stock or assets and to make appropriate recommendations and reports to the full Board regarding such process. The full Board is ultimately responsible for approving any transaction recommended by the Strategic Planning Committee. The Strategic Committee of the Board is comprised of three members, Joseph D. Vecchiolla, the Company's President, and two outside directors, Robert P. Bass, Jr. and Guy W. Fiske.

     As the Company's efforts progressed, the Company's management, the Board, the Strategic Planning Committee, Dillon Read and the Company's legal advisors, Paul, Hastings, Janofsky & Walker and Warner & Stackpole, met together and individually on numerous occasions between May and September 1994 to reevaluate the Company's alternatives, including the possibility of a substantial down-sizing of the Company through a sale of the Vinyl Business and the Company's interests in Kensington (the Vinyl Business and the Company's interests in Kensington and such entity's business operations, taken as a whole, are referred to herein as the "Combined Vinyl Business"), although the Combined Vinyl Business was considered previously to be part of the Company's core business. The sale of the Combined Vinyl Business was proposed to enable the Company to achieve a significant reduction in, or the elimination of, the Company's debt.


     In May and June 1994, management of the Company held various meetings with a small number of potential acquirors and engaged in extensive negotiations with certain of such parties. Ultimately, the Company focused its attention on a party which had proposed a merger with the Company at a cash price of $13 per share (plus a contingent purchase price of up to $1.25 per share) of Common Stock. Such transaction would also have included the redemption of the 5% Preferred Stock and the Preference Stock. However, no letter of intent or similar written understanding was entered into with respect to such proposed transaction.


     In late June and early July 1994, management of the Company and of such other party negotiated extensively and attempted to finalize definitive merger documentation. The parties met on July 8, 1994 to finalize and execute such documentation. On such date, the potential acquiror stated that its principal interest was in acquiring the Company's roofing manufacturing business and that, as a whole, the Company had assets unrelated to its core roofing business and contingent liabilities associated with such "non-core" assets in amounts which, in the aggregate, were unacceptable to such party. As a result, the proposed acquiror informed the Company on such date of its decision not to execute the merger agreement and not to proceed further with the proposed merger transaction. At such time, neither the Company nor the potential acquiror proposed an alternative transaction. Accordingly, the Company and such party terminated their negotiations on July 8, 1994. Since such date, this party has expressed its continuing interest in exploring an acquisition of the Company's roofing business at an unspecified future time, but the Company has not received a formal written proposal in this regard. Although the Company has no current intention to sell all or any portion of its roofing manufacturing business, it will give due consideration to any proposal made with respect to the Company's roofing business and to the potential effects of any proposed transaction on the stockholders of the Company.

     On July 12, 1994, the Company received an offer from another party for the purchase of the Combined Vinyl Business. During July and through early September 1994, the Company also received offers from other potential purchasers to acquire the entire Company, the Combined Vinyl Business or the Company's roofing manufacturing business. Such offers included an informal, verbal proposal made by the Purchaser for a stock-for-stock merger with the Purchaser and another party's written proposal to make a cash tender offer to the Company's stockholders at a price of $9 per share of Common Stock (the "$9 Offer"). The proponent of the $9 Offer also proposed to purchase, for $47,500,000, the assets of the Combined Vinyl Business as either a stand alone transaction or an alternative transaction in the event the $9 Offer transaction was not consummated. In August and September 1994, negotiations were held with certain of these parties. In particular, the Company focused its attention on (i) the $9 Offer, (ii) the proposal of another party (the "Other Party") to purchase the Vinyl Business alone for $52,500,000 (subject to a financing contingency) and
(iii) the offer of the Purchaser with respect to the Combined Sale Transaction.

                                        5
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     In late August and early September 1994, the Board and the Strategic
Planning Committee met on several occasions with senior management, Dillon Read and the Company's independent legal counsel, Paul, Hastings, Janofsky & Walker and Warner & Stackpole, to discuss the Company's options in light of the various offers described in the preceding paragraph. The Company engaged in extensive negotiations and discussions with the proponent of the $9 Offer as to the terms of such offer and the antitrust implications of the proposed transaction. After significant deliberation and numerous consultations with its legal advisors, the Company concluded that there were material antitrust concerns relating to the $9 Offer transaction. Therefore, serious doubts existed as to whether the parties would be able to obtain governmental clearance under the HSR Act with respect to the $9 Offer within a time frame consistent with the schedule for performance by the Company of its obligations to its lending banks, if at all. The Company also believed that the Massachusetts Attorney General might object to, and attempt to prevent, the consummation of the $9 Offer transaction on state and/or federal law grounds.

     In addition, management of the Company was concerned that because the Company and the proponent of the $9 Offer have a number of major customers in common, the Company's roofing manufacturing business could suffer a significant loss of customers upon any public announcement of the $9 Offer due, in particular, to the policy of many of such customers of maintaining at least two independent suppliers at all times. The Company further believed a prolonged review of HSR Act issues could potentially result in a loss of market share and value, as customers might perceive the transaction negatively and seek alternative sources of supply. Any such loss of customers would materially and adversely impact the Company's operations. The Board, the Strategic Planning Committee and the Company's senior management further believed that the terms of the $9 Offer were not sufficiently favorable to the Company's stockholders to risk pursuing such transaction unless the proponent of the $9 Offer significantly improved its offer or provided satisfactory security to the Company in the case of a failure of the transaction, which such party declined on several occasions to do. Based on the foregoing considerations, including the fact that the Company had received a significantly superior offer (the $13 per share offer described above) shortly before the $9 Offer was made and that the proponent of the $9 Offer had been the second highest bidder (at $12 per share in cash, plus a contingent payment) during the period in which the $13 offer was made, and also based on the Board's deliberations and on the fact that the proponent of the $9 Offer failed to improve the terms of the $9 Offer materially notwithstanding the concerns of the Company and such party's prior bid for the Company, the Company permitted such proponent's final iteration of the $9 Offer to expire by its terms on September 12, 1994. As a result, the proponent of the $9 Offer terminated negotiations with the Company.

     The Company continued negotiations through the end of August and the early part of September 1994 with both the Purchaser and the Other Party. The Purchaser withdrew its stock-for-stock proposal on September 7, 1994 in favor of its pursuit of the Combined Sale Transaction.

     During the course of its discussions with the Other Party, the Other Party revised the terms of its original offer to purchase the Combined Vinyl Business for a price of $45 million and in September 1994 offered to purchase the Vinyl Business alone for a price of $47,500,000, which was raised to $50,000,000 and ultimately to $52,500,000 (in each case subject to a financing contingency). The Other Party indicated to the Company that its exclusion of Kensington from its offer was based on the Other Party's view that the losses incurred by Kensington would cause difficulty with respect to the Other Party's financing of the proposed acquisition, and that the existence of certain rights of the minority partner in Kensington would negatively affect the ability of the parties to complete a sale of the Kensington operations within a reasonable time frame.

     Although the Other Party's proposal to purchase the Vinyl Business for $52,500,000, if successfully completed, would have provided proceeds to the Company greater than the proceeds from the Combined Sale Transaction, such proposal was contingent upon senior debt and high-yield note financing while the Purchaser's proposal was not. The lenders and financial advisors of the Other Party could not provide a bank commitment letter for senior debt and a note financing "highly confident" letter which gave sufficient assurance to the Company and its advisors to justify foregoing the Combined Sale Transaction with the Purchaser. Therefore, in light of the considerations outlined above and described under "-- Recommendation

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of the Board of Directors," the Board concluded that the Combined Sale
Transaction with the Purchaser offered the better terms for the Company and its stockholders, and on September 23, 1994 the Company declined the Other Party's offer.

     Accordingly, the Companies and the Purchaser commenced the drafting and negotiation of definitive documentation. From early September through September 23, 1994, the Companies and the Purchaser engaged in extensive discussions regarding the Combined Sale Transaction, and circulated and revised various drafts of definitive documentation. Discussions among such parties related to a wide range of issues, including the structure and timing of the proposed sale of the Holding Stock, environmental matters, employee benefits matters, indemnification issues, the valuation of Kensington and the Holding Stock, price and adjustments to price and other related items. During this time, the Purchaser also conducted a significant review of the Combined Vinyl Business. The parties agreed upon the purchase price to be paid in respect of the Combined Sale Transaction shortly before the Board's approval thereof.

     On September 20, 1994, the Board approved the Combined Sale Transaction based, in part, on Dillon Read's opinion delivered orally (and confirmed in writing on September 23, 1994) to the Company's Board as of such dates that, subject to the matters set forth therein, the consideration to be received by Bird pursuant to the Combined Sale Transaction was fair to the stockholders of the Company from a financial point of view. See "-- Opinion of Financial Advisor."

     The definitive Purchase Agreement was executed and delivered by the parties on September 23, 1994. A copy of such document is attached to this Proxy Statement as Exhibit B.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that the Combined Sale Transaction is fair to and in the best interests of the Company and its stockholders. Accordingly, the Board of Directors has unanimously approved the Combined Sale Transaction and recommends to the Company's stockholders that they vote FOR the approval of the Combined Sale Transaction.

     In reaching its conclusions, the Board of Directors considered, among other things, the following material factors:


          (1) A wide range of alternative strategic options (including sales of assets or the entire Company, elimination or reduction of costs and finding strategic partners to invest in the operations of the Company), out of which options the Combined Sale Transaction presented the most benefits to the Company and the best value to its stockholders, constituting the highest-priced offer for the Combined Vinyl Business that was not subject to a financing contingency, and a superior offer to the $9 Offer (the only offer for the entire Company) for the reasons described above, all as more fully described under "-- Background and Reasons for the Combined Sale Transaction"; current industry, economic and market conditions and trends relative to the vinyl industry which the Board considered to be negative, including the impact on the industry of higher long term resin costs resulting from foreign competition for resin and lower price potential due to the commoditization of vinyl products, increased competition resulting from industry consolidation and the potentially adverse affect of increasing interest rates on the Company in the absence of a reduction in the Company's indebtedness; and the Company's projected future value and prospects absent the consummation of the Combined Sale Transaction, particularly given the likelihood that the Company could significantly reduce or eliminate its indebtedness if the Combined Sale Transaction was consummated and in light of prospects that, in the absence of the consummation of such transaction, the Company would be required to undertake the expense of upgrading its equipment and expanding its product base to compete in the vinyl industry with multi-national firms having significantly greater resources than the Company's (as described more fully under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations" and "ADDITIONAL INFORMATION ABOUT THE COMPANY -- The Company's Business").


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          (2) The Company's intention to focus on its roofing manufacturing operations and its ability following the closing of the Combined Sale Transaction to invest further in such operations, including by expanding its Norwood, Massachusetts plant with an asphalt oxidizing facility and by purchasing previously leased equipment. See "-- Plans for the Operation of the Company Following the Combined Sale Transaction."


          (3) Information concerning the financial performance, condition (including serious negative balance sheet indicators), business operations and prospects of the Companies, including the possibility that the Company would not be able to meet its debt repayment obligations. See
     "-- Background and Reasons for the Combined Sale Transaction" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

          (4) The relatively small number of potential acquirors and the inability of the Company to negotiate with any of such potential acquirors a definitive agreement with terms more favorable than the Combined Sale Transaction (including a sale of all or substantially all of the issued and outstanding capital stock of the Company).

          (5) The proposed terms and structure of the Combined Sale Transaction and the terms and conditions of the License Agreement, the Non-Competition Agreement and the Purchase Agreement. In this regard the Board also considered the ability of the Company to terminate the Purchase Agreement, notwithstanding the non-solicitation provisions contained therein, upon the occurrence or non-occurrence of certain events (including upon the failure of the Company's stockholders to approve the transaction), and the limited application of the provisions contained in the Purchase Agreement pertaining to the $1,500,000 termination or "break-up" fee, as described more fully under the captions "THE ASSET PURCHASE AGREEMENT -- Termination" and "-- Termination Fee."

          (6) The effect of the Combined Sale Transaction on the stockholders of the Company, as well as on the Company's employees and lenders. See
     "-- Interests of Certain Persons in the Combined Sale Transaction" and
     "-- Effect of the Combined Sale Transaction on the Company's Stockholders."

          (7) The opinion dated September 23, 1994 delivered by Dillon Read to the Board that, subject to the matters set forth therein, the consideration to be received pursuant to the Combined Sale Transaction is fair to the stockholders of the Company from a financial point of view. See "-- Opinion of Financial Advisor."

          (8) The experience, favorable reputation and perceived motivation of the Purchaser and its executives and the Purchaser's financial condition, which factors demonstrated the Purchaser's financial ability and underscored the Purchaser's earnest intent to consummate the Combined Sale Transaction.

          (9) The recommendation of the Board's Strategic Planning Committee and of the Company's management to enter into the Combined Sale Transaction.

          (10) The Board's expectation that completion of the Combined Sale Transaction would substantially eliminate the Company's indebtedness and would enhance the Company's ability to obtain financing and to focus on its roofing manufacturing operations.

          (11) The need for expeditious, but deliberate and well-considered action to (i) continue to improve the Company's financial condition and
     (ii) enhance the Company's attractiveness to prospective lenders (particularly prior to the Company's opportunity to obtain financing from Barclays Business Credit, Inc. ("Barclays") which financing was facilitated primarily by the Company's sale of its building materials distribution business, as such financing is described under "-- Proceeds of the Combined Sale Transaction") for purposes of obtaining new financing on terms reasonably favorable to the Company. See "-- Background and Reasons for the Combined Sale Transaction" and "-- Proceeds of the Combined Sale Transaction."

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     In light of the Company's determination to concentrate on its roofing manufacturing operations, its debt obligations and other liabilities and the consideration to be received in connection with the Combined Sale Transaction, the Board determined that the Combined Sale Transaction is in the best interests of the Company and its stockholders. The Board took into account the fact that
(i) only a relatively small number of parties expressed interest in acquiring all or a part of the Company and (ii) following its extensive but unsuccessful negotiations with certain of such interested parties in late 1994, it was reasonably unlikely that the Company would receive, in the foreseeable future, offers to engage in alternative transactions on terms more favorable to the Company and its stockholders than those offered by the Purchaser. The Board believes that the possibility that the Companies would be obligated to pay any "break-up" fee under the Purchase Agreement is, therefore, correspondingly limited. See "-- Voting and Record Date" above and "THE ASSET PURCHASE
AGREEMENT -- Certain Covenants" and "-- Termination Fee." Furthermore, notwithstanding the recent asset sales by and streamlining efforts of the Company, in the Board's opinion the Combined Sale Transaction presents an attractive opportunity to sell the remainder of the Company's non-roofing assets at a favorable valuation.


     The Board has contemplated a number of other factors in making its decision to focus on its roofing manufacturing operations, rather than the Combined Vinyl Business, as its principal business in the future. In particular, the Board took into account certain significant competitive advantages enjoyed by the roofing manufacturing business, including, but not limited to its significant market share and its ability to maintain low costs in its production due to (i) its modern plant, (ii) its internal supply of granules from its own quarry and granule plant, (iii) future cost savings expected to result from its recent below-market purchase of its roofing machine and (iv) the anticipated completion of the construction of its asphalt oxidizing plant expansion. Comparatively, the Combined Vinyl Business exhibits relatively few competitive advantages; for example, the Company has a significantly smaller market share in such industry segment. The Board also took into account the fact that as a result of industry consolidation, the Combined Vinyl Business was more likely to generate a premium valuation than the roofing business.

     The Board believes that the Company will be well-positioned to maximize profitability in its roofing manufacturing operations following the closing of the Bardstown Sale and of any sale of the Holding Stock. The Board further believes that the Company would benefit more from operating a financially strong roofing manufacturing business than from operating as a highly leveraged company with roofing and vinyl operations in different locations. The Board analyzed and considered the foregoing and certain other factors discussed herein in comparing its alternatives to the Combined Sale Transaction and in evaluating the merits of the Combined Sale Transaction, including the opinion of Dillon Read. See
"-- Opinion of Financial Advisor."

     The Company has, in its capacity as sole stockholder of Bird, approved the Combined Sale Transaction and has authorized Bird's consummation thereof, contingent on the approval by the Company's stockholders of the Combined Sale Transaction.

OPINION OF FINANCIAL ADVISOR

     Dillon Read has delivered its written opinion to the Board that, as of September 23, 1994, the consideration to be received by the Company in connection with the Combined Sale Transaction is fair, from a financial point of view, to the stockholders of the Company.

     The full text of the opinion of Dillon Read, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached hereto as Exhibit A. Dillon Read's opinion is directed only to the consideration to be received in the Combined Sale Transaction and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting. The summary of the opinion of Dillon Read set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

     In arriving at Dillon Read's opinion, among other things, Dillon Read: (i) reviewed the audited consolidated financial statements of the Company, (ii) reviewed unaudited historical financial information

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relating to the Combined Vinyl Business, (iii) reviewed certain other publicly available information concerning the Company and the assets to be sold in the Combined Sale Transaction, (iv) analyzed certain financial forecasts provided to Dillon Read by the Company and performed discounted cash flow analyses based upon those forecasts, (v) reviewed current operating statistics, financial results, the financial positions and common stock market prices of companies in lines of business Dillon Read considered generally comparable to the Combined Vinyl Business, (vi) reviewed recent business combinations which Dillon Read considered relevant, (vii) reviewed drafts of the Purchase Agreement, (viii) considered the sequence of events leading up to the Combined Sale Transaction, including the consideration by the Company of various other transactions (such as other offers relating to the Combined Vinyl Business and the $9 Offer, which $9 Offer did not constitute a practical opportunity given the Company's assessment of certain material legal and business impediments to the consummation of such proposed transaction), (ix) held discussions with certain senior officers, directors and members of the Company's management regarding the business and prospects of the Company and the assets to be sold in the Combined Sale Transaction and (x) conducted such other financial studies, analyses, examinations and inquiries as Dillon Read deemed necessary or appropriate.

     In connection with its review, Dillon Read did not independently verify any of the foregoing information and relied on its being complete and accurate in all material respects. Dillon Read did not make an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of the Company, nor was Dillon Read furnished with any such appraisals. With respect to financial forecasts, Dillon Read assumed that they were reasonably prepared on bases reflecting the best available estimates and judgments of the Company's management at the time of preparation as to the expected future financial performance of the Company. Dillon Read's opinion is based on the economic, monetary and market conditions, and the terms of the Combined Sale Transaction, existing on the date thereof.

     In connection with rendering its opinion, Dillon Read performed certain financial and comparative analyses. The following paragraphs summarize these analyses. The following does not purport to be a complete description of the analyses performed, or the matters considered by Dillon Read in arriving at its opinion. These analyses constitute the material analyses performed by Dillon Read. The consideration to be received by the Company in connection with the Combined Sale Transaction falls within or exceeds the range of values determined pursuant to each such analysis. These analyses, therefore, considered in the aggregate, support Dillon Read's opinion.

     Discounted Cash Flow Analysis. Dillon Read performed a discounted cash flow valuation of the Combined Vinyl Business and of the Vinyl Business alone, based on projections provided by the Company's management through the year 1995 and extrapolated by Dillon Read through the year 2000 following discussions with the management of the Company. Projections provided by the Company to Dillon Read were based on a number of assumptions made by the Company, including assumptions with respect to sales growth, capital spending requirements, profitability, pricing and market share (as such assumptions are more fully described under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations" and "ADDITIONAL INFORMATION ABOUT THE COMPANY -- The Company's Business"). Dillon Read discounted to the present at selected discount rates from 14.0% to 16.0% (which rates were selected based upon an analysis of the weighted average cost of capital for comparable publicly traded companies, adjusted for differences in capital structures) (i) the projected stream of unlevered after-tax cash flows through the year 2000 and (ii) the projected terminal value at such year based upon multiples of projected earnings before interest, taxes, depreciation and amortization ("EBITDA") ranging from 4.0 to 7.0 (based upon Dillon Read's knowledge of the building materials industry and consistent with the comparable company and comparable transaction analysis). Such analysis indicated values for the Combined Vinyl Business ranging from $33.1 million to $48.6 million. Similarly, the analysis for the Vinyl Business alone indicated values less than the consideration to be received by Bird in connection with the proposed sale of the Vinyl Business.

     Comparable Company Analysis. Dillon Read analyzed certain multiples and ratios derived from selected stock price, earnings and other financial information of certain companies in the building materials

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industry, focusing particularly on publicly-traded companies that it considered most comparable to the Company's Combined Vinyl Business: ABT Building Products Corporation, Drew Industries Incorporated, Elcor Corporation, Emco Limited, Instrument Systems Corporation, International Aluminum Corporation, Morgan Products Ltd., Nortek, Inc., Patrick Industries, Inc., Ply-Gem Industries, Inc., Premdor Inc., Thermal Industries, Inc., TJ International, Inc. and Triangle Pacific Corp. (collectively the "Comparable Companies"). Dillon Read considered numerous factors in selecting companies for comparison, including scope of business operations, size, financial condition and rate of growth. Dillon Read analyzed the unlevered market value, which includes net debt (deemed to be substantially comparable to aggregate consideration) of these companies as multiples of their latest twelve month ("LTM") and projected revenues, EBITDA and earnings before interest and taxes ("EBIT"), where forecasted data was publicly available. The results of these analyses are set forth in the following table:


                                                                                AGGREGATE
                                                                              CONSIDERATION
                                                                              FOR COMBINED    CONSIDERATION
            UNLEVERED MARKET                                                      SALE        FOR BARDSTOWN
                VALUE TO:                  AVERAGE   MEDIAN    HIGH    LOW     TRANSACTION     SALE ALONE
- -----------------------------------------  -------   ------   ------  ------  -------------   -------------
LTM revenues.............................   0.55x    0.54x    1.02x    0.23x      0.69x           1.03x
1994 estimated revenues..................   0.71x    0.66x    1.02x    0.25x      0.66x           0.98x
1995 estimated revenues..................   0.86x    0.59x    0.96x    0.36x      0.62x           0.95x
LTM EBITDA...............................    6.2x     6.7x    13.2x     2.8x      38.5x            6.5x
1994 estimated EBITDA....................    6.1x     7.1x    10.2x     4.1x       7.1x            6.5x
1995 estimated EBITDA....................    6.3x     5.4x     6.2x     3.9x       6.9x            6.8x
LTM EBIT.................................    8.2x     9.1x    14.5x     3.7x        (1)            8.5x
1994 estimated EBIT......................    7.8x     9.0x    15.9x     4.8x      10.5x            8.5x
1995 estimated EBIT......................    7.7x     6.9x    10.5x     4.5x      10.7x            9.4x

- ---------------
(1) Unmeaningful ratio due to negative LTM EBIT for the Combined Vinyl Business

     Dillon Read believes that these multiples supported Dillon Read's view that the consideration to be received by the Company is fair, from a financial point of view, to the stockholders of the Company, as the ratios of unlevered market value to selected operating financial statistics for the Combined Sale Transaction and the Bardstown Sale alone were within the range of, or exceeded, equivalent multiples of the Comparable Companies.

     In analyzing the Combined Sale Transaction, Dillon Read assumed the aggregate consideration included $2,500,000 in respect of the Company's 90% interest in Kensington (which payment does not take into account any payment to be made by the Company to the minority partners in exchange for such partner's waiver of its rights to acquire ownership interests in Kensington). (See "THE COMBINED SALE TRANSACTION -- Proceeds of the Combined Sale Transaction" for a discussion of recent negotiations between the minority partner in Kensington and the Company relating to the allocation of consideration to be received for the Holding Stock as between such partners.) The assumptions underlying the implicit growth rates of revenue, EBITDA and EBIT of the Vinyl Business and the Combined Vinyl Business over the years 1994 and 1995 provided by the Company to Dillon Read included assumptions made by the Company with respect to sales growth, capital spending requirements, profitability, pricing and market share (as such assumptions are more fully described under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations" and "ADDITIONAL INFORMATION ABOUT THE COMPANY -- The Company's Business").

     Comparable Acquisition Transaction Analysis. Dillon Read also reviewed publicly available financial information for selected mergers and acquisitions (including both stock and asset acquisitions) of building materials companies, including the acquisition of Norandex Inc. by Fibreboard Corporation, the acquisition of Abitibi-Price Building Products by Kohlberg & Co., and the acquisition of CertainTeed Corporation by

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Compagnie de Saint-Gobain. Dillon Read considered numerous factors in selecting comparable transactions, including the scope of the entities' business operations and the position of the entities in their business cycle. Dillon Read analyzed the acquisition price of the target entity or assets being acquired, including assumed net debt (the unlevered market value) of these entities or assets, as multiples of LTM revenues, EBITDA and EBIT. An analysis of unlevered market value to LTM revenues yielded an average of 0.74x and a median of 0.62x (with a high value of 1.67x and a low value of 0.28x) which compares to 0.69x for the aggregate consideration for the Combined Sale Transaction, and 1.03x for the consideration for the Bardstown Sale alone. An analysis of unlevered market value to LTM EBITDA yielded an average of 7.3x and a median of 6.9x (with a high value of 10.3x and a low value of 5.2x) which compares to 38.5x for the aggregate consideration for the Combined Sale Transaction, and 6.5x for the consideration for the Bardstown Sale alone. An analysis of unlevered market value to LTM EBIT yielded an average of 10.5x and a median of 9.4x (with a high value of 29.6x and a low value of 5.7x) which compares to an unmeaningful ratio (because of a negative LTM EBIT for the Combined Vinyl Business) for the aggregate consideration for the Combined Sale Transaction, and 8.5x for the consideration for the Bardstown Sale alone. Dillon Read believes that these multiples supported Dillon Read's view that the consideration to be reached by the Company is fair, from a financial point of view, to the stockholders of the Company, as the ratios of the unlevered market value to selected financial statistics for the Vinyl Business were within the range of selected acquisition multiples. In analyzing the Combined Sale Transaction, Dillon Read assumed the aggregate consideration included $2,500,000 in respect of the Company's 90% interest in Kensington (which payment does not take into account any payment to be made by the Company to the minority partner in exchange for such partner's waiver of its rights to acquire additional ownership interests in Kensington). See "THE COMBINED SALE TRANSACTION -- Proceeds of the Combined Sale Transaction" for a discussion of recent negotiations between the minority partner in Kensington and the Company relating to the allocation of consideration to be received for the Holding Stock as between such partners.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not susceptible to summary description. In arriving at its opinion, Dillon Read did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Dillon Read believes that its analyses and summary set forth above must be considered as a whole and that the selection of portions of its analyses, of the factors considered or of the above summary, without considering all factors and analyses, could create a misleading or incomplete view of the processes underlying Dillon Read's opinion.

     Dillon Read is an investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements. The Company selected Dillon Read as its financial advisor because Dillon Read is an internationally recognized investment banking firm and because the principals of Dillon Read have substantial experience in transactions similar to the Combined Sale Transaction and are familiar with the Company and its business. Dillon Read has rendered from time to time various investment banking services to the Company, including acting as financial advisor to the Company in the sale of a portion of the Company's on-site environmental remediation business in 1993 and the sale of substantially all of the Company's building materials distribution business earlier this year. During the last two years, Dillon Read earned compensation with respect to all such services, other than the fees described below, of $961,502. These fees included fees paid to Dillon Read pursuant to its engagement letter dated April 1, 1994 (the "Letter") upon the sale of substantially all of the business or assets of any of Southwest Roofing Supply, Inc., Southwest Express, Inc. and Atlantic Building Products Company (the "Distribution Companies"), which transactions were consummated on August 22, 1994. In addition, a fee in the amount of $100,125 is payable to Dillon Read in connection with the post-closing adjustment recently made to the purchase price paid to the Company by a Cameron Subsidiary in connection with such party's August 22, 1994 purchase of certain building materials distribution business assets and the purchase by

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another Cameron Subsidiary of Southland's assets from the Company. The adjustment amount was remitted to the Company on November 17, 1994, as more fully described under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition."

     Pursuant to the Letter, the Company agreed to pay Dillon Read a fee of $150,000 if the Board requested Dillon Read to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the Company in connection with the sale of any assets, other than assets related to the San Leon Facility or other de minimis assets of the Company. Dillon Read is due such $150,000 for the issuance of its fairness opinion in connection with the Combined Sale Transaction. The Letter also requires the Company to pay Dillon Read a fee upon the sale of substantially all of the business or assets of any of the Distribution Companies or the stock or substantially all of the assets of the Company (excluding the assets associated with the San Leon Facility or other de minimis assets of the Company) at any time before twelve months following the termination of the Letter by the Company. The foregoing fee is based upon the value of the sale and, with respect to any sale of assets of the Distribution Companies, whether the sale was consummated by the Company with a Cameron Subsidiary as the purchaser. In accordance with the Letter, upon the consummation of the Combined Sale Transaction, Dillon Read will receive an additional fee of $640,000 in connection with financial advisory services it rendered with respect to the Combined Sale Transaction ($615,000 in the event only the Bardstown Sale is closed). In addition, the Company has agreed to reimburse Dillon Read for its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, and to indemnify Dillon Read against any losses, claims, damages or liabilities arising out of its engagement, except to the extent such losses, claims, damages or liabilities result from the gross negligence or bad faith of Dillon Read in performing the services which are the subject of the Letter.

INTERESTS OF CERTAIN PERSONS IN THE COMBINED SALE TRANSACTION

     In considering the recommendation of the Board with respect to the Combined Sale Transaction, stockholders should be aware that certain of the executive officers and certain of the directors of the Company have interests in the Bardstown Sale that are in addition to or different from the interests of stockholders of the Company generally. These interests are discussed below.

     Virtually all of the Company's executives and its non-employee directors are entitled to certain accelerated benefits under employee benefit plans and certain executives are entitled to severance benefits payments upon the termination of their employment following the occurrence of a deemed "change in control" of the Company. For purposes of most of these plans and contracts, a "change in control" includes the disposition of all or substantially all of the business of the Company pursuant to a partial or complete liquidation or a sale of assets, unless the Board decides by resolution to characterize such disposition as part of a restructuring or redeployment of assets. The Board believes that the Combined Sale Transaction, taken together with the various asset sales effected by the Company over the past year, represents the disposition of substantially all of the business of the Company for the purposes of the "change in control" provisions discussed herein. Accordingly, the Board has elected not to adopt a resolution characterizing the Bardstown Sale as part of a restructuring or redeployment of assets for purposes of such "change in control" provisions.

     The standard "change in control" definition set forth above applies under the two forms of severance contracts and severance benefits agreements which are in effect with respect to substantially all of the executive officers of the Company, under the Company's stock option plans and under the Company's Long Term Incentive Plan (the "LTIP") and 401(k) Employee Savings and Profit Sharing Plan (the "Savings Plan"). If a change in control occurs, the effect varies under the various plans and contracts, as follows:

     Executive Severance Contracts and Provisions. The Company's executive severance contracts typically include one of two alternative provisions. Under the so-called "single trigger" contracts (which are held only by Joseph D. Vecchiolla, the Company's President and Chief Executive Officer and a director of the Company, and by Frank S. Anthony, the Company's Vice President, General Counsel and Clerk), the

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relevant executive officer is entitled to payment of severance benefits if such individual's employment is terminated after a change in control, whether by the Company (other than for disability or "Cause," as such term is defined in the severance contracts) or by the executive voluntarily for any reason (other than death or retirement). Under the second form of severance contract (the so-called "double-trigger" agreements) held by the other executives of the Company, severance benefits are not payable unless, after a change in control, the employment of the executive is terminated either by the Company (other than for disability or "Cause") or by the executive for "Good Reason." A down-grading of an employee's duties or compensation without such employee's consent constitutes "Good Reason" under these contracts. The Bardstown Sale would have an immediate impact on one executive officer (William C. Kinsey) with a "double trigger" agreement who is employed solely in the Vinyl Business. Mr. Kinsey will be considered terminated upon consummation of the Bardstown Sale and will therefore be entitled to receive payment of severance benefits. The Company estimates that aggregate severance payments that will be due in respect of Mr. Kinsey will be approximately $375,000.

     Severance benefits are not payable in the event of the termination of an executive's employment by virtue of death, disability or retirement. Once the right to receive benefits is triggered, the executive officer would be entitled to receive severance pay in an amount of up to two times the sum of (i) the executive's current annual base salary and (ii) the amount of any bonus paid (which for severance purposes, includes any distributions made under the terms of the LTIP and any discretionary bonuses awarded to such executive by the Compensation Committee of the Board based solely on such executive's performance against management objectives, and the amount paid to such executive pursuant to the Company's Management Incentive Compensation Plan (as such term is defined in each such executive's severance contract)) in the year preceding the termination. Bonus compensation payable to Messrs. Vecchiolla and Anthony under the Management Incentive Compensation Plan is based upon the performance of the Company (i.e., operating income and cash flow) and such executive's individual performance against management objectives. Messrs. Vecchiolla and Anthony are eligible for bonuses of up to 60% and 35% of their respective annual base salaries, as well as for any additional bonus which may be awarded to such executives in a particular year at the discretion of the Compensation Committee of the Board as described above. In addition, executives entitled to receive severance benefits would also receive a lump sum payment equal to any incentive compensation or other award allocated, but not paid, to such executive for any prior year and a pro rata portion of all contingent bonus awards to which such individual might be entitled in the year of termination.

     If the Bardstown Sale is consummated and the employment of Messrs. Vecchiolla and Anthony is terminated (either by the Company (other than for disability or for "Cause") or by either such executive voluntarily for any reason (other than death or retirement)) within the term of each executive's applicable contract, the Company estimates such persons would be entitled to receive approximately $700,000 and $425,000, respectively, under such severance contracts.

     Stock Option Plans. Under the Company's 1982 and 1992 Stock Option Plans, the vesting of all options to purchase Common Stock outstanding but not yet exercisable will be accelerated upon a change in control. Each optionee will have, for a period of thirty (30) days after the change in control occurs, the right (the "Cash-Out Right"), with respect to all or a part of the shares subject to the options or stock appreciation rights of such person, to receive an amount in cash in lieu of such optionee's right to exercise all options in full, equal to the product of (i) the number of shares as to which the employee exercises the Cash-Out Right and (ii) the amount by which the purchase price of each such share under the applicable option or stock appreciation right is exceeded by the greater of (x) the fair market value of such shares on the date the employee exercises the Cash-Out Right or (y) the highest purchase price paid or offered per share in any bona fide transaction related to the change in control of the Company at any time during the preceding 60-day period (as determined by the Compensation Committee of the Board). The Company estimates that the vesting schedules of options to purchase 304,450 shares of Common Stock in the aggregate will be accelerated if the Bardstown Sale is consummated. Such accelerated options have exercise prices ranging from $8.375 to

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$17.50 per share. For information with respect to the market price relating to the Common Stock, see "MARKET PRICE DATA AND RELATED MATTERS."

     Non-Employee Directors Stock Option Plans. Any non-employee director whose service on the Board is terminated by reason of a change in control will have the right to exercise all outstanding options during the one-year period following such termination. Since the Combined Sale Transaction will not result in a change in the ownership of the Company, such transaction, alone, will have no direct effect on the term of office of the non-employee directors. If, however, the term of office of any non-employee director is terminated, in connection with the Combined Sale Transaction (e.g. as a result of a reduction in the size of the full Board in connection with the Combined Sale Transaction), the vesting schedule of options to purchase 2,500 shares of Common Stock will be accelerated for each such non-employee director. The options which might therefore be subject to acceleration have an exercise price of $10.00 per share.

     Long Term Incentive Plan. Upon a change in control, all restrictions on up to 23,560 shares of Common Stock held under the LTIP automatically lapse and such shares become immediately distributable to the intended recipients. Persons entitled to a distribution of shares under these circumstances may also be entitled to receive a cash payment equal to 25% of the value of their shares based on the highest average closing price attained by the Common Stock for any period of thirty (30) consecutive days during the year preceding such payment.

     Savings and Profit Sharing Plan. Upon a change in control, all unvested amounts will vest under the Savings Plan. This plan is fully funded.

     The security ownership of certain directors and executive officers of the Company is described more fully under the caption "ADDITIONAL INFORMATION ABOUT THE COMPANY -- Security Ownership of Certain Beneficial Owners and Management."

     The Purchaser has agreed to offer employment to substantially all of the Company's employees in the Vinyl Business following the Bardstown Sale. In accordance with the Purchase Agreement, such individuals will be paid wages and salaries substantially equal to the respective wages and salaries payable to such persons immediately prior to the closing of the Bardstown Sale and will be employed on terms and conditions, other than with respect to wages, similar to those under which similarly situated employees of the Purchaser are employed as of the closing of the Bardstown Sale, as set forth in the Purchase Agreement.

     The Board of Directors was aware of the foregoing interests and considered them, among other matters, in approving the Purchase Agreement and the Combined Sale Transaction. Other than as described above, the Board of Directors is not aware of any potential material conflicts of interest management may have in relation to the Combined Sale Transaction.

REGULATORY APPROVALS

     Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Combined Sale Transaction may not be consummated until notification has been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Pursuant to the HSR Act, the Company and the Purchaser filed notification and report forms with the FTC and the Antitrust Division on October 7, 1994. The Company requested early termination of the waiting period required by the HSR Act, and such request was granted as of October 18, 1994.

     At any time before or after the consummation of any part of the Combined Sale Transaction, and notwithstanding the early termination of the waiting period under the HSR Act by the relevant regulatory authorities, state antitrust and other governmental authorities may take such action under the antitrust laws as they deem necessary or desirable in the public interest. Such action might include seeking to enjoin the consummation of the Bardstown Sale or the sale of the Holding Stock, or both, or requiring the divestiture by the Purchaser of all or part of the assets acquired by the Purchaser pursuant to either or both of such

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transactions. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

ACCOUNTING TREATMENT

     Each sale included in the Combined Sale Transaction will be accounted for as a sale of certain assets and a transfer of certain liabilities. Upon the consummation thereof, the excess of the sum of the consideration received by Bird and the liabilities assumed by the Purchaser over the book value of the assets sold will be recognized as a gain on the Company's books.

     The Company expects that representatives of its principal accountants, Price Waterhouse LLP, will be present at the Special Meeting, will have the opportunity to make a statement regarding the matters described in this Proxy Statement if they desire to do so and will be available to respond to reasonable and appropriate questions.

CERTAIN INCOME TAX CONSEQUENCES

     Each sale included in the Combined Sale Transaction will be a taxable transaction for federal and state income tax purposes. The Company expects to recognize net taxable income with respect to such sales, but also expects that such income will be substantially offset for federal income tax purposes and to a lesser extent for state income tax purposes by unrelated deductions and losses, including an offset for certain net operating loss carryforwards which the Company previously incurred. Neither sale included in the Combined Sale Transaction will result in any direct federal or state income tax consequences to the stockholders of the Company, except for those who perfect their rights as dissenting stockholders.

DISSENTING STOCKHOLDERS' RIGHTS

     The following discussion is not a complete statement of the law pertaining to dissenters' rights under the Massachusetts Business Corporation Law (the "MBCL") and is qualified in its entirety by reference to the full text of Chapter 156B, Sections 86 through 98 of the MBCL setting forth the rights of stockholders who object to the Combined Sale Transaction. Stockholders wishing to exercise such dissenters' rights or to preserve their rights to do so ("Dissenting Stockholders") should review the following discussion and the provisions of Section 76 and Sections 86 through 98 of the MBCL with counsel. A copy of the relevant sections of the MBCL is attached to this Proxy Statement as Exhibit C. The failure of Dissenting Stockholders to comply in a timely and proper manner with the procedures set forth in the MBCL will result in the loss of dissenters' rights with respect to the Combined Sale Transaction.

     Sections 86 through 98 of the MBCL set forth the rights of stockholders of the Company who object to the Combined Sale Transaction. Any holder of Common Stock who does not vote in favor of the Combined Sale Transaction (including any such holder who abstains from voting), or who duly revokes a vote in favor of such transaction, and (in either case) who objects to the Combined Sale Transaction, and any holder of the 5% Preferred Stock or of the Preference Stock who objects to the Combined Sale Transaction, may, if the Bardstown Sale is consummated, obtain payment, in cash, for the fair market value of its shares by complying with the requirements of Sections 86 through 98 of the MBCL. HOLDERS OF COMMON STOCK ARE NOT ELIGIBLE TO EXERCISE THEIR DISSENTERS' RIGHTS UNLESS THEY ARE STOCKHOLDERS ON THE RECORD DATE AND HAVE NOT VOTED IN FAVOR OF THE COMBINED SALE TRANSACTION. Holders of the 5% Preferred Stock and of the Preference Stock are not eligible to exercise their dissenters' rights unless they are stockholders on the Record Date.

     BEFORE THE TAKING OF THE VOTE ON THE COMBINED SALE TRANSACTION AT THE SPECIAL MEETING, EACH DISSENTING STOCKHOLDER MUST FILE WITH THE COMPANY A WRITTEN OBJECTION TO THE COMBINED SALE TRANSACTION STATING THAT IT INTENDS TO DEMAND PAYMENT IN RESPECT OF THE SHARES OF ANY CLASS HELD BY IT IF THE COMBINED SALE TRANSACTION IS CONSUMMATED. A written objection must be filed with the Company by holders of Common Stock who wish to dissent even if they vote against the Combined Sale Transaction. Such written

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objections should be addressed to: Frank S. Anthony, Clerk, Bird Corporation,
980 Washington Street, Suite 120, Dedham, Massachusetts 02026-6714.

     Within ten days after the date of the Closing (as defined in the Purchase Agreement), the Company must provide written notice to each Dissenting Stockholder that the Bardstown Sale has been consummated. To exercise dissenters' rights, each Dissenting Stockholder must, no later than 20 days after the mailing of such notice that the Bardstown Sale has been consummated, mail a written demand for payment for its shares. The Company's notice will specify the date by which a Dissenting Stockholder's written demand for payment must be made. Such written demand must specify the Dissenting Stockholder's address, the number and class of shares as to which the Dissenting Stockholder is exercising its dissenter's rights, and the amount claimed as the fair value of the shares. Such written demands should be addressed to: Frank S. Anthony, Clerk, Bird Corporation, 980 Washington Street, Suite 120, Dedham, Massachusetts 02026-6714. Subject to the following paragraph, within 30 days following the expiration of such 20-day period, the Company must pay to the Dissenting Stockholder fair value for its shares, such fair value to be determined as of the date preceding the date upon which the Combined Sale Transaction has been approved by the Company's stockholders.

     The Company will accept a Dissenting Stockholder's objections to the Combined Sale Transaction or demand for payment for its shares by facsimile transmission, provided such facsimile is confirmed by a written objection or demand, as the case may be, sent by certified or registered mail to the Company at the address specified above within 24 hours after transmission of the facsimile. Facsimile communications should be addressed to: Frank S. Anthony, Clerk, Bird Corporation, and the appropriate facsimile connection is to (617) 461-1619.

     In the event that the Company and any Dissenting Stockholder are unable to agree as to fair value within such 30-day period, Chapter 156B, Section 90 of the MBCL provides that a court proceeding may be commenced by the Company or the Dissenting Stockholder by the filing of a bill in equity, within four months after the expiration of such 30-day period, in the Superior Court for Norfolk County, Commonwealth of Massachusetts, demanding a determination of the value of the shares of all Dissenting Stockholders who have not agreed with the Company as to the fair value of their shares. The Company has not determined whether it will initiate such court proceedings in the event the Company and any Dissenting Stockholder cannot agree on the fair value of the Company's stock. A Dissenting Stockholder should accordingly be prepared to commence such proceedings on its own behalf.

     All Dissenting Stockholders will be parties to any court proceeding which is commenced either by the Company or by a Dissenting Stockholder. The relief sought in either case is a decree determining the fair value of the stock of all Dissenting Stockholders and ordering payment by the Company of that value with interest in exchange for the certificates for the stock held by the Dissenting Stockholders. The court will determine such value based on such factors, including market price, earnings value, or net asset value, as it determines appropriate for the class of stock of the Company which is being valued. Such determination of value will be made as of the day preceding the date of the meeting at which the Combined Sale Transaction is approved, exclusive of any element of value arising from the expectation of consummating the Combined Sale Transaction. The value determined by the court may be more or less than, or equal to, the market price of the Common Stock, Preferred Stock or Preference Stock, as the case may be, on the day preceding the date of the Special Meeting.

     A negative vote on the Combined Sale Transaction does not constitute a "written objection" to be filed by a Dissenting Stockholder. A Dissenting Stockholder's abstention from voting on the Combined Sale Transaction or failure to specify any vote on the accompanying proxy will not constitute a waiver of such stockholder's rights under Sections 86 through 98 of the MBCL, provided that a written objection has been properly filed. A vote in favor of the Combined Sale Transaction will constitute a waiver of such stockholder's dissenters' rights, however, even if a written objection has been filed.


     For federal income tax purposes, a Dissenting Stockholder who received payment for its shares upon exercise of its dissenter's rights will recognize capital gain or loss thereon measured by the difference between


                                       17
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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


the basis for its shares and the amount of payment received. Due to the individual nature of tax consequences, each Dissenting Stockholder is urged to consult with its own tax advisor as to the particular tax consequences to such Dissenting Stockholder of dissenting from the Combined Sale Transaction, including the effect and applicability of federal, state, local and foreign tax laws.

EFFECT OF THE COMBINED SALE TRANSACTION ON THE COMPANY'S STOCKHOLDERS

     If either or both of the sales included in the Combined Sale Transaction are consummated, the stockholders of the Company will retain their equity interest in the Company. Neither of such sales will result in any changes in the rights of the Company's stockholders.

PROCEEDS OF THE COMBINED SALE TRANSACTION

     It is estimated that Bird will receive approximately $47,500,000 in cash proceeds at the closing of the Bardstown Sale. Bird will also be entitled to receive $2,780,000 from the Purchaser in respect of the Holding Stock if the Purchaser and Bird consummate the sale of the Holding Stock. The exact amount of proceeds of the sale of Holding Stock that the Company will net following the closing of such sale will depend upon the outcome of negotiations currently ongoing between the Company and the minority partner in Kensington. Those negotiations relate to the terms of a proposed agreement between the Company and such minority partner pursuant to which such minority partner will agree to assign and sell its interests in Kensington to the Company in contemplation of the sale of the Holding Stock to the Purchaser, waiving its rights to acquire an additional 40% of the ownership interests in Kensington (to bring its total interest up to 50%) and any and all rights it has to acquire Holding's partnership interest, as described more fully under "ADDITIONAL INFORMATION ABOUT THE COMPANY -- The Company's Business." In consideration for its agreement to sell and assign its interest in Kensington to the Company and for its complete release of the Company from any and all obligations and liability arising in connection therewith, the Company proposes to pay its minority partner up to 50% of the proceeds of sale of the Holding Stock (which amount shall not exceed $1,390,000). The minority partner's consent to and cooperation in connection with the proposed sale of the Holding Stock is essential to the consummation of that transaction, particularly in light of the minority partner's right of first refusal with respect to Holding's interest in Kensington under the terms of the Kensington Partnership Agreement, which right would become operative upon the Purchaser's election to purchase the Holding Stock. If the minority partner fails to waive its right of first refusal, the Kensington Closing could be delayed for the entire 90 day period in which such right would be effective, during which period, in order to ensure that Kensington has sufficient working capital to conduct its operations and sufficient funds for capital expenditure purposes, the Company could be required to fund additional capital contributions to Kensington in amounts which could exceed that portion of the proceeds of the proposed sale of the Holding Stock which the Company proposes to pay to the minority partner.

     Of the expected net proceeds of the Combined Sale Transaction, the Company anticipates utilizing (i) approximately $10,000,000 to eliminate an outstanding term loan (in the principal amount of $7.5 million), and to reduce amounts outstanding under a second term loan made under the Loan and Security Agreement dated November 30, 1994 (the "Barclays Agreement") between the Company and Barclays, its new lender, and to decrease amounts outstanding under the revolving credit and letter of credit facility provided pursuant to the Barclays Agreement as required thereunder, and as described under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," (ii) approximately $1,500,000 to make required severance payments to certain key executive officers, as well as any additional amounts which may be required to make other necessary severance payments in connection with the elimination of non-essential corporate functions, (iii) approximately $1,200,000 to pay state income taxes related to the gain resulting from the sales included in the Combined Sale Transaction and (iv) approximately $1,350,000 as payment for expenses and costs incurred in connection with the Combined Sale Transaction and other matters, including legal fees and the fees of Dillon Read. In addition, the Company currently intends to pay dividends accruing on the 5% Preferred Stock following the

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transactions described herein, subject to the limitations set forth in the
Barclays Agreement. For a discussion of the limitations on the Company's right to pay dividends, see "MARKET PRICE DATA AND RELATED MATTERS -- Dividends." The interest rates applicable as of November 30, 1994 to the revolving credit line (of which $12,316,600 was outstanding as of November 30, 1994) and the term loan (of which $15 million was outstanding as of November 30, 1994) portions of the Company's outstanding indebtedness under the Barclays Agreement were 9.5% and 9.75%, respectively. Such indebtedness matures on November 30, 1997. The term of the Barclays Agreement will be extended automatically on an annual basis, unless expressly terminated. Barclays has consented to the consummation of the Combined Sale Transaction.

     The Company intends to use the proceeds from the Combined Sale Transaction remaining after the estimated payments outlined above for working capital purposes, including for the payment of the capital expenditures relating to the construction of the asphalt oxidizing plant at the Company's Norwood, Massachusetts facility. See "-- Background and Reasons for the Combined Sale Transaction" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition." The Company intends to invest such remaining proceeds in U.S. Treasury and other short term obligations until the use of such funds is required by the Company. The Company does not currently intend to pay any dividends or make any distribution to the holders of Common Stock or any other class of the Company's stock (other than as described above) out of the remaining proceeds.

PLANS FOR THE OPERATION OF THE COMPANY FOLLOWING THE COMBINED SALE TRANSACTION

     Following the closing of the Bardstown Sale, and any subsequent closing with respect to the sale of the Holding Stock, the Company plans to continue to operate its roofing manufacturing business (which historically constituted the Company's core business). In connection with its decision in the second quarter of 1994 to withdraw from its environmental business to stem losses arising from the operation of this business, the Company decided to divest itself of its interests in the San Leon Facility. In this regard, the Company accepted a buy-out proposal from the minority stockholders in such venture as part of its settlement of a breach of contract suit with such parties. Pursuant to its settlement agreement with the minority stockholders, the Company agreed to sell the San Leon Facility to such minority stockholders for a price of $7.5 million, subject to the prospective purchasers' ability to obtain necessary financing. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Financial Condition"). In light of this financing contingency, the Company's desire to exit from the environmental remediation business without undue delay and the terms of the Company's settlement agreement with the minority stockholders, pursuant to which the Company reserves to itself the right to sell its interest in the San Leon Facility to third parties, the Company's interest in the San Leon Facility is currently being marketed with the cooperation of such minority stockholders, while such parties continue their efforts to obtain the requisite financing. In the event the Company sells its interest in the San Leon Facility to a third party, the Company will be required to pay a break-up fee of $750,000 to the minority stockholders. The Company plans to continue to hold its interests in the San Leon Facility until a sale to a strategic investor or to the minority stockholders in such venture is completed. No assurance can be given that the Company's activities in connection with the sale of its interest in the San Leon Facility will be successfully completed or, if completed, will be on terms which are advantageous to the Company.

     Following the Combined Sale Transaction, the Company intends to significantly scale down and eliminate nonessential corporate functions and to focus on the conduct of its roofing manufacturing operations. The Company believes that the Combined Sale Transaction, together with the planned disposition of other non-strategic assets, will enable the Company to reposition itself for operation as a single-plant, single-industry company. See "ADDITIONAL INFORMATION ABOUT THE COMPANY -- The Company's Business."

     If the Purchaser fails to exercise its option to acquire the Holding Stock, the Company intends to commit the necessary funds for working capital and capital expenditure purposes to improve the productivity and

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profitability of Kensington's Leechburg, Pennsylvania facility. The prospects of this facility are favorable based upon the fact that the market for vinyl replacement windows is one of the fastest growing segments of the building materials market and the Kensington and Bird brands of windows are noted for their premium quality. The prospects for selling the Kensington business as a stand-alone operation are limited, however, unless the investments described above are made and result in substantial turnaround in such company's performance.

                                       20
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                          THE ASSET PURCHASE AGREEMENT

     The following is a summary of the material provisions of the Purchase Agreement and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached (including exhibits thereto, but excluding schedules) as Exhibit B. Terms which are not otherwise defined in the summary or elsewhere in this Proxy Statement shall have the meanings set forth in the Purchase Agreement.

THE BARDSTOWN SALE

     Upon the terms and subject to the conditions of the Purchase Agreement, effective on the Closing Date, (i) Bird will sell and transfer, and the Purchaser will purchase and acquire, the Assets (as described below) and (ii) Bird will assign and delegate to the Purchaser and the Purchaser will assume and agree to pay, perform and discharge (to the extent not paid, performed or discharged prior to the Closing Date) the Assumed Liabilities (as described below).

ASSETS

     The Assets being transferred pursuant to the Purchase Agreement include all of Bird's right, title and interest in and to all assets and properties of the Vinyl Business including: (i) certain Real Property (including Bird's production facility located in Bardstown, Kentucky), (ii) all Inventory, (iii) in each case solely to the extent Related to the Activity: copies of all of Bird's books and records, files and papers; customer mailing lists, customer credit, collection and sales records; warranty records; Bird's computer software and computer programs used in connection with the Activity and all materials related thereto; real and personal property Tax Returns and assessments; drawings and specifications, engineering, design and manufacturing information; processes and prototypes; manuals, data and know-how; spare parts lists; research and development records; product testing records; personnel, employment and records pertaining to Employees to be offered employment by the Purchaser; shipping records, manifests, reports or other books and records relating to on-site or off-site disposal of waste and other Hazardous Materials; purchasing records and supplier lists; and supplier contracts, agreements, commitments or orders for the purchase of raw materials, supplies, components, equipment, packaging material or other items Related to the Activity, (iv) certain specified Licenses, (v) certain vehicles which, as of the Closing Date, are owned or leased by Bird, (vi) all rights of Bird as of and subsequent to the Closing Date under or pursuant to all warranties, representations and guarantees made by suppliers or others in connection with products or services furnished to Bird prior to the Closing Date and Related to the Activity, except for those related to Retained Assets, (vii) all rights and interests of Bird to existing, pending or executory contracts and purchase orders and commitments which are Related to the Activity, including all contracts, agreements and commitments of Bird Related to the Activity which are entered into between the date of the Purchase Agreement and the Closing Date in the ordinary course of business, (viii) all accounts receivable Related to the Activity, (ix) the benefit of all prepaid expenses Related to the Activity, (x) all goodwill Related to the Activity, (xi) the right to use the "Bird" name and logo pursuant to the License Agreement to be executed by the Purchaser and Bird in accordance with the Purchase Agreement (the terms of the License Agreement are more fully described under the caption "-- Certain Operative Agreements"), and (xii) all Intellectual Property.

ASSUMED LIABILITIES

     The Assumed Liabilities include all liabilities and obligations of Bird Related to the Activity which (i) are required under generally accepted accounting principles, consistently applied, to be reflected on the Closing Balance Sheet and are included in the calculation of Working Capital, (ii) arise from product warranty claims related to goods manufactured and sold by Bird as part of the Activity that are asserted after the Closing Date (other than those included in Retained Liabilities), (iii) relate to the Licenses, leases, agreements, purchase orders, contracts and commitments transferred to the Purchaser under the Purchase Agreement which are not required under generally accepted accounting principles to be reflected on a balance sheet of Bird as of the Closing Date, and which, in the case of certain liabilities relating to employee benefits

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plans (as discussed more fully under the caption "-- Covenants Regarding Certain
Employee Matters"), are expressly assumed by the Purchaser, (iv) relate to environmental claims and the remediation of environmental problems (as described more fully under the caption "-- Covenants Regarding Environmental Matters") or
(v) constitute certain other liabilities related to employment matters that are expressly specified and assumed by the Purchaser pursuant to the Purchase Agreement.


RETAINED ASSETS AND RETAINED LIABILITIES

     The Purchase Agreement excludes from the Assets the following Retained
Assets: (i) certain unliquidated and contingent claims of Bird Related to the Activity, (ii) any right to use intellectual property of Bird other than the Intellectual Property, and, specifically, any right or privilege to use in any manner whatsoever the trademark, trade name, service mark or service name "Bird" in logo type or in any other style or any other trademark, trade name, service mark or service name owned, used by, belonging to or registered in Bird's name (except pursuant to the License Agreement), (iii) all cash, bank deposits, security deposits and cash equivalents, (iv) all technology, product formulae, manufacturing and production methods, processes, designs, written records of Inventory, and know-how, other than those Related to the Activity, (v) all utility deposits for water, gas, telephone, electricity and other utilities,
(vi) all assets owned by any of the Plans, (vii) Bird's Articles of Organization and other corporate documents, and (viii) certain other specified assets.

     The Purchaser will not assume any liabilities or obligations of Bird other than the Assumed Liabilities. Without limiting the generality of the foregoing, Bird will retain the Retained Liabilities, which include certain liabilities of Bird (i) for taxes on income from the Activity attributable to periods ending before the Closing Date, (ii) relating to any indebtedness not reflected on the Closing Balance Sheet and (iii) that are Related to the Activity and arise out of litigation or administrative proceedings commenced or instituted, or that relate to claims by any Employee which claims arose from the conduct of the Activity or the ownership or use of the Assets, on or before the Closing Date.

SALE OF HOLDING STOCK


     Pursuant to the Purchase Agreement, the Purchaser may, at its option exercisable in writing at any time within the thirty (30) day period commencing on the Closing Date (the "Option Period"), purchase and acquire the Holding Stock subject to the outcome of certain negotiations currently ongoing between the Company and its minority partner and, in the event the parties to such negotiations fail to resolve all material issues raised therein, to the rights of Kensington's minority partner under the Kensington Partnership Agreement (as such negotiations and rights are described more fully under "THE COMBINED SALE TRANSACTION -- Proceeds of the Combined Sale Transaction" and "ADDITIONAL INFORMATION ABOUT THE COMPANY -- The Company's Business").


CONSIDERATION

     In consideration for the purchase of the Assets, the Purchaser will pay to Bird an amount equal to $47,500,000 in cash at the Closing (the "Purchase Price"), and will assume all of the Assumed Liabilities.

     The Purchase Agreement contemplates that the Purchase Price may be reduced based on the Final Working Capital as of the Closing Date as set forth on a Closing Balance Sheet delivered by Bird to the Purchaser within thirty (30) days following the Closing Date. Pursuant to the Purchase Agreement, if the Final Working Capital as of the Closing Date is less than $15,000,000, Bird will pay to the Purchaser any shortfall between the Final Working Capital and $15,000,000 (together with interest thereon from the Closing Date to the date of payment). Disputes regarding the Working Capital and otherwise with respect to the Closing Balance Sheet will be resolved by the parties or, if the parties cannot agree, by submission of any such disputes to independent public accountants.

     If the Purchaser elects to so purchase the Holding Stock, in consideration for its purchase thereof, the Purchaser is required to pay to Bird an amount equal to $2,780,000 in the aggregate at the Kensington Closing

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


(which amount does not take into account any payment to be made by the Company to the minority partner in exchange for such partner's waiver of its rights to acquire additional ownership interests in Kensington) as described under the caption "THE COMBINED SALE TRANSACTION -- Proceeds of the Combined Sale Transaction" above. As additional consideration for the Holding Stock, the Purchaser will assume the Companies' obligations to guarantee or perform certain obligations of Holding and Kensington relating to such entities' operations in the ordinary course, and to indemnify certain Persons on behalf of either such entity in connection with normal and customary obligations of such entities pursuant to the agreements specified in certain schedules attached to the Purchase Agreement.

THE CLOSING AND THE KENSINGTON CLOSING


     It is anticipated that the sale and transfer of the Assets to, and the assumption of the Assumed Liabilities by, the Purchaser will take place on February 28, 1995 or at such other time as the Company, Bird and the Purchaser agree in writing. In any event, the Closing is to occur on or before March 31, 1995. See "-- Conditions to Closing." The date of the Closing is referred to herein as the "Closing Date."



     The closing of the sale to the Purchaser of the Holding Stock, if any, is required, pursuant to the Purchase Agreement, to occur at such time as the parties to the Purchase Agreement agree in writing provided that the Kensington Closing must occur (i) as soon as practicable after expiration of the Option Period and in any case on or before July 31, 1995, if the minority partner in Kensington has waived its right of first refusal under the Kensington Partnership Agreement (as described under "THE COMBINED SALE TRANSACTION -- Proceeds of the Combined Sale Transaction") or (ii) within 105 days of the Purchaser's exercise of its option to purchase the Holding Stock, if such minority partner fails to waive its right of first refusal as described under clause (i) above.


REPRESENTATIONS AND WARRANTIES

     The Purchase Agreement contains certain representations and warranties of the Companies relating to, among other things: (i) their organization and good standing; (ii) the execution, delivery and performance of the Purchase Agreement by the Companies, the legality, validity and enforceability thereof against the Companies, and the non-contravention of, and lack of conflict with, the Articles of Organization or by-laws of the Companies, the terms of any Lien or any Contract Related to the Activity to which either of the Companies is bound, or any provision of any statute, law, ordinance or administrative rule or regulation, License or order of any Governmental Authority or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree, in each case Related to the Activity; (iii) the receipt of requisite consents and approvals; (iv) title to the Assets; (v) the condition of the Assets; (vi) the absence of litigation and other legal proceedings; (vii) the legality, validity and enforceability of material Contracts; (viii) the accuracy of certain financial statements of Bird Related to the Activity; (ix) the absence of any material litigation; (x) Bird's conduct of the Activity in accordance with applicable laws and its authority under certain required Licenses and permits; (xi) the absence of any material changes in the operation of the Activity; (xii) certain environmental and employment matters; (xiii) certain tax matters; (xiv) the Inventory; and (xv) the Intellectual Property.

     The Purchase Agreement also contains certain representations and warranties of the Companies relating to Holding and Kensington, including, among other things: (i) their organization and good standing; (ii) Kensington's title to its assets; (iii) the absence of material litigation relating to the Kensington Partners Business; (iv) the legality, validity and enforceability of certain material contracts relating to the Kensington Partners Business; (v) compliance with laws and with all Kensington Licenses; (vi) the accuracy of certain financial statements of Kensington; (vii) the absence of certain material changes; (viii) certain environmental matters; (ix) certain tax matters; (x) the capitalization of Holding and the Holding Stock; (xi) the condition of and certain matters relating to the inventory of Kensington; (xii) certain intellectual property of Kensington; (xiii) the conduct of the Kensington Partners Business; and (xiv) brokerage fees.

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


     The Purchase Agreement contains certain representations and warranties of the Purchaser relating to, among other things: (i) the organization and good standing of the Purchaser; (ii) the execution, delivery and performance of the Purchase Agreement and the Buyer Documents by the Purchaser, the legality, validity and enforceability of such documents against the Purchaser, and the non-contravention of, and lack of conflict with, the Certificate of Incorporation or by-laws of the Purchaser, or any contract to which the Purchaser is party or any Lien affecting the Purchaser or any law, order, writ, judgment, injunction, decree, statute, rule or regulation applicable to the Purchaser; (iii) government approvals; and (iv) brokerage fees.

CERTAIN COVENANTS

     The Purchase Agreement contains certain covenants and agreements of the Companies to the Purchaser that are customary for transactions similar to the Bardstown Sale and the sale of the Holding Stock and include the Companies' agreement, among other things: (i) to allow the Purchaser reasonable access to its books, records, facilities, documents and personnel Related to the Activity and to Holding and Kensington; (ii) to carry on the conduct of the Activity in the ordinary and regular course, substantially in the manner theretofore conducted in all material respects, and not to take certain actions with respect to such operations, as well as their agreement to preserve the condition of the Activity and the Assets in conformity with past practices; (iii) (w) not to grant any increases in rates of pay to any Employee or any employee employed by Holding nor to increase any benefits under any Plan or other contract other than in the ordinary course of business, (x) to maintain current insurance policies,
(y) to continue to use and operate the Assets in the ordinary course of the Activity and (z) to promptly notify the Purchaser of any material legal proceedings; (iv) to facilitate an orderly transfer of the Assets and Assumed Liabilities and, at their sole expense, to cooperate with the Purchaser and use reasonable efforts to obtain all requisite consents and approvals and otherwise to effect the consummation of the transactions contemplated by the Purchase Agreement, including with respect to the filing of any documents required to be submitted to any Governmental Authority; (v) to cause Holding to use commercially reasonable efforts to cause Kensington to carry on the conduct of the Kensington Partners Business in the ordinary and regular course of business and not to take certain actions with respect thereto other than in the ordinary course or other than as necessary, in a commercially reasonable manner, in light of the operational and financial condition of Holding and Kensington at the time the Companies determine such action is necessary (subject to notice to and consultation with the Purchaser); (vi) to cause Holding to use commercially reasonable efforts to cause Kensington (x) not to increase the rates of pay of any employee employed by Kensington nor to increase the benefits under any Plan,
(y) to maintain its current insurance policies and (z) to continue to use and operate all of Kensington's property in the ordinary course; (vii) to cause Holding to use commercially reasonable efforts to cause Kensington promptly to notify the Purchaser of any material legal proceedings; (viii) to supplement certain of the schedules to the Agreement; (ix) to call and hold a stockholders meeting and to use best efforts to solicit proxies from the stockholders of the Company in favor of the transactions contemplated by the Purchase Agreement and to obtain such other consents as are necessary under Massachusetts law; and (x) otherwise to use reasonable efforts to cause the conditions to Closing to be satisfied and to close the transactions contemplated by the Purchase Agreement, subject to the fiduciary duty of the Board and of Bird's Board of Directors.

     In addition, the Companies have agreed to refrain from soliciting or encouraging inquiries or proposals regarding a sale of all or a portion of the Assets, subject to the rights of the Companies' respective Boards of Directors to solicit proposals regarding a sale or transfer of all or a portion of the capital stock or assets of either of the Companies (subject to the completion of the transactions contemplated by the Purchase Agreement), or to apprise an inquiring party regarding the non-solicitation provisions contained in the Purchase Agreement, and subject further to the Companies' rights to consider, to negotiate and recommend to their stockholders other unsolicited bona fide offers relating to the Assets (including in connection with the sale of all or substantially all of the assets of either of the Companies by tender offer for the securities of the Company or by merger, consolidation or other similar transaction of either of the Companies with a Person other than the Purchaser) if the Board of Directors of the Company determines in good faith that it is required to do so to discharge properly its fiduciary duties and that such proposed transaction would be more favorable

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


to the Company's stockholders than the transactions contemplated by the Purchase Agreement (any such unsolicited offer or proposal being a "Superior Proposal").


     The Companies have also agreed (i) to cause Holding to initiate the buy-sell procedure contained in the Kensington Partnership Agreement with respect to Holding's interest in Kensington upon the exercise by the Purchaser of its option to purchase the Holding Stock and, as applicable, to use commercially reasonable efforts to acquire its partner's interest in Kensington (as more fully described under "THE COMBINED SALE TRANSACTION -- Proceeds of the Combined Sale Transaction"); (ii) to guarantee payment to the Purchaser by Kensington of any account receivable from Kensington included in the Assets effective from the Closing Date through the Kensington Closing Date and to pay to the Purchaser on (x) August 5, 1995 any portion of such account receivable which is past due as of July 31, 1995, if the Kensington Closing has not occurred on such latter date and the minority partner in Kensington has waived its right of first refusal under the Kensington Partnership Agreement or (y) the fifth day after the expiration of the 105 day period following the exercise by the Partnership of its option to purchase the Holding Stock, if the Kensington Closing has not occurred at the expiration of such 105 day period and the minority partner in Kensington has not waived its right of first refusal under the Kensington Partnership Agreement; and (iii) to pay any severance costs payable pursuant to Bird's severance policies and to comply with COBRA requirements.


     The Purchaser has agreed: (i) to use reasonable efforts to obtain all necessary consents, approvals and waivers in connection with the consummation of the transactions contemplated by the Purchase Agreement and to assist and cooperate with the Companies and use reasonable efforts in the preparation and filing of all documents required to be submitted to any Governmental Authority;
(ii) to facilitate an orderly transfer of the Assets and Assumed Liabilities by cooperating with and assisting Bird, at its sole expense, in obtaining all requisite consents and approvals; and otherwise to use reasonable efforts to cause the conditions to Closing to be satisfied and to close the transactions contemplated by the Purchase Agreement; (iii) to indemnify and hold the Companies harmless against the imposition of any secondary liability with respect to any benefit plan that is a Multiemployer Plan or any withdrawal liability resulting from the Purchaser's failure to provide a bond, letter of credit, escrow or other security required pursuant to the Purchase Agreement;
(iv) to provide to the Companies reasonable access to the books, records, contracts and documents transferred to the Purchaser under the Purchase Agreement for the Companies' accounting, tax and legal purposes; and (v) to pay and perform and discharge the Assumed Liabilities.

COVENANTS REGARDING CERTAIN EMPLOYEE MATTERS

     In addition to its covenants described above, the Purchaser has agreed to offer employment, as a "successor employer," to certain Employees on terms and conditions with respect to wages that are substantially similar to those under which such Employees are employed as of the Closing Date, and on other terms and conditions other than with respect to wages substantially similar to those under which similarly situated employees of the Purchaser are employed as of the Closing Date. The Purchaser is not required to offer employment to any Employee on paid leave of absence or disability leave as of the Closing Date until any such Employee returns from such leave. The Purchaser has no obligation to offer employment to any Employee who remains on such leave 12 months or longer after the Closing Date.

     The Purchaser will pay any severance payments to any Employee hired by the Purchaser that are payable pursuant to the Purchaser's severance policies and will assume all contribution obligations of the Companies under the Union Plan and make all contributions required under the Union Plan and any benefit plan that is a Multiemployer Plan after the Closing Date substantially in accordance with the Union Contract. The Purchaser further agrees, among other things, to indemnify and hold Bird harmless from and against any withdrawal liability under any Multiemployer Plan arising out of the sale of the assets and the operations Related to the Activity and resulting from the exercise by the Purchaser of its right to discharge, lay off or hire employees or otherwise to manage the operations Related to the Activity, including the right to amend, revise or terminate any collective bargaining agreement currently in effect and consequently to reduce the number of contribution base units with respect to which the Purchaser has an obligation to contribute to any Plan.

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


COVENANTS REGARDING ENVIRONMENTAL MATTERS


     In accordance with its covenants under the Purchase Agreement, the Purchaser has caused Scott Smith Environmental to undertake a "Phase I" environmental risk audit of the real property at which the Activity is conducted (i.e., the Bardstown, Kentucky facility) and is negotiating in good faith with the Companies to determine definitively the amount required to be expended in connection with the remediation of the environmental problems described in the Phase I Report (the "Final Remedial Amount"). Based on the Phase I Report, the parties estimate the present value of the costs and expenditures needed to undertake cleanup or remediation in accordance with the requirements of appropriate Governmental Authorities will not exceed $500,000 (the "Remedial Amount") and believe that the Final Remedial Amount will fall between $150,000 and $500,000.



     In accordance with the terms of the Purchase Agreement, if the Final Remedial Amount exceeds $1,500,000, the Purchaser is entitled to terminate the Purchase Agreement. If (i) the Final Remedial Amount exceeds $100,000 but is less than $1,500,000 or (ii) the Final Remedial Amount is greater than $1,500,000 and the Purchaser agrees to pay all amounts in excess of $1,500,000, Bird will indemnify the Purchaser against all costs and expenses in excess of $100,000 (up to $1,500,000) incurred in connection with the remediation or clean-up of items included in the Final Remedial Amount in accordance with the procedures set forth in the indemnification provisions set forth in the Purchase Agreement. If the Final Remedial Amount is less than $100,000, no indemnification will be required and, if all other conditions to the Closing shall have been met, the Purchaser must consummate the Bardstown Sale.



     If the Purchaser elects, at its expense and subsequent to the exercise by it of its option to purchase the Holding Stock, it may cause a Phase I Report to be prepared with regard to the real property at which the Kensington Partners Business is conducted (i.e., Kensington's Leechburg, Pennsylvania facility). After the Purchaser has delivered to Bird copies of such Phase I Report, the Purchaser and Bird are required to determine the cost of actions deemed necessary to effect clean-up, remediation and closure of the environmental problems identified as being related to the Kensington Partners Business (the "Kensington Final Remedial Amount"). If the Companies and the Purchaser are not able to agree on the Kensington Final Remedial Amount within 30 days after the completion of the Phase I Report regarding the Kensington facility, they must submit such disagreements to an environmental consultant jointly selected by them who will, within ten days of such submission, definitively determine the amount required to be expended in connection with remediation of the environmental problems described in such Phase I Report.


     If the Kensington Final Remedial Amount is greater than $500,000, then the Purchaser may terminate the Purchase Agreement with respect to the Kensington Closing only. If (i) the Kensington Final Remedial Amount exceeds $100,000 (including any amounts expended by the Purchaser with respect to any Bardstown Environmental Problems) but is less than $500,000 or (ii) the Kensington Final Remedial Amount exceeds $500,000 and the Purchaser agrees to pay all amounts in excess of $500,000, then Bird must indemnify the Purchaser against all costs and expenses in excess of $100,000 (including any amount expended by the Purchaser with respect to any Bardstown Environmental Problems) and up to $500,000 incurred in connection with the clean-up, remediation or closure of items included in the Kensington Final Remedial Amount. If the Kensington Final Remedial Amount is less than $100,000 (including any amount expended by the Purchaser with respect to any Bardstown Environmental Problems) then Bird is not required to provide any indemnity and, if all other conditions to the Kensington Closing are met, the Purchaser must consummate the purchase of the Holding Stock. The environmental indemnities described above are in addition to the general indemnity described below under the caption "-- Indemnification."

CONDITIONS TO CLOSING

     The obligations of the Purchaser to consummate the Bardstown Sale on the Closing Date and to be performed at the Kensington Closing shall be subject to the prior satisfaction (or waiver) of certain conditions including: (i) all representations and warranties of Bird in the Purchase Agreement being accurate in all

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


material respects, the performance by Bird and the absence or cure of any breach in any material respect by Bird of its covenants or agreements and the absence of any material adverse change relating to the Assets, Holding or Kensington, in each case, relating to the Closing or the Kensington Closing as the case may be,
(ii) with respect to the Closing, the absence of any material change in the financial condition, business, operations or properties Related to the Activity which would have a Material Adverse Effect, and (iii) with respect to the Kensington Closing only: the prior occurrence of the Closing, the net partnership equity of Kensington being at least $1,150,000, the Purchaser's satisfaction with the representations and warranties set forth in the Purchase Agreement and the schedules attached thereto which relate to Kensington, as such representations, warranties and schedules may have been modified by Bird after the date of the Purchase Agreement, and the absence of any factoring arrangements with respect to the accounts receivable of Kensington that continue post-Closing.

     The obligations of the Company and Bird to consummate the Bardstown Sale are subject to the prior satisfaction (or waiver by the Company and Bird) of certain conditions, including: (i) all representations and warranties of the Purchaser in the Purchase Agreement being accurate in all material respects, and the performance by the Purchaser of all covenants to be performed by the Purchaser in all material respects and the absence or cure of any breach in any material respect by the Purchaser of its covenants or agreements and (ii) solely with respect to the Kensington Closing, the prior occurrence of the Closing and the Purchaser's assumption of, and indemnification of the Companies with respect to, the liabilities of the Companies relating to Kensington pursuant to a binding agreement reasonably acceptable to Bird.

     The respective obligations of the Company, Bird and the Purchaser to consummate the Combined Sale Transaction are subject to the satisfaction (or waiver) of the following conditions: (i) the failure of any statute, rule, regulation or order to have been enacted by any Governmental Authority prohibiting the payment for or acceptance of payment for some or all of the Assets, making the acceptance for payment or payment for some or all of the Assets illegal, or otherwise prohibiting consummation of the transactions contemplated by the Purchase Agreement or, solely as a condition to the obligations of the Purchaser, imposing any material limitation on the ability of the Purchaser effectively to acquire, hold or operate the Activity or to exercise full rights of ownership over the Assets; (ii) the absence of any Proceeding, pending or threatened, to challenge, modify or set aside any authorization of the transactions provided for in the Purchase Agreement or any approvals or consents thereunder or any action to enjoin or prevent the consummation of the transactions contemplated by the Purchase Agreement; (iii) receipt by the Company of all material authorizations, consents and approvals of its stockholders; and (iv) receipt by Bird of all authorizations, consents and approvals from the Senior Secured Lenders with respect to the Closing and all other material authorizations, consents and approvals required in connection with the purchase and sale of the Holding Stock as contemplated by the Purchase Agreement. In addition, Bird's obligations with respect to the Kensington Closing are conditioned upon Bird's prior fulfillment of all of its obligations under Kensington's Partnership Agreement.

CERTAIN OPERATIVE AGREEMENTS

     The Purchase Agreement contemplates that Bird and the Purchaser shall execute and deliver at the closing certain operative agreements described more fully below.

     Non-Competition Agreement. The Non-Competition Agreement to be executed by Bird and the Purchaser in connection with the Closing is, pursuant to its terms, an essential part of the consideration being received by the Purchaser in connection with the Bardstown Sale and the delivery of such Non-Competition Agreement is a condition to the Purchaser's obligations under the Purchase Agreement. The Non-Competition Agreement provides that (i) Bird will not and will not permit any of its Affiliates (as defined in the Non-Competition Agreement), to use, appropriate or misappropriate any of the confidential and proprietary information Related to the Activity (the "Confidential Information"), or to disclose or make available to any Person other than the Purchaser any of the Confidential Information, except in certain limited, specified circumstances and (ii) that Bird will not, for a period of five years commencing on the date

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


of the Non-Competition Agreement, and will not permit any of its Affiliates to, in any portion of the United States of America or Canada, engage directly or indirectly, whether alone or in association with any other Person, in the production and/or sale of vinyl siding, soffit, fascia, and/or associated accessories and/or vinyl window profiles and/or accessories.

     Pursuant to the Non-Competition Agreement, Bird also agrees that during such five year period it will not, nor will it permit any of its Affiliates to, directly or indirectly (i) solicit the trade of any customer, prospective customer, supplier or prospective supplier of the Activity for any business purpose which is in competition with the Activity as carried out by the Purchaser following the Closing or (ii) knowingly solicit or induce, or attempt to solicit or induce, any employee of the Purchaser or any of its Affiliates to leave the Purchaser or any of its Affiliates for any reason whatsoever, or to hire any employee of Purchaser or any of its Affiliates, provided that the foregoing restrictions will not apply to any solicitation by general advertisement, or to persons who resign voluntarily from the employ of the Purchaser or any of its Affiliates (without solicitation by Bird) or who are terminated by Purchaser or any of its Affiliates. Bird is free to engage in any line of business engaged in by Bird or any Affiliate of Bird immediately following the Closing (including Bird's marketing of vinyl shutters currently marketed through its roofing division) and the restrictions contained in the Non-Competition Agreement do not apply to any Person that purchases all or a substantial portion of the capital stock or assets of Bird, or to such Person's Affiliates.

     The Purchaser is entitled to injunctive relief against Bird in the event of any breach of the Non-Competition Agreement and may institute proceedings for specific performance of the Non-Competition Agreement by Bird.

     Pursuant to the Purchase Agreement, a portion of the Purchase Price equal to $25,000 is allocated as consideration for Bird's agreements under the Non-Competition Agreement.

     License Agreement. Under the License Agreement to be executed by Bird as of the Closing Date, Bird will grant to the Purchaser an exclusive, royalty-free, paid-up license to use the "Bird" name and logo and all registration applications therefor (the "Trademark") and to sublicense the Trademark in connection with the Activity within the United States of America and Canada (the "Territory"). The License Agreement permits Bird to retain the right to use the Trademark concurrently with the Purchaser in connection with the activities of Bird not transferred to the Purchaser (including in connection with the marketing of vinyl shutters by Bird's roofing division).

     The License Agreement restricts the Purchaser's use of the Trademark to the Territory and requires such use to be in connection with the Activity. The term of the License Agreement is perpetual, but the License Agreement is subject to termination by Bird if and when (i) the Purchaser uses the Trademark in connection with any product other than the Vinyl Products (as such term is defined in the License Agreement), (ii) the Purchaser uses the Trademark in connection with any activity other than the Activity, (iii) the Purchaser attempts or purports to sublicense or assign the License Agreement or the rights granted thereunder other than as permitted or (iv) the Purchaser breaches any other obligation that it may have under the License Agreement (including, but not limited to, Purchaser's obligation to maintain quality standards) and fails to cure such breach within 60 days of written notice. Upon termination of the License Agreement for any reason, all rights granted thereunder in the Trademark will automatically revert to Bird, and the Purchaser must cease and thereafter refrain from all use of the Trademark, all sublicensing thereof and any reference to itself or any of its affiliates or sublicensees as "formerly Bird" or words of similar meaning.

     If Bird ceases to do business or to exist, it must, prior to the effective date of any such change, convey its rights in and to the Trademark to the Purchaser in exchange for $1.00.

     Sublicensees of the Trademark from the Purchaser must agree in writing to be bound by the terms and conditions of the License Agreement.

     The License Agreement contains representations of Bird as to its title to the Trademark and as to the absence of any infringement on proprietary rights of any other person in the Territory. Pursuant to the License

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


Agreement, the Purchaser represents, warrants and covenants to maintain certain quality levels and standards with respect to all Vinyl Products, to require its sublicensees to maintain similar quality standards and to provide Bird with reasonable access to the Purchaser's and its sublicensees' facilities and to the Vinyl Products in order to inspect and verify quality levels.

INDEMNIFICATION

     The Companies agree in the Purchase Agreement that they shall jointly and severally indemnify and hold harmless the Purchaser from and against any Damages suffered by the Purchaser (including, without limitation, reasonable fees and expenses of attorneys, accountants, consultants and experts) resulting from, arising out of or incurred with respect to, or in the case of claims asserted against the Purchaser by third parties, alleged to result from, arise out of or have been incurred with respect to (i) the falsity or the breach of any representation (except the representations regarding environmental matters, with respect to which Bird's indemnity obligations are described under " -- Covenants Regarding Environmental Matters"), covenant, warranty or agreement made by Bird in the Purchase Agreement, (ii) the Retained Liabilities, (iii) the Retained Assets, (iv) after the Kensington Closing, any liability of Holding for Taxes or matters arising under ERISA which arise as a result of Holding being a member of the Company's consolidated group and (v) prior to the Kensington Closing, irrespective of whether or not the Purchaser's aggregate Damages exceed $1,000,000 (the "Basket Amount"), any failure of Kensington to pay any account receivable included in the Assets.

     The Purchaser agrees to indemnify and hold harmless the Companies from and against any Damages suffered by the Companies (including, without limitation, reasonable fees and expenses of attorneys, accountants, consultants and experts) resulting from, arising out of, or incurred with respect to, or in the case of claims asserted against the Companies by third parties, alleged to result from, arise out of or have been incurred with respect to (i) the falsity or the breach of any representation, covenant, warranty or agreement made by Buyer in the Purchase Agreement, (ii) the Assumed Liabilities, (iii) the ownership, use or operation of the Assets or the conduct of the Activity by the Purchaser on or subsequent to the Closing Date or (iv) the conduct of the business of Holding and the Kensington Partners Business prior to, on or subsequent to the Kensington Closing Date, including but not limited to all liabilities reflected on Holding's and Kensington's respective balance sheets as of the Kensington Closing Date.

     The parties' respective representations and warranties contained in the Purchase Agreement will survive any investigation made by, in the case of any representations and warranties of the Companies, the Purchaser, and, in the case of representations and warranties of the Purchaser, Bird, and will, in each case, survive the Closing only through the one-year period following the Closing Date, except that Bird's representations and warranties regarding tax matters will survive until the expiration of the applicable statute of limitations and Bird's representations and warranties as to title to the Assets will survive without expiration. Neither Bird (except with respect to Bird's representations and warranties regarding environmental and tax matters) nor the Purchaser has any obligation to indemnify the other unless a specific claim is made or an action at law or at equity is commenced within six months from the date the party claiming indemnification has actual knowledge of the state of facts based on which such party may assert a claim against the other party. Indemnification claims made by the Purchaser for a breach of Bird's representations and warranties relating specifically to the Kensington Closing may not be made until the Purchaser has properly exercised its option to purchase the Holding Stock.

     Bird is not liable with respect to its indemnification obligations until the Purchaser's Damages exceed the Basket Amount and, in such case, only to the extent of such excess. The Final Remedial Amount and the Kensington Final Remedial Amount will, to the extent any such amount is paid by the Purchaser, reduce the Basket Amount on a dollar-for-dollar basis. The obligations of Bird for any indemnification claims will not exceed $4,000,000 in the aggregate.

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


TERMINATION


     The Purchase Agreement may be terminated (i) at any time by mutual consent of Bird and the Purchaser; (ii) by Bird or the Purchaser if (x) the Board of Directors fails to recommend, or withdraws, modifies or changes its recommendation of, the Purchase Agreement in a manner adverse to the Purchaser or resolves to do any of the foregoing or (y) Bird or the Company accepts a Superior Proposal precluding the completion of the transactions contemplated by the Purchase Agreement; (iii) by either the Purchaser or the Companies upon written notice given to the other parties after (x) March 31, 1995, if the Closing shall not have occurred on or before such date or (y) with respect to the Kensington Closing only, July 31, 1995 (or the expiration of the 105-day period following the exercise by the Purchaser of its option to purchase the Holding Stock, as applicable), if the Kensington Closing shall not have occurred on or before such date; (iv) by the Purchaser or the Companies if the Company fails to receive required approvals from its stockholders or the Senior Secured Lenders by the Closing Date; (v) by the Purchaser or the Companies (provided the terminating party is not then in default in any material respect under the Purchase Agreement), upon the failure of the other party to fulfill a condition to Closing by the Closing Date or if the other party is in default in any material respect under the Purchase Agreement; (vi) by the Purchaser, upon written notice to the Companies if (x) prior to the Closing Date, the Final Remedial Amount exceeds $1,500,000 or (y) with respect to the Kensington Closing only, prior to the Kensington Closing Date, the Kensington Final Remedial Amount exceeds $500,000; or (vii) insofar as it relates to the sale and purchase of the Holding Stock, by Bird in the event any party exercises any rights such party may have pursuant to the Kensington Partnership Agreement to purchase the Holding Stock. See "-- Termination Fee."


TERMINATION FEE

     Bird will pay the Purchaser a fee of $1,500,000 (the "Termination Fee") upon (i) the termination of the Purchase Agreement for the reasons specified in clause (ii) under the caption "-- Termination" above or (ii) the consummation of an Acquisition Transaction relating to the Company or Bird within the twelve
(12) month period following any such termination (x) by the Purchaser for the reasons specified in clause (v) under the caption "-- Termination" above or (y) by Bird, the Company or the Purchaser for the reasons specified in clause (iv) under the caption "-- Termination" above if (A) Bird, the Company or the Company's stockholders shall have received an offer or proposal from any Person (other than the Purchaser or an Affiliate of the Purchaser) to enter into an Acquisition Transaction or (B) any Person (other than the Purchaser or an Affiliate of the Purchaser) shall have purchased, after the date of the Purchase Agreement and prior to such termination, securities representing 10% or more of the voting power of Bird or the Company.

     The Termination Fee is payable within five (5) Business Days after the occurrence of the event giving rise to such payment.

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


                     MARKET PRICE DATA AND RELATED MATTERS

COMMON STOCK INFORMATION

     The Company had 2,214 common stockholders of record as of September 30, 1994. On September 23, 1994, the business day first preceding public announcement of the Combined Sale Transaction, the high and low bid prices for the Common Stock were both $7.25. On December 30, 1994, the high and low bid prices for the Common Stock were $9.125 and $8.50.

     The Common Stock is quoted in the NASDAQ National Market System under the symbol "BIRD." The range of high and low bid prices for the Common Stock as reported by NASDAQ for the periods indicated is set forth below.

FISCAL YEAR                                                               HIGH     LOW
- ------------------------------------------------------------------------  ----     ----
1992   First Quarter....................................................  18 3/4   14 1/4
       Second Quarter...................................................  18       12
       Third Quarter....................................................  14       11 1/4
       Fourth Quarter...................................................  13 1/2   11

1993   First Quarter....................................................  14 1/4   11 3/4
       Second Quarter...................................................  13 1/2   11 1/2
       Third Quarter....................................................  13 1/4   11 1/2
       Fourth Quarter...................................................  13 1/2    6 1/2

1994   First Quarter....................................................  12 1/4    8
       Second Quarter...................................................  11 1/4    8 1/2
       Third Quarter....................................................  10 1/2    7
       Fourth Quarter...................................................  10        8

DIVIDENDS

     The Company paid a cash dividend of five cents per share of Common Stock in each quarter during 1992 and 1993. At the end of 1993, the Company suspended dividends on all classes of stock until further notice.

     In accordance with the Third Amended Credit Agreement, on October 13, 1994, the Company requested that its lending banks consent to the payment of dividends of $1.25 on the 5% Preferred Stock on December 1, 1994, as well as to subsequent declarations and payments with respect to the 5% Preferred Stock. These lenders granted the Company's request in part, consenting solely to the declaration and payment of the December 1, 1994 dividends on the 5% Preferred Stock. Accordingly, the Company declared a quarterly dividend on the 5% Preferred Stock on November 4, 1994, and paid such dividend, in the amount of $7,275, on December 1, 1994. The Third Amended Credit Agreement limited the declaration and payment of cash dividends on the 5% Preferred Stock to $350,000 per year, and on the Preference Stock to $1,550,000 per year, in each case provided no default was continuing thereunder.

     Under the terms of the Barclays Agreement, the payment of dividends is generally proscribed, except that the Company may declare and pay cash dividends up to $35,000 in any fiscal year on the 5% Preferred Stock and may declare and pay dividends generally on its capital stock to the extent such dividends are payable solely in such capital stock. The Barclays Agreement further permits Bird to pay dividends to the Company to enable the Company to pay permitted dividends on the 5% Preferred Stock. In accordance with the terms of the Barclays Agreement, dividends on the 5% Preferred Stock may only be paid if no event of default has occurred and is continuing thereunder or would occur after giving effect to such payment.

     The Company is currently in arrears in its payment of quarterly dividends on the 5% Preferred Stock for three quarterly periods in 1994 (having paid a quarterly dividend on December 1, 1994) and on the Preference Stock for the last four quarterly periods in which dividends on the Preference Stock were due. The amount of

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


dividends in arrears on the 5% Preferred Stock and the Preference Stock is $21,825 and $1,506,452 respectively, as of December 31, 1994.

     In the event the Company fails to pay quarterly dividends with respect to the 5% Preferred Stock for four quarters (which need not be consecutive), the holders of the 5% Preferred Stock will be entitled to one vote per share concurrent with the Common Stock on all matters during the period in which the Company's default continues uncured. In connection with any such default, the holders of the 5% Preferred Stock will also have the right, voting separately and as a class, to elect two directors by majority vote. In the event the Company fails to pay quarterly dividends with respect to the Preference Stock for six quarters (which need not be consecutive), holders of the Preference Stock will be entitled to elect two directors who shall serve for the period during which the Company's default with respect to such dividends continues uncured. The Articles of Organization of the Company provide that as long as any arrearage on the payment of dividends on the 5% Preferred Stock exists, no dividends may be declared or paid on any other class of stock of the Company. The Articles of Organization also provide that in the event that full cumulative dividends on the Preference Stock have not been declared and paid, the Company may not declare or pay any dividends or make any distributions on, or make payment on account of the purchase, redemption, or other requirement of, its Common Stock, until full cumulative dividends on the Preference Stock are declared and paid or set aside for payment.

COMPARATIVE PER SHARE DATA

     The following table presents selected comparative per share data for the Company based upon historical and unaudited pro forma financial information contained elsewhere in this Proxy Statement. The pro forma data gives effect to the Combined Sale Transaction and certain other transactions described in footnotes to the unaudited pro forma consolidated statements of operations appearing elsewhere herein. The unaudited pro forma data is based on certain assumptions and includes estimated unaudited pro forma adjustments. Reference is made to the unaudited pro forma consolidated financial statements and the notes thereto for a description of these assumptions and adjustments. The unaudited pro forma consolidated financial statements and financial data are provided for comparative purposes only. The selected unaudited pro forma financial data does not purport to be indicative of the results which actually would have been obtained if the Combined Sale Transaction were to be effected on the dates indicated or of those results which may be obtained in the future.

                       BIRD CORPORATION AND SUBSIDIARIES
                         COMPARATIVE PER SHARE DATA(1)

     Primary earnings (loss) per common and common equivalent share from continuing operations:(2)

                                                                                    PRO FORMA
                                                                    HISTORICAL     AS ADJUSTED
                                                                    ----------     -----------
     Year ended December 31, 1993.................................    ($1.51)        ($ 2.61)
     Nine months ended September 30, 1994.........................    ($0.67)        ($ 1.40)
     Book Value per Common Share as of September 30, 1994(3)......     $3.73          $ 8.51

- ---------------
(1) This comparison should be read in conjunction with the unaudited consolidated pro forma financial information and consolidated financial statements and the notes thereto appearing elsewhere herein.

(2) The "historical" and "pro forma as adjusted" earnings (loss) per share amounts have been determined after deducting the dividend requirement for the 5% Preferred Stock and Preference Stock. Earnings (loss) per share are based on the weighted average number of shares of Common Stock outstanding and exclude Common Stock equivalents since they are anti-dilutive.

(3) Adjusted for the liquidating values for the 5% Preferred Stock and Preference Stock and based on the number of shares of Common Stock outstanding on the respective dates.

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


           SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY


     The selected consolidated financial data set forth below for the five years ended December 31, 1993 have been derived from the audited consolidated financial statements of the Company. The statement of operations data with respect to the years ended December 31, 1993, 1992 and 1991 and the balance sheet data as of December 31, 1993 and 1992 have been derived from the audited financial statements of the Company as included in this Proxy Statement. The statement of operations data with respect to the years ended December 31, 1990 and 1989 and the balance sheet data as of December 31, 1991, 1990 and 1989 have been derived from the audited financial statements of the Company previously filed with the SEC but not incorporated by reference or included elsewhere in this Proxy Statement. The selected consolidated financial data set forth for the nine months ended September 30, 1994 have been derived from the unaudited consolidated financial statements of the Company included elsewhere in this Proxy Statement. The selected consolidated financial data set forth below are qualified in their entirety by and should be read in conjunction with the financial statements and the notes related thereto included elsewhere in this Proxy Statement. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." See also "Bird Corporation and Subsidiaries Audited Consolidated Financial Information" included on pages F-2 through F-27 and the Company's interim financial statements for the period ended September 30, 1994 included in pages A-2 through A-11 of this Proxy Statement.

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


                                BIRD CORPORATION

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following tables set forth certain financial data and are qualified in their entirety by the more detailed Consolidated Financial Statements and information included elsewhere herein:

SELECTED CONSOLIDATED STATEMENT OF OPERATIONS DATA

                                        NINE MONTHS ENDED
                                          SEPTEMBER 30,                           YEAR ENDED DECEMBER 31,
                                      ---------------------     ------------------------------------------------------------
                                        1994         1993         1993         1992         1991         1990         1989
                                      --------     --------     --------     --------     --------     --------     --------
                                                         (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
Net sales.........................    $141,595     $140,512     $187,745     $164,202     $137,059     $128,997     $122,013
Costs and expenses:
  Cost of sales...................     114,813      111,574      151,664      128,371      107,226       99,811       95,450
  Selling, general and
    administrative expenses.......      22,371       23,065       32,716       27,811       23,023       21,588       20,506
  Interest expense................       4,138        1,485        2,472        1,506        1,026          414        1,562
  Discontinued business activities
    (income)......................      (1,416)(1)        0          268          178          189         (681)      (6,478)
  Non-recurring Income............           0       (1,377)(2)        0            0            0            0            0
  Other (income) expense..........       3,263(3)     2,223(3)     5,903(4)      (197)        (331)        (547)      (1,323)
Earnings (loss) from continuing
  operations before income
  taxes...........................      (1,574)       3,542       (5,278)       6,533        5,926        8,412       12,296
Provision (benefit) for income
Earnings (loss) from continuing
  operations......................      (1,574)       3,114       (4,641)       5,664        5,428        7,798       11,233
Discontinued operations:(6)
  Gain (loss) from operations of
    discontinued businesses, net
    of taxes......................       2,019       (5,378)     (15,414)      (2,573)        (249)      (1,073)      (1,347)
  Gain (loss) on disposal of
    businesses....................      (9,384)           0      (11,000)           0            0            0        9,806(5)
Net gain (loss) from discontinued
  operations......................      (7,365)      (5,378)     (26,414)      (2,573)        (249)      (1,073)       8,459
Cumulative effect of accounting
  change..........................           0     2,733 (7)    2,733 (7)           0            0            0            0
Net earnings (loss)...............    $ (8,939)    $    469     $(28,322)    $  3,091     $  5,179     $  6,725     $ 19,692
Primary earnings (loss) per common
  share:
Continuing operations.............    $  (0.67)    $   0.48     $  (1.51)    $   1.00     $   1.01     $   1.73     $   2.43
Discontinued operations...........       (1.82)       (1.32)       (6.45)       (0.62)       (0.06)       (0.30)        2.12
Cumulative effect of accounting
  change..........................        0.00         0.67         0.67         0.00         0.00         0.00         0.00
Net earnings (loss)...............    $  (2.49)    $  (0.17)    $  (7.29)    $   0.38     $   0.95     $   1.43     $   4.55
Fully diluted earnings (loss) per
  common share:
  Continuing operations...........    $  (0.33)    $   0.64     $  (1.51)    $   1.00     $   1.01     $   1.73     $   2.08
  Discontinued operations.........       (1.54)       (1.12)       (6.45)       (0.62)       (0.06)       (0.30)        2.08
  Cumulative effect of accounting
    change........................        0.00         0.57         0.67         0.00         0.00         0.00         0.00
Net earnings (loss)...............    $  (1.87)    $   0.09     $  (7.29)    $   0.38     $   0.95     $   1.43     $   4.16
Cash dividend per common share....    $   0.00     $   0.15     $   0.15     $   0.20     $   0.20     $   0.20     $   0.00
Book Value Per Common Share.......    $   3.73     $   5.73     $   5.75     $  12.83     $  12.61     $  11.59     $  10.36
Total assets......................    $ 83,399     $137,925     $123,229     $119,075     $ 99,904     $ 80,835     $ 76,383
Working capital...................    $ (7,867)    $ 12,698     $ 30,090     $ 43,782     $ 34,179     $ 32,022     $ 29,333
Long-term debt, excluding current
  portion.........................    $  1,140     $  1,904     $ 43,127     $ 30,374     $ 12,150     $  4,492     $  1,370
Stockholders' equity..............    $ 32,157     $ 68,929     $ 40,561     $ 69,101     $ 68,602     $ 60,323     $ 55,410

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


                                BIRD CORPORATION

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                   FOOTNOTES

- ---------------
(1) Reflects the $1,261,000 loss on the sale of the Company's interest in Mid-South Building Supply, Inc. and the gain of $2,677,000 on the sale of virtually all of the Company's building materials distribution businesses to Cameron.

(2) Represents a net gain from a settlement of a claim against a former vendor.

(3) Reflects the Company's portion of the results of operations of Kensington amounting to $1,644,000 and $859,000 for the nine months ended September 30, 1994 and 1993, respectively, as well as certain charges primarily associated with executive compensation plans.

(4) Represents certain non-recurring charges more fully described in the Notes to the 1993 consolidated financial statements included elsewhere herein.

(5) Relates to the disposal of a former subsidiary, Bird Machine Company.

(6) Except as noted in footnote (5) above, the discontinued operations relate to the "off-site" and "on-site" environmental remediation businesses.

(7) Relates to the adoption of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes".

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


                   SELECTED UNAUDITED PRO FORMA CONSOLIDATED
                      FINANCIAL INFORMATION OF THE COMPANY

     The following selected unaudited pro forma consolidated financial information of the Company is based on and should be read in conjunction with the audited consolidated financial statements and other financial information of the Company included elsewhere in this Proxy Statement. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 1994 and the year ended December 31, 1993 gives effect to the Combined Sale Transaction and to the sale of all of the building materials distribution business to two Cameron Subsidiaries as if such sales had occurred on January 1, 1993. The unaudited pro forma consolidated balance sheet as of September 30, 1994 gives effect to the Combined Sale Transaction and to the recent sale of Southland's assets to a Cameron Subsidiary as if such sales had occurred on September 30, 1994. Additionally, the proceeds from the Combined Sale Transaction are treated as if they had been used to reduce the Company's outstanding indebtedness and accordingly, no interest expense is shown on a pro forma basis, as adjusted. The unaudited pro forma consolidated balance sheet also reflects the Company's earlier decisions to close its on-site environmental remediation business (shown as "adjustments"), as well as the sale of its building materials distribution business assets to two Cameron Subsidiaries. Proceeds from the sale of the distribution business to the Cameron Subsidiary in August 1994, as well as the subsequent sale of Southland's assets to another Cameron Subsidiary in November 1994, have been reflected as reductions in the Company's indebtedness.

     The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma consolidated financial information purports neither to represent what the Company's financial position or results of operations would actually have been if the Combined Sale Transaction and the August and November 1994 sales to Cameron Subsidiaries had occurred on January 1, 1993 or September 30, 1994 nor to project the Company's financial position or results of operations for any future date or period.

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


                       BIRD CORPORATION AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                  NINE MONTHS ENDED
                                                                 SEPTEMBER 30, 1994
                                             -----------------------------------------------------------
                                                            SALE OF        PROPOSED SALE
                                                          DISTRIBUTION      OF COMBINED       PRO FORMA
                                             HISTORICAL   COMPANIES(1)   VINYL BUSINESS(2)   AS ADJUSTED
                                             ----------   ------------   -----------------   -----------
                                                          (000) OMITTED (EXCEPT SHARE DATA)
Net Sales..................................  $  141,595   $   65,891          $36,348        $    39,356
                                             ----------   ------------   -----------------   -----------
Costs and expenses:
  Cost of sales............................     114,813       53,205           27,783             33,825
  Selling, general and administrative
     expense(3)............................      22,371       11,020            4,455              6,896
  Net interest expense.....................       4,138        2,329            1,809                  0
  Net discontinued business activities
     expense...............................      (1,416)      (1,416)(7)            0                  0
  Equity losses from partnership...........       1,644            0                0              1,644
  Other expense............................       1,619           94                0              1,525
                                             ----------   ------------   -----------------   -----------
       Total costs and expenses............     143,169       65,232           34,047             43,890
                                             ----------   ------------   -----------------   -----------
Earnings (loss) from continuing operations
  before income taxes......................      (1,574)         659            2,301             (4,534)
Provision (benefit) for income taxes(5)....           0            0                0                  0
                                             ----------   ------------   -----------------   -----------
Earnings (loss) from continuing
  operations...............................  $   (1,574)    $    659          $ 2,301        $    (4,534)
                                                          ==========     =============
Cumulative Preferred and Preference
  dividends................................       1,152                                            1,152
                                             ----------                                      -----------
Earnings (loss) from continuing operations
  applicable to common stock...............  $   (2,726)                                     $    (5,686)
                                              =========                                        =========
Earnings (loss) from continuing operations
  per common share:(6)
  Primary..................................  $    (0.67)                                     $     (1.40)
Average number of shares used in primary
  earnings per share computation...........   4,051,050                                        4,051,050

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


                       BIRD CORPORATION AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                               TWELVE MONTHS ENDED
                                                                DECEMBER 31, 1993
                                        -----------------------------------------------------------------
                                                         SALE OF          PROPOSED SALE
                                                       DISTRIBUTION        OF COMBINED         PRO FORMA
                                        HISTORICAL     COMPANIES(1)     VINYL BUSINESS(2)     AS ADJUSTED
                                        ----------     ------------     -----------------     -----------
                                                        (000) OMITTED (EXCEPT SHARE DATA)
Net Sales.............................  $  187,745       $ 96,497            $43,836         $    47,412
                                        ----------     ------------     -----------------     -----------
Costs and expenses:
  Cost of sales.......................     151,664         77,630             33,322              40,712
  Selling, general and administrative
     expense(3).......................      32,716         16,626              5,647              10,443
  Net interest expense................       2,472          1,406              1,066                   0
  Net discontinued business
     activities.......................         268              0                  0                 268
  Equity losses from partnership......       2,625              0                  0               2,625
  Other expense(4)....................       3,278            129                  0               3,149
                                        ----------     ------------     -----------------     -----------
       Total costs and expenses.......     193,023         95,791             40,035              57,197
                                        ----------     ------------     -----------------     -----------
Earnings (loss) from continuing
  operations before income taxes......      (5,278)           706              3,801              (9,785)
Provision (benefit) for income
  taxes(5)............................        (637)             0                  0                (637)
                                        ----------     ------------     -----------------     -----------
Earnings (loss) from continuing
  operations..........................  $   (4,641)      $    706            $ 3,801         $    (9,148)
                                                       ==========       =============
Cumulative Preferred and Preference
  dividends...........................       1,536                                                 1,536
                                        ----------                                            -----------
Earnings (loss) from continuing
  operations applicable to common
  stock...............................  $   (6,177)                                          $   (10,684)
                                         =========                                              =========
Earnings (loss) from continuing
  operations per common share:(6)
  Primary.............................  $    (1.51)                                          $     (2.61)
Average number of shares used in
  primary earnings per share
  computation.........................   4,097,999                                             4,097,999

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


                       BIRD CORPORATION AND SUBSIDIARIES

                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                                         SEPTEMBER 30, 1994
                                         ----------------------------------------------------------------------------------
                                                                          SALE OF          PROPOSED SALE
                                                                        DISTRIBUTION        OF COMBINED          PRO FORMA
                                         HISTORICAL     ADJUSTMENTS     COMPANY(10)      VINYL BUSINESS(11)     AS ADJUSTED
                                         ----------     -----------     ------------     ------------------     -----------
ASSETS
Current Assets:
  Cash and equivalents.................  $     200        $     0         $      0         $    18,888(8)         $19,088
  Accounts and notes receivable........     28,541           (908)(9)         (653)            (13,583)            13,397
    Allowance for doubtful accounts....     (3,344)           208(9)           126                 697             (2,313)
  Inventories..........................     10,767              0           (1,804)             (5,497)             3,466
  Prepaid Expenses.....................      2,632            (33)(9)          (22)             (1,103)             1,474
  Receivable from sale of assets.......      1,996              0              (99)                  0              1,897
  Deferred income tax..................        170              0                0                   0                170
                                         ----------     -----------     ------------        ----------          -----------
      Total current assets.............     40,962           (733)          (2,452)               (598)            37,179
                                         ----------     -----------     ------------        ----------          -----------
Property, Plant and Equipment:
  Land and land improvements...........      3,145              0                0                (174)             2,971
  Buildings............................     11,437              0              (68)             (4,805)             6,564
  Machinery and equipment..............     29,686              0             (318)            (10,677)            18,691
  Construction in progress.............      4,480              0                0                 (60)             4,420
                                         ----------     -----------     ------------        ----------          -----------
                                            48,748              0             (386)            (15,716)            32,646
  Less -- Depreciation and
    amortization.......................     23,390              0             (302)            (10,192)            12,896
                                         ----------     -----------     ------------        ----------          -----------
                                            25,358              0              (84)             (5,524)            19,750
                                         ----------     -----------     ------------        ----------          -----------
Other investments......................      2,868            (96)(9)            0                   0              2,772
Assets held for sale...................      7,500              0                0                   0              7,500
Other assets...........................      1,660              0              230                (211)             1,679
Deferred income tax....................      5,051              0                0              (3,600)(8)          1,451
                                         ----------     -----------     ------------        ----------          -----------
                                         $  83,399        $  (829)        $ (2,306)        $    (9,933)           $70,331
                                          ========      ==========      ==========       ===============        =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Long-term debt, portion due within
    one year...........................  $     666        $     0         $      0         $      (296)(8)        $   370
  Long-term debt in default, classified
    as current.........................     28,158              0           (1,657)            (26,113)(8)            388
  Accounts payable and accrued
    expenses...........................     16,392          1,655(9)          (553)             (4,105)            13,389
  Retirement plan contributions
    payable............................        384              0                0                 (71)               313
  Income taxes payable.................        452           (124)(9)            0               1,200(8)           1,528
  Dividends Payable....................          0              0                0                   0                  0
  Liquidation Reserve..................      2,777         (2,360)(9)            0                   0                417
                                         ----------     -----------     ------------        ----------          -----------
      Total current liabilities........     48,829           (829)          (2,210)            (29,385)            16,405
                                         ----------     -----------     ------------        ----------          -----------
Long-term Debt, Portion Due After
  One Year.............................      1,140              0                0                 (61)(8)          1,079
                                         ----------     -----------     ------------        ----------          -----------
Other Liabilities......................      1,250              0             (146)                  0              1,104
                                         ----------     -----------     ------------        ----------          -----------
Deferred Income Taxes..................         23              0                0                   0                 23
                                         ----------     -----------     ------------        ----------          -----------
Stockholders' Equity
  Preferred and Preference stocks at
    par value..........................      1,396              0                0                   0              1,396
  Common stock at par value............      4,339              0                0                   0              4,339
  Other Stockholders' Equity(12).......     26,422              0               50              19,513(8)          45,985
                                         ----------     -----------     ------------        ----------          -----------
                                            32,157              0               50              19,513             51,720
                                         ----------     -----------     ------------        ----------          -----------
                                         $  83,399        $  (829)        $ (2,306)        $    (9,933)           $70,331
                                          ========      ==========      ==========       ===============        =========

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.



                       BIRD CORPORATION AND SUBSIDIARIES

            PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
                                   FOOTNOTES

- ---------------


 (1) Reflects the sale of the building materials distribution business to Cameron on August 22, 1994 including the pending sale of substantially all the assets of Southland Building Products, Inc. to Cameron. Proceeds from the sales were used to reduce the Company's indebtedness under the Third Amended Credit Agreement by approximately $25 million. As of September 30, 1994, the revolving credit line commitment totaled $25,825,000 and the total principal outstanding on the term loan totaled $14,928,000. The average interest rate for the twelve month period ending December 31, 1993 was 4.92%. The average interest rates on the revolving credit line and term loan under the Third Amended Agreement were 10.78% and 11.55% respectively for the nine month period ended September 30, 1994. Interest expense was adjusted by $1.3 million and $2.3 million for the twelve months ended December 31, 1993 and the nine months ended September 30, 1994, respectively, to reflect the indebtedness reduced by such proceeds. The pro forma results of operations for the period ended September 30, 1994 do not include any interest income on such proceeds or the anticipated gain on the sale of Southland. Such gain amount is presented as an adjustment to retained earnings on the pro forma consolidated balance sheet as of September 30, 1994. The amount of the gain on the sale of distribution included in retained earnings at September 30, 1994 was $2,677,000 on the sale of assets to Cameron and a loss of $1,261,000 on the sale of the Company's 40% interest in Mid-South Building Supply, Inc.

 (2) Reflects the results of operations relating to the proposed sale of the Vinyl Business (excluding Kensington) (see "The Combined Sale
     Transaction -- Proceeds of the Combined Sale Transaction"). The proceeds will be applied to reduce the Company's indebtedness under the Loan and Security Agreement. As of November 30, 1994, the revolving credit line commitment totaled $24 million and the total principal outstanding on the term loans totaled $15 million. The interest rates on the revolving credit line and the term loan under the Barclays Agreement dated November 30, 1994 between the Company and Barclays were 9.5% and 9.75%, respectively. The anticipated gain of $19.5 million attributable to the transaction is not presented in the pro forma consolidated statements of operations. Such gain amount is presented as an adjustment to retained earnings on the pro forma consolidated balance sheet as of September 30, 1994. Interest expense for the twelve months ended December 31, 1993 and the nine months ended September 30, 1994 was virtually eliminated as a result of reducing the Company's indebtedness. No amount relating to interest income on such proceeds is included in the pro forma results presented.

 (3) SG&A expenses for the distribution businesses and the vinyl business include historical allocations of corporate overhead expenses amounting to $856,000 and $1,060,000, respectively, for the year ended December 31, 1993, and $368,000 and $703,000, respectively, for the nine months ended September 30, 1994. Such expenses represent the estimated reduction to be realized in on-going corporate SG&A including payroll-related costs for headcount reductions, facilities expenses and systems support, due to the sales of these businesses.

 (4) Represents certain non-recurring charges more fully described in Note 8 to the 1993 consolidated financial statements included elsewhere in this Proxy Statement.

 (5) The provision (benefit) for income taxes is based on the Company's historical effective tax rate and results for the nine months ended September 30, 1994 and recalculated based on the results from continuing operations for the twelve months ended December 31, 1993.

 (6) The "historical" and "pro forma as adjusted" earnings(loss) per share amounts have been determined after deducting the dividend requirement for the Company's preferred and preference stock. Earnings (loss) per share are based on the weighted average number of common shares outstanding and exclude common stock equivalents since they are anti-dilutive.

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.



                       BIRD CORPORATION AND SUBSIDIARIES


            PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)


                            FOOTNOTES -- (CONTINUED)


 (7) Reflects an approximate $2.7 million gain on the sale of substantially all of the Company's building material distribution businesses and the loss of approximately $1.3 million on sale of the Company's interest in Mid-South Building Supply, Inc. Historical results of operations for this business were breakeven for the twelve months ended December 31, 1993 and the period ended September 30, 1994.

 (8) Cash proceeds and the anticipated gain on the transaction have been reduced by approximately $2.5 million representing estimated legal costs, severance and financial advisor payments and other expenses and costs associated with the Combined Sale Transaction and by approximately $706,000 representing unamortized deferred debt issuance costs. In addition, proceeds amounting to approximately $27.6 million are reflected as a reduction in the Company's indebtedness. The anticipated gain, which is not reflected on the pro forma consolidated statements of operations, also reflects the tax effect of the transaction and, accordingly, has been reduced by approximately $1.2 million and approximately $3.6 million for the estimated state income taxes payable and deferred income taxes, respectively. The Company is required under the Purchase Agreement to perform a closing balance sheet audit, that may or may not, result in an adjustment to the anticipated gain.

     COMPUTATION OF CASH PROCEEDS AND THE GAIN ON THE SALE ARE PRESENTED BELOW:

     Computation of Net Cash Proceeds from Combined Sale Transaction

        Gross proceeds...................................                       $47,500
        Less:
          Legal..........................................    210
          Severance......................................  1,500
          Financial Advisor..............................    790      2,500
                                                           -----
          Long-term debt in default, classified as
             current.....................................            26,113      28,613
                                                                     ------     -------
        Net proceeds.....................................                       $18,887
                                                                                =======

     CALCULATION OF GAIN ON SALE REFLECTED IN PRO FORMA STOCKHOLDERS EQUITY

        Gross proceeds............................................             $47,500
        Less:
          Net book value of assets sold...........................  19,981
          Severance, legal, financial advisor, etc................   2,500      22,481
                                                                    ------     -------
        Gain on sale before taxes.................................              25,019
          Provision for income taxes..............................               4,800
                                                                               -------
                                                                                20,219
          Less unamortized debt issuance costs....................                 706
                                                                               -------
        Net gain on sale reflected as an adjustment to
          stockholders equity.....................................             $19,513
                                                                               =======

 (9) In June 1994, the Company and the Board of Directors agreed to sell its share in BEGCI, the "off-site" environmental business, to the minority shareholders resulting in a write-down of approximately $9 million to its net estimated realizable value of $7.5 million. These adjustments reflect this decision and, accordingly, the net estimated realizable value is shown in other assets as "assets held for sale" on the September 30, 1994 pro forma consolidated balance sheet. In addition, the assets and liabilities of the entire environmental business segment have been netted and are shown as "assets held for sale" for

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.



                       BIRD CORPORATION AND SUBSIDIARIES


            PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)


                            FOOTNOTES -- (CONTINUED)


     BEGCI on the pro forma balance sheet. The remaining liquidation reserve represents severance payments due former employees of the environmental business.

(10) Reflects the pending sale of substantially all of the assets of Southland to Cameron. This sale closed on November 28, 1994.

(11) Reflects the proposed sale of the Combined Vinyl Business (see "THE COMBINED SALE TRANSACTION" included elsewhere in this Proxy Statement).

(12) Includes unearned compensation amounting to approximately $300,000 at September 30, 1994 that will be recognized as a reduction of the anticipated gain from the Combined Sale Transaction upon closing. However, there will be no impact on total stockholders' equity. Such compensation relates to the restricted stock under the LTIP (discussed elsewhere in the Proxy Statement) that will become exercisable as a direct result of the Combined Sale Transaction.

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.



                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


FINANCIAL CONDITION



     Prior to November 30, 1994, the Company's external financial needs were satisfied by borrowing under the Second and Third Amended Credit Agreements with The First National Bank of Boston, Philadelphia National Bank incorporated as Corestates Bank, N.A. and The Bank of Tokyo Trust Company. Effective as of November 30, 1994, such needs will be satisfied primarily by borrowings under the Barclays Agreement. In addition, the Company's cash requirements have been supplemented recently by the sale of certain assets and/or businesses.


     The Second Amended Credit Agreement contained financial and operating covenants which, among other things, required the Company to maintain prescribed levels of pre-tax earnings, net worth, ratios of debt to net worth and ratios of current assets to current liabilities. As of September 30, 1993, the Company was in default in the performance of its obligations with respect to certain of its covenants under the Second Amended Credit Agreement regarding the ratio of adjusted earnings, permitted capital expenditures and investments by the Company in Kensington. The banks were under no obligation to make revolving credit loans under the Second Amended Credit Agreement following the occurrence and during the continuance of a default or event of default. The banks continued to lend notwithstanding the foregoing defaults. The Company classified the related debt as current on its September 30, 1993 balance sheet in light of the fact that the Second Amended Credit Agreement provided for automatic acceleration of the indebtedness upon the occurrence of a default or event of default. No such acceleration occurred.

     On February 14, 1994, the Company's bank group entered into an agreement to forbear from exercising their rights and remedies under the Second Amended Credit Agreement and to continue to extend credit under the Second Amended Credit Agreement through March 15, 1994. During this period of time, certain operating and financial covenants in the forbearance agreement were operative, and the Company agreed to collateralize the loans with the accounts receivable of two of its roofing distribution companies.

     On March 4, 1994, the Company and its lending banks executed the Third Amended Credit Agreement, pursuant to which the Company was permitted to borrow up to $65 million until January 31, 1996. Loans under the Third Amended Credit Agreement, which were secured by substantially all of the Company's assets, were made pursuant to a $40 million revolving credit line commitment for working capital, letters of credit and a $25,000,000 term loan for general corporate purposes. The revolving credit line availability was determined with reference to a percentage of accounts receivable and inventory which were pledged to the banks.

     On August 22, 1994, the Company sold substantially all of the assets of its building materials distribution businesses to a Cameron Subsidiary for a purchase price of $24,245,000 based on the July 31, 1994 net book value. Concurrently, the Company exercised its right under the Third Amended Credit Agreement to reduce the revolving credit commitment by $13,000,000 to $25,825,000, thereby reducing fees charged on the unused portion of the facility. The purchase price with respect to assets acquired by a Cameron Subsidiary at the August 22, 1994 closing was subject to later adjustment based on an audit of the net book value of the acquired assets and assumed liabilities as of the closing date. Due to the increase in the net book value for the period from July 31, 1994 through August 31, 1994, the Company received an additional $1,897,000 in respect of such adjustment, which amount was paid to the Company on November 17, 1994. On November 28, 1994, Ashley Aluminum, Inc., a Cameron Subsidiary, acquired the net assets of Southland, the Company's sole remaining building materials distribution business, for a purchase price of $2,134,000 (which does not take into account $193,000 paid for a minority interest acquired by the Company in contemplation of the closing of the sale). There was an insignificant gain on this sale.

     The Company used proceeds from the sale of the assets of its building materials distribution business to reduce the term loan under the Third Amended Credit Agreement from $25,000,000 to $11,999,000 as of November 29, 1994 and to reduce the amount outstanding under the revolving credit line to $11,529,000 as of

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


the same date. Under the terms of the Third Amended Credit Agreement, the term loan was to be further reduced by a principal payment of $11,200,000 on April 30, 1995 with the balance of the term loan payable on January 31, 1996.

     Under the Third Amended Credit Agreement and prior to the execution of the Barclays Agreement on November 30, 1994, repayment of the term loan was also required to be made from excess proceeds of future asset sales (calculated as the amount remaining after net asset sale proceeds were used to reduce revolving credit loans to less than borrowing base availability, with borrowing base availability being calculated after the effect of such an asset sale). The term loan was also required to be reduced on any date other than the payment due dates specified in the preceding paragraph by the amount (if any) by which the term loan exceeded 70% of the fair market value of all of the Company's fixed assets.

     The Third Amended Credit Agreement contained financial and operating covenants which, among other things, (i) required the Company to maintain prescribed levels of tangible net worth, net cash flow, earnings before interest, taxes, depreciation and amortization, and ratio of current assets to current liabilities, and (ii) limited capital expenditures by the Company. The Third Amended Credit Agreement also contained restrictions on indebtedness, liens, investments, distributions (including payment of dividends), mergers, acquisitions and disposition of assets.

     In a letter dated April 11, 1994, the Company was notified by the agent under the Third Amended Credit Agreement of certain alleged defaults with respect to certain post-closing undertakings (that were primarily administrative in nature), including but not limited to, delivery of certain legal opinions and the issuance of certain certificates of title and title policies. By letters dated April 20, 1994, July 20, 1994, August 17, 1994, September 1, 1994 and September 13, 1994, the Company was notified by the agent bank under the Third Amended Credit Agreement of the continuation of the defaults under certain of the above-mentioned administrative covenants, as well as certain alleged defaults and events of default resulting from the fact that the Company did not meet its minimum net worth covenant as of June 30, 1994. The Company's failure to satisfy the minimum net worth covenant was due to the $8,477,000 write-down in the recorded value of Bird Environmental Gulf Coast, Inc. ("BEGCI"). The banks were under no obligation to extend credit under the Third Amended Credit Agreement following the occurrence and during the continuance of a default or event of default. Although not formalized in the form of a written amendment, waiver or forbearance, the banks continued to lend, and the Company continued to take action necessary to cure certain of the alleged defaults and events of default. The Company requested the banks to waive or to forbear from asserting the remainder of the alleged defaults and events of default. During the existence of these alleged defaults and events of default, the Company continued to meet its payment obligations as required. As a result of the alleged defaults and events of default, all loans under the Third Amended Credit Agreement have been classified as current on the September 30, 1994 balance sheet.

     Interest on the revolving credit line under the Third Amended Credit Agreement accrued at the base rate (as specified in such agreement) plus 1% on all borrowings and 1/2% on any unused portion. The interest on the term loan portion accrued at the base rate plus 2%. Due to the Company's defaults under the Third Amended Credit Agreement, however, except for a short period following the August 22, 1994 closing of the sale of assets to the Cameron Subsidiary, from April 11, 1994 until November 30, 1994, the banks charged interest on the loans under the Third Amended Credit Agreement at a rate equal to 4% above the rate otherwise applicable to each such loan. Therefore, the interest rate for outstanding loans under the revolving credit line was 12.75%, and was 13.75% for the term loan, at September 30, 1994.

     On November 30, 1994, Bird Incorporated entered into the three-year $39,000,000 Barclays Agreement. At the end of the three year period, the Barclays Agreement will be automatically renewed for additional one-year terms, unless expressly terminated in writing. The Barclays Agreement consists of a $24,000,000 revolving credit commitment and two equal term loans (Term Loan A and Term Loan B, as defined in the Barclays Agreement) totaling $15,000,000. Up to $5,000,000 of the revolving credit facility can be used for letters of credit. Letters of credit outstanding as of November 30, 1994 totaled $2,927,000. Intercompany loans

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


and advances to affiliates including BEGCI and Kensington are permitted under the Barclays Agreement. Borrowings by Bird under the Barclays Agreement are guaranteed by the Company and the Company's other subsidiaries and are secured by substantially all of the assets of the Company and its subsidiaries. The revolving credit line availability is determined with reference to a percentage of accounts receivable and inventory which are pledged to Barclays. During the period January 1 through April 30, the Barclays Agreement provides a $2,000,000 over-advance on accounts receivable and inventories in order to assist the Company in funding the seasonal build-up of accounts receivable which may occur under certain sales programs which may be offered during the winter months. Currently, the availability calculation does not allow borrowings to the full extent of the revolving credit commitment, due to the seasonality of the building materials manufacturing business. As of November 30, 1994, an aggregate of $22,294,000 was available to the Company under the terms of the revolving facility under the Barclays Agreement. The Barclays Agreement contains financial and operating covenants which, among other things, (i) require the Company to maintain prescribed levels of tangible net worth, net cash flow and working capital and (ii) place limits on the Company's capital expenditures. The Barclays Agreement also contains restrictions on indebtedness, liens, investments, distributions (including payment of common and preference dividends), mergers, acquisitions and disposition of assets (except that the Company is not precluded from consummating the Combined Sale Transaction or a sale of the San Leon Facility). The proceeds of the initial borrowings under the Barclays Agreement were used to pay in full the outstanding loan balances under the Third Amended Credit Agreement. A commitment fee of $150,000 was due and was paid by the Company to Barclays as of the closing date of the Barclays Agreement.

     Interest on the revolving credit commitment under the Barclays Agreement accrues at Barclays' base rate (as specified in such Barclays Agreement) plus 1% on all borrowings and the greater of $25,000 per annum or 1/4% on any unused portion of the commitment payable monthly in arrears. Interest on Term Loan A and Term Loan B accrues at the base rate plus 1 1/2%. The combined repayment of the principal on Term Loan A and Term Loan B is $125,000 per month in year one and $142,800 per month in years two and three with a final principal payment of $10,072,800 due on November 30, 1997. Proceeds in excess of $100,000 from the sale of fixed assets may, at Barclays' discretion, be applied to the outstanding principal payments of the term loans.

     In the event of a sale of the Company's 80% interest in BEGCI (the San Leon Facility), proceeds would be applied to the outstanding principal balance of Term Loan A. In the event of a sale of the assets of the vinyl division, proceeds of such sale would first be applied against any outstanding balance remaining under Term Loan A, second, to the repayment of Term Loan B so that the outstanding principal balance under Term Loan B would be reduced to $5,000,000 and third, to the outstanding revolving credit loans, with the balance of the proceeds retained by the Company. Upon such payments, the revolving credit commitment would be reduced to $15,000,000, at which time interest rates on all loans would accrue at either the base rate or the London Interbank Offering Rate plus 275 basis points, at the borrower's election.

     On January 25, 1994, the bank that was party to Kensington's Credit Agreement dated October 25, 1993 gave notice that Kensington had breached certain financial covenants including the ratio of Current Assets to Current Liabilities, Tangible Net Worth and Total Liabilities to Tangible Net Worth, in each case as defined therein (although it continued to meet its payment obligations throughout the term of the Credit Agreement). Subsequently, the bank agreed to forbear from exercising its rights and remedies under such agreement until August 31, 1994. In accordance with this forbearance agreement, interest accrued at 3% above the bank's prime lending rate. On May 2, 1994, this bank applied the Company's $750,000 cash deposit, which was held by the bank as collateral, against the total amount owed which was then $2,158,000. A payment schedule was established to repay the remainder of the loan. The loan availability calculation was amended to allow aggregate borrowings equal to the lesser of the borrowing base calculation or a set borrowing schedule over a prescribed time frame. The borrowing availability schedule began April 29, 1994 at $1,550,000 and was periodically reduced to $475,000 through August 31, 1994, at which time the outstanding balance was paid in full.

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.



     This reduced borrowing availability schedule required Kensington to seek a new lending arrangement. As of June 15, 1994, the partnership entered into a financing/factoring agreement with Bankers Capital of Chicago, Illinois. On July 20, 1994, the Company's banks amended the Third Amended Credit Agreement to permit the refinancing of Kensington with Bankers Capital. Under the terms of the agreement, Bankers Capital agreed to provide up to $2.5 million in financing based on the value of certain acceptable receivables. The amount advanced at any one time cannot exceed 80% of the value of these receivables. Interest on the amount advanced is at the prime lending rate plus 1 1/2%. Additionally, Bankers Capital charges a fee ranging from 1.0% to 3.45% of the total amount of the value of acceptable receivables used to extend financing and based on the age of such receivables. As the receivables age, the applicable fee percentage increases. In light of the interest and fees described above, the average borrowing rate was approximately 18 1/2% at September 30, 1994. The financing by Bankers Capital is co-guaranteed by the Company and the minority partner in Kensington. Bankers Capital initially funded Kensington on August 25, 1994, which funding included payment in full of the outstanding loan balance with Kensington's previous lender.


     On June 18, 1994, the Company entered into a Settlement Agreement and Full and Final Release (the "Settlement Agreement") with the minority stockholders of BEGCI, the owner of the San Leon Facility, thus resolving a suit filed by such minority stockholders claiming a breach of contract and a countersuit filed by the Company in January 1994. The claim settled pursuant to the Settlement Agreement was based on the minority stockholders' allegations that the Company, without minority stockholder approval, caused BEGCI to fund the construction of a solid waste treatment facility featuring desorption technology owned by one of the minority stockholders rather than funding a less costly liquid waste treatment facility featuring centrifuge technology. Pursuant to the Settlement Agreement, the Company has agreed to sell its 80% interest in BEGCI to the minority stockholders for approximately $7.5 million in cash on or before February 28, 1995. Such proposed sale is subject to financing and also allows the Company to sell all of its interest in BEGCI to another buyer, provided that the shares of common stock of BEGCI owned by the minority stockholders are also sold at no less than the same price per share. The minority stockholders continue to discuss financing with various interested parties. However, the minority stockholders and the Company are working together to sell the Company's interest or the entire facility to any of a number of potential acquirors who are in various stages of their due diligence reviews. As the Board of Directors' decision to sell BEGCI and this Settlement Agreement established a measurement date for financial accounting purposes, the Company has written down the recorded value of BEGCI as of June 30, 1994 to $7.5 million.

     Until the Company's purchase of the roofing machine at the Company's Norwood, Massachusetts facility on November 30, 1994, the operating lease on such machine was collateralized by a mortgage on the Norwood property. The mortgage required the consent of the lessor to allow a second mortgage on the real property. The terms of the Third Amended Credit Agreement required security on all of the Company's assets, and as a result, a second mortgage in favor of the banks was placed on the Norwood property without obtaining the lessor's consent. The Company was notified by letter dated April 25, 1994 that the lessor was declaring the Equipment Leasing Agreement dated as of December 28, 1984 (as amended) to be in default, and by letter dated May 23, 1994, the lessor declared the lease terminated. The Company and the lessor entered into an agreement pursuant to which the Company agreed to purchase the leased equipment for a purchase price of approximately $4.0 million payable in installments between August 30, 1994 and January 15, 1995, by which date the final payment of approximately $2.3 million had to be made. Concurrent with the Company's refinancing with Barclays on November 30, 1994, the Company satisfied all outstanding obligations with respect to the purchase agreement it had entered into with the lessor and acquired title to the roofing machine.

     In order to control its cost and supply of asphalt, the Company is continuing the construction of an asphalt oxidizer plant expansion at its roofing facility in Norwood, Massachusetts. The Company's decision to build the oxidizer was triggered by the decision of Exxon (the only remaining supplier of asphalt in New England) to exit the New England market. The expected cost of this plant expansion is anticipated to be approximately $4.9 million, of which the Company has spent $3.4 million through September 30, 1994. Until the oxidizer is complete, the Company faces significantly higher costs in obtaining raw materials and risks the

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


possibility of production delays due to its reliance on suppliers in other states. Currently, the Company's asphalt needs are being supplied on a timely basis and there have been no significant delays in production. The Company was not able to pass along the additional freight costs to customers in 1994 since several of the other suppliers of roofing in New England produce their product in the mid-Atlantic area and were not subject to the increased asphalt costs.

     Net cash and cash equivalents decreased during the nine month period ended September 30, 1994 by $7,318,000 to $200,000. The cash used by continuing operations for the nine month period ended September 30, 1993 increased $5,110,000 from $6,960,000 to $12,070,000. The change was attributable primarily to the fact that at September 30, 1993 the Company reported net earnings of $469,000 as compared to a net loss of $8,939,000 for the period ended September 30, 1994. In addition, there were several significant changes in the balance sheet items, such as a decrease of approximately $6 million in trade accounts receivable, a decrease of approximately $5 million in liabilities not relating to financing activities and an increase of $5 million relating to the establishment of the liquidation reserve. The Company also recorded a charge of $9,348,000 relating to the disposal of the environmental business for the period ended September 30, 1994. The Company had approximately $20.8 million of net cash provided from investing activities for the period ended September 30, 1994 as compared to a total of approximately $4 million of net cash used in investing activities for the period ended September 30, 1993. The change is primarily the result of $27 million of cash receipts from the proceeds of the sale of certain of the Company's assets (including, primarily, the sale of the assets of the Distribution Companies to a Cameron Subsidiary in August 1994), offset by cash used for capital expenditures. The net cash resulting from financing activities changed by $24 million for the period ended September 30, 1994 as compared to the period ended September 30, 1993. The change is attributable to the fact that during 1994 the Company repaid significant amounts of debt by approximately $17 million in excess of borrowings, as compared to 1993 when the Company borrowed approximately $10 million in excess of repayments.

     There were several significant changes in the balance sheet accounts between September 30, 1994 and December 31, 1993. The inventory balance decreased by $11,390,000 to $10,767,000 at September 30, 1994 from $22,157,000 at December 31, 1993. The decrease was due to management's deliberate decision to reduce working capital and manage the level of inventories. Due to the seasonality of the business, the winter months are historically the time when the Company builds its inventory in anticipation of sales for the summer months. The prepaid balance at September 30, 1994 decreased by approximately $1.4 million to $2,632,000 from $4,046,000 at December 31, 1993 due primarily to the capitalization of refinancing costs incurred relating to the Third Amended Credit Agreement which had been classified as prepaid expenses at the end of 1993. Other investments balance at September 30, 1994 was $2,868,000 and $5,551,000 at December 31, 1993. The decrease of approximately $2.7 million is due primarily to the sale of the Company's 40% interest in Mid-South Building Supply, Inc. ("Mid-South") on June 10, 1994. The decrease in the Company's liquidation reserve reflects the fact that, during the nine months ended September 30, 1994, the Company was able to either complete or terminate all of the contracts related to the "on-site" environmental business, sell the related assets, close the facilities and offices and terminate a significant number of employees. The Company anticipates that the remaining portion of this reserve will be utilized by the end of 1994.

RESULTS OF OPERATIONS


     The Company is focusing on its roofing manufacturing operations as its primary business. The Company acknowledges that as a result of this decision, its future prospects and sales will be tied solely to one line of business which will, at least in the near future and in the absence of any current plans of the Company to expand significantly its operations and enter new markets, be dependent upon the economy in the northeastern United States, the territory which currently constitutes the Company's current market, and produce all of its output at a single plant which currently relies on one major supplier for certain critical raw materials (i.e., glass mat). Nevertheless, the Company believes it has significant competitive advantages in this business. These advantages stem from and are expected to continue in light of the Company's leading market share, its


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low cost production abilities resulting from a state-of-the-art plant, its internal supply of granules from its own quarry and granule plant, future cost improvements which will result from the purchase of its roofing machine from the former lessor and the expected completion of its construction of an asphalt oxidizing plant.

     The Company's recent cash flow difficulties slowed down the construction of the asphalt oxidizer, thus extending the period during which the Company has been required to purchase asphalt from more costly outside vendors. In addition, due to the Company's limited working capital and to its difficulty in obtaining an adequate supply of asphalt for "off-hours" and weekend production during peak-production times, the roofing manufacturing facility was forced to operate at less than full capacity at certain times during the year, resulting in limited inventory. Although the Company was not always able to meet customers' demand for its roofing products on a timely basis due to such circumstances, market share did not decrease significantly. However, the Company's limited cash flow has hindered the Company's ability to attract new customers.


     The Company believes that the vinyl products industry as a whole exhibits a trend towards continued growth, projected to be in the range of approximately 6% per year through the balance of the decade. Although all trade factors within the industry are projected by the Company to grow, the largest growth during the next few years is expected to be in the home center/lumber yard segment and in new construction. It is estimated that "commodity" or low-end, lower-priced products currently account for 35% to 40% of the industry, which percentage portion is expected to increase more rapidly than that of standard and premium products with better performance characteristics and greater aesthetic appeal.


     The Company currently does not participate significantly in the commodity, or lower-end, lower-margin product market, including in the very low-margin manufactured housing segment. It currently sells less than 10% of its products to lumber yards through a two-step distribution process. The bulk of the Company's volume consists of standard and premium products sold to specialty distributors serving professional siding and remodeling contractors. The Company would have to complete development of and introduce several new siding products, including new lower-priced, commodity-type siding, in order to penetrate profitably the expanding market for commodity products, incrementally increasing its volume. The Company believes that its future growth prospects and sales in the vinyl industry (absent the consummation of the Combined Sale Transaction) would also be affected by its ability to make significant capital expenditures to upgrade its equipment as well as its continued vigilance in its efforts to compensate for its ineligibility for volume discounts, all as more fully described under "ADDITIONAL INFORMATION ABOUT THE COMPANY -- The Company's Business."


     Nine Months Ended September 30, 1994 and 1993. Net sales from continuing operations increased .8% from $140,512,000 to $141,595,000 for the first nine months of 1994, as compared to the same period in the prior year. Sales from the Company's roofing manufacturing business and its Vinyl Business increased 8.1% and 9.4%, respectively. Improved weather conditions and renewed strength in the remodeling market caused by low interest rates and a generally favorable economy contributed to the improvement in these businesses. However, a decrease in sales volume due to the sale of substantially all of the Company's building materials distribution businesses in August 1994 significantly offset the improvement attained by the roofing and vinyl segments. For the three month period ended September 30, 1994, net sales from continuing operations decreased 13.5% from $53,438,000 to $46,246,000, as compared to the same period in the prior year. The decline in sales is attributable to the sale of the Company's building materials distribution business in the third quarter of 1994. For the applicable three month periods, sales from the Company's roofing manufacturing business and vinyl business increased 17.0% and 9.3%, respectively. The increase during such period was primarily attributable to improved weather conditions and to the renewed strength in the remodeling market caused by low interest rates and a generally favorable economy.



     The Company's cost of sales from continuing operations compared to the same period in the prior year increased 2.9% from $111,574,000 to $114,813,000 for the nine months of 1994. For the nine month period cost of sales for the roofing and vinyl businesses increased 11.8% and 13.2%, respectively. Cost of sales increased due to increased manufacturing costs related to volume and higher raw materials costs related to the


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increase in resin prices for the vinyl business and higher asphalt prices for the roofing manufacturing business. The increase was more than offset by the decline in cost of sales due to the August 1994 sale of the Company's building materials distribution business which caused costs of sales for the three month period ending September 30, 1994 to decrease 13.1% from $42,652,000 to $37,077,000. However, cost of sales from continuing operations in the roofing and vinyl manufacturing businesses increased 17.7% and 8.8%, respectively, as compared to the prior periods, primarily reflecting the increased sales volume and higher raw material prices as previously indicated.


     For the nine months ended September 30, 1994, the roofing manufacturing business cost of sales as a percentage of sales increased 2.8% from 83.1% to 85.9%, as compared to the same period in the prior year. For the three months ended September 30, 1994, the percentage of cost of sales to sales as compared to the same period in the prior year remained relatively constant at 82.6% and 82.1%, respectively.

     The Vinyl Business cost of sales as a percentage of sales for the nine months ended September 30, 1994, increased from 74.3% to 76.9%, or 2.6% over the comparable period in the prior year. Cost of sales as a percentage of sales for the three month period ended September 30, 1994 decreased slightly from 76% to 75.6% as compared to the same period in the prior year.

     Selling, general and administrative ("SG&A") expenses for the three months ended September 30, 1994 decreased 16.8% from $7,799,000 to $6,492,000 and decreased 3.0% for the nine month comparative period from $23,065,000 to $22,371,000. The decrease was primarily attributable to the sale of the Company's building materials distribution businesses. The SG&A expenses of the Company's roofing and vinyl manufacturing businesses, on a combined basis, decreased 7.5% from year-to-year. However, SG&A expenses (expressed as a percentage of sales) remained relatively constant at approximately 9% for the three month comparative period and approximately 10.5% for the nine month comparative period.

     Interest expense increased approximately 195% from $547,000 to $1,612,000 for the three months ended September 30, 1994 and increased approximately 179%, or $2,653,000, for the nine month comparative period. The increased interest expense reflects the nearly $10,000,000 increased debt level and higher overall interest costs in 1994. Since April 11, 1994, the Company has been required to pay a default interest rate of 4% above the rate otherwise applicable to the revolving credit and term loans compared to an approximate rate of 4.5% to 5% for the first nine months of 1993. Default interest expense totaled $381,917 and $842,634 during the three and nine month periods ended September 30, 1994, respectively.


     On June 10, 1994, the Company's 40% interest in Mid-South was redeemed for $1,000,000 in cash. In addition, the Company sold virtually all of its building material distribution businesses to a Cameron Subsidiary on August 22, 1994 for approximately $24,245,000, subject to adjustment. The resulting gain of $2,677,000 on the sale of the building materials distribution business and the loss of $1,261,000 on the sale of Mid-South were recorded as discontinued business activities.


     Kensington incurred losses in the amount of $1,936,000 in the nine month period ended September 30, 1994, of which $1,644,000 was allocable to the Company in respect of its ownership interest in the partnership.

     Other expenses for the third quarter increased approximately $255,000 for the nine month period ended September 30, 1994 as compared to the same period in the prior year. The increase was due primarily to amortized refinancing costs associated with the Third Amended Credit Agreement.

     The Company's effective income tax rate from continuing operations decreased to zero for the nine months ended September 30, 1994 due to the loss incurred for such period.

     In connection with the Board of Directors' decision to sell BEGCI and the Company's agreement on June 18, 1994 to sell its shares in BEGCI to the minority stockholders on or before February 28, 1995, subject to financing, the Company reclassified BEGCI results as a discontinued operation as of June 30, 1994 and adjusted its book value, resulting in an aggregate charge for the nine months ended September 30, 1994 of $11,226,000. The Company intends to operate the San Leon Facility until the sale of its interest in BEGCI is

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consummated. Closing of such sale is expected to occur during the first quarter of 1995. No assurance can be given that such sale will be successfully completed or, if completed, that such sale will be on terms which are advantageous to the Company.

     Due to the Company's decision to exit the off-site environmental business by selling its interest in the San Leon Facility as described under " -- Financial Condition" above, the Company has completely withdrawn from the environmental business. As a result, historical results of operations for all of the environmental businesses have been classified as discontinued operations. In 1993, in connection with its decision to withdraw from the "on-site" environmental remediation business, the Company charged the results of operations for the write-down of assets, the expected loss from operations and general expenses related to closing of such "on-site" remediation business (see Notes to Consolidated Financial Statements). Based upon the outcome of the sales of assets and results of operations, excess costs of $3,861,000 charged in 1993 have been reversed and are recorded as discontinued operations in the consolidated statement of operations for the nine months ending September 30, 1994.

     1993 Compared with 1992. Losses from continuing operations before income taxes in 1993 were approximately $5.3 million compared to earnings of approximately $6.5 million in 1992. The write-off of non-performing assets and other corporate charges were significant contributing factors to the 1993 aggregate loss.

     Net sales from continuing operations in fiscal year 1993 increased approximately $23.5 million or 14.3% over fiscal year 1992. The increase in net sales was mostly due to the building products distribution business. The year-to-year comparison also reflects the sale of the municipal sludge business in mid-1993. During fiscal year 1993, it was the Company's intention to focus its future efforts on its roofing manufacturing business and its vinyl business. However, the Company was required to devote a greater amount of working capital to support its environmental remediation business due to prior contractual commitments to provide remediation services. Cost of sales in 1993 was approximately $151.7 million as compared to approximately $128.4 million in 1992, constituting an increase of 18%. Cost of sales stated as a percentage of net sales was 80.8% in 1993 as compared to 78.2% in 1992. The major contributing factor in such percentage increase was the increased expense of raw materials primarily related to the roofing manufacturing business and, to a lesser degree, to the Vinyl Business. The significant increase in cost of sales in the fourth quarter in comparison to the third quarter related to losses on contracts in the on-site environmental remediation business.

     Interest expense was approximately $2.5 million in 1993 as compared to approximately $1.5 million in 1992, constituting a 64% increase. The increase was a result of the Company requiring a consistently higher debt level throughout 1993, mainly to support its environmental remediation business. This segment of business used more working capital in 1993 than 1992 and also needed funds to complete the San Leon Facility. The increased debt levels and higher interest rates resulted in higher interest expense. Cash flow projections indicated that with the closing of the on-site business, completion of the San Leon Facility, the amendment of the Second Amended Credit Agreement and other cash conservation measures, debt levels would be rendered manageable.

     Other non-recurring expenses totalled $6.0 million (net of income of approximately $1.3 million from a settlement with a former vendor and of approximately $2,625,000 constituting that portion of expenses incurred by Kensington which are allocable to the Company) in 1993 compared to other income of $200,000 in 1992. A series of non-recurring items at the end of 1993 required the Company to record a number of special charges to 1993 results of operations. The principal items relating to such charges are outlined in the following paragraphs:

     - The Company increased by $500,000 a reserve for its environmental cleanup of the Fulton Terminal Superfund Site described under " -- Certain Environmental Matters" below, based on site assessments and on Bird's estimated share of the proportionate costs, without regard to anticipated insurance proceeds.

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     - The Company wrote off approximately $1.3 million in real property investments it deemed imprudent to pursue in light of current financing considerations. This write-off was based on the estimated net realizable value of the property.

     - A promissory note in the principal amount of approximately $1.3 million previously accepted by the Company to satisfy the remaining portion of an outstanding receivable, which note was collateralized by a second interest in an unsecured portfolio of home improvement loans, was deemed to be of no value, based on an assessment of the portfolio and the bankruptcy of the debtor; therefore, it was written off.

     - In connection with its termination of George J. Haufler, the former Chief Executive Officer of Bird, the Company established an $850,000 reserve to cover a cash settlement provided for under Mr. Haufler's employment agreement (which settlement has been paid in full) and the Company's agreement to pay health insurance premiums until 1997. The Company's obligations in this respect have terminated in light of Mr. Haufler's recent death.

     Kensington experienced severe operational problems due to a rapid increase in business and product line changes in the latter part of 1993. This resulted in a loss of approximately $5.2 million, half of which was allocable to the Company under the terms of the Kensington Partnership Agreement (as defined in the Purchase Agreement).


     In the third quarter of 1993, the restructuring reserve initially established in 1992 to cover expenses related to severance payments, office closure, relocation and other contractual liabilities for the consolidation and reorganization of the environmental business was increased by $2.0 million. (See the Notes to the 1993 Consolidated Financial Statements). On July 22, 1993, the Company sold its environmental municipal sludge disposal business aggregating a net pre-tax gain of $858,000 which is included in the loss from operations of discontinued businesses. Additionally, the Company recorded a provision totalling approximately $11.0 million which represented the estimated net costs associated with the closing of the "on-site" business. These costs include the write-down of assets to net realizable value, the expected loss from operations resulting from projects being closed and general expenses associated with closing a business and are shown as a loss in connection with the disposal of the "on-site" business in the 1993 results. (See the Notes to the 1993 Consolidated Financial Statements). All other results of the Company's environmental operations for the comparative periods were reclassified as discontinued operations upon the Company's decision to exit the off-site environmental remediation business as described above.



     A 12.1% tax benefit from continuing operations was booked in 1993 as compared to a 13.3% tax provision in 1992. The Company's decision to record an approximately $9.0 million valuation reserve in 1993 in accordance with the Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("FAS 109") issued by the Financial Accounting Standards Board in February 1992 (as further described in Note 4 of the Notes to the 1993 Consolidated Financial Statements) was the primary reason the effective rate was lower than the statutory rate.


     1992 Compared with 1991. Earnings from continuing operations before income taxes amounted to $6.5 million compared to $5.9 million in 1991.

     Net sales of approximately $164.2 million were approximately $27.1 million higher than in 1991, constituting an increase of 19.8%. The increase in sales related to acquisitions by, and increased business (primarily in the Southwest) of, the Company's roofing manufacturing business and its Vinyl Business. Cost of sales in 1992 was approximately $128.4 million compared with approximately $107.2 million for 1991. Gross profit (expressed as a percentage of sales for 1992) remained constant at 21.8%.

     SG&A expenses in 1992 were approximately $27.8 million as compared to approximately $23.0 million for 1991. The 20.8% increase in SG&A expenses was a result of acquisitions in the roofing manufacturing business and the Vinyl Business. SG&A expenses (expressed as a percentage of net sales) were 16.9% in 1992 and 16.8% in 1991.

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     Interest expense of approximately $1.5 million in 1992 increased $480,000 over that in 1991 as a result of increased bank debt to fund new acquisitions and capital expenditures made to expand the Company's environmental remediation business.

     The Company's effective tax rate from continuing operations and related tax provision for the fiscal year ended December 31, 1992 increased from the comparable 1991 period due primarily to an increase in the alternative minimum tax (the "AMT") as a result of the full utilization of AMT net operating loss carryforwards in 1992.

     Due to the Company's decision to exit completely from the environmental business in June 1994, results of operations from all environmental business in 1992 and 1991 have been reclassified as discontinued operations.

CERTAIN TAX AND BENEFITS MATTERS

     In December 1990, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106"). This statement establishes accounting standards principally for employers accounting for post-retirement health care and life insurance benefits. It requires the accrual of the expected cost of providing those benefits during the period that employee services are rendered. The Company adopted FAS 106 in 1993. Adoption of the new statement did not have a material effect on the Company's financial position or results of operations.

     In addition, under FAS 109, the Company is required to recognize income tax benefits for loss carryforwards, credit carryforwards and temporary differences for which tax benefits have not previously been recorded. The Company adopted the asset and liability method articulated in FAS 109 in 1993 and recorded the cumulative effect of the change in accounting principle of approximately $2.7 million as a benefit in the results of operations for the first quarter of 1993. The Company did not restate prior years' financial statements upon adoption of FAS 109. This accounting change also requires the recording of a valuation reserve if it is more likely than not that the Company will not be able to realize the benefits of recorded deferred tax assets. At December 31, 1993, the Company recorded a net deferred tax asset of approximately $14.2 million and a valuation reserve of $9,000,000. As required under FAS 109, this valuation reserve was determined based upon the Company's review of all available evidence including projections of future taxable income. The Company's environmental remediation business was the main cause of poor earnings performance in 1993. As the effects of the closing of this segment and other cost cutting measures produce favorable results, the deferred tax asset and related valuation reserve will be reviewed, as discussed more fully in the Notes to the 1993 Consolidated Financial Statements.

CERTAIN ENVIRONMENTAL MATTERS

     The Company monitors its compliance with environmental regulations on an ongoing basis. Periodically (at least twice a year), the Company's general counsel receives environmental site assessments from the operating managers responsible for site environmental compliance. Appropriate action is undertaken where needed. In addition, when environmental claims are asserted against the Company, the claims are evaluated by the Company's general counsel and operating management in conjunction with external legal counsel and environmental engineers as necessary, and action is taken with respect to all known sites, as appropriate. The Company is currently engaged in proceedings relating to or has received notice of the following environmental matters:

     In March 1994, the Company received a notice of violation from the Texas Natural Resource Conservation Commission ("TNRCC"). The notice alleged that the Company was not in compliance with regulations of the TNRCC relating to labeling, permitting, storage and disposal of certain hazardous waste. The notice proposed certain corrective action on the part of the Company as well as payment of certain unqualified administrative penalties. The Company is aware of former uses at the site which may have resulted in the release of oil and/or hazardous substances and materials, and which may become the subject of

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corrective actions required by law. The Company has met with the TNRCC to assess the nature and extent of any corrective action which may be required with respect thereto, and to ascertain whether any penalties would be asserted. There has been no subsequent communication from the TNRCC, however. Based on management's preliminary estimate, the penalties, if any, would be immaterial. Accordingly, no amounts have been accrued for this matter at September 30, 1994.

     On March 15, 1994, the Company received a draft of an Administrative Consent Order and Notice of Noncompliance from the Massachusetts Department of Environmental Protection ("DEP") concerning operations at its Norwood, Massachusetts manufacturing facility and associated rock granule processing facility. The draft alleged that the Company was not in compliance with regulations of the DEP relating to air emissions, granule plant operation, and labeling, handling and storage of certain hazardous waste. The draft proposed certain corrective action on the part of the Company and sought payment of an administrative penalty. On June 10, 1994, the Company's roofing division entered into an administrative consent order and notice of noncompliance with respect to the alleged violations. The consent order requires the Company to undertake certain modifications and corrective actions with respect to certain hazardous waste handling and storage facilities at the Norwood facility, to conduct an environmental audit of its operations at such facility and to undertake various modifications of air pollution control equipment. In addition, the Company is required to pay an administrative penalty of $30,000. The Company estimates that the cost of corrective action to be taken by it in accordance with the consent order will be approximately $100,000.


     On March 25, 1994, the Company received a notice from the United States Environmental Protection Agency (the "EPA") regarding a site inspection prioritization report prepared by DEP. The notice alleges a potential release of hazardous substances into the environment at the Company's former mill site in East Walpole, Massachusetts. The EPA has reserved the right to conduct further site tests on the location. In the opinion of management and based on management's understanding that the alleged releases are in de minimis quantities, this matter should not have a material adverse affect on the Company's financial position or on the results of its operations.



     In 1986, the Company, along with numerous other companies, was named by the EPA and other governmental agencies responsible for regulation of the environment as a Potentially Responsible Person ("PRP") pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Paragraph 9601, et seq. ("CERCLA") in connection with hazardous substances at a site known as the Fulton Terminal Superfund site located in Fulton, Oswego County, New York. On September 28, 1990, the Company and a number of other PRPs reached a negotiated settlement with the EPA pursuant to which the settling PRPs agreed to pay the costs of certain expenses in connection with the proceedings and to pay certain other expenses, including the costs and expenses of administering a trust fund to be established by the settling PRPs. The settlement agreement is embodied in a consent decree lodged with the United States District Court for the Western District of New York and fixes the Company's proportionate share of the total expenses. The ultimate cost to the Company of the remedial work and other expenses covered by the settlement agreement is estimated to be between $1,000,000 to $2,000,000 payable over a period of 3 to 15 years (depending upon the duration of remediation efforts). The Company has provided a reserve of approximately $1 million at September 30, 1994 to offset its proportionate share (i.e., 16.5%) of the ultimate cost of cleanup. Under a cost-sharing arrangement set forth in a consent decree with the EPA, the other PRPs have agreed to incur 83.5% of the aggregate cost of remediation of this site. Based on its recent successes in litigating the liability of its insurance carriers in respect of this site, and the subsequent payment by such insurers of approximately $550,000, reducing the Company's exposure to the current amounts described above, the Company believes that the unpaid claims pending against its insurance carriers will be successful and that amounts recovered will suffice to cover the Company's liability.


     The Company has been named as a PRP with respect to certain other sites which are being investigated by federal or state agencies responsible for regulation of the environment. As a consequence of its status as a PRP, the Company may be jointly and severally liable for all of the potential monetary sanctions and remediation costs applicable to each site. In assessing the potential liability of the Company at each site, management has considered, among other things, the aggregate potential cleanup costs of each site; the

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apparent involvement of the Company at each site and its prospective share of the remediation costs attributable thereto; the number of PRPs identified with respect to each site and their financial ability to contribute their proportionate shares of the remediation costs for such site; the availability of insurance coverage for the Company's involvement at each site and the likelihood that such coverage may be contested; and whether and to what extent potential sources of contribution from other PRPs or indemnification by insurance companies constitute reliable sources of recovery for the Company. Similar consideration has been given in determining the exposure and potential liability of the Company in connection with other significant legal proceedings to which the Company is a party. On the basis of such considerations, management has determined that such environmental matters will not have a material adverse effect on the Company's financial position or results of operations. The Company has provided an aggregate reserve amounting to approximately $200,000 for its estimated share of the ultimate cost of clean-up for claims (without taking into account any potential indemnification or recovery from third parties).

     The Company's roofing facility at Norwood, Massachusetts is one of 4,000 sites on the DEP list. The site was inspected by the DEP in the early 1980s when capital improvements were being made to the roofing plant. At that time, the DEP requested that the Company perform certain remediation measures. The Company complied with such request. The environmental condition of the site was studied in 1985 by an independent engineering firm. The assessment was prompted by the request of a potential lender which planned to take a mortgage on the property to collateralize a line of credit to the Company. Upon review of the study, the lender extended credit to the Company secured by a mortgage on the site. The DEP significantly revised the regulations that govern the reporting, assessment and remediation of hazardous waste sites in Massachusetts. The new Massachusetts Contingency Plan ("MCP") however, does not alter the ultimate liability for any remediation that may be necessary at the Norwood facility. Under the new MCP, the roofing facility is again listed on the August 1993 "Transition List of Confirmed Disposal Sites and Locations to be Investigated."

     Site assessments performed for the Company by its environmental consultants GZA GeoEnvironmental, Inc. in connection with the construction of the new asphalt oxidizer at the Norwood roofing facility indicated the presence of reportable quantities of hazardous or toxic material, most of which has since been removed. The Company must complete certain additional remedial activities described in the new MCP on or before August 2, 1996. In the opinion of management, any costs associated with these additional remedial activities will not have a material effect on the results of operations and liquidity of the Company.

     On June 21, 1994, the Arizona Department of Environmental Quality (the "ADEQ") issued a notice of violation ("NV") to Southwest Roofing Supply, a division of Bird ("Southwest") which directed Southwest to conduct a site investigation of property formerly leased by Southwest. Receipt of the NV prompted negotiations between the ADEQ, Southwest and Bird. The negotiation resulted in a consent order between the ADEQ and Bird on September 23, 1994. Pursuant to the consent order, Bird agreed to submit a work plan with a view to remediating the soil and ground water that may have been contaminated by leaks from an underground storage tank previously removed by Bird. In accordance with the work plan, Bird expects to remediate soil and ground water where and if necessary. The Company's management believes that the cost to Bird of such remediation will range from $200,000 to $700,000, $200,000 of which amount the Company anticipates will be reimbursed to Bird by the ADEQ in accordance with Arizona law and regulation. The Company has provided approximately $400,000 at September 30, 1994 to offset its share of the estimated cost of clean-up.

     Since 1981 Bird has been named as a defendant in approximately 450 product liability cases throughout the United States by persons claiming to have suffered asbestos-related diseases as a result of alleged exposure to asbestos in products manufactured and sold by Bird. Approximately 140 of these cases are currently pending and costs of approximately $1.4 million in the aggregate have been incurred in the defense of these claims since 1981. Employers Insurance of Wausau ("Wausau") has accepted the defense of these cases under an agreement for sharing of the costs of defense, settlements and judgments, if any. In light of the Company's insurance coverage and the nature and merits of the claims alleged, in the opinion of management, the resolution of these claims will not have a material effect on the results of operations and liquidity of the Company.

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


                    ADDITIONAL INFORMATION ABOUT THE COMPANY

THE COMPANY'S BUSINESS

     General Description. The Company's current manufacturing operations comprise two primary business units: (i) roofing manufacturing and marketing and
(ii) vinyl siding and window profile manufacturing and marketing and vinyl window fabrication and marketing. Products currently manufactured at the Company's facilities include asphalt shingles, roll roofing, vinyl siding, vinyl window profiles and windows and other exterior building products for commercial and residential use. These products are marketed directly and through independent wholesalers, including wholesalers whose primary customers are roofing and vinyl siding contractors. Prior to the recent sale of substantially all of the Company's building materials distribution business (as described under the caption "-- Recent Business Developments" in this section), the Company also marketed its vinyl and roofing products through Company-owned building materials distribution centers.

     The Company sells approximately 75% of its vinyl siding products to short line specialty distributors serving both re-siding and new construction markets. About 19% of its vinyl siding products are sold to home centers and lumber yards, and about 6% to the manufactured housing market.

     In addition to the foregoing, pending the possible consummation of the sale of the Company's interest in BEGCI, the Company has continued to operate the San Leon Facility. The San Leon Facility provides off-site processing capabilities for numerous classifications of refinery waste that are not economically treatable at the point of origin. The process at the San Leon Facility is designed to recover commercial grade fuel oil and hazardous waste derived fuels for cement kiln operations and to reduce the volume of residual waste material for incineration. Although the San Leon Facility is currently operating at approximately 50% of its current operating capacity, the Company believes the prospects for the sale of the San Leon Facility are primarily dependent on factors other than San Leon's current operations and operating capacity. The Company believes the facility's permits, ultimate build-out, location, customer base and offered services are as important as (if not more important than) the current level of operating capacity as determinants of the San Leon Facility's value to prospective acquirors.

     Recent Business Developments. There have been a number of significant developments in the business of the Company in 1993 and 1994, including the following:

     - Pursuant to the Barclays Agreement, Barclays agreed to provide the Company with a revolving credit and letter of credit facility and two term loan facilities, as described more fully under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


     - Pursuant to an Asset Purchase Agreement dated August 19, 1994, a Cameron Subsidiary acquired substantially all of the assets and business operations of the Distribution Companies, several subsidiaries of the Company which were engaged in the building materials distribution business, in exchange for a payment of approximately $24.2 million and the assumption of certain liabilities of such subsidiaries in a transaction which closed on August 22, 1994. The amount payable to the Company in respect of this sale was subject to later adjustment based on an audit of the net book value of the acquired assets and assumed liabilities as of the closing date. Accordingly, as the audit indicated an increase in the net book value of the transferred assets, the purchasing Cameron Subsidiary paid the Company an additional $1,897,000 on November 17, 1994. The Company sold substantially all of the assets of Southland, constituting the remaining assets of its building materials business, to another Cameron Subsidiary for a net purchase price of $1,903,000 (which takes into account approximately $230,000 paid for the minority interest acquired by the Company in contemplation of the closing of such sale) on November 28, 1994 pursuant to an Asset Purchase Agreement of even date with such closing. Pursuant to these transactions, the Company has withdrawn from the building materials distribution business.

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


     - Pursuant to a June 18, 1994 agreement with BEGCI's minority stockholders, the Company agreed to sell its 80% interest in BEGCI to such stockholders, subject to financing and to the Company's right to solicit other purchasers of the BEGCI interests prior to February 28, 1995. The Company and the minority stockholders in BEGCI recently commenced solicitation of investors to purchase the Company's interest in BEGCI. No assurance can be given that the sale of the Company's interest in BEGCI will be completed or, if completed, that such sale will be on terms which are advantageous to the Company. See "THE COMBINED SALE
       TRANSACTION -- Background and Reasons for the Combined Sale Transaction" and "-- Plans for the Operation of the Company Following the Combined Sale Transaction." See also "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


     - In April, July and September 1994 the Company was notified in writing by the agent bank under the Third Amended Credit Agreement of certain defaults and events of default under such agreement. As a result of the defaults and events of default, all loans under the Third Amended Credit Agreement were classified as current liabilities on the June 30, 1994 balance sheet of the Company. The Company used initial borrowings under the Barclays Agreement to pay in full the outstanding loan balances under the Third Amended Credit Agreement. A description of certain of the principal provisions of the Third Amended Credit Agreement appears under the heading, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


     - The Company sold its municipal sludge disposal business to Browning-Ferris Industries, Inc. on July 22, 1993 for approximately $10 million. The Company decided to withdraw entirely from its on-site environmental remediation business in December 1993.

     - In 1993, Kensington became financially and operationally overextended. At such time, Holding had a 50% partnership interest in Kensington. As a result of the over-extension, Kensington allegedly violated certain covenants in a loan agreement with its financing bank, which loan was guaranteed by the Company. After negotiating with its partner, an unrelated company, Holding agreed to make an additional cash investment in Kensington and to provide cash collateral to the lending bank in exchange for a temporary increase in Holding's ownership in Kensington to 90%, control of the partnership's operations and other significant changes in its contractual arrangements with its partner. Under the terms of the amended Kensington Partnership Agreement, Holding's partner is entitled to reacquire an additional 40% ownership interest in Kensington (to bring its total interest up to 50%) if, before the later of December 31, 1994 or six months following Holding's last investment, such partner can match the additional investments made by Holding in the partnership. As of December 31, 1994, the minority partner had not made any such additional contributions to the partnership. The Company believes the minority partner would be required to contribute at least $1,250,000 to reacquire up to a 50% interest in Kensington. The actual amount of such contribution would depend in part on the manner in which the Company accounts for Holding's contributions to date and the resolution of certain other issues between Holding and the minority partner including in relation to the pricing of windows to be purchased by the minority partner under a supply agreement with Kensington. The Company is currently negotiating the terms of an agreement with the minority partner in Kensington pursuant to which such partner will waive its rights to increase its ownership interests in the partnership (whether by acquiring additional interests therein or by exercising any and all other rights it has to acquire Holding's interest therein) in exchange for a payment of 50% of the proceeds of the sale (if any) of the Holding Stock. See "THE COMBINED SALE TRANSACTION -- Proceeds of the Combined Sale Transaction" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." For further information, also see Note 10 of the Notes to Consolidated Financial Statements for the year ended December 31, 1993 filed herewith.

     - In April 1994, the Company's local supplier of asphalt saturants and coatings used in the manufacture of roofing products discontinued its production of asphalt. After investigating a number of alternatives

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


       to insure a continuous supply of this raw material on an economical basis, the Company decided to make a significant capital expenditure to build an asphalt oxidizing facility as an expansion at its Norwood, Massachusetts plant for this purpose, as described more fully under "THE COMBINED SALE TRANSACTION -- Background and Reasons for the Combined Sale Transaction" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." Construction is currently continuing and is expected to be complete in February 1995.

     Principal Products. Asphalt roofing products are manufactured at the Company's facilities in Norwood, Massachusetts. Asphalt shingles and roll roofing are produced by coating a fiberglass mat with a mixture of hot asphalt and crushed rock filler and covering the coated mat with rhyolite granules. Residential and commercial roofing products are marketed primarily in the Northeastern United States.


     Vinyl products are currently produced at the Company's plant in Bardstown, Kentucky by the process of high pressure extrusion of polyvinyl chloride resin through dies. Vinyl siding products are sold both directly and through wholesale one-step distributors, with principal sales in states east of the Rocky Mountains. To date, the Company has directed its resources and production efforts to the production and sale of standard and premium products rather than commodity-type products (as described more fully under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations"). Commodity products are generally purchased by home centers, new construction and installer-type contractors, whereas the higher-end products are generally sold to professional siding and remodeling contractors. The Company would have to introduce several commodity-type siding products in order to penetrate the home center and new construction markets, and thereby increase its volume.


     Vinyl window profiles are primarily produced for Kensington. Kensington is a major fabricator of vinyl windows for installers of replacement windows. Kensington fabricates vinyl replacement windows at its Leechburg, Pennsylvania facility. From the latter part of 1993 through mid-1994, as a result of major manufacturing and other operational problems, Kensington was unable to satisfy demand, in particular for its high-end "Bird Window" product. As a result, Kensington suffered the loss of a major account and a weakening in its position with another major account in mid-1994. The Company believes that Kensington has substantially corrected its production problems and if and when provided with additional funds for working capital and capital expenditure purposes to further improve productivity will be better positioned to serve efficiently its existing account base, to recover lost volume and to begin solicitation of new customers for this high-end product.

     The building materials business is seasonal to the extent that outside repair and remodeling and new construction decline in many areas during the winter months. To reduce the impact of this seasonal factor, the Company generally employs what it believes to be an industry-wide practice of "winter dating," pursuant to which extended or discounted payment terms are offered to credit-worthy customers who order and accept delivery of roofing and vinyl products during specified periods of time in the slow season.

      Raw Materials. The principal raw materials used in the manufacture of asphalt roofing products are fiberglass mat, asphalt saturants and coatings and crushed rhyolite granules. The Company's requirements for fiberglass mat are met primarily under a Glass Mat Supply Agreement with one vendor which expires on December 31, 1995. Fiberglass mat is also generally available in adequate quantities from a number of outside suppliers. Asphalt saturants and coatings were, until recently, purchased from a major oil refinery. These materials are also available from other sources at a higher delivered cost. Since the refinery's discontinuation of its production of asphalt in April 1994, the Company has been relying on a number of alternative sources for this raw material. Upon completion of construction of its asphalt oxidizer, which is anticipated to occur in the first quarter of 1995, the Company will be able to process asphalt at its roofing facility, thereby reducing its costs and decreasing the potential for temporary interruptions in its manufacturing operations. The Company believes that it can produce all of its current granule requirements at its quarry in Massachusetts.

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


     The principal raw material used in the manufacture of vinyl products is polyvinyl chloride resin, a petroleum derivative. This resin is purchased primarily from two suppliers and is available in sufficient quantities from several outside sources. Raw materials and packaging costs increased substantially during 1994, including an increase in the cost of polyvinyl chloride resin due to heightened domestic and export demand. Further increases are projected for 1995, but to a lesser degree than in 1994. The Company believes that, as compared to industry leaders, it is disadvantaged on a cost basis by as much as 4% to 5% with respect to raw materials such as polyvinyl chloride resin due to the fact that it is unable to take advantage of volume discounts to which raw materials used to manufacture vinyl siding are often subject. The Company believes that the raw materials requirements of the Company's larger competitors in this industry are five to six times that of the Company. The Company believes that it has been able to compensate substantially for its raw materials cost disadvantages through well-managed SG&A costs and by passing along the bulk of such increased raw materials costs to the Company's customers.

      Backlog. Order backlog is not a meaningful measure of the Company's building materials business because there are fewer sales during the last quarter of the fiscal year and the order-to-shipment cycle is relatively short. Additionally, it is very rare, at any time, to require more than 30 days from the receipt of a product order to delivery of the product.

      Competition. The building materials business is, to a large degree, a commodities-type business and is highly competitive with respect to price as well in other aspects, such as delivery terms and consistent product quality. Many of the Company's competitors are larger and financially stronger than the Company, but none is dominant in any of its markets. Upon closing of the Combined Sale Transaction, the Company anticipates that it will be well-positioned to be competitive with respect to all of the principal competitive elements mentioned above.

     The Company's competitive strengths and weaknesses in its roofing manufacturing operations are described under " -- Recent Business Developments" herein and under "THE COMBINED SALE TRANSACTION" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" above. The strengths of its vinyl business arise, in part, from the unique marketing programs the Company directs toward its indirect customer base, professional siding and remodeling contractors, combined with an industry-wide reputation of providing quality products with a high level of service. The Company's comprehensive contractor marketing program is designed to support the position of the Company's contractors in the industry. Such marketing program includes a special system for in-home sales promotions and an exclusive Household International homeowner financing program. Pursuant to its exclusive certification program, the Company also certifies contractors who have recorded five (5) successful years in business, who provide the Company with names of customers for quality checks, sign a letter of ethics, have a good credit history, warrant their workmanship for two (2) years, attend annual training meetings and supply Bird siding on at least 85% of the jobs they install. Contractors must pay a fee to be certified and must be recertified annually. Certified contractors are supplied with a wide array of marketing materials, including customized sample cases, special mailers and custom job site signs. Certain competitive disadvantages affecting the Company's Vinyl Business are discussed under " -- Raw Materials" and " -- Intellectual Property."

      Intellectual Property. The Company owns a number of trademarks, as well as significant technology and know-how, which it utilizes in connection with its building materials business. The Company believes that its trademarks are strong and well recognized in the industry.

     The Company is not aware of any significant proprietary technology in the vinyl siding industry. However, within the last two years, several leading vinyl products manufacturers have upgraded their extrusion equipment, thereby increasing the efficiency and relative productivity of such equipment. Due to its financial constraints during such period, the Company has not kept pace with the conversion to higher speed machines. Given adequate financial resources, the Company could be competitive from a manufacturing standpoint.

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


Notwithstanding its failure to upgrade its equipment to date, the Company believes that it has been able to compensate substantially for any productivity deficiencies through high standard and premium product sales.

     Environmental Products and Services. The Company markets the products and services of its environmental business primarily in the Gulf Coast of the United States, focusing solely on petrochemical waste streams requiring special processing. Processing is performed at the San Leon Facility.

     Financial and Related Information about Industry Segments. While the Company formerly operated in two major business segments, its housing segment and its environmental segment, the Company no longer operates its environmental segment. For financial information regarding the industry segments in which the Company previously operated, see the Company's consolidated financial statements for 1993 filed herewith.

     Compliance with Certain Environmental Laws. The Company has expended and expects to continue to expend funds to comply with federal, state and local provisions and orders which relate to the environment. Based on the information available to the Company at this time, the Company believes that the effect of compliance with these provisions on the capital expenditures, earnings and competitive position of the Company is not material. Litigation and other proceedings involving environmental matters are described under the heading "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." See also, " -- Legal Proceedings," below.

EMPLOYEES

     At November 30, 1994, the Company employed 710 people. This includes 44 San Leon Facility employees, 236 Kensington employees and 240 Vinyl Business employees. The balance of such employees are employed at Bird's roofing facility in Norwood, Massachusetts and in its corporate office in Dedham, Massachusetts.

PROPERTIES

     The Company's executive offices are located in Dedham, Massachusetts and are leased. The Company believes that its plant and facilities, as described below, are suitable and adequate for its current and anticipated business. Operating capacity can be increased by additional man hours, changing product mix, and/or minimal capital investment should the need arise. All facilities are well maintained, in sound operating condition, and in regular use.

     Roofing Manufacturing Facility. The Company owns its asphalt roofing manufacturing facility in Norwood, Massachusetts. The Norwood plant includes the manufacturing facility, a granule plant, a rhyolite quarry and a Company-owned landfill for the Company's use. The Company formerly leased its roofing machine and purchased such equipment from the former lessor in November 1995. The Company also leases an industrial laminator and certain other equipment which were fabricated for use in its roofing plant. The laminator lease expires in 1998. As mentioned above, the Company is in the process of constructing an asphalt oxidizer plant expansion at the Norwood premises to ensure a continuous supply of asphalt. The Company also leases storage and terminal facilities in Providence, Rhode Island.

     Vinyl Siding and Window Manufacturing Facilities. The Company owns its vinyl product plant in Bardstown, Kentucky. Such plant was constructed in 1967 with the proceeds of an industrial revenue bond issue. Kensington leases its manufacturing facility in Leechburg, Pennsylvania.

     BEGCI's Environmental Business. The Company's on-site environmental remediation business closed its leased offices located in Houston, Texas and Trumbull, Connecticut in mid-1994 when the Company completed the disposal of the on-site environmental business. The San Leon Facility is owned by BEGCI.

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


LEGAL PROCEEDINGS

     The following is a brief description of material legal proceedings pending with respect to the Company.

     Insurance and Product Liability Claims. In 1991, the Company commenced an action against Wausau, and Wausau and Continental Casualty Company, in turn, independently commenced certain actions against the Company seeking declarations as to the obligations of the insurers under the terms of liability insurance policies issued by the insurers to Bird or the Logan-Long Company (which latter company was acquired by and merged into Bird in 1976) to defend and indemnify Bird with respect to certain claims and liabilities arising out of environmental conditions at and adjacent to various locations including property formerly owned by Bird in Fulton, New York and Franklin, Ohio and property located in Kingston, New Hampshire. The suits involving Wausau were brought in the Superior Court for Norfolk County, Massachusetts, and the Continental Casualty actions were commenced in the Supreme Court of New York, County of New York.

     On June 1, 1993, Wausau commenced another action in the Superior Court for Norfolk County, Massachusetts, against Bird seeking a declaratory judgment that certain built-up roofing and glass shingle claims made against Bird are not covered by liability insurance policies issued by Wausau. Bird asserts that the claims are covered and has answered the complaint. A trial is scheduled for 1996.

     In the opinion of management, the pending litigation involving Wausau is too preliminary to assess the impact on the results of operations and liquidity of the Company.


     Environmental Claims. A discussion of legal and regulatory proceedings involving the Company and regarding environmental claims and related matters is included under the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS -- Certain Environmental Matters."

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table lists the stockholders known to the Company's management to be the beneficial owners of more than 5% of the outstanding Common Stock as of December 31, 1994.(1)



                      NAME AND ADDRESS                    AMOUNT AND NATURE OF         PERCENT
                    OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP         OF CLASS
    ----------------------------------------------------  --------------------         --------

    The Entwistle Company...............................     546,139 shares(2)          13.3%
      Bigelow Street
      Hudson, MA 01749

    Mellon Bank Corporation and its Subsidiaries........     363,000 shares(3)(4)        8.9%
      One Mellon Bank Center
      Pittsburgh, PA 15258

    Charles S. Bird III.................................     305,358 shares(4)           7.4%
      East Walpole, MA 02032
    Quest Advisory Corp.................................     302,200 shares(5)           7.4%
    Quest Management Company
      Charles M. Royce
      1414 Avenue of the Americas
      New York, NY 10019

    Estate of George J. Haufler.........................     300,927 shares(6)           7.3%
      1266 Round Hill Road,
      Bryn Mawr, PA 19010

    Dimensional Fund Advisors Inc.......................     227,500 shares(7)           5.6%
      1299 Ocean Avenue
      11th Floor
      Santa Monica, CA 90401

    FMR Corp............................................     226,817 shares(8)           5.4%
    Fidelity Management & Research Company
      Edward C. Johnson 3d
      82 Devonshire Street
      Boston, MA 02109


- ---------------
(1) On December 31, 1994, 4,098,767 shares of Common Stock were outstanding.

(2) Based on information contained in an amended Schedule 13D filed with the SEC on April 1, 1987. The Schedule 13D reports that The Entwistle Company had sole voting and dispositive power with respect to all shares, including 8,539 shares it had the right to acquire upon conversion of the Company's Preference Stock.

(3) Based on information contained in a Schedule 13G amended through March 25, 1994 filed with the SEC. The Schedule 13G reports that Mellon Bank Corporation and its subsidiaries, including Boston Safe Deposit and Trust Company, had sole voting and dispositive power with respect to 23,000 shares, shared voting power with respect to 295,000 shares, and shared dispositive power with respect to 340,000 shares.

(4) Includes 274,929 shares held in a trust of which Boston Safe Deposit and Trust Company and Charles S. Bird III are co-trustees, with shared voting and dispositive power. See footnote 3 to the following table regarding security ownership by management.

(5) Based on information contained in a Schedule 13G amended through February 8, 1994 filed with the SEC. The Schedule 13G reports that Quest Advisory Corp. had sole voting and dispositive power with respect to 269,500 shares and Quest Management Company had sole voting and dispositive power with respect to 32,700 shares.

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


(6) Based on information contained in a Schedule 13D amended through July 7, 1994. Mr. Hauler's Estate had sole voting and dispositive power with respect to all shares, including 10,113 shares which may be acquired upon conversion of Preferred Stock.

(7) Based on information contained in a Schedule 13G dated February 9, 1994 filed with the SEC. The Schedule 13G reports that Dimensional Fund Advisors Inc. had sole voting power with respect to 158,600 shares and sole dispositive power with respect to 227,500 shares and that persons who are officers of Dimensional Fund Advisors Inc. had voting power in their capacities as officers of certain related entities with respect to 68,900 shares.

(8) Based on information contained in a Schedule 13G dated February 11, 1994 filed with the SEC. The Schedule 13G reports that FMR Corp. had sole voting power with respect to 29,600 shares and that FMR Corp., Fidelity Management & Research Company and Edward C. Johnson III each had sole dispositive power with respect to 197,217 shares (including 113,617 shares which may be acquired upon conversion of the Preference Stock).

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                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.

     The table below sets forth information provided by individuals named therein as to the amount of the Common Stock beneficially owned by such directors and officers individually, and the directors and executive officers of the Company as a group, all as of December 31, 1994 except as otherwise noted. Unless otherwise indicated in the footnotes, each of the named persons and members of the group had sole voting and investment power with respect to the shares shown.

                                                SHARES OF COMMON
                                                      STOCK           SHARES
                                                  BENEFICIALLY      SUBJECT TO
                                                OWNED (EXCLUDING      STOCK                PERCENT
                       NAME                      STOCK OPTIONS)     OPTIONS(1)    TOTAL    OF CLASS
    ------------------------------------------  -----------------   ----------   -------   --------
    Robert P. Bass, Jr........................        48,586(2)        15,000     63,586       1.5%

    Charles S. Bird, III......................       292,858(3)        12,500    305,358       7.4%

    Robert L. Cooper..........................         3,690           22,050     25,740      *

    Francis J. Dunleavy.......................         1,000(4)        20,000     21,000      *
    John T. Dunlop............................         2,000(5)        17,500     19,500      *

    Guy W. Fiske..............................         6,000           20,000     26,000      *

    Joseph D. Vecchiolla......................         1,200(6)        11,000     12,200      *

    Loren R. Watts............................         1,000            7,500      8,500      *

    Frank S. Anthony..........................        31,113(7)        20,000     51,113       1.2%

    Joseph M. Grigelevich, Jr.................         8,968(8)         1,500     10,468      *

    William C. Kinsey.........................        22,833(9)        13,000     35,833      *

    Richard C. Maloof.........................        37,118(10)       22,500     59,618       1.5%
    All directors and executive officers as a
      group (12 persons)......................       456,336(11)      182,550    638,916      14.9%

- ---------------
  *  Less than 1% of the outstanding Common Stock.


 (1) Represents shares which the individual has a right to acquire by exercise of stock options exercisable on December 31, 1994 or within 60 days thereafter (assuming no change of control occurs within 60 days thereafter). Upon the consummation of the Bardstown Sale, the vesting schedules of unvested options held by directors and executive officers will accelerate and such holders may, if their employment is thereafter terminated, be entitled to exercise such options or, in certain cases in lieu of such exercise, cash-out some or all of such options, all as more fully discussed under "THE COMBINED SALE TRANSACTION -- Interests of Certain Persons in the Combined Sale Transaction."


 (2) Includes 2,696 shares which may be acquired upon conversion of the Preference Stock. Includes 16,000 shares as to which Mr. Bass shares voting and investment power.

 (3) Includes 274,929 shares as to which Mr. Bird shares voting and investment power (see the table immediately preceding this table in this Proxy Statement) and 3,595 shares which may be acquired upon conversion of Preference Stock.

 (4) Does not include 10 shares owned by a child of Mr. Dunleavy, as to which he disclaims any beneficial interest.

 (5) Represents shares as to which Mr. Dunlop shares voting and investment power.

 (6) Represents 1,200 shares allocated to his account under the Savings Plan as of December 31, 1994.

 (7) Includes 5,700 shares held pursuant to the LTIP as to which he has voting but not investment power and 1,897 shares allocated to his account under the Savings Plan as of December 31, 1994.

 (8) Includes 45 shares which may be acquired upon conversion of Preference Stock and 4,478 shares allocated to his account under the Savings Plan as of December 31, 1994.

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


 (9) Includes 853 shares which may be acquired upon conversion of Preference Stock, 5,320 shares held pursuant to the LTIP, and 2,185 shares allocated to his account under the Savings Plan as of December 31, 1994.

(10) Includes 9,500 shares held pursuant to the LTIP, 2,106 shares allocated to his account under the Savings Plan as of December 31, 1994 and 625 shares held jointly with members of his family.

(11) Includes 293,554 shares as to which persons included in the group have shared voting and investment power, 7,189 shares which may be acquired upon conversion of Preference Stock, 20,520 shares held pursuant to the LTIP, and 11,886 shares allocated to the accounts of officers under the Savings Plan as of December 31, 1994.

                                   CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY.


                             STOCKHOLDER PROPOSALS

     Stockholders have been advised that any proposals regarding matters which any stockholder desires to present at the next annual meeting of the stockholders were to be received by the Company at the Company's principal executive offices for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting by December 22, 1994.

                      BIRD CORPORATION AND SUBSIDIARIES

                 UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE NINE MONTH PERIOD ENDED AS OF SEPTEMBER 30, 1994

                                                                                        PAGE
                                                                                        ----
Unaudited Financial Statements for the Third Quarter of 1994:
  Consolidated Balance Sheets as of September 30, 1994 and December 31, 1993..........  A-2
  Consolidated Statement of Operations for the Three and Nine Months Ended September
     30, 1994 and 1993................................................................  A-3
  Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 1994
     and 1993.........................................................................  A-4
  Notes to Consolidated Financial Statements..........................................  A-5

                                                 BIRD CORPORATION AND SUBSIDIARIES

                                                    CONSOLIDATED BALANCE SHEETS

                                                                             SEPTEMBER 30,     DECEMBER 31,
                                                                                 1994              1993
                                                                             -------------     ------------
                                                                              (000) OMITTED (EXCEPT SHARE
                                                                                         DATA)
                                                                                      (UNAUDITED)
ASSETS
Current Assets:
  Cash and equivalents.....................................................     $   200          $  7,518
  Accounts and notes receivable............................................      28,541            36,969
    Allowance for doubtful accounts........................................      (3,344)           (4,273)
  Inventories..............................................................      10,767            22,157
  Prepaid Expenses.........................................................       2,632             4,046
  Receivable from sale of assets...........................................       1,996                 0
  Deferred income tax......................................................         170               170
                                                                             -------------     ------------
      Total current assets.................................................      40,962            66,587
                                                                             -------------     ------------
Property, Plant and Equipment:
  Land and land improvements...............................................       3,145             4,716
  Buildings................................................................      11,437            14,700
  Machinery and equipment..................................................      29,686            40,686
  Construction in progress.................................................       4,480            14,882
                                                                             -------------     ------------
                                                                                 48,748            74,984
  Less -- Depreciation and amortization....................................      23,390            30,410
                                                                             -------------     ------------
                                                                                 25,358            44,574
                                                                             -------------     ------------
Other investments..........................................................       2,868             5,551
Assets held for sale.......................................................       7,500                 0
Other assets...............................................................       1,660             1,466
Deferred income tax........................................................       5,051             5,051
                                                                             -------------     ------------
                                                                                $83,399          $123,229
                                                                             ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Long-term debt, portion due within one year..............................     $   666          $  3,400
  Long-term debt in default, classified as current.........................      28,158                 0
  Accounts payable and accrued expenses....................................      16,392            26,377
  Retirement plan contributions payable....................................         384               513
  Income taxes payable.....................................................         452               809
  Liquidation Reserve......................................................       2,777             5,398
                                                                             -------------     ------------
         Total current liabilities.........................................      48,829            36,497
                                                                             -------------     ------------
Long-term Debt, Portion Due After One Year.................................       1,140            43,127
                                                                             -------------     ------------
Other Liabilities..........................................................       1,250             3,021
                                                                             -------------     ------------
Deferred Income Taxes......................................................          23                23
                                                                             -------------     ------------
Stockholders' Equity
  5% cumulative preferred stock, par value $100. Authorized 15,000 shares;
    issued 5,820 shares (liquidating preference $110 per share, aggregating
    $640 before dividends).................................................         582               582
  Preference stock, par value $1. Authorized 1,500,000 shares; issued
    814,300 shares of $1.85 cumulative convertible preference stock
    (liquidating preference $20 per share, aggregating $16,286 before
    dividends).............................................................         814               814
  Common stock, par value $1. Authorized 15,000,000 shares; issued
    4,338,550 shares in 1994, 4,291,565 shares in 1993.....................       4,339             4,291
  Other capital............................................................      26,899            26,456
  Retained earnings........................................................       2,611            11,551
                                                                             -------------     ------------
                                                                                 35,245            43,694
  Less -- Treasury stock, at cost:
    Common -- 249,664 shares in 1994 and 163,791 in 1993...................      (2,795)           (2,179)
    Unearned compensation..................................................        (293)             (954)
                                                                             -------------     ------------
                                                                                 32,157            40,561
                                                                             -------------     ------------
                                                                                $83,399          $123,229
                                                                             ============      ============

          See accompanying notes to consolidated financial statements.


                                                 BIRD CORPORATION AND SUBSIDIARIES

                                               CONSOLIDATED STATEMENT OF OPERATIONS

                                               THREE MONTHS ENDED            NINE MONTHS ENDED
                                                  SEPTEMBER 30,                SEPTEMBER 30,
                                              ---------------------       -----------------------
                                               1994          1993           1994           1993
                                              -------       -------       --------       --------
                                                       (000) OMITTED (EXCEPT SHARE DATA)
                                              (UNAUDITED)
Net Sales...................................  $46,246       $53,438       $141,595       $140,512
                                              -------       -------       --------       --------
Costs and expenses:
  Cost of sales.............................   37,077        42,652        114,813        111,574
  Selling, general and administrative
     expense................................    6,492         7,799         22,371         23,065
  Interest expense..........................    1,612           547          4,138          1,485
  Net discontinued business activities
     (income)...............................   (2,677)            0         (1,416)             0
  Non recurring income......................        0             0              0         (1,377)
  Equity losses from partnership............      206           297          1,644            859
  Other expense.............................      232           354          1,619          1,364
                                              -------       -------       --------       --------
     Total costs and expenses...............   42,942        51,649        143,169        136,970
                                              -------       -------       --------       --------
Earnings (loss) from continuing operations
  before income taxes.......................    3,304         1,789         (1,574)         3,542
Provision for income taxes..................        0           216              0            428
                                              -------       -------       --------       --------
Earnings (loss) from continuing
  operations................................    3,304         1,573         (1,574)         3,114
                                              =======       =======       ========       ========
Discontinued operation:
  Earnings (loss) from operations of
     discontinued environmental business....        0        (2,857)         2,019         (5,378)
  Loss on disposal of environmental
     business...............................     (907)            0         (9,384)             0
                                              -------       -------       --------       --------
Net loss from discontinued operation........     (907)       (2,857)        (7,365)        (5,378)
                                              -------       -------       --------       --------
Cumulative effect of accounting change......        0             0              0          2,733
                                              -------       -------       --------       --------
Net earnings (loss) before dividends........  $ 2,397       $(1,284)      $ (8,939)      $    469
Preferred and preference stock cumulative
  dividends.................................      384           384          1,152          1,152
                                              -------       -------       --------       --------
Net earnings (loss) applicable to common
  stockholders..............................  $ 2,013       $(1,668)      $(10,091)      $   (683)
                                              =======       =======       ========       ========
Primary earnings (loss) per common share:
  Continuing operations.....................  $  0.76       $  0.29       $  (0.67)      $   0.48
  Discontinued operation....................  $ (0.24)      $ (0.70)      $  (1.82)      $  (1.32)
  Cumulative effect of accounting change....  $  0.00       $  0.00       $   0.00       $   0.67
                                              -------       -------       --------       --------
Net earnings (loss) after dividends.........  $  0.52       $ (0.41)      $  (2.49)      $  (0.17)
                                              =======       =======       ========       ========

         See accompanying notes to consolidated financial statements.

                      BIRD CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                         NINE MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                     -------------------------
                                                                       1994           1993
                                                                     ---------     -----------
                                                                           (000) OMITTED
                                                                            (UNAUDITED)
Cash flow provided (used) by operations:
Net earnings (loss)................................................  $  (8,939)    $       469
Adjustments to reconcile to net cash used by operations:
  Depreciation and amortization....................................      4,070           4,680
  Provision for losses on accounts receivable......................      1,044           1,585
  Cumulative effect of accounting change...........................          0          (2,733)
  Gain on sale of distribution business............................     (1,416)              0
  Loss (gain) on disposal of environmental business................      9,384            (825)
Changes in balance sheet items:
  Accounts receivable..............................................     (5,566)        (15,157)
  Inventories......................................................        603          (2,003)
  Prepaid expenses.................................................     (2,727)         (2,232)
  Liquidation reserve..............................................     (4,461)              0
  Liabilities not related to financing activities..................     (4,722)          8,312
  Other assets.....................................................        660             944
                                                                     ---------     -----------
Cash flow used by operations.......................................    (12,070)         (6,960)
                                                                     ---------     -----------
Cash flows from investing activities:
  Acquisition of property, plant and equipment.....................     (5,055)        (11,328)
  Proceeds from disposal of assets.................................     27,195           9,141
  Other investments................................................     (1,313)         (1,861)
                                                                     ---------     -----------
Net cash provided by (used in) investing activities................     20,827          (4,048)
                                                                     ---------     -----------
Cash flows from financing activities:
  Debt proceeds....................................................    119,451       1,030,600
  Debt repayments..................................................   (136,014)     (1,020,648)
  Dividends paid...................................................          0          (1,770)
  Other equity changes.............................................        488             303
                                                                     ---------     -----------
Net cash provided by (used in) financing activities................    (16,075)          8,485
                                                                     ---------     -----------
Net decrease in cash and equivalents...............................     (7,318)         (2,523)
Cash and cash equivalents at beginning of year.....................      7,518           3,223
                                                                     ---------     -----------
Cash and cash equivalents at end of period.........................  $     200     $       700
                                                                     =========      ==========

          See accompanying notes to consolidated financial statements.

                                BIRD CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. In the opinion of the Company, the accompanying unaudited Consolidated Financial Statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly its financial position as of September 30, 1994 and December 31, 1993 and the results of its operations and cash flows for the three and nine month periods ended September 30, 1994 and 1993.

2. The Company's business is seasonal to the extent that activity in the outside repair and remodeling business and in new construction declines in certain areas of the country during the winter months. Accordingly, the results of operations for the three and nine month periods ended September 30, 1994 and 1993 are not necessarily indicative of the results to be expected for the full year.

3. Primary earnings (loss) per common share are determined after deducting the dividend requirements of the preferred and preference shares and are based on the weighted average number of common shares outstanding during each period increased by the effect of dilutive stock options. Fully diluted earnings (loss) per common share also give effect to the reduction in earnings per share which would result from the conversion of the $1.85 cumulative convertible preference stock at the beginning of each period. Fully diluted loss per share amounted to $1.87 for the nine month period ended September 30, 1994.

4. It is not practical to separate LIFO inventories by raw materials and finished goods components; however, the following table presents these components on a current cost basis with the LIFO reserve shown as a reduction.

                                                                   SEPTEMBER 30,       DECEMBER 31,
                                                                       1994                1993
                                                                   -------------       ------------
                                                                        (THOUSANDS OF DOLLARS)
    Current Costs:
    Raw Materials................................................     $ 3,304            $ 3,541
    Finished goods...............................................       9,144             20,297
                                                                   -------------       ----------
                                                                       12,448             23,838
    Less: LIFO reserve...........................................       1,681              1,681
                                                                   -------------       ----------
                                                                      $10,767            $22,157
                                                                   ==========          ==========

5.   The Company's borrowing and debt obligations are summarized as follows:

                                                                   SEPTEMBER 30,       DECEMBER 31,
                                                                       1994                1993
                                                                   -------------       ------------
                                                                        (THOUSANDS OF DOLLARS)
        Long-term debt:
        Revolving Credit Agreement...............................     $28,158             $44,000
        Notes payable............................................           0                  56
        Obligations under capital leases.........................       1,806               2,471
                                                                   -----------         ----------
                                                                       29,964              46,527
        Less -- portion due within one year......................         666               3,400
                                                                   -----------         ----------
                                                                       29,298              43,127
        Less -- long term debt in default, classified as
          current................................................      28,158                   0
                                                                   ----------          ----------
        Long term debt...........................................     $ 1,140             $43,127
                                                                   ==========          ==========

     Prior to November 30, 1994, the Company's external financial needs were satisfied by borrowing under the Second and Third Amended Credit Agreements with the First National Bank of Boston, Philadelphia National Bank, incorporated as Corestates Bank, N.A. and the Bank of Tokyo Trust Company (the "Banks"). Effective as of November 30, 1994, such needs are satisfied primarily by borrowing under the Loan And

                                BIRD CORPORATION

Security Agreement between the Company and Barclays Business Credit, Inc. of Glastonbury, Connecticut ("Barclays").

     The Second Amended Credit Agreement contained financial and operating covenants which, among other things, required the Company to maintain prescribed levels of pre-tax earnings, net worth, ratios of debt to net worth and ratios of current assets to current liabilities. There were also restrictions on indebtedness, liens, investments, acquisitions, dispositions, mergers, and payment of dividends.

     On March 4, 1994, the Banks executed the Third Amended Credit Agreement to allow the Company to borrow up to $65 million until January 31, 1996. The loan, which was secured by substantially all of the Company's assets, was defined as a $40 million revolving credit line commitment for working capital and letters of credit and a $25 million term loan for general corporate purposes.


     On July 12, 1994, the Company used proceeds from the sale of assets to reduce its revolving credit line commitment to $38,825,000. On August 22, 1994 the revolving credit line commitment was further reduced to $25,825,000 concurrent with the sale of the assets of substantially all of the Company's building materials distribution businesses (see note 12). The revolving credit availability was determined with reference to a percentage of accounts receivable and inventory which were pledged to the Banks. The Company believed that the referenced availability formula was sufficient to support the Company's financing requirements at that time. Proceeds from the sale of assets were also used to reduce the amount outstanding under the term loan from $25,000,000 to $14,828,000 as of September 30, 1994 and to $11,999,000 as of November 29, 1994.
Under the Third Amended Credit Agreement, the term loan had to be reduced by $11,200,000 on April 30, 1995 with any balance payable on January 31, 1996.


     By letters dated April 11, 1994, April 20, 1994, July 20, 1994, August 17, 1994, September 1, 1994 and September 13, 1994 the Company was notified by the Agent Bank under the Third Amended Credit Agreement of certain alleged covenant defaults and events of default under the Third Amended Credit Agreement. As a result of the write-down in the recorded value of BEGCI (defined below), the Company did not meet its minimum net worth covenant as of June 30, 1994. The Banks were under no obligation to make revolving credit loans under the Third Amended Credit Agreement following the occurrence and during the continuance of a default or event of default. The Banks continued to lend, and the Company continued to take necessary action to cure certain of the alleged defaults and events of default and requested the Banks to waive or to forbear from asserting the remainder of the alleged defaults and events of default. As a result of these alleged defaults and events of default, all loans under the Third Amended Credit Agreement are classified as current on the September 30, 1994 balance sheet.

     Except for a short period following the sale of assets to Cameron, since April 11, 1994, the Banks charged interest on any loan under the Third Amended Credit Agreement at a rate of interest equal to 4% above the rate otherwise applicable to such loans. As a result, the interest for the revolving credit portion of the loan was 12.75% and 13.75% for the term portion of the loan at September 30, 1994.

     On November 30, 1994, Bird Incorporated entered into a $39,000,000, three year Loan and Security Agreement (the "Loan Agreement") with Barclays. At the end of the three year period, the Loan Agreement is automatically renewed annually for a one year period unless terminated specifically in writing. The Loan Agreement consists of a $24,000,000 revolving credit commitment and two equal term loans (Term Loan A and Term Loan B) totaling $15,000,000. Up to $5,000,000 of the revolving credit facility can be used for letters of credit. Letters of Credit outstanding as of November 30, 1994 totaled $2,927,000. Borrowings by Bird Incorporated under the Loan Agreement are guaranteed by the Company and its other subsidiaries and are secured by substantially all of the assets of the Company and its subsidiaries. The revolving credit line availability is determined with reference to a percentage of accounts receivable and inventory which are pledged to the lender. During the period January 1 through April 30, the Loan Agreement provides a $2,000,000 over advance on accounts receivable and inventories in order to assist the Company in adequate funding of the seasonal build up of accounts receivable which may occur under sales programs which may be

                                BIRD CORPORATION
offered during the winter months. Currently, the availability calculation does not allow borrowings to the full extent of the revolving credit commitment, due to the seasonality of the building materials manufacturing business. As of November 30, 1994, the calculated availability consistent with the terms of the Loan Agreement totaled $22,294,000. The Loan Agreement contains financial and operating covenants which, among other things, (i) require the Company to maintain prescribed levels of tangible net worth, net cash flow and working capital and (ii) place limits on capital expenditures. The Loan Agreement also contains restrictions on indebtedness, liens, investments, distributions (including payment of common and preference dividends), mergers, acquisitions and disposition of assets. The proceeds of the initial borrowings under the Loan Agreement were used to pay in full the outstanding loan balances under the Third Amended Credit Agreement. A commitment fee of $150,000 was due and paid to Barclays as of the closing date of the Loan Agreement.

     Interest on the revolving credit commitment under the Loan Agreement accrues at the Barclays base rate (as specified in the Agreement) plus 1% on all borrowings and the greater of $25,000 per annum or 1/4% on any unused portion of the commitment payable monthly in arrears. Interest on Term Loan A and Term Loan B accrues at the base rate plus 1 1/2%. The combined repayment of the principal on Term Loan A and Term Loan B is $125,000 per month in year one and $142,800 per month in years two and three with a final principal payment of $10,072,800 due on November 30, 1997. Proceeds in excess of $100,000 from the sale of fixed assets may, at Barclays' discretion, be applied to the outstanding principal payments of the term loan(s).

     In the event of a sale of the Company's 80% interest in BEGCI, proceeds would be applied to the outstanding principal balance of Term Loan A. In the event of a sale of the assets of the Vinyl division, Term Loan B would be reduced to $5,000,000 and the revolving credit commitment would be reduced to $15,000,000 at which time interest rates on the loans would accrue at either the base rate or at the London Interbank Offering Rate ("LIBOR") plus 275 basis points.

     On June 18, 1994, the Company entered into a Settlement Agreement and Full and Final Release ("Settlement") with the minority shareholders of the Company's Bird Environmental Gulf Coast, Inc. ("BEGCI") subsidiary, thus resolving a suit filed by the minority shareholders of the subsidiary claiming breach of contract and a countersuit filed by the Company in 1994. Pursuant to the Settlement, the Company has agreed to sell its 80% interest in BEGCI to the minority shareholders on or before February 28, 1995, subject to financing. During that period, the Company retains the right to sell all of its interest in BEGCI to another buyer provided that the shares of common stock of BEGCI owned by the minority shareholders are also sold at no less than the same price per share. Since the decision by the Company's Board of Directors to enter into the Settlement Agreement and the execution of the Settlement Agreement itself established a measurement date (see Note 11), the Company has written down the recorded value of BEGCI as of June 30, 1994. The remaining net asset value of this business of $7.5 million is shown as "Assets Held for Sale" on the September 30, 1994 balance sheet.

     The operating lease on the roofing machine at the Company's Norwood, Massachusetts facility was collateralized by a mortgage on the Norwood property. The mortgage required the consent of the lessor to allow a second mortgage on the real property. The terms of the Third Amended Credit Agreement required security on all of the Company's assets, and as a result, a second mortgage in favor of the Banks was placed on the Norwood property. The lessor's consent had not been obtained. The Company was notified by letter dated April 25, 1994 that the lessor was declaring the Equipment Leasing Agreement dated as of December 28, 1984 (as amended) to be in default, and by letter dated May 23, 1994, the lessor declared the lease terminated. On August 30, 1994, the Company and the lessor entered into an agreement pursuant to which the Company would purchase the leased equipment for a purchase price of approximately $4 million payable in installments between August 30, 1994 and January 15, 1995 by which date the final payment of approximately $2.3 million had to be made. Concurrent with the Company's refinancing with Barclays Business Credit, Inc. on November 30, 1994, the Company satisfied all outstanding obligations with respect to the purchase agreement it had entered into with the lessor.

                                BIRD CORPORATION

6. On July 1, 1992, the Company entered into a 50% joint venture with ZES, Inc. (formerly known as Kensington Manufacturing Company), to manufacture vinyl replacement windows through Kensington Partners ("Kensington"). After negotiating with its partner, in early 1994 Bird Corporation agreed to invest additional cash in return for temporarily increasing its ownership in Kensington to 90%. The terms of the new agreement allow Kensington to return to an equal partnership if, before the later of December 31, 1994 or six months following the Company's last investment, its partner can match the additional investment made by the Company. Under the terms of the Kensington Partnership Agreement, a Management Committee was established to oversee the operations of the partnership. The agreement required, among other things, unanimous approval of the Management Committee for the following: (a) any distributions; (b) the incurrence of any indebtedness;
     (c) the creation of any form of encumbrance; (d) the adoption or modification of the partnership's annual plan and operating budget; and (e) any transaction requiring expenditures in excess of $15,000 and not contemplated or provided for in the annual business plan or operating budget. Each partner is entitled to name two of the five members of the Management Committee with the fifth member being the President of Kensington. Significant operating decisions require unanimous approval as noted above. Approval from both partners was required to hire the President of Kensington. Accordingly, the Company does not possess unilateral control and, as a result, the partnership is accounted for on the equity method.


     The following table presents unaudited summarized financial information for Kensington Partners for the nine months ended September 30, 1994 and 1993.

                                                                  SEPTEMBER 30,       SEPTEMBER 30,
                                                                      1994                1993
                                                                  -------------       -------------
                                                                       (THOUSANDS OF DOLLARS)
        Current Assets..........................................     $ 8,944             $10,267
        Property and Equipment                                         3,239               2,472
        Other Assets............................................         384                 393
                                                                  -------------       -------------
                  Total Assets..................................     $12,567             $13,132
                                                                  ==========          ==========
        Current Liabilities.....................................     $11,300             $ 9,593
        Other Liabilities.......................................       1,249                 204
                                                                  -------------       -------------
                  Total Liabilities.............................     $12,549             $ 9,797
                                                                  ==========          ==========

                                                                          NINE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                       -----------------------
                                                                        1994            1993
                                                                       -------         -------
        Net Sales....................................................  $19,277         $14,693
        Gross Profit.................................................  $ 2,246         $ 2,284
        Net Loss.....................................................  $(1,936)        $(1,717)


     On January 25, 1994, the bank servicing the Kensington Credit Agreement dated October 25, 1993 gave notice that Kensington had breached certain covenants. Subsequently, the bank agreed to forbear from exercising its rights and remedies under the loan agreement until August 31, 1994. In accordance with this forbearance agreement interest accrued at 3% above the prime lending rate. On May 2, 1994, the bank applied the Company's $750,000 cash deposit which was held by the bank as collateral against the total amount owed which was then $2,158,000. A payment schedule was established to repay the remainder of the loan. The loan availability calculation was amended to allow aggregate borrowings equal to the lesser of the borrowing base calculation or a set borrowing schedule over a prescribed time frame. The borrowing availability schedule began April 29, 1994 at $1,550,000 and was periodically reduced to $475,000 through August 31, 1994, at which time the outstanding balance was paid in full.

                                BIRD CORPORATION

     This reduced borrowing availability schedule required Kensington to find a new lending arrangement. As of June 15, 1994, the partnership entered into a financing agreement with Bankers Capital of Chicago, Illinois. Under the terms of the agreement, Bankers Capital agreed to provide up to $2.5 million in financing based on the value of certain acceptable receivables. The amount advanced at any one time cannot exceed 80% of the value of these receivables. Interest on the amount advanced is at the prime lending rate plus 1 1/2%. Additionally, Bankers Capital charges a fee ranging from 1.0% to 3.5% of the total amount of the value of acceptable receivables used to extend financing and the age of such receivables. As a result, interest and fees result in an average borrowing rate of approximately 18 1/2% at September 30, 1994. The financing by Bankers Capital is co-guaranteed by the Company. Bankers Capital initially funded Kensington on August 25, 1994 including payment in full of the outstanding loan balance with Kensington's previous lender.


7. In 1986, the Company, along with numerous other companies, was named by the Environmental Protection Agency ("EPA") as a Potentially Responsible Party ("PRP") under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Paragraph 9601, et seq. ("CERCLA"), in connection with the existence of hazardous substances at a site known as the Fulton Terminal Superfund site located in Fulton, Oswego County, New York. On September 28, 1990 the Company and a number of other PRPs reached a negotiated settlement with the EPA pursuant to which the settling PRPs agreed to pay the costs of certain expenses in connection with the proceedings, and to pay certain other expenses including the costs and expenses of administering a trust fund to be established by the settling PRPs. The settlement agreement is embodied in a consent decree lodged with the United States District Court for the Western District of New York and fixed the Company's proportionate share of the total expenses. The ultimate cost of the remedial work and other expenses covered by the settlement agreement can only be estimated. At September 30, 1994, the Company has provided a reserve totalling $953,000 to offset its proportionate share of the estimated ultimate cost of cleanup.

     On June 21, 1994, the Arizona Department of Environmental Quality (the "ADEQ") issued a notice of violation ("NV") to Southwest Roofing Supply, a division of the Company ("Southwest") which directed Southwest to conduct a site investigation of property formerly leased by Southwest. Receipt of the NV prompted negotiations between the ADEQ, Southwest and the Company. The negotiation resulted in a consent order between the ADEQ and the Company on September 23, 1994. Pursuant to the consent order, the Company agreed to submit a work plan with a view to remediating the soil and ground water that may have been contaminated by leaks from an underground storage tank previously removed by the Company. In accordance with the work plan, the Company expects to remediate soil and ground water where and if necessary. The Company's management believes that the cost to the Company of such remediation will be in the range from $200,000 to $700,000. The Company has provided a reserve totalling $400,000 for its proportionate share of the estimated ultimate cost of cleanup at September 30, 1994 based on management's best estimate of the costs to be incurred. The Company anticipates that $200,000 will be reimbursed to the Company by the ADEQ in accordance with Arizona law and regulation. This potential recovery has not been recorded as of September 30, 1994.

8. Non-recurring income in the nine months ended September 30, 1993 represents a net gain from a settlement with an insurance provider relating to product liability claims.

9. Restrictions on the payment of dividends were imposed by the terms of the Third Amended Credit Agreement. As a result of the defaults under the Third Amended Credit Agreement, the Company suspended dividends on all classes of its stock after the third quarter of 1993. As of September 30, 1994, dividends would have had to have been paid (or declared and set apart for payment) in the amount of $22,000 on the Preferred Stock and $1,506,000 on the Preference Stock before any dividends could have been paid or declared on the Common Stock. On October 31, 1994, the Banks consented to payment of the fourth quarter, 1994 dividend on the Preferred Stock. The quarterly dividend on the Preferred Stock due December 1, 1994 was declared and paid in full as of that date. Restrictions on the payment of

                                BIRD CORPORATION
     dividends on Common and Preference Stock are imposed by the terms of the Agreement dated November 30, 1994 with Barclays Business Credit, Inc. Payment of dividends on Preferred Stock are permitted under the Agreement.

10. On June 10, 1994, the Company's 40% interest in Mid-South Building Supply, Inc. was redeemed for $1,000,000 in cash. The resulting loss of $1,261,000 is reflected as a discontinued business activities expense in the accompanying consolidated statement of operations.


11. On June 18, 1994, the Company agreed to sell its 80% interest in BEGCI to the minority shareholders thereof, subject to financing, resulting in the complete withdrawal from the environmental business. Accordingly, the Company, as of June 30, 1994, recorded the operating results of BEGCI as a discontinued operation. In conjunction with this decision, the Company recorded an aggregate charge of $9,569,000 to adjust its book value to approximate the net realizable value of $7.5 million at June 30, 1994. In June 1994, the Company estimated that the results of operations from the "off-site" environmental business would be breakeven through the disposal date and, accordingly, no liability for anticipated losses from the measurement date to the disposal date was recorded. Currently, the expected disposal date is by the end of the first quarter of 1995. The Company continues to believe that by the disposal date, the results of operations will be breakeven. However, at September 30, 1994, the Company had invested an additional $907,000 in BEGCI which, based on the Company's assessment, would not be recoverable and was accordingly written-off, thus maintaining the Company's investment at $7.5 million.


     In 1993, the Company decided to close the "on-site" environmental remediation business. As a result of that decision, the Company recorded a provision totaling approximately $11 million which represented the estimated net costs associated with the closing including a $5.8 million write-down of assets to net realizable value, $4 million for the expected losses from operations resulting from projects being closed and $100,000 of general expenses associated with closing the business. As a result, historical results of operations for all of the environmental businesses have been classified as discontinued operations. Based upon the actual results of the environmental "on-site" remediation operations and the sale of its assets, excess costs of $3,861,000 charged in 1993 have been reversed and are recorded as discontinued operations in the consolidated statement of operations for the nine months ended September 30, 1994.

     As of September 30, 1994, the remaining assets and liabilities relating to the "on-site" environmental remediation business approximated $569,000 and $1.4 million, respectively. The assets relate primarily to accounts receivable due to holdbacks on asset sales and the liabilities relate primarily to severance payments, a disputed trade payable and certain other obligations such as for taxes and workers compensation. The estimated net realizable value of its investment in the "off-site" environmental remediation business totaled $7.5 million and is shown as "Assets held for sale" on the consolidated balance sheet.

12. On August 22, 1994, the Company sold the assets of substantially all of its distribution businesses to Wm. Cameron & Co. for a purchase price consisting of cash in the amount of $24,245,000 (based on the July 31, 1994 net book value), including $1,300,000 held in escrow to pay any indemnification claims arising under the purchase and sale agreement, and the assumption of certain liabilities of the selling companies. The sale will result in a gain of $2,677,000. The purchase price was subject to adjustment based on an audit of the book value of the acquired assets and assumed liabilities as of the closing date. Adjustments to the book value for the period August 1, 1994 through August 22, 1994 resulted in an increase in the purchase price of $1,897,000, payable to the Company as of November 17, 1994. Sales of $67,089,000 were recorded for these businesses for the nine month period ending September 30, 1994.

     On November 28, 1994, the Company sold its last remaining building materials distribution business, Southland Building Products, Inc. to Ashley Aluminum, Inc. for a purchase price of $2,134,000. The sale will result in a modest gain. The purchase price is subject to adjustment based on an audit of the book value of the acquired assets and assumed liabilities as of the closing date. Sales for the current calendar year of $9,092,000 were recorded for this business for the cumulative period ending November 27, 1994.

                                BIRD CORPORATION

13. On September 26, 1994, the Company announced that it had signed a definitive agreement to sell the assets of its vinyl building products manufacturing operation located in Bardstown, Kentucky to Jannock Limited for $47.5 million which will result in a significant gain. The transaction also includes Jannock's assumption of balance sheet and certain other liabilities related to this business. Sales for the nine month period ending September 30, 1994 for the vinyl building manufacturing operation totalled $36,348,000. This transaction also includes an option to purchase the Company's interest in Kensington Partners for a purchase price which will net the Company up to an additional $1,390,000. Kensington Partners operates a vinyl window fabrication business in Leechburg, Pennsylvania. The sale is subject to approval by the shareholders of the Company, which will be sought at a special meeting expected to be held in March, 1995 for purposes of acting on the proposed sale. Proceeds from the sale would be used to pay down debt under the Loan Agreement with Barclays with any cash balance held in short term investments until the Company's management and its Board of Directors have had sufficient time to review longer term options.

                       BIRD CORPORATION AND SUBSIDIARIES

                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----

Consolidated Financial Statements for 1993:

  Report of independent accountants...................................................   F-2

  Balance sheets at December 31, 1993 and 1992........................................   F-3

  Statements of operations for each of the three years in the period
     ended December 31, 1993..........................................................   F-4

  Statements of stockholders equity for each of the three years in the period
     ended December 31, 1993..........................................................   F-5

  Statements of cash flows for each of the three years in the period
     ended December 31, 1993..........................................................   F-8

  Notes to consolidated financial statements..........................................   F-9

  Kensington Partners and Affiliate financial statements..............................  F-28

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Bird Corporation

     We have audited the consolidated balance sheets of Bird Corporation and its subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, of stockholders' equity and of cash flows for the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Kensington Partners, a 50% owned joint venture, which statements reflect total assets of $11.3 million and $7.8 million at December 31, 1993 and 1992, respectively, total revenues of $21.4 million and $10.4 million and net losses of $5.2 million and $36,000 for the year ended December 31, 1993 and the six months ended December 31, 1992, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Kensington Partners, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bird Corporation and its subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.

     As explained in Note 9, in June 1994, the Company agreed to sell its interest in the San Leon Recycling Center resulting in a write-down of approximately $9 million to its estimated realizable value. The consolidated financial statements as of December 31, 1993 do not reflect any such adjustment to the recorded investment in this facility.

     As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1993 to comply with a new pronouncement issued by the Financial Accounting Standards Board.

Boston, Massachusetts
  March 10, 1994, except as to
  Note 9, which is as of
  June 18, 1994

                       BIRD CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                    DECEMBER 31,
                                                                            -----------------------------
                                                                                1993             1992
                                                                            ------------     ------------
ASSETS
Current Assets:
  Cash and equivalents....................................................  $  7,518,000     $  3,223,000
  Accounts and notes receivable, less allowances -- $4,273,000 in 1993 and
    $2,978,000 in 1992....................................................    32,696,000       29,991,000
  Inventories.............................................................    22,157,000       26,702,000
  Prepaid expenses........................................................     4,046,000        2,134,000
  Deferred income tax.....................................................       170,000                0
                                                                            ------------     ------------
      Total current assets................................................    66,587,000       62,050,000
                                                                            ------------     ------------
Property, Plant and Equipment:
  Land and land improvements..............................................     4,716,000        3,718,000
  Buildings...............................................................    14,700,000       14,436,000
  Machinery and equipment.................................................    40,686,000       45,470,000
  Construction in progress................................................    14,882,000        3,032,000
                                                                            ------------     ------------
                                                                              74,984,000       66,656,000
  Less -- Depreciation and amortization...................................    30,410,000       29,105,000
                                                                            ------------     ------------
                                                                              44,574,000       37,551,000
                                                                            ------------     ------------
Other investments.........................................................     5,551,000       12,742,000
Deferred tax asset........................................................     5,051,000                0
Other assets..............................................................     1,466,000        6,732,000
                                                                            ------------     ------------
                                                                            $123,229,000     $119,075,000
                                                                            =============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses...................................  $ 26,377,000     $ 16,453,000
  Long-term debt, portion due within one year.............................     3,400,000        1,041,000
  Retirement plan contributions payable...................................       513,000          507,000
  Income taxes payable....................................................       809,000          267,000
  Liquidation reserve.....................................................     5,398,000                0
                                                                            ------------     ------------
      Total current liabilities...........................................    36,497,000       18,268,000
                                                                            ------------     ------------
Long-term debt, portion due after one year................................    43,127,000       30,374,000
                                                                            ------------     ------------
Other liabilities.........................................................     3,021,000          996,000
                                                                            ------------     ------------
Deferred income taxes.....................................................        23,000          336,000
                                                                            ------------     ------------
Total liabilities.........................................................    82,668,000       49,974,000
                                                                            ------------     ------------
STOCKHOLDERS' EQUITY
  5% cumulative preferred stock, par value $100. Authorized 15,000 shares;
    issued 5,820 shares in 1993 and 1992 (liquidating preference $110 per
    share, aggregating $640,000)..........................................       582,000          582,000
  Preference stock, par value $1. Authorized 1,500,000 shares; issued
    814,300 shares of $1.85 cumulative convertible preference stock in
    1993 and 1992 (liquidating value $20 per share, aggregating
    $16,286,000)..........................................................       814,000          814,000
  Common stock, par value $1. Authorized 15,000,000 shares; 4,291,565
    shares issued in 1993 and 4,267,166 shares issued in 1992.............     4,291,000        4,267,000
  Other capital...........................................................    26,456,000       25,401,000
  Retained earnings.......................................................    11,551,000       41,645,000
                                                                            ------------     ------------
                                                                              43,694,000       72,709,000
  Less --
    Treasury stock, at cost, Common:
    163,791 shares in 1993 and 153,672 in 1992............................    (2,179,000)      (2,059,000)
    Unearned compensation.................................................      (954,000)      (1,549,000)
                                                                            ------------     ------------
                                                                              40,561,000       69,101,000
                                                                            ------------     ------------
  COMMITMENTS AND CONTINGENCIES (NOTE 13)
                                                                            $123,229,000     $119,075,000
                                                                            =============    =============

          See accompanying notes to consolidated financial statements.

                       BIRD CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                        YEAR ENDED DECEMBER 31,
                                                             ----------------------------------------------
                                                                 1993             1992             1991
                                                             ------------     ------------     ------------
Net Sales..................................................  $187,745,000     $164,202,000     $137,059,000
                                                             ------------     ------------     ------------
Costs and expenses:
  Cost of sales............................................   151,664,000      128,371,000      107,226,000
  Selling, general and administrative expense..............    32,716,000       27,811,000       23,023,000
  Interest expense.........................................     2,472,000        1,506,000        1,026,000
  Discontinued business activities expense.................       268,000          178,000          189,000
  Equity losses from partnership...........................     2,625,000                0                0
  Other (income) expense...................................     3,278,000         (197,000)        (331,000)
                                                             ------------     ------------     ------------
      Total costs and expenses.............................   193,023,000      157,669,000      131,133,000
                                                             ------------     ------------     ------------
Earnings (loss) from continuing operations before income
  taxes....................................................    (5,278,000)       6,533,000        5,926,000
Provision (benefit) for income taxes.......................      (637,000)         869,000          498,000
                                                             ------------     ------------     ------------
Earnings (loss) from continuing operations before
  cumulative effect of accounting change...................    (4,641,000)       5,664,000        5,428,000
                                                             ------------     ------------     ------------
Discontinued operations (Note 9):
    Loss from operations of discontinued businesses, net of
      taxes................................................   (15,414,000)      (2,573,000)        (249,000)
    Loss on disposal of environmental business, including
      provision of $5,200,000 for operating losses during
      phase out period, net of taxes.......................   (11,000,000)               0                0
                                                             ------------     ------------     ------------
    Net loss from discontinued operations..................   (26,414,000)      (2,573,000)        (249,000)
                                                             ------------     ------------     ------------
Cumulative effect of accounting change.....................     2,733,000                0                0
                                                             ------------     ------------     ------------
Net earnings (loss) before dividends.......................   (28,322,000)       3,091,000        5,179,000
Preferred and preference stock cumulative dividends........     1,536,000        1,536,000        1,536,000
                                                             ------------     ------------     ------------
Net earnings (loss) applicable to common stockholders......  $(29,858,000)    $  1,555,000     $  3,643,000
                                                             =============    =============    =============
Primary earnings (loss) per common share:
Continuing operations......................................  $      (1.51)    $       1.00     $       1.01
Discontinued operations....................................  $      (6.45)    $      (0.62)    $      (0.06)
Cumulative effect of accounting change.....................  $       0.67     $       0.00     $       0.00
                                                             ------------     ------------     ------------
Net earnings (loss) after dividends........................  $      (7.29)    $       0.38     $       0.95
                                                             =============    =============    =============

          See accompanying notes to consolidated financial statements.

                       BIRD CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                        $1.85
                            5%       CUMULATIVE
                        CUMULATIVE   CONVERTIBLE                                             COMMON                      TOTAL
                        PREFERRED    PREFERENCE      COMMON        OTHER       RETAINED     STOCK IN     UNEARNED     STOCKHOLDERS'
                          STOCK         STOCK        STOCK        CAPITAL      EARNINGS     TREASURY    COMPENSATION    EQUITY
                        ----------   -----------   ----------   -----------   -----------   ---------   -----------   -----------
Balance January 1,
 1991.................   $590,000     $814,000    $3,752,000   $19,419,000   $38,052,000   $(106,000)  $(2,198,000)  $60,323,000
Net earnings..........                                                          5,179,000                              5,179,000
Cash dividends
  declared:
  5% cumulative
    preferred
    stock -- $5 per
    share.............                                                            (29,000)                               (29,000)
  $1.85 cumulative
    convertible
    preference
    stock -- $1.85 per
    share.............                                                         (1,506,000)                            (1,506,000)
Common stock -- $.20
  per share...........                                                           (790,000)                              (790,000)
Common stock issued
  principally in
  connection with
  acquisitions -- 313,817
  shares..............                               314,000     4,534,000                                             4,848,000
Common stock issued as
 compensation -- 1,200
  shares..............                                 1,000        15,000                     2,000                      18,000
Common stock issued
  for contributions to
  employees' saving
  plan -- 9,619
  shares..............                                10,000       131,000                                               141,000
Common stock and note
  issued upon exercise
  of stock options
  136,140 shares......                               136,000       801,000                                               937,000
Purchase of 52,751
  shares of common
  stock...............                                                                      (772,000)                   (772,000)
Amortization of
  unearned
  compensation........                                                                                     253,000       253,000
                        ----------   -----------   ----------   ----------   -----------   ---------   -----------   -----------
Balance December 31,
  1991................   $590,000     $814,000    $4,213,000   $24,900,000   $40,906,000   $(876,000)  $(1,945,000)  $68,602,000
                        =========     ========     =========    ==========    ==========   =========    ==========    ==========


                       BIRD CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                   $1.85
                       5%       CUMULATIVE
                   CUMULATIVE   CONVERTIBLE                                              COMMON                         TOTAL
                   PREFERRED    PREFERENCE      COMMON       OTHER       RETAINED      STOCK IN       UNEARNED     STOCKHOLDERS'
                     STOCK         STOCK        STOCK       CAPITAL      EARNINGS      TREASURY     COMPENSATION      EQUITY
                   ----------   -----------   ----------  -----------   -----------   -----------   ------------   -------------
Balance January
 1, 1992.........   $590,000     $814,000    $4,213,000   $24,900,000   $40,906,000   $  (876,000)  $(1,945,000)   $68,602,000
Net earnings.....                                                          3,091,000                                 3,091,000
Cash dividends
  declared:
  5% cumulative
    preferred
    stock -- $5
    per share....                                                            (29,000)                                   29,000)
  $1.85
    cumulative
    convertible
    preference
   stock -- $1.85
    per share....                                                         (1,506,000)                               (1,506,000)
Common
  stock -- $.20
  per share......                                                           (817,000)                                 (817,000)
Common stock
  issued
  principally in
  connection with
  acquisitions --
  12,820
  shares.........                                13,000       153,000                                                  166,000
Common stock
  issued as
  compensation --      1,200
  shares.........                                 1,000        19,000                                                   20,000
Common stock
  issued for
  contributions
  to employees'
  saving
  plan -- 14,355
  shares.........                                14,000       195,000                                                  209,000
Common stock
  issued upon
  exercise of
  stock
options -- 26,250
  shares.........                                26,000       178,000                                                  204,000
Purchase of
  91,981 shares
  of common
  stock..........                                                                       (1,183,000)                 (1,183,000)
Amortization of
  unearned
  compensation...                                                                                       396,000        396,000
5% cumulative
  preferred stock
  purchased and
  retired -- 86
  shares.........     (8,000)                                   4,000                                                   (4,000)
Cumulative
  foreign
  currency
  translation....                                             (48,000)                                                 (48,000)
                    --------     --------    ----------   -----------   -----------   -----------   ------------   ------------
Balance December
  31, 1992.......   $582,000     $814,000    $4,267,000   $25,401,000   $41,645,000   $(2,059,000)  $(1,549,000)   $69,101,000
                    ========     ========     =========    ==========    ==========    ==========    ===========    ===========


                       BIRD CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                  $1.85
                      5%       CUMULATIVE
                  CUMULATIVE   CONVERTIBLE                                               COMMON                         TOTAL
                  PREFERRED    PREFERENCE      COMMON        OTHER        RETAINED      STOCK IN       UNEARNED     STOCKHOLDERS'
                    STOCK         STOCK        STOCK        CAPITAL       EARNINGS      TREASURY     COMPENSATION      EQUITY
                  ----------   -----------   ----------   -----------   ------------   -----------   ------------   -------------
Balance January
 1, 1993.........  $582,000     $814,000     $4,267,000   $25,401,000   $ 41,645,000   $(2,059,000)  $(1,549,000)   $69,101,000
Net (loss).......                                                        (28,322,000)                               (28,322,000)
Cash dividends
  declared:
  5% cumulative
    preferred
    stock -- $5
    per share....                                                            (29,000)                                   (29,000)
  $1.85
    cumulative
    convertible
    preference
    stock $1.85
    per share....                                                         (1,130,000)                                (1,130,000)
Common stock $.15
  per share......                                                           (613,000)                                  (613,000)
Common stock
  issued as
  compensation -- 1,200
  shares.........                                 1,000        13,000                                                    14,000
Common stock
  issued for
  contributions
  to employees'
  saving
  plan -- 19,119
  shares.........                                19,000       210,000                                                   229,000
Common stock
  issued and note
  repayment upon
  exercise of
  stock
 options -- 4,080
  shares.........                                 4,000       210,000                                                   214,000
Purchase of
  10,119 shares
  of common
  stock..........                                                                         (120,000)                    (120,000)
Amortization of
  unearned
  compensation...                                                                                        595,000        595,000
Cumulative effect
  of accounting
  change.........                                             323,000                                                   323,000
Tax effect of
  stock options
  exercised......                                             303,000                                                   303,000
Cumulative
  foreign
  currency
  translation....                                              (4,000)                                                   (4,000)
                  ----------   -----------   ----------   -----------   ------------   -----------   ------------   ------------
Balance December
  31, 1993.......  $582,000     $814,000     $4,291,000   $26,456,000   $ 11,551,000   $(2,179,000)  $  (954,000)   $40,561,000
                  =========     =========     =========    ==========    ===========    ==========   ===========     ===========

                       BIRD CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                            YEAR ENDED DECEMBER 31,
                                              ---------------------------------------------------
      (BRACKETS DENOTE CASH OUTFLOWS)              1993               1992              1991
                                              ---------------     -------------     -------------
Cash flow provided (used) by continuing
  operations:
Earnings from continuing operations.........  $   (28,322,000)    $   3,091,000     $   5,179,000
Adjustments to reconcile to net cash
  provided by continuing operations:
  Writedown of assets to net realizable
     value..................................        5,800,000                 0                 0
  Depreciation and amortization.............        8,714,000         6,150,000         4,488,000
  Provision for losses on accounts
     receivable.............................        2,162,000         1,365,000         1,015,000
  Deferred income taxes.....................       (1,044,000)          196,000             9,000
  Cumulative effect of accounting change....       (2,733,000)                0                 0
  Gain on sale of assets....................         (858,000)                0                 0
Changes in balance sheet items:
  Accounts receivable.......................       (8,199,000)       (4,031,000)       (1,994,000)
  Inventories...............................        4,538,000        (6,373,000)        1,653,000
  Prepaid expenses..........................       (2,039,000)         (324,000)         (529,000)
  Liabilities not related to financing
     activities.............................       11,646,000        (1,290,000)       (2,251,000)
  Liquidation reserve.......................        5,398,000                 0                 0
  Other assets..............................        2,564,000           526,000          (611,000)
                                              ---------------     -------------     -------------
Cash flow provided (used) by continuing
  operations:...............................       (2,373,000)         (690,000)        6,959,000
Cash flow used by discontinued operations...                0          (100,000)                0
                                              ---------------     -------------     -------------
Net cash provided (used) by operating
  activities................................  $    (2,373,000)    $    (790,000)    $   6,959,000
                                              ---------------     -------------     -------------
Cash flows from investing activities:
  Acquisition of property, plant and
     equipment,net..........................      (16,251,000)       (6,482,000)       (5,488,000)
  Acquisition of businesses, less cash
     acquired...............................                0        (2,800,000)       (8,757,000)
  Proceeds from disposal of assets..........        9,141,000                 0                 0
  Other investments.........................          159,000        (4,715,000)         (894,000)
                                              ---------------     -------------     -------------
Net cash used in investing activities.......       (6,951,000)      (13,997,000)      (15,139,000)
                                              ---------------     -------------     -------------
Cash flows from financing activities:
  Debt proceeds.............................    1,286,500,000       723,489,000       496,034,000
  Debt repayments...........................   (1,270,987,000)     (705,938,000)     (488,361,000)
  Dividends paid............................       (2,351,000)       (2,353,000)       (2,325,000)
  Purchase of treasury stock................         (120,000)       (1,183,000)         (770,000)
  Other equity changes......................          577,000           381,000         1,279,000
                                              ---------------     -------------     -------------
Net cash provided by financing activities...       13,619,000        14,396,000         5,857,000
                                              ---------------     -------------     -------------
Net increase (decrease) in cash and
  equivalents...............................        4,295,000          (391,000)       (2,323,000)
Cash and cash equivalents at beginning of
  year......................................        3,223,000         3,614,000         5,937,000
                                              ---------------     -------------     -------------
Cash and cash equivalents at end of year....  $     7,518,000     $   3,223,000     $   3,614,000
                                               ==============      ============      ============
Supplemental Disclosures:
Cash paid during the year for:
  Interest..................................  $     2,160,000     $   1,521,000     $   1,061,000
  Income taxes..............................          291,000         1,762,000           755,000
Non-cash investing and financing activities:
Acquisition of businesses:
  Fair value of assets......................                0         5,281,000        18,272,000
  Stock issued for acquisitions.............                0           166,000         4,848,000
  Cash paid.................................                0         2,800,000         9,065,000
                                              ---------------     -------------     -------------
  Liabilities assumed.......................  $             0     $   2,315,000     $   4,359,000
                                               ==============      ============      ============

          See accompanying notes to consolidated financial statements.

                       BIRD CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Bird Corporation and its majority-owned subsidiaries (the Company). All material intercompany activity has been eliminated from the financial statements. Investments in less than majority-owned companies are accounted for by the equity method. Certain prior year amounts have been reclassified to conform with the 1993 presentation.

REVENUE RECOGNITION

     The Company recognizes revenue when products are shipped or services are performed.

STATEMENT OF CASH FLOWS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are valued at the lower of cost or market. Cost is determined for a large portion of the inventories by the last-in, first-out (LIFO) method computed using the dollar value method for natural business unit pools. The cost of the remaining inventories is determined generally on a first-in, first-out
(FIFO) basis.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. Depreciation has been provided in the financial statements primarily on the straight-line method at rates, based on reasonable estimates of useful lives, which fall within the following ranges for major asset classifications:

            Land improvements.....................................   10 to 20 years
            Buildings.............................................   20 to 40 years
            Machinery and equipment...............................    5 to 20 years

     Maintenance, repairs and minor renewals are charged to earnings in the year in which the expense is incurred. Additions, improvements and major renewals are capitalized. The cost of assets retired or sold, together with the related accumulated depreciation, are removed from the accounts, and any gain or loss on disposition is credited or charged to earnings. The Company capitalizes interest cost on construction projects while in progress. The capitalized interest is recorded as part of the asset to which it is related and is amortized over the asset's estimated useful life.

RETIREMENT PLANS

     The Company has a defined contribution plan covering substantially all eligible non-union salaried and non-union hourly employees. Annual contributions are made to the plan based on rates identified in the plan agreement.

INCOME TAXES


     The Company changed its method of accounting for income taxes from the liability method under Statement of Financial Accounting Standards No. 96 to the asset and liability method required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"), effective January 1, 1993. As permitted under the new rules, prior years' financial statements have not been restated. FAS 109 requires the recognition of deferred taxes for the difference between financial statement and tax basis of assets and liabilities utilizing current tax rates. Additionally, FAS 109 allows the recognition of a deferred tax asset for the estimated future tax effect attributable to carryforwards.

EARNINGS (LOSS) PER COMMON SHARE

     Primary earnings (loss) per common share are determined after deducting the dividend requirements of the preferred and preference shares and are based on the weighted average number of common shares outstanding during each period increased by the effect of dilutive stock options. Fully diluted earnings (loss) per common share also give effect to the reduction in earnings per share, if any, which would result from the conversion of the $1.85 cumulative convertible preference stock at the beginning of each period if the effect is dilutive.

ENVIRONMENTAL MATTERS

     The Company records a liability for environmental matters when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated based on the available evidence and site assessments. If an amount is likely to fall within a range and no amount within that range can be determined to be the better estimate, the minimum amount of the range is recorded. In addition, the liability excludes claims for recoveries from insurance companies and other third parties until such claims for recoveries are probable of realization at which point they would be classified separately as a receivable.

WARRANTY COSTS


     The Company warrants under certain circumstances that its building material products meet certain manufacturing and material specifications. The warranty policy is unique to each product, ranges from twenty to forty years, is generally for the material cost and requires the owner to meet specific criteria such as proof of purchase. The Company offers the original manufacturer's warranty only as part of the original sale and at no additional cost to the customer. In addition, for marketing considerations, the Company makes elective settlements in response to customer complaints. The Company records the liability for warranty claims and elective customer settlements when it determines that a specific liability exists or a payment will be made.


2.  INVENTORIES

     The percentages of inventories valued on the LIFO method were 47% and 54% at December 31, 1993 and 1992, respectively. It is not practical to separate LIFO inventories by raw materials and finished goods components; however, the following table presents these components on a current cost basis with the LIFO reserve shown as a reduction.

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                   1993            1992
                                                                -----------     -----------
    Current costs:
      Raw materials...........................................  $ 3,541,000     $ 5,470,000
      Finished goods..........................................   20,297,000      21,813,000
                                                                -----------     -----------
                                                                 23,838,000      27,283,000
      Less LIFO reserve.......................................    1,681,000         581,000
                                                                -----------     -----------
                                                                $22,157,000     $26,702,000
                                                                 ==========      ==========

     Inventories, classified by business segment (see Note 13), were as follows:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                   1993            1992
                                                                -----------     -----------
    Housing Group.............................................  $21,788,000     $25,628,000
    Environmental Systems.....................................      369,000       1,074,000
                                                                -----------     -----------
                                                                $22,157,000     $26,702,000
                                                                 ==========      ==========

3.  DEBT

     At December 31, the Company's borrowings and debt obligations are summarized as follows:

                                                                   1993            1992
                                                                -----------     -----------
    Long Term Debt:
      Revolving Credit Agreement..............................  $44,000,000     $27,500,000
      Notes payable...........................................       56,000          91,000
      Obligations under capital leases........................    2,471,000       3,824,000
                                                                -----------     -----------
                                                                 46,527,000      31,415,000
         Less -- portion due within one year..................    3,400,000       1,041,000
                                                                -----------     -----------
                                                                $43,127,000     $30,374,000
                                                                 ==========      ==========

     On June 29, 1992 the Company and its lending banks entered into the Second Amended Credit Agreement which provided the Company $50 million credit line until June 1995.

     The Second Amended Credit Agreement contains financial and operating covenants which, among other things, require the Company to maintain prescribed levels of pre-tax earnings, net worth, ratios of debt to net worth and ratios of current assets to current liabilities. There are also restrictions on indebtedness, liens, investments, acquisitions, dispositions, mergers, and the payment of dividends. As of September 30, 1993, covenants regarding the ratio of adjusted earnings before interest and taxes to total interest expense, maximum permitted capital expenditures and investments by the Company in Kensington had been breached. As a result of these defaults in the Second Amended Agreement, the related debt was classified as current on the September 30, 1993 balance sheet. The banks consented to payment of the dividend payable on November 15, 1993 to holders of the Company's $1.85 cumulative convertible preference stock.

     On February 14, 1994, the Company's lending banks agreed to forbear from exercising their rights and remedies under the Second Amended Credit Agreement and continue to extend credit through March 15, 1994. For this period of time certain default criteria were specified and the Company agreed to collateralize the loan with the accounts receivable of its roofing distribution companies. During this forbearance period any loans by the Company bore interest of base rate plus one and one half percent (1 1/2%) or a total of 7 1/2%.

     On March 4, 1994 the banks and the Company amended the Second Amended Credit Agreement by the execution of the Third Amended Credit Agreement to allow the Company to borrow up to $65 million until January 31, 1996. The loan, which is secured by substantially all of the Company's assets, is defined as a $40 million revolving credit line for working capital and letters of credit and a $25 million term loan for general corporate purposes. The revolving credit availability is determined with reference to a percentage, as defined by the Third Amended Credit Agreement, of accounts receivable and inventory which are pledged to the banks. The term loan must be reduced by $2.6 million on October 31, 1994, by $11.2 million on April 30, 1995 and by $11.2 million on January 31, 1996.

     Repayment may also be required from excess proceeds from asset sales (calculated as the amount remaining after net asset sale proceeds are used to reduce revolving credit loans to less than borrowing base availability with borrowing base availability being calculated after the effect of such an asset sale). The
difference of excess proceeds and the reductions as described in the paragraph above shall be applied to the term loan in inverse order of maturity. The term loan may also be required to be reduced on any other date by the amount (if any) by which the term loan exceeds 70% of the fair market value of all of the Company's fixed assets.

     The Company believes these terms are adequate to allow for the ongoing restructuring to be completed. Interest on the revolving credit portion of the Third Amended Credit Agreement will be base rate (as specified on such agreement) plus 1% on all borrowings plus 1/2% on any unused portion. The interest on the term portion accrued at the base rate plus 2%. A restructuring fee of $200,000 on the revolving portion of the loan and $250,000 on the term loan is to be paid in eight equal quarterly installments. Additional fees associated with the debt refinancing paid at closing will be amortized pro rata over the period of the loan agreement. In the event the revolving credit and term loan are repaid prior to maturity, any remaining installments of the fee will be paid at that time.

     The Third Amended Credit Agreement allows for up to $5,000,000 in letters of credit. Current outstanding letters of credit approximate $2,761,000 compared to $3,792,000 in December 1992.

     Average interest rates, the interest rate at December 31 and the average and maximum borrowings in thousands of dollars for the three years ended December 31, 1993, 1992 and 1991 under the Company's Revolving Credit Agreements, are shown below:

                                               1993              1992               1991
                                          --------------    ---------------    ---------------
Interest rates:
Average during period...................      4.92%              4.49%              6.67%
At December 31..........................  $44,000 @ 10%     $9,000 @ 4.06%     $7,000 @ 5.56%
                                                            $2,500 @ 4.75%     $2,000 @ 5.75%
                                                            $8,000 @ 4.09%
                                                            $8,000 @ 4.20%
Average borrowings......................     $38,439            $22,966            $8,094
Maximum borrowings......................     $44,000            $33,500            $16,200

     The Company has indemnified an advanced payment bond of approximately $3.5 million for a business owned by a minority shareholder of the Company's fixed site facility in San Leon, Texas.

     The Company has capital lease obligations (see Note 13) with payments that extend to 1998 at interest rates which vary between 3.9% and 9.8% per annum. The principal balance of these obligations amounted to $2,471,000 and $3,824,000 at December 31, 1993 and 1992, respectively.

     Maturities of long-term debt for each of the five years subsequent to December 31, 1993 are as follows: 1994 -- $3,383,000; 1995 -- $11,858,000;
1996 -- $30,604,000; 1997 -- $403,000; 1998 -- $260,000. The Company incurred net interest expense of $2,472,000 in 1993 (net of $345,000 capitalized interest), $1,506,000 in 1992, and $1,026,000 in 1991.

4.  INCOME TAXES

     Earnings(loss) from continuing operations before income taxes and the provision(benefit) for income taxes are shown below:

                                                                YEARS ENDED DECEMBER 31,
                                                        -----------------------------------------
                                                           1993            1992           1991
                                                        -----------     ----------     ----------
Earnings(loss) from continuing operations before
  income taxes:
  Domestic............................................  $(5,278,000)    $6,533,000     $5,926,000
  Foreign.............................................            0              0              0
                                                        -----------     ----------     ----------
                                                        $(5,278,000)    $6,533,000     $5,926,000
                                                         ==========      =========      =========

                                                                YEARS ENDED DECEMBER 31,
                                                         ---------------------------------------
                                                            1993            1992          1991
                                                         -----------     ----------     --------
Provision (benefit) for continuing operations:
  Domestic:
  Currently payable....................................  $   765,000     $1,544,000     $489,000
  Deferred.............................................   (1,402,000)      (675,000)       9,000
                                                         -----------     ----------     --------
                                                         $  (637,000)    $  869,000     $498,000
                                                          ==========      =========     ========

     The total provision (benefit) for income taxes varied from the U.S. federal statutory rate for the following reasons:

                                                                     1993       1992      1991
                                                                     -----      -----     -----
Continuing operations:
U.S. federal statutory rate........................................  (34.0)%     34.0%     34.0%
State income taxes.................................................    0.6        3.0       2.3
Alternative minimum tax............................................    0.0        0.0       1.4
Utilization of NOL carryforward....................................    0.0      (19.3)    (28.9)
Valuation reserve..................................................   22.3        0.0       0.0
Other..............................................................   (1.0)      (4.4)      (.4)
                                                                     -----      -----     -----
                                                                     (12.1)%     13.3%      8.4%
                                                                     =====      =====     =====

     The provision (benefit) for income taxes related to discontinued operations amounted to ($304,000), $621,000 and $77,000 for 1993, 1992 and 1991,
respectively.

     The deferred income tax asset recorded in the consolidated balance sheet results from differences between financial statement and tax reporting of income and deductions. A summary of the composition of the deferred income tax asset at December 31, 1993 is as follows:

                                                                           AMOUNT
                                                                       --------------
                                                                       (IN THOUSANDS)
        Deferred tax assets:
          Bad debt reserves..........................................     $  1,150
          Compensation/pension accruals..............................        1,683
          Inventory valuation accounts...............................          675
          Reserves for liquidation & restructuring...................        5,109
          Net operating loss.........................................        5,349
          Investment tax credit......................................        1,233
          Minimum tax credit.........................................        1,091
          Other reserves & accruals..................................          597
                                                                       --------------
             Total deferred tax assets...............................     $ 16,887
                                                                       --------------
        Deferred tax liabilities:
          Depreciation...............................................       (2,219)
          Corporate owned life insurance.............................         (470)
                                                                       --------------
             Total deferred tax liabilities..........................       (2,689)
                                                                       --------------
        Net deferred tax asset before valuation reserve..............       14,198
        Less: Valuation reserve......................................       (9,000)
                                                                       --------------
        Net deferred tax asset.......................................     $  5,198
                                                                       =============

     The Company has available for federal income tax purposes unused net operating loss and investment tax credit carryforwards, which may provide future tax benefits, expiring as follows:

        YEAR OF                                               NET             INVESTMENT
        EXPIRATION                                       OPERATING LOSS       TAX CREDIT
        -----------------------------------------------  --------------       -----------
        1996...........................................   $          0        $    97,000
        1997...........................................              0            317,000
        1998...........................................              0            135,000
        1999...........................................              0            212,000
        2000...........................................              0            297,000
        2001...........................................              0            175,000
        2002...........................................        138,000                  0
        2008...........................................     15,140,000                  0
                                                         --------------       -----------
                                                          $ 15,278,000        $ 1,233,000
                                                           ===========         ==========

     Additionally, for federal income tax purposes, at December 31, 1993 the Company had available for carryforward minimum tax credits aggregating $1,091,000. If certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amounts of the carryforward which can be utilized.

     The Company adopted FAS 109 in 1993 and has recorded the cumulative effect of the change in accounting principle of approximately $2.7 million as a benefit in the results of operations for the first quarter of 1993. This accounting change also requires the booking of a valuation reserve if it is more likely than not that the Company may not be able to realize the benefits of recorded deferred tax assets. At December 31, 1993 the company recorded a net deferred tax asset of approximately $14.2 million and a valuation reserve of

$9.0 million. As required under FAS 109, this valuation reserve was determined based upon the Company's review of all available evidence including projections of future taxable income. The Company expects the Housing Group to remain profitable and to be a significant contributor of future taxable income. In addition, the net deferred tax asset includes $1.1 million of minimum tax credits which do not expire. The Company has announced the closing of the majority of the environmental business. This segment of the Company was the main cause of recent poor earnings performance. As the effects of this action and other cost cutting measures produce favorable results, the deferred tax asset and related valuation reserve will be reviewed.


5.  STOCKHOLDERS' EQUITY

     The $1.85 cumulative convertible preference stock is redeemable, in whole or in part, at the option of the Company, at a redemption price of $20.00 per share on and after May 15, 1993. The convertible preference stock has a liquidation value of $20 per share and is convertible at the option of the holder into common stock of the Company at a conversion price of $22.25 per share, subject to adjustment in certain events. Dividends are cumulative from the date of issue and are payable quarterly. Dividends have been paid through the quarterly payment due on November 15, 1993. The Company's 5% cumulative preferred stock ranks senior to the convertible preference stock as to dividends and upon liquidation.

     On June 18, 1992 the Company announced that its Board of Directors authorized it to buy back, on the open market or in privately negotiated transactions, up to 400,000 of its outstanding shares of common stock at prices available from time to time that the Company deems attractive. Since this announcement the Company has repurchased 92,007 shares in 1992 and 5,364 shares in 1993.

     Under the 1992 stock option plan described in Note 6, 1,078,195 shares of common stock are reserved for issuance upon exercise of options and stock appreciation rights.

     Under the terms of the Third Amended Agreement described in Note 3, annual cash dividends on the Company's preference stock are limited to $1,550,000. Redemptions of preference stock are prohibited without the banks' consent. Cash dividends and redemptions with respect to the Company's 5% cumulative preferred stock are limited to $350,000 annually in the aggregate. The Company has suspended declaring dividends on all classes of stock. At December 31, 1993, dividends in arrears for the preferred and preference stock amounted to $377,000.

6.  EMPLOYEE BENEFIT PLANS

RETIREMENT PLANS

     The Company's "Bird Employees' Savings and Profit Sharing Plan" provides for a defined base contribution and profit sharing and savings contributions.

DEFINED BASE CONTRIBUTION

     The Company contributes annually 2-7% of plan participants' basic compensation depending upon their age and employment status as of December 31, 1984. Vesting accrues at 20% per year of service. Contributions for continuing operations for the years ended December 31, 1993, 1992, and 1991 amounted to $352,000, $329,000, and $314,000, respectively.

PROFIT SHARING CONTRIBUTION

     Profit sharing contributions are made annually, if earned, based upon certain defined levels of return on equity by the Company and its business units. The distribution of the contribution to the plan's participants is based upon annual basic compensation. Contributions for continuing operations for the years ended December 31, 1993, 1992, and 1991 amounted to $145,000, $148,000, and $151,000, respectively.

SAVINGS CONTRIBUTION

     The Company's savings plan provides that eligible employees may contribute to the plan any whole percentage of their basic compensation varying from 2 to 15%. The Company may make discretionary matching contributions not exceeding 6% of the participant's basic compensation during the plan year. Such matching Company contributions are invested in shares of the Company's common stock. The Company's contributions for continuing operations for the years ended December 31, 1993, 1992, and 1991 amounted to $155,000, $141,000, and $121,000, respectively.

POST RETIREMENT BENEFITS

     Certain health care and life insurance benefits are provided for substantially all of the Company's retired employees, except those covered under union plans. Benefits are provided by the payment of premiums for life insurance benefits and the reimbursement for eligible employees of a portion of their health care premiums. The Company's cost for the years 1993, 1992, and 1991 amounted to $71,000, $71,000, and $102,000, respectively.

     In December 1990, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106"). This statement establishes accounting standards principally for employers' accounting for postretirement health care and life insurance benefits. It requires the accrual of the expected cost of providing those benefits during the period that employee services are rendered. The Company adopted FAS 106 effective January 1, 1993. Adoption of the new statement did not materially effect the Company's financial position or results of operations.

EMPLOYEE INCENTIVE PLANS

     Under the 1982 Stock Option Plan, as amended, options to purchase shares of the Company's common stock may be granted to officers, directors and key employees upon terms and conditions determined by a committee of the Board of Directors which administers the plan. The 1989 amendment increased from 700,000 to 900,000 the aggregate number of shares available for grant under the plan. In 1993 the Company adopted a new stock option plan which allows the issuance of up to 450,000 stock options in addition to the unissued shares approved for issuance under the 1982 plan. The new plan will expire in 2002 and no further options will be granted under the former plan. A Non-Employee Directors' Stock Option Plan was also adopted in 1993 which will automatically provide grants of options to each non-employee director serving on the Board of Directors at the time of such grant. Each annual grant will cover 2,500 shares of common stock and any recipient may not receive option grants exceeding a total of 30,000 shares. An aggregate of 100,000 shares of common stock will be available for grants under the Non-Employee Directors' Stock Option Plan.

     Options granted by the committee may be designated as either incentive stock options, as defined under the current tax laws, or non-qualified options. The committee may also grant stock appreciation rights, either singly or in tandem with stock options. A right entitles the holder to benefit from market appreciation in the Company's common stock subject to the right between the date of the grant and the date of exercise without any payment on the part of the holder. Upon exercise of a right, the holder surrenders the option and receives an amount of common stock (or, at the election of the committee, cash) equal in value to the amount of such appreciation.

     The exercise price of option specified by the committee must be at least 100% of the fair market value of the Company's common stock as of the date of grant. All options and rights granted become exercisable at the rate of 20 to 25% per year, on a cumulative basis, beginning with the first anniversary of the date of grant for options granted under the Stock Option Plan and in full one year after grant for option granted under the Non-Employee Directors' Stock Option Plan. In case of termination of employment, options and grants vested, but not yet exercised, are subject to forfeiture under the Stock Option Plan and exercisable up to 90 days after termination for the Non-Employee Directors' Stock Option Plan.

     Transactions involving the Stock Option Plan are summarized as follows for the years ended December 31, 1991, 1992 and 1993:

                                                                                  STOCK OPTIONS
                                                                                  -------------
Outstanding January 1, 1991 ($5.00 to $18.875 per share)........................      479,270
Granted ($12.25 to $15.00 per share)............................................       70,500
Exercised ($5.00 to $13.00 per share)...........................................     (135,340)
Canceled ($5.00 to $18.875 per share)...........................................       (2,900)
                                                                                    ---------
Outstanding December 31, 1991 ($5.00 to $18.875 per share)......................      411,530
                                                                                    =========

Outstanding January 1, 1992 ($5.00 to $18.875 per share)........................      411,530
Granted ($12.50 to $17.50 per share)............................................       20,500
Exercised ($5.50 to $11.50 per share)...........................................      (24,250)
Canceled ($11.50 per share).....................................................       (1,800)
                                                                                    ---------
Outstanding December 31, 1992 ($5.00 to $18.875 per share)......................      405,980
                                                                                    =========

Outstanding January 1, 1993 ($5.00 to $18.875 per share)........................      405,980
Granted ($8.375 to $12.625 per share)...........................................      419,500
Exercised ($6.50 to $11.125 per share)..........................................       (5,080)
Canceled ($8.875 to $18.875 per share)..........................................      (21,600)
                                                                                    ---------
Outstanding December 31, 1993 ($5.00 to $17.50 per share).......................      798,800
                                                                                    =========

Exercisable December 31, 1993 ($5.00 to $17.50 per share).......................      360,100

Shares available for granting options:
  January 1, 1993...............................................................      127,295
  December 31, 1993.............................................................      279,395

     In tandem with the stock options there are 147,820 stock appreciation rights at December 31, 1993.

LONG TERM INCENTIVE COMPENSATION

     Under the terms of a Long Term Incentive Compensation Plan, certain officers and key management employees shall receive common stock of the Company on a restricted time lapse grant basis. At December 31, 1993, 219,375 shares of the Company's common stock had been issued from treasury stock and are being held in escrow by the Company. These shares are released from escrow and delivered to the plan's participants when and if the market price of the Company's common stock has achieved certain designated levels between $12 and $24 per share for 30 consecutive days prior to June 28, 1994 or in any event if the participant has remained in the continuous employ of the Company through June 2003. Certain market prices were achieved and maintained for the required 30-day period during 1993, 1992, and 1991. Therefore, 45,630, 54,405, and 31,590
shares of the Company's common stock were released in June of 1993, 1992, and 1991, respectively, to the plan's participants.

     Amortization of unearned compensation under this agreement for the years 1993, 1992, and 1991 amounted to $595,000, $396,000 and $253,000, respectively.
The unamortized value of the shares granted is shown in the accompanying balance sheet as unearned compensation.

7.  DISCONTINUED BUSINESS ACTIVITIES

     The Company records income and expenses associated with former business activities on the Consolidated Statement of Operations under the caption "Discontinued Business Activities". The Company recorded expenses related to discontinued business activities of $268,000, $178,000, and $189,000 for the years 1993, 1992, and 1991, respectively. These charges against earnings include warranty claims and other costs directly related to discontinued business activities.

8.  OTHER INCOME AND EXPENSE

     Other expense was $3.3 million in 1993 compared to other income of $.2 million in 1992. A series of non-recurring items developed at the end of 1993 that required a number of charges to 1993 results of operations. The majority of these are outlined in the following paragraphs:

     Accounting requirements associated with the responsible parties on an environmental cleanup require the Company to maintain a reserve sufficient enough to absorb the full cost of the Company's portion of the cleanup. Based on recent site assessments, the Company increased the cleanup reserve by $500,000 based on the Company's estimated share of the proportionate costs.

     The Company was previously considering the development of real property which, as a result of the recent cash and bank situation, no further development is possible. Based on the estimated net realizable value of the property, the Company wrote-off its $1.3 million investment. To satisfy the remaining portion of an outstanding receivable, the Company previously accepted a $1.3 million note, collateralized by a secondary interest in a mortgage portfolio. A recent assessment of the portfolio and the bankruptcy of the debtor, indicated the note to be of no value, therefore it was written off.

     The recent termination of the former Chief Executive Officer of the Company resulted in a $850,000 reserve to cover a cash settlement under the employment agreement amounting to $776,190 and health insurance premiums until 1997 when he will be 65 years of age.

     The remainder of "Other (Income)/Expense" is comprised of other miscellaneous adjustments of a more normal nature and income of approximately $1.3 million from a settlement with an insurance provider relating to product liability claims.

9.  DISCONTINUED OPERATIONS

Environmental Businesses

     On June 18, 1994, the Company agreed to sell its interest in BEGCI, the "off-site" business, to the minority shareholders on or before February 28, 1995, subject to financing, resulting in a write-down of approximately $9 million to its estimated net realizable value. The accompanying consolidated financial statements do not reflect any such adjustment to the recorded investment in this facility. This agreement represented the complete withdrawal from the environmental business by the Company. Accordingly, the operating results, for all years presented, relating to the environmental businesses have been recorded as discontinued operations. Net sales relating to these environmental businesses amounted to $24,681,000, $31,334,000 and $14,328,000 for 1993, 1992 and 1991, respectively.

     Additionally, in 1993 the Company decided to close the "on-site" environmental remediation business. This business involved environmental remediation projects such as the processing of oily waste sites at a refinery, operations and management of waste processing sites and the removal and remediation of sludge. The contracts with customers are generally fixed price and usually for periods less than one year. As a result of the decision to exit, the Company recorded a provision totaling approximately $11 million. Included in this provision is a $5.8 million write-down of certain assets to net realizable value, $2.1 million for certain contracts including any additional amounts due to stipulated buyouts, $635,000 for severance-related payments, $740,000 for inventory and other assets, $1 million for the write-off of intangible assets and $700,000 for other expenses due to lease buyouts, fees and other general expenses. The Company is not accepting any new contracts and expects the phase-out period to end by July 31, 1994.

     Included in the 1993 environmental results is a restructuring reserve of $2 million relating primarily to the east coast environmental business. Included in this provision is $300,000 for severance and benefit payments, $700,000 for lease buyouts, $650,000 for expected losses on exiting certain contracts, and $350,000 of other costs. This charge was offset by a $858,000 gain on the sale of the municipal sludge business. These amounts, including the operating results, are recorded as discontinued operations.

     The $1,150,000 restructuring reserve established in 1992 included $400,000 for severance payments, $150,000 for office closure, $100,000 for relocations, and $500,000 for other expenses. This reserve is primarily related to the consolidation of the environmental business. This amount, including the operating results of the environmental businesses, is recorded as discontinued operations. In addition, included in the 1991 loss from discontinued operations is $315,000 (after-tax) relating to the operations of the environmental businesses.

Bird Machine Company

     In 1991, the Company was a co-defendant in an action brought by TRW, Inc. seeking damages in connection with the alleged non-performance of ten industrial centrifuges purchased from the former subsidiary, Bird Machine Company, Inc. The cost associated with the defense of this case amounting to $564,000 has been included in the consolidated statement of operations as a loss from discontinued operations in 1991. On April 24, 1992, the court dismissed the Company from the lawsuit by granting the Company's motion for a directed verdict.

10.  ACQUISITIONS

     In January 1991, the Company acquired a minority interest in Mid-South Building Supply, Inc., a distributor of building materials products, for cash. This investment has been accounted for under the equity method and the Company's share of its results of operations since the date of acquisition are included in the Consolidated Financial Statements. In September 1991, the Company also acquired the assets and operations of Barnstable County Supply Co., a distributor of building materials products, for shares of Bird Corporation's common stock. This acquisition has been accounted for as a purchase and the net assets and results of operations since the date of acquisition are included in the Consolidated Financial Statements. The cost of the acquired business in the year acquired was not material to the financial condition of the Company and had the acquisition occurred at the beginning of that year, the results of operations would not have been materially affected.

     In March of 1992, the Company acquired certain assets of a Connecticut distributor of building materials products. The cost of this acquisition was not material to the financial condition of the Company. This acquisition, with Atlantic Building Products Corporation of Vermont and Massachusetts, provides the Company with the capacity for captive distribution of its housing products in certain markets throughout the Northeast.

     On July 1, 1992 the Company entered into a 50% joint venture with Kensington Manufacturing Company, to manufacturer vinyl replacement windows through Kensington Partners ("Kensington"). The Company's portion of the joint venture results have been reported using the equity method. In 1993, Kensington accepted significant contracts which provided an immediate impact of new orders. Additionally, Kensington greatly improved the design of its windows by introducing a new manufacturing process. The combination of the rapid increase of business and manufacturing changes caused unusual delays in meeting customer needs and therefore sales and profits were negatively impacted. As a result, Kensington experienced serious cash needs which further hampered production requirements. On January 25, 1994 the bank servicing the Kensington loan gave notice that Kensington had breached certain financial covenants. Subsequently, the financing bank agreed to forbear from exercising their rights and remedies under the loan agreement until

April 30, 1994. Primarily as a result of the recent loss and this financing situation, Kensington's independent accountants have issued a "going concern" opinion at December 31, 1993. After negotiating with its partner, Bird Corporation agreed to invest additional cash in return for temporarily increasing ownership in Kensington to 90%. The terms of the new agreement (which expires on December 31, 2012) allow Kensington to return to an equal partnership if, before the later of December 31, 1994 or six months following the Company's last investment, its partner can match the additional investment made by the Company. Under the terms of the Kensington Partnership Agreement, a Management Committee was established to oversee the operations of the partnership. The agreement required, among other things, unanimous approval of the Management Committee for the following: (a) any distributions; (b) the incurrence of any indebtedness; (c) the creation of any form of encumbrance; (d) the adoption or modification of the partnership's annual plan and operating budget; and (e) any transaction requiring expenditures in excess of $15,000 and not contemplated in or provided for in the annual business plan or operating budget. Each partner is entitled to name two of the five members of the Management Committee with the fifth member being the President of Kensington. Significant operating decisions require unanimous approval as noted above. Approval from both partners was required to hire the President of Kensington. Accordingly, the Company does not possess unilateral control and, as a result, the partnership is accounted for on the equity method. The new management committee formed by the partners has been established to oversee the turnaround of the partnership's operations. Also, the partners hired a new management team to run the partnership and report to the management committee.


     The following table represents summarized financial information for Kensington Partners. The 1992 numbers represent six months.

                                                                DECEMBER        DECEMBER
                                                                 1993            1992
                                                                -------         ------
                                                                    (000) OMITTED
        Current assets........................................  $ 7,101         $5,035
        Property and Equipment................................    2,870          2,453
        Other Assets..........................................    1,377            321
                                                                -------         ------
                  Total Assets................................  $11,348         $7,809
                                                                =======         ======
        Current Liabilities...................................  $10,072         $3,209
        Other Liabilities.....................................    1,471            146
                                                                -------         ------
                  Total Liabilities...........................  $11,543         $3,355
                                                                =======         ======

                                                                YEARS ENDED DECEMBER
                                                                         31,
                                                               -----------------------
                                                                1993            1992
                                                               -------         -------
        Net Sales..........................................    $21,255         $10,199
        Gross Profit.......................................      1,469           2,252
        Net Loss...........................................     (5,249)            (36)

     The Company recorded fifty percent of the loss from operations under the equity method which is shown separately on the consolidated statement of operations. The Company's investment in Kensington is $666,000 at December 31, 1993 which represents cost in excess of acquired assets and is being amortized over the term of the current partnership agreement. In 1994, the Company increased its investment by contributing capital of $750,000 and by collateralizing $750,000 through a deposit in Kensington's bank. In September 1993, the Company also co-guaranteed a $2,500,000 line of credit and a $1.3 million capital lease. Accordingly, any default by Kensington will cause a default on the Company's credit agreement with its banks.


     In September of 1992, the Company foreclosed on a security interest held by it on collateral provided by a distributor of building material products serving Long Island, New York. The Company now operates that business under the name of New York Building Products, as part of its distribution business.

11.  ADDITIONAL FINANCIAL INFORMATION

     The following table sets forth additional financial information from continuing operations:

                                                             YEARS ENDED DECEMBER 31,
                                                     ----------------------------------------
                                                        1993           1992           1991
                                                     ----------     ----------     ----------
    Maintenance and Repairs........................  $5,530,000     $5,063,000     $4,401,000
    Depreciation of Property, Plant and
      Equipment....................................  $3,757,000     $3,600,000     $3,292,000
    Advertising....................................  $1,230,000     $1,051,000     $1,037,000

     Amortization of intangible assets, pre-operating costs and similar deferrals, taxes other than payroll and income taxes, royalties and research and development expenses were less than 1% of net sales.

     The following items included in the consolidated balance sheet under the caption "Accounts Payable and Accrued Expenses" amounted to 5% or more of the total of current liabilities caption at December 31, 1993 and 1992.

                                                                   1993            1992
                                                                -----------     -----------
    Accounts payable..........................................  $11,186,000     $ 7,771,000
    Remuneration and related items............................  $ 1,095,000     $ 2,087,000
    Accrued expenses..........................................  $ 9,346,000     $ 6,595,000
    Reserve for environmental contract loss...................  $ 4,750,000     $         0
                                                                -----------     -----------
                                                                $26,377,000     $16,453,000
                                                                ===========     ===========

     The Company warrants under certain circumstances that its Housing Group's products meet certain manufacturing and material specifications. In addition, for marketing considerations, the Company makes elective settlements in response to customer complaints. The Company records the liability for warranty claims and elective customer settlements when it determines that a specific liability exists or a payment will be made. During 1993, 1992 and 1991, the Company recorded (exclusive of those claims included in discontinued business activities) approximately $3,196,000, $2,585,000, and $1,829,000 respectively, in warranty expenses and elective customer settlements. The warranty related expense included in discontinued business activities for 1993, 1992 and 1991 amounted to approximately $104,000, $93,000 and $62,000, respectively. Based upon analyses performed by the Company's management together with an outside consulting statistician, a reasonably possible range of potential liability from unasserted warranty obligations for all products sold prior to December 31, 1993 is estimated to be between $3.3 million and $17.5 million. However, the Company has not recorded any liability for these future unasserted claims or complaints because management has concluded, based on such analyses, that no particular estimate within this range is probable.


12.  COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

     The Company leases certain manufacturing, administrative, warehousing, transportation equipment and other facilities. The leases generally provide that the Company pay the taxes, insurance and maintenance expenses related to the leased assets.

     At December 31, 1993 minimum lease commitments under noncancelable operating leases are as follows:


                         YEAR                    REAL ESTATE     EQUIPMENT        TOTAL
        ---------------------------------------  -----------     ----------     ----------
        1994...................................  $   570,000     $2,490,000     $3,060,000
        1995...................................      462,000        978,000      1,440,000
        1996...................................      237,000        224,000        461,000
        1997...................................      116,000         35,000        151,000
        1998...................................        3,000              0          3,000
        Later years............................       43,000              0         43,000
                                                 -----------     ----------     ----------
                                                 $ 1,431,000     $3,727,000     $5,158,000
                                                   =========      =========      =========


     Total rental expense for continuing operations, exclusive of taxes, insurance and other expenses paid by the lessee related to all operating leases (including those with terms of less than one year) was as follows:

                                     YEAR                            AMOUNT
                -----------------------------------------------    ----------
                1993...........................................    $3,202,000
                1992...........................................    $3,050,000
                1991...........................................    $3,204,000

     The following represents property under capital leases:

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1993           1992
                                                              ----------     ----------
        Machinery and equipment.............................  $5,090,000     $5,892,000
        Less, accumulated depreciation......................   1,742,000      1,566,000
                                                              ----------     ----------
                                                              $3,348,000     $4,326,000
                                                               =========      =========

     At December 31, 1993 minimum lease commitments under capital leases are as follows:

                                      YEAR                                   AMOUNT
        -----------------------------------------------------------------  ----------
        1994.............................................................  $  916,000
        1995.............................................................     752,000
        1996.............................................................     465,000
        1997.............................................................     437,000
        1998.............................................................     235,000
                                                                           ----------
        Total minimum lease payments.....................................   2,805,000
        Imputed interest.................................................    (334,000)
                                                                           ----------
        Total future principal payments of lease obligations.............  $2,471,000
                                                                            =========

LITIGATION

     Since 1981, the Company has been named as a defendant in approximately 450 product liability cases throughout the United States by persons claiming to have suffered asbestos-related diseases as a result of alleged exposure to asbestos in products manufactured and sold by the Company. Approximately 140 of these cases are currently pending and costs of approximately $1.4 million in the aggregate have been incurred in the defense of these claims since 1981. The Company's insurance provider has accepted the defense of these cases under an agreement for sharing of the costs of defense, settlements and judgements, if any. The anticipated resolution of the pending claims will not, in the opinion of management, have a material impact on the Company's consolidated financial position and results of operations.

     In 1986, the Company, along with numerous other companies, was named by the United States Environmental Protection Agency ("EPA") as a Potentially Responsible Party ("PRP") under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Paragraph 9601, et seq. ("CERCLA"), in connection with the existence of hazardous substances at a site known as the Fulton Terminal Superfund site located in Fulton, Oswego County, New York. On September 28, 1990 the Company and a number of other PRPs reached a negotiated settlement with the EPA pursuant to which the settling PRPs agreed to pay the costs of certain expenses in connection with the proceedings, and to pay certain other expenses including the costs and expenses of administering a trust fund to be established by the settling PRPs. The settlement agreement is embodied in a consent decree lodged with the United States District Court for the Western District of New York. The ultimate cost of the remedial work and other expenses covered by the settlement agreement can only be estimated. The Company has provided a reserve amounting to $920,000 at December 31, 1993 for its estimated share of the ultimate cost of cleanup.

     The Company has been named as a PRP with respect to certain other sites which are being investigated by federal or state agencies responsible for regulation of the environment. Status as a PRP means that the Company may be jointly and severally liable for all of the potential monetary sanctions and remediation costs applicable to each site. In assessing the potential liability of the Company at each site, management has considered, among other things, the aggregate potential cleanup costs of each site; the apparent involvement of the Company at each site and its prospective share of the remediation costs attributable thereto; the number of the PRPs identified with respect to each site and their financial ability to contribute their proportionate shares of the remediation costs for such site; the availability of insurance coverage for the Company's involvement at each site and the likelihood that such coverage may be contested; and whether and to what extent potential sources of contribution from other PRPs or indemnification by insurance companies constitute reliable sources of recovery for the Company. On the basis of such consideration, management has determined that such environmental matters will not have a material affect on the Company's financial position or results of operations. The Company has provided an aggregate reserve amounting to $206,000 at December 31, 1993 for its estimated share of the ultimate cost of cleanup for such claims excluding any potential sources of indemnification or recovery from third parties.

     In March 1994, the Company received a notice of violation from the Texas Natural Resource Conservation Commission ("TNRCC"). The notice alleges that the Company was not in compliance with regulations of the TNRCC relating to labeling, permitting, storage and disposal of certain hazardous waste. The notice proposes certain corrective action on the part of the Company as well as payment of administrative penalties.

     The Company is in the early stages of discussions with the TNRCC and, accordingly, is unable to assess the nature and extent of any corrective action which is likely to be required with respect thereto. Accordingly, such administrative penalties can not be reasonably estimated at this point in time.

     The Company is also exposed to a number of other asserted and unasserted potential claims encountered in the normal course of business and unrelated to environmental matters. In the opinion of management, the resolution of such claims will not have a material adverse affect on the Company's financial position or results of operations.

13.  OPERATIONS IN DIFFERENT INDUSTRIES

     The Company has had two business segments which it defined as the Housing Group and the Environmental Group.

     The Housing Group manufactures and markets residential and commercial roofing products in the Northeastern United States, including a full line of fiberglass based asphalt shingles and roll roofing. The Group also manufactures vinyl siding, window profiles, trim and accessories which are distributed nationwide. The Group operates distribution centers primarily in the Southeastern and Southwestern markets for vinyl siding and in the Arizona and Northeastern markets for roofing and other building materials products. Until recently the Company's Environmental Group provided recycling, remediation, and beneficial re-use services for applications as diverse as food processing waste streams, oily waste recovery and the treatment of municipal wastes. Generally, these on-site services recover valuable constituents, remove wastes and reduce the volume of materials which must be disposed of by other means. In December 1993, the Company decided to close this portion of the environmental segment and dedicate this group to operating BEGCI, the fixed site facility in Texas. As discussed in Note 9, the company agreed to sell its interest in BEGCI to the minority shareholders. Accordingly, due to the Company's exit from the environmental business in its entirety, the results of operations have been recorded as discontinued operations.

     Net sales represent sales to unaffiliated customers. Identifiable assets are those that are used in the Company's operations in each industry segment. Corporate assets are principally cash investments and equivalents, certain notes receivable and property maintained for general corporate purposes. As discussed in Note 9, the results of operations for the environmental group for the three years ended December 31, 1993 have been recorded as discontinued operations. Accordingly, net sales, cost of sales and SG&A relating to this segment are not shown below.

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1993         1992         1991
                                                             --------     --------     --------
                                                                       (000 OMITTED)
                                                             ----------------------------------
HOUSING GROUP
Net Sales..................................................  $187,745     $164,202     $137,059
                                                             ========     ========     ========
Cost of Sales..............................................  $151,664     $128,371     $107,226
                                                             ========     ========     ========
S.G.& A....................................................  $ 25,746     $ 22,493     $ 17,417
                                                             ========     ========     ========

Earnings (loss) from continuing operations before income
  taxes:
  Housing group operating income...........................  $  7,121     $ 13,338     $ 12,416
  Other income.............................................         0          197          331
  Other non-recurring income...............................       877            0            0
                                                             --------     --------     --------
                                                                7,998       13,535       12,747

  Interest expense.........................................    (2,472)      (1,506)      (1,026)
  Other write offs.........................................    (3,834)           0            0
  Corporate office expenses................................    (6,970)      (5,496)      (5,795)
                                                             --------     --------     --------
                                                             $ (5,278)    $  6,533     $  5,926
                                                             ========     ========     ========

Identifiable assets:
  Housing group............................................  $ 95,663     $ 79,568     $ 66,406
  Environmental group......................................    23,250       25,935       19,669
  Corporate office.........................................     4,316       13,028       13,829
                                                             --------     --------     --------
                                                             $123,229     $118,531     $ 99,904
                                                             ========     ========     ========

Depreciation:
  Housing group............................................  $  3,670     $  3,488     $  3,182
  Environmental group......................................     1,686        1,620          732
  Corporate office.........................................        87          112          110
                                                             --------     --------     --------
                                                             $  5,443     $  5,220     $  4,024
                                                             ========     ========     ========

Capital expenditures:
  Housing group............................................  $  4,505     $  3,683     $  4,009
  Environmental group......................................    12,251        3,201        1,437
  Corporate office.........................................        56           63           42
                                                             --------     --------     --------
                                                             $ 16,812     $  6,947     $  5,488
                                                             ========     ========     ========

14.  QUARTERLY FINANCIAL DATA (UNAUDITED)

Summarized quarterly financial data for 1993 and 1992 is shown below:

                                                                  THREE MONTHS ENDED
                                                    ----------------------------------------------
                                                    MARCH 31     JUNE 30     SEPT. 30     DEC. 31
                                                    --------     -------     --------     --------
                                                       (THOUSANDS OF DOLLARS, EXCEPT PER SHARE
                                                                       AMOUNTS)
1993
Net sales.........................................  $34,943      $52,131     $ 53,438     $ 47,233
Gross profit......................................  $ 7,230      $10,922     $ 10,786     $  7,143(1)
Earnings (loss):
  Continuing Operations...........................  $   245      $ 1,296     $  1,573     $ (7,753)
  Discontinued Operations.........................  $(1,407 )    $(1,114)    $ (2,857)    $(21,038)
  Cumulative effect of accounting change..........  $ 2,733
                                                    --------     -------     --------     --------
Net earnings (loss)...............................  $ 1,571      $   182     $ (1,284)    $(28,791)
                                                    =======      =======      =======     ========

Earnings per share data:
Primary earnings (loss) per common share:
  Continuing operations...........................  $ (0.04 )    $  0.22     $   0.29     $  (1.97)
  Discontinued operations.........................  $ (0.34 )    $ (0.27)    $  (0.70)    $  (5.10)
  Cumulative effect of accounting change..........  $  0.67      $  0.00     $   0.00     $   0.00
                                                    --------     -------     --------     --------
  Net earnings (loss).............................  $  0.29      $ (0.05)    $  (0.41)    $  (7.07)
                                                    =======      =======      =======     ========

                                                                  THREE MONTHS ENDED
                                                    ----------------------------------------------
                                                    MARCH 31     JUNE 30     SEPT. 30     DEC. 31
                                                    --------     -------     --------     --------
                                                       (THOUSANDS OF DOLLARS, EXCEPT PER SHARE
                                                                       AMOUNTS)
1992
Net sales.........................................  $30,916      $45,645     $ 47,930     $ 39,711
Gross profit......................................  $ 7,460      $ 9,934     $ 10,526     $  7,911
Earnings (loss):
  Continuing Operations...........................  $   655      $ 2,089     $  2,754     $    165
  Discontinued Operations.........................  $  (645 )    $    61     $ (1,282)    $   (706)
                                                    --------     -------     --------     --------
Net earnings (loss)...............................  $    10      $ 2,150     $  1,472     $   (541)
                                                    =======      =======      =======     ========

Earnings per share data:
Primary earnings (loss) per common share:
  Continuing operations...........................  $  0.07      $  0.42     $   0.59     $  (0.06)
  Discontinued operations.........................  $ (0.16 )    $  0.01     $  (0.32)    $  (0.17)
                                                    --------     -------     --------     --------
  Net earnings (loss).............................  $ (0.09 )    $  0.43     $   0.27     $  (0.23)
                                                    =======      =======      =======     ========

- ---------------
(1) Decrease in gross profit in the fourth quarter compared to the previous quarter is due primarily to increased raw material costs that could not be passed on via price increases.

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

Summarized quarterly financial data for 1994 is shown below:

                                                                     THREE MONTHS ENDED
                                                        --------------------------------------------
                                                        SEPTEMBER 30,       JUNE 30,       MARCH 31,
                                                        -------------       --------       ---------
                                                          (THOUSANDS OF DOLLARS, EXCEPT PER SHARE
                                                                           DATA)
1994
Net Sales.............................................    $ 46,246          $ 58,486        $ 36,863
Gross Profit (Loss)...................................    $  9,169          $ 10,943        $  6,670
Earnings (Loss)
  Continuing Operations...............................    $  3,304          $ (1,480)       $ (3,398)
  Discontinued Operations.............................    $   (907)         $ (5,708)       $   (750)
  Net Earnings (loss).................................    $  2,397          $ (7,188)       $ (4,148)

Earnings per share data:
Primary earnings (loss) per Common Share:
  Continuing Operations...............................    $   0.76          $  (0.45)       $  (0.92)
  Discontinued Operations.............................    $  (0.24)         $  (1.37)       $  (0.18)
  Net earnings (loss).................................    $   0.52          $  (1.82)       $  (1.10)

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

                         COMBINED FINANCIAL STATEMENTS
                          AND SUPPLEMENTAL INFORMATION

                      FOR THE YEAR ENDED DECEMBER 31, 1993
                    AND THE PERIOD JULY 1, 1992 (INCEPTION)
                              TO DECEMBER 31, 1992

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

                         COMBINED FINANCIAL STATEMENTS

              FOR THE YEAR ENDED DECEMBER 31, 1993 AND THE PERIOD
                 JULY 1, 1992 (INCEPTION) TO DECEMBER 31, 1992

                               TABLE OF CONTENTS


FINANCIAL STATEMENTS
  Independent Auditors' Report........................................................  F-30
  Combined Balance Sheets.............................................................  F-31
  Combined Statements of Operations and Partners' Capital (Deficit)...................  F-32
  Combined Statements of Cash Flows...................................................  F-33
  Notes to the Combined Financial Statements..........................................  F-34
SUPPLEMENTAL INFORMATION
  Independent Auditors' Report on Financial Statement Schedule........................  F-46
  Financial Statement Schedule VIII...................................................  F-47

                          INDEPENDENT AUDITORS' REPORT

TO THE PARTNERS
KENSINGTON PARTNERS AND AFFILIATE
(Joint Venture Partnerships)
Leechburg, Pennsylvania

     We have audited the accompanying combined balance sheets of Kensington Partners and Affiliate as of December 31, 1993 and 1992 and the related combined statements of operations, changes in partners' capital (deficit), and cash flows for the year ended December 31, 1993 and the period from July 1, 1992 (Inception) to December 31, 1992. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Kensington Partners and Affiliate as of December 31, 1993 and 1992, and the results of their operations and their cash flows for the year ended December 31, 1993 and the period from July 1, 1992 (Inception) to December 31, 1992, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Kensington Partners and Affiliate will continue as going concerns. As discussed in Note 3 to the financial statements, the Companies have incurred significant operating losses, current liabilities exceed current assets and their line of credit was under a forbearance agreement with their lender. Those conditions raise substantial doubt about the Companies' ability to continue as going concerns. Management's plans regarding those matters are also described in Note
3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Alpern, Rosenthal & Company
Pittsburgh, Pennsylvania

February 19, 1994 (Except for the last three paragraphs of Note 8, the second paragraph of Note 13B, and Note 14, as to which the date is September 14, 1994.)

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

                            COMBINED BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                     ---------------------------
                                                                         1993           1992
                                                                     ------------    -----------
ASSETS
CURRENT ASSETS
  Cash.............................................................  $     15,518    $    23,718
  Accounts receivable
     Trade -- net of allowance for doubtful accounts of $195,000 in
      1994 and $66,000 in 1993 -- Note 4...........................     2,763,207      1,553,029
     Related parties -- Note 13B...................................     1,231,094      1,217,433
  Inventories -- Note 5............................................     2,956,397      2,082,834
  Prepaid expenses.................................................       134,320        158,392
                                                                     ------------    -----------
          TOTAL CURRENT ASSETS.....................................     7,100,536      5,035,406
                                                                     ------------    -----------

PROPERTY AND EQUIPMENT -- At cost -- net of accumulated
  depreciation of $642,433 and $199,850 as of December 31, 1993 and
  1992 -- Note 6...................................................     2,870,341      2,452,756
                                                                     ------------    -----------

OTHER ASSETS
  Notes receivable -- related party -- Note 13E....................       100,000             --
  Other assets -- Note 7...........................................     1,277,233        320,552
                                                                     ------------    -----------
                                                                        1,377,233        320,522
                                                                     ------------    -----------
          TOTAL ASSETS.............................................  $ 11,348,110    $ 7,808,714
                                                                       ==========      =========

LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
  Demand notes payable -- Note 8...................................  $  2,245,580    $   910,580
  Current maturities of capital lease obligations and long-term
     debt -- Note 9................................................       415,500        229,723
  Accounts payable
     Trade.........................................................     3,927,881      1,150,455
     Related parties -- Note 13A...................................     2,681,579        612,766
  Accrued expenses -- Note 10......................................       801,751        305,624
                                                                     ------------    -----------
          TOTAL CURRENT LIABILITIES................................    10,072,291      3,209,148
                                                                     ------------    -----------

LONG-TERM LIABILITIES
  Capital lease obligations and long-term debt -- net of current
     maturities -- Note 9..........................................     1,096,480        145,665
  Other long-term liabilities -- related parties -- Note 13........       374,865             --
                                                                     ------------    -----------
          TOTAL LONG-TERM LIABILITIES..............................     1,471,345        145,665
                                                                     ------------    -----------
          TOTAL LIABILITIES........................................    11,543,636      3,354,813
PARTNERS' CAPITAL (DEFICIT)........................................     (195,526)      4,453,901
COMMITMENTS AND CONTINGENCIES (NOTES 12 AND 14)....................            --             --
                                                                     ------------    -----------
          TOTAL LIABILITIES AND PARTNERS' CAPITAL..................  $ 11,348,110    $ 7,808,714
                                                                       ==========      =========

    The accompanying notes are an integral part of these combined financial statements.

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

       COMBINED STATEMENTS OF OPERATIONS AND PARTNERS' CAPITAL (DEFICIT)

                                                                         FOR THE YEAR AND
                                                                     SIX MONTHS ENDED DECEMBER
                                                                                31,
                                                                    ---------------------------
                                                                       1993            1992
                                                                    -----------     -----------
NET SALES (approximately 34% in 1993 and
  33% in 1992 sold to related parties)............................  $21,254,549     $10,198,563
COST OF GOODS SOLD (approximately 29% in 1993 and
  25% in 1992 purchased from related parties).....................   19,785,555       7,946,321
                                                                    -----------     -----------
          GROSS PROFIT............................................    1,468,994       2,252,242

OPERATING EXPENSES (approximately 15% in 1993 and
  17% in 1992 to related parties).................................    6,012,508       2,079,567
                                                                    -----------     -----------
          INCOME (LOSS) FROM OPERATIONS...........................   (4,543,514)        172,675
                                                                    -----------     -----------
OTHER EXPENSE
  Interest expense................................................     (155,452)        (31,371)
  Loss from equity investment.....................................      (69,578)            (--)
  Bad debt expense................................................     (202,154)        (45,842)
  Other expense, net..............................................     (278,729)       (131,533)
                                                                    -----------     -----------
          TOTAL OTHER EXPENSE.....................................     (705,913)       (208,746)
                                                                    -----------     -----------
          NET LOSS................................................   (5,249,427)        (36,071)

PARTNERS' CAPITAL -- Beginning of year............................    4,453,901       4,489,972
  Capital Contributions...........................................      600,000              --
                                                                    -----------     -----------
PARTNERS' CAPITAL (DEFICIT) -- End of year........................  $  (195,526)    $ 4,453,901
                                                                     ==========      ==========

    The accompanying notes are an integral part of these combined financial statements.

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                   FOR THE YEAR AND
                                                                                   SIX MONTHS ENDED
                                                                                     DECEMBER 31,
                                                                              ---------------------------
                                                                                 1993            1992
                                                                              -----------     -----------
CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES
  Net loss..................................................................  $(5,249,427)    $   (36,071)
  Adjustments to reconcile net loss to net cash provided by (used for)
    operating activities
    Depreciation and amortization...........................................      540,921         224,726
    Loss from equity investment.............................................       68,578              --
    Changes in
      Accounts receivable
         Trade..............................................................   (1,210,178)        268,123
         Related parties....................................................      (13,661)       (416,137)
      Inventories...........................................................     (873,563)       (189,952)
      Other current assets and liabilities..................................      520,199         108,386
      Accounts payable
         Trade..............................................................    2,777,426      (1,263,416)
         Related parties....................................................    2,068,813         612,766
                                                                              -----------     -----------
         NET CASH USED FOR OPERATING ACTIVITIES.............................   (1,370,892)       (691,575)
                                                                              -----------     -----------
CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES
  Purchase of property and equipment........................................     (132,650)        (37,527)
  Cash value of life insurance..............................................       23,155         (18,513)
  Other assets..............................................................     (303,663)        (40,860)
  Notes receivable -- related parties.......................................     (100,000)             --
                                                                              -----------     -----------
         NET CASH USED FOR INVESTING ACTIVITIES.............................     (513,158)        (96,900)
                                                                              -----------     -----------
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES
  Cash contributed by the partners -- Note 2................................      600,000       2,835,305
  Reduction in payables to Jones & Brown -- Note 2..........................           --      (2,800,000)
  Demand notes payable......................................................    1,335,000         910,580
  Proceeds from long-term debt..............................................       34,107              --
  Payments on long-term debt................................................     (399,543)       (133,692)
  Other liabilities -- related parties......................................      306,286              --
                                                                              -----------     -----------
         NET CASH PROVIDED BY FINANCING ACTIVITIES..........................    1,875,850         812,193
                                                                              -----------     -----------
INCREASE (DECREASE) IN CASH.................................................       (8,200)         23,718
CASH -- Beginning of year...................................................       23,718              --
                                                                              -----------     -----------
CASH -- End of year.........................................................  $    15,518     $    23,718
                                                                              ============    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest....................................  $   152,341     $    29,438
                                                                              ============    ============
NONCASH INVESTING AND FINANCING ACTIVITIES
Capital lease and debt obligations incurred for acquisition of equipment....  $ 1,502,028     $    34,379
                                                                              ============    ============

    The accompanying notes are an integral part of these combined financial statements.

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.  PRINCIPLES OF COMBINATION

     The accompanying 1993 combined financial statements include the accounts of Kensington Partners (KP) combined with the accounts of North American Installations Company (NAICO). NAICO is owned 100% by common owners of KP. All significant intercompany balances and transactions have been eliminated in the preparation of the combined financial statements. The combined group is herein referred to as "the Companies".

     NAICO was formed in May, 1993 as a joint venture partnership to install windows sold by KP to a significant customer. The 1992 financial statements reflect only the accounts of KP.

     B.  NATURE OF BUSINESS

     Kensington Partners operates in one principal industry segment: the manufacture of vinyl replacement windows for wholesalers and home remodelers. The Partnership grants credit to its customers substantially all of which are retail and wholesale resellers of windows located in the eastern half of the United States.

     NAICO is an exclusive installer of KP windows for a significant customer of KP, a retail seller of windows to end users, which has sales throughout the United States.

     The Companies grant credit to the customer and not the end user of the window.

     C.  CASH AND CASH EQUIVALENTS

     Interest-bearing deposits and other investments with original maturities of three months or less are considered short-term cash investments. At December 31, 1993 and 1992, the Company has an overdraft position of approximately $345,000 and $99,700, respectively, at a bank, caused by outstanding checks. The overdraft is included in accounts payable.

     D.  ACCOUNTS RECEIVABLE

     The Company provides for estimated losses on uncollectible accounts receivable based on historical data and management's evaluation of individual accounts receivable balances at the end of the year.

     E.  INVENTORIES


     The Company values all of its inventories at the lower of cost or market. Raw materials are determined on the last-in, first-out (LIFO) method. Work-in-process and finished goods inventories are determined on a first-in, first-out (FIFO) method.

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     F.  DEPRECIATION

     Depreciation is computed by the straight-line method at rates intended to distribute the cost of the assets over their estimated useful lives. Property under capital lease is being amortized over the life of the lease in accordance with generally accepted accounting principles. Rates used by principal classifications are as follows:

                                                                               RATE
                                                                              (YEARS)
                                                                              -------
        Warehouse and manufacturing equipment...............................   3-10
        Furniture and fixtures..............................................   5-10
        Leasehold improvements..............................................   3-15
        Transportation equipment............................................   3-6

     Maintenance and repairs which are not considered to extend the useful lives of assets are charged to operations as incurred. Upon sale or retirement, the cost of assets and related allowances are removed from the accounts and any resulting gains or losses are included in other income (expense) for the year.

     G.  INVESTMENT IN AFFILIATED COMPANY

     The Companies' investment in a joint venture partnership is carried on the equity basis, which approximates the Companies' equity in the underlying net book value. The Companies' share of losses exceed the original cost of the investment. The investment has been reduced to reflect the Companies' share of possible guaranteed obligations. (See Note 13E.)

     H.  AMORTIZATION

     Software and system development and other programming costs have been capitalized and are being amortized over their remaining useful lives.

     Accumulated amortization at December 31, 1993 and 1992 is approximately $75,000 and $25,000, respectively.

     I.  INCOME TAXES

     The Companies are being treated as partnerships for Federal and state income tax purposes. Under the Internal Revenue Code provisions for partnerships, the partners reflect their proportionate share of the Company's taxable income or loss on their respective income tax returns, and the Companies are not liable for income taxes.

NOTE 2 -- ORGANIZATION

     Effective July 1, 1992, Kensington Manufacturing Company (KMC) entered into an agreement with Bird Corporation (Bird) through one of its indirect subsidiaries to form a joint venture partnership, Kensington Partners (KP), for the purpose of manufacturing and selling custom windows, a business previously conducted by KMC. KMC's capital contribution to KP consisted of all of its assets subject to certain of its liabilities, including $2,800,000 owed to Jones and Brown, Inc. (J&B), a related party. Bird's capital contribution consisted of $2,800,000, in cash, which was used to pay off the amount owed by KP to J&B, subsequent to the inception of the Partnership.

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- ORGANIZATION -- (CONTINUED)
     The Company has accounted for the contribution of capital using the current value of the tangible assets and liabilities contributed by KMC and Bird. The fair value of these assets and liabilities are summarized as follows:

    Cash -- contributed by Bird.............................................  $ 2,800,000
    Assets and (Liabilities) contributed by KMC:
      Cash..................................................................       35,000
      Accounts receivable...................................................    2,678,000
      Inventories...........................................................    1,893,000
      Other current assets..................................................       51,000
      Property and equipment................................................    2,578,000
      Other assets..........................................................      286,000
      Long-term debt........................................................     (474,000)
      Accounts payable and accrued expenses.................................   (5,358,000)
                                                                              -----------
         Net Assets Contributed.............................................  $ 4,489,000
                                                                               ==========

     In accordance with the Partnership Agreement, KMC and Bird each owned 50% of the Partnership. KP had also entered into a management agreement with J&B to manage the Partnership in exchange for a fee. As discussed in Note 3, subsequent to December 31, 1993, the partners entered into an agreement to restructure these arrangements.

     KP and Bird have entered into a supply agreement which requires KP to buy specified quantities of raw materials from Bird beginning in 1993 and ending in the year 2002. Minimum purchases for the next five years are 1994, $700,000; 1995, $900,000; 1996, $1,100,000; 1997, $1,300,000; and 1998 the greater of
$1,300,000 or actual amounts purchased in 1997. The agreement includes penalties for shortfalls in purchases on a per year basis. Shortfalls can be offset with credits from years when excess volume is purchased.

NOTE 3 -- OPERATIONS AND LIQUIDITY

     The Companies' combined financial statements have been presented on the basis that they are going concerns, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Companies incurred net losses of approximately $5,249,000 and negative cash flows from operations of approximately $1,371,000 for 1993, and at December 31, 1993, the balance sheet reflects an excess of current liabilities over current assets of approximately $2,972,000.

     In addition, the Companies' line of credit (Note 8) was called and the Companies are currently operating under a bank forbearance agreement which expires April 30, 1994. Various debt and lease agreements are in default as a result of late or no payments being made and certain payroll taxes are delinquent.

     Management believes the above mentioned losses and the associated balance sheet deficiencies are a result of adding new products which required different manufacturing processes and a significant increase in orders, which put strain on the existing systems. The combination of the above resulted in manufacturing inefficiencies, low asset performance, excessive delivery costs and inadequate management information.

     In December 1993, management embarked on a program to correct the problems associated with operations, financing and managing the Companies by hiring a consulting firm specializing in turnaround

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- OPERATIONS AND LIQUIDITY -- (CONTINUED) situations. The consulting firm evaluated the Companies, analyzed the problems and developed a turnaround program which has been adopted by the Companies. The major components of the plan are as follows:

      1. Employ a new management team including a president and chief executive officer, vice president of production and a vice president of operations (accomplished).

      2. Implement a production plan to increase direct labor productivity and reduce the labor force.

      3. Restructure pricing on various products to improve contribution margin.

      4. Discontinue installation of windows currently performed by NAICO. The operations of NAICO are to be transferred to the customer who receives these services.

      5. Reduce selling, general and administrative costs by reducing the work force.

      6. Correct production inefficiencies by restructuring plant layout, improving production scheduling, modernizing equipment, reducing scrap and improving information systems.

      7. Pursue refinancing with an asset based lender with an aim to replace the current line of credit and to increase credit availability by $1,500,000.

      8. Design and implement a payment plan for unsecured creditors. The plan includes paying COD for current purchases and obtaining deferred payment terms on existing balances.

      9. Reduce in-house trucking operation and sub-contract delivery of windows.

     10. Improve information, production and financial reporting by purchasing new computer software.

     The plan includes a detailed operational plan for the immediate future, a one year operational plan, and financial, operational and cash flow projections.

     In addition, subsequent to December 31, 1993, the partners entered into an agreement to restructure the partnership agreement of KP and to make capital contributions. Each partner's ownership percentage is to be adjusted plus or minus 2% for each $50,000 of capital contributed or collateral provided on the bank loan, but in no event should a partner be diluted below 10%. A diluted partner is entitled to cure any shortfall between their capital account and the other partner's capital account by contributing the capital necessary to equalize each partner's capital account by the later of December 31, 1994 or six months from the date of any capital contribution made on or before December 31, 1994.

     Pursuant to the agreement, Bird contributed $750,000 in cash and provided additional cash collateral of $750,000 to secure the line of credit (Note 8). KMC has contributed $250,000 in cash. KMC is also required to contribute $250,000 of inventory to KP within 45 days of the agreement. The agreement also allows for additional inventory and cash contributions based on KP's needs.

     The agreement also terminated the management agreement (Note 2) with J&B effective December 31, 1993, required J&B to enter into a five year purchase agreement, deferred the payment of approximately $181,000 due Bird (Note 13) until after December 31, 1994 and required KP to enter into a purchase agreement with Domken (Note 13).

     The Companies' continued existence is dependent on implementing the items outlined in the turnaround plan along with the capital infusion that occurred subsequent to December 31, 1993, by meeting the operational and financial projections, and obtaining alternate financing.

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- OPERATIONS AND LIQUIDITY -- (CONTINUED)
     The outcome of these uncertainties cannot be predicted at this time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 -- ACCOUNTS RECEIVABLE

     At December 31, 1993, accounts receivable -- trade from three customers were approximately 73% of trade receivables. Sales to these unrelated customers comprised 51% of total sales during December 31, 1993.

     At December 31, 1992, receivables from one customer were approximately 20% of trade receivables. Sales to this unrelated customer comprised 30% of total sales during December 31, 1992.

NOTE 5 -- INVENTORIES

     Inventories at December 31, 1993 and 1992 are as follows:

                                                                 1993           1992
                                                              ----------     ----------
        Raw materials, at LIFO which approximates FIFO......  $1,505,825     $1,406,763
        Work-in-process.....................................   1,030,514        503,416
        Finished goods......................................     420,058        172,655
                                                              ----------     ----------
                  Total Inventories.........................  $2,956,397     $2,082,834
                                                               =========      =========

     The effect of using the LIFO method was to increase the net loss approximately $30,000 for the year ended December 31, 1993. The effect of using the LIFO method was not material for 1992.

NOTE 6 -- PROPERTY AND EQUIPMENT

     Property and Equipment at December 31, 1993 and 1992 are as follows:

                                                                 1993           1992
                                                              ----------     ----------
        Equipment under capital leases -- Note 9............  $1,790,203     $  408,875
        Warehouse and manufacturing equipment...............     857,144      1,477,724
        Furniture and fixtures..............................     290,258        203,326
        Leasehold improvements..............................     419,791        415,803
        Transportation equipment............................     155,378        146,878
                                                              ----------     ----------
                                                               3,512,774      2,652,606
        Less: Accumulated depreciation......................     642,433        199,850
                                                              ----------     ----------
                  Total Property and Equipment..............  $2,870,341     $2,452,756
                                                               =========      =========

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7 -- OTHER ASSETS

     Other assets at December 31, 1993 and 1992 are as follows:

                                                                  1993          1992
                                                               ----------     --------
        Deferred software and programming cost -- net of
          accumulated amortization...........................  $   12,886     $ 62,638
        Cash value of life insurance.........................      25,243       48,398
        Notes receivable.....................................          --       39,566
        Sample windows.......................................     152,324       26,004
        Deposits.............................................     816,638       16,242
        Other assets.........................................     150,653           --
        Marketing supplies inventory.........................     119,489      127,704
                                                               ----------     --------
                                                               $1,277,233     $320,552
                                                                =========     ========

     Deposits at December 31, 1993 consist primarily of deposits on equipment purchases.

     The Company maintains split-dollar life insurance policies for certain key employees of the Company. The Company's equity in the policies represents its portion of the premium payments on the policies which it is to recover from the proceeds of the policies. The cash value is net of policy loans and accrued interest of $5,434 and $1,077 at December 31, 1993 and 1992, respectively.

NOTE 8 -- DEMAND NOTES

     The Companies have a line-of-credit, with maximum borrowings of $2,500,000, with a bank that was due to expire June 30, 1994. Interest was payable monthly at the bank's basic rate plus 1% (7% at December 31, 1993). The borrowings on the line are collateralized by substantially all the assets of the Companies. The line has been guaranteed by the partners of the Companies.

     The line contains various covenants which, among other things, require the Company to maintain minimum financial ratios including minimum net worth, debt to net worth and limit capital expenditures and amounts owing to certain vendors.

     Subsequent to December 31, 1993, the bank cited three defaults under the line of credit agreement and made demand for payment. On February 9, 1994, the Companies and the bank entered into a letter agreement that provided for the bank to forebear collection and set a due date of April 30, 1994. In addition, the interest rate was changed to the bank's basic rate plus 3%, the Companies were required to pay a facility fee of $25,000, and Bird was required to assign a $750,000 deposit account as additional collateral (Note 3).

     On April 30, 1994, the Company and the bank entered into an extended forbearance agreement which was to expire on August 31, 1994. Under the extended agreement, Bird was required to apply the $750,000 deposit used as collateral (Note 3) to the line and was required to make weekly principal payments of $50,000 through the end of June and $75,000 through the end of August at which time the entire balance was to be liquidated. The payments by Bird will be recorded as capital contributions to the partnership.

     On June 15, 1994, the Company entered into a financing/factoring agreement with another lending institution to sell, on an ongoing basis, up to 80% or $2,500,000, whichever is less, of acceptable trade accounts receivable. All accounts receivable that remain unpaid after 90 days of the purchase by the lender are subject to recourse at the lender's discretion. The agreement, which expires in six months, is subject to renewal. The loan was funded on August 26, 1994 with $1,000,000, at which time the original line of credit was paid in full.

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 8 -- DEMAND NOTES -- (CONTINUED)
     Under the terms of the new agreement, fees ranging from 1% to 3 1/2% are based on the number of days to collect the trade receivable, with a guaranteed minimum monthly fee of $5,000. In addition, interest is charged on any amounts advanced under the agreement, at the rate of prime plus 1 1/2%. Under the terms of this agreement, Bird has guaranteed $1,250,000 of this debt.

NOTE 9 -- CAPITAL LEASE OBLIGATIONS AND LONG-TERM DEBT

     The following is a schedule by years of future minimum lease under capital leases and installment notes together with the present value of the net minimum lease payments and note payments as of December 31, 1993:

        1994.............................................................  $   451,736
        1995.............................................................      356,334
        1996.............................................................      288,053
        1997.............................................................      277,906
        1998.............................................................      322,135
        Thereafter.......................................................       12,294
                                                                           -----------
          Net Minimum Lease Payments.....................................    1,708,458
        Less: Amount representing interest...............................      257,590
                                                                           -----------
             Present value of net minimum lease payments.................    1,450,868
        Long-term debt principal payments -- all due within one year.....       61,112
                                                                           -----------
          Net Obligations under Capital Leases and Notes Payable.........    1,511,980
        Less: Current portion............................................      415,500
                                                                           -----------
          Long-term Obligations under Capital Leases and Notes Payable...  $ 1,096,480
                                                                             =========

     Interest expense charged to operations on capital lease obligations, notes payable and demand notes was approximately $155,000 and $31,000 for the periods ended December 31, 1993 and 1992 respectively. The partners have guaranteed a lease with a net present value of minimum lease payments of approximately $1,200,000.

     Assets under capital lease are capitalized using interest rates appropriate at the inception of each lease. The following is an analysis of the Companies' assets under capital lease obligations at December 31, 1993 and 1992:

                                                                  1993          1992
                                                               ----------     --------
        Warehouse and manufacturing equipment................  $1,605,062     $345,062
        Transportation equipment.............................     185,141       63,813
                                                               ----------     --------
                                                                1,790,203      408,875
        Less: Accumulated amortization.......................     128,976       27,860
                                                               ----------     --------
                  Total......................................  $1,661,227     $381,015
                                                                =========     ========

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 10 -- ACCRUED EXPENSES

     Accrued expenses at December 31, 1993 and 1992 are as follows:

                                                                   1993         1992
                                                                 --------     --------
        Accrued payroll and payroll taxes......................  $423,855     $ 77,641
        Accrued vacation.......................................   143,717      113,416
        Accrued promotion costs................................     4,270       11,450
        Other accrued expenses.................................   229,909      103,117
                                                                 --------     --------
                  Total Accrued Expenses.......................  $801,751     $305,624
                                                                 ========     ========

NOTE 11 -- PENSION PLAN

     The Company participates in a multi-employer defined benefit pension plan for the electrician's union employees. Plan contributions are determined by the union labor agreement.

     The Company contributed approximately $163,000 to this plan during the year ended December 31, 1993 and $60,000 during the period ended December 31, 1992.

NOTE 12 -- COMMITMENTS

     A.  OPERATING LEASES

     The Company leases various operating facilities from related and unrelated parties and transportation equipment from unrelated parties under various operating leases. Rent expense for the period ended December 31, 1993 and 1992 is as follows:

                                                                   1993         1992
                                                                 --------     --------
        Facilities leases -- primarily related party...........  $263,000     $128,000
        Transportation equipment...............................    67,000       48,000
                                                                 --------     --------
                                                                 $330,000     $176,000
                                                                 ========     ========

     The following are the approximate future minimum operating lease payments at December 31, 1993, substantially all of which are due to a related party:

                                   YEAR ENDING
                                   DECEMBER 31                               AMOUNT
        -----------------------------------------------------------------  ----------
          1994...........................................................  $  245,000
          1995...........................................................     215,000
          1996...........................................................     215,000
          1997...........................................................     215,000
          1998...........................................................     215,000
          Thereafter.....................................................   1,495,000
                                                                           ----------
                  Total minimum lease payments...........................  $2,600,000
                                                                            =========

     The Companies are currently in default on their lease for their primary operating facilities as a result of not making the required rent payments as they became due. Rent of approximately $66,000, due a related party, is included in accounts payable in the accompanying balance sheets at December 31, 1993 (Note 13).

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 12 -- COMMITMENTS -- (CONTINUED)
     B.  PRODUCT WARRANTIES

     The Companies provide limited warranties for parts and/or labor based on the type of window sold. Prior to 1993, the Companies did not provide labor as part of their warranties. The Companies have not provided a liability for warranties as the Companies do not have an adequate history for estimation. However, management believes that any liability would not be material. The Companies' current policy is to expense costs of warranty coverage in the period that the service is provided.

NOTE 13 -- RELATED PARTY TRANSACTIONS

     The Companies have entered into various transactions with related parties during the year ended December 31, 1993 and the six months ended December 31, 1992. The transactions are as follows:

     A.  PURCHASES AND PAYABLES

     The Companies have purchases for raw materials, advertising services, and commissions from the following related parties as of and for the periods ended December 31, 1993 and 1992:

                                                                      PURCHASES
                                                              --------------------------
                                                                 1993           1992
                                                              -----------    -----------
        Vinyl Division of Bird, Inc.........................  $ 2,052,514    $    85,298
        Design Matrix, Inc. (DMI) -- Advertising............  $   146,562    $    53,116
        Domken Plastics Limited (DPL).......................  $ 2,964,398    $ 1,759,686
        Quantum II Partners (see below).....................  $   440,074    $        --

     Accounts payable to related parties at December 31,1993 and 1992 are as follows:

                                                                   ACCOUNTS PAYABLE
                                                              --------------------------
                                                                 1993           1992
                                                              -----------    -----------
        Vinyl Division of Bird, Inc.........................  $ 1,218,732    $    30,162
        Design Matrix, Inc. (DMI) -- Advertising............       17,483          2,443
        Domken Plastics Limited (DPL).......................    1,209,519        580,161
        Other related parties...............................       72,703             --
        Quantum II (Notes 13E and 14).......................      163,142             --
                                                              -----------    -----------
                                                              $ 2,681,579    $   612,766
                                                                =========      =========

     DMI and DPL are related through common ownership with KMC.

     A stockholder of KMC was compensated approximately $143,000 and $105,000 during the year ended December 31, 1993 and the six months ended December 31, 1992, respectively, for services rendered in assisting with the acquisition of raw materials at discounted amounts. At December 31, 1993, approximately $48,000 was due to the related party and is included in other accrued liabilities. In addition, J&B was also compensated $86,000 during 1993 for similar services.

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 13 -- RELATED PARTY TRANSACTIONS -- (CONTINUED)
     B.  SALES AND RECEIVABLES

     The Companies had sales to Jones & Brown, Inc. (J&B), a related party through common ownership with KMC, of approximately $7,255,000 and $3,327,000 for 1993 and 1992, respectively. Accounts receivable from related parties are as follows as of December 31, 1993 and 1992:

                                                                 1993           1992
                                                              ----------     ----------
        J&B.................................................  $  987,000     $1,203,000
        Quantum II Partners (Note 13E)......................     225,000             --
        Other...............................................      19,000         14,000
                                                              ----------     ----------
             Total..........................................  $1,231,000     $1,217,000
                                                               =========      =========

     At December 31, 1993 and through June 1994, J&B's line of credit was subject to a forbearance agreement with its bank. In June 1994, J&B negotiated a new financing agreement with a different bank.

     C.  RENTS

     The Company rents facilities from related parties (Note 12).

     D.  MANAGEMENT FEES

     Management fees of approximately $488,000 and $224,000 were paid to J&B under a management contract for the year ended December 31, 1993 and the six months ended December 31, 1992, respectively.

     In addition, a management fee of approximately $181,000 is due to Bird at December 31, 1993. The amount is included in the accompanying combined balance sheets in other long-term liabilities (Note 3).

     E.  OTHER

     Kensington Partners owns a 50% equity investment in Quantum II Partners (Note 14). Quantum II was formed during 1993 to be the exclusive marketing representative to sell Quantum II replacement windows manufactured by KP. Quantum II Partners reported losses and a net partnership deficit of approximately $138,000 for 1993. KP has reflected its share of Quantum's excess of liabilities over assets in other long-term liabilities.

     During the year ended December 31, 1993, KP advanced Quantum II $377,000. At December 31, 1993, the remaining advance of approximately $325,000 is due to KP, of which, $100,000 is included in other assets as a note receivable. The remaining balance is included in accounts receivable (Note 13B).

     Included in other long-term liabilities is $125,000 due to a stockholder of KMC. Subsequent to December 31, 1993, the amount was transferred by the stockholder to KMC and then contributed by KMC to KP's capital (Note 3).

NOTE 14 -- SUBSEQUENT EVENTS

     On September 13, 1994, a complaint was filed in Massachusetts Superior Court by the other 50% owner of Quantum II Partners (Note 13E) and others, including Quantum II Partners (collectively, the plaintiffs), against Kensington Partners, Bird Vinyl Products, Inc. and Quantum II Partners (collectively, the defendants). The plaintiffs allege various breaches of contract on the part of the several defendants including breach of a partnership agreement, a supply agreement and an employment agreement along with other complaints

                       KENSINGTON PARTNERS AND AFFILIATE
                          (JOINT VENTURE PARTNERSHIPS)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 14 -- SUBSEQUENT EVENTS -- (CONTINUED) under the Massachusetts Unfair Trade Practices Act. The plaintiffs are seeking relief of actual damages in an unspecified amount and a doubling or trebling of such damages as provided in the Unfair Trade Practices Act.

     On September 14, 1994, the defendants filed a complaint in Federal Court alleging various breaches of contract by the plaintiffs and seeking collection of outstanding balances due to the Company from the plaintiffs of approximately $570,000, all of which arose in 1994.

     The Company believes that the claims filed by the plaintiffs have no merit, the Company denies any liability and will vigorously defend against the litigation. With respect to the litigation filed by the Company for the collection of the 1994 balances receivable, management estimates some loss may occur but is unable to determine a range of amounts based on the current status of the litigation. While the ultimate results of the various other actions cannot be determined, management does not expect these matters will have a material adverse effect on the financial position of the Company.

                            SUPPLEMENTAL INFORMATION

          INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULE

To the Partners
Kensington Partners and Affiliate

     We have audited the combined financial statements of Kensington Partners and Affiliate as of December 31, 1993 and 1992, and for the year ended December 31, 1993 and the period from July 1, 1992 (Inception) to December 31, 1992, and have issued our report thereon dated February 19, 1994. Our audits also included the accompanying financial statement schedule VIII for the year ended December 31, 1993 and the period July 1, 1992 (Inception) to December 31, 1992 of Kensington Partners and Affiliate. This financial statement schedule is the responsibility of the Partnerships' management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Alpern, Rosenthal & Company

Pittsburgh, Pennsylvania
February 19, 1994

                       KENSINGTON PARTNERS AND AFFILIATE

                                 SCHEDULE VIII

                       VALUATION AND QUALIFYING ACCOUNTS

                      YEAR ENDED DECEMBER 31, 1993 AND THE
              PERIOD JULY 1, 1992 (INCEPTION) TO DECEMBER 31, 1992

                                                               ADDITIONS
                                                        -----------------------
                                             BALANCE    CHARGED TO   CHARGED TO                   BALANCE
                                            BEGINNING    COST AND      OTHER                       AT END
                                             OF YEAR     EXPENSES     ACCOUNTS    DEDUCTIONS(1)   OF YEAR
                                            ---------   ----------   ----------   -------------   --------
YEAR ENDED DECEMBER 31, 1993:
  Allowance for doubtful accounts.........   $66,000     $202,000     $     --     $  73,000      $195,000
                                             =======     ========     ========    ==========      ========
PERIOD JULY 1, 1992 (INCEPTION) TO
  DECEMBER 31, 1992:
  Allowance for doubtful accounts.........   $59,000     $ 46,000     $     --       $39,000      $ 66,000
                                             =======     ========     ========    ==========      ========

- ---------------
(1) Uncollectible accounts written off.

                                                                       EXHIBIT A

                       OPINION OF DILLON, READ & CO. INC.

                  [PASTE UP LETTERHEAD -- DILLON, READ & CO.]

                                                              September 23, 1994

Board of Directors
Bird Corporation
980 Washington Street
Suite 120
Dedham, MA 02026-6714

Gentlemen:

     You have requested our opinion as to the fairness from a financial point of view to the stockholders of Bird Corporation ("Bird" or the "Company") of the consideration to be received by Bird in connection with the proposed sale of certain assets (the "Transaction") relating to the vinyl siding business (such assets and business being hereinafter referred to as "Bardstown") and, provided certain conditions are met, also relating to the window business (such assets and business being hereinafter referred to as "Kensington") to Jannock, Inc.

     The terms of the Transaction, as we understand them, are set forth in the Asset Purchase Agreement among Bird and Jannock, Inc. dated September 23, 1994 (the "Agreement").

     In arriving at our opinion, we have, among other things:

     (a) reviewed the audited consolidated financial statements of Bird for the five years ended December 31, 1993;

     (b) reviewed unaudited historical business segment financial information of Bardstown and Kensington for the five years ended December 31, 1993 and for the seven months ended July 31, 1994;

     (c) reviewed certain other publicly available information regarding Bird, Bardstown and Kensington;

     (d) analyzed certain financial forecasts provided to us by Bird and performed discounted cash flow analyses based upon those forecasts;

     (e) reviewed current operating statistics, financial results, financial position and common stock market prices of companies in lines of business we consider generally comparable in certain respects to Bardstown and Kensington;

     (f) reviewed recent business combinations which we felt were relevant;

     (g) reviewed drafts of the Agreement;

     (h) considered the sequence of events leading up to the Transaction, including the consideration by Bird of various other transactions such as other offers relating to Bardstown and an offer to purchase all of the stock of Bird at $9.00 per share, which stock purchase offer was not a practical opportunity given Bird's assessment of certain material legal and business impediments to the offer;

     (i) held discussions with certain senior officers, directors and members of Bird management regarding the business and prospects of Bird, Bardstown and Kensington; and

     (j) conducted such other financial studies, analyses, examinations and inquiries as we have deemed necessary or appropriate.

     In connection with our review, we have not independently verified any of the foregoing information and have, with your consent, relied on its being complete and accurate in all material respects. We have not made an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Bird, nor have we been furnished with any such appraisals. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best available estimates and judgments of Bird management at the time of preparation as to the expected future financial performance of Bird. Further, our opinion is based on the economic, monetary and market conditions, and the terms of the Transaction, existing as of the date hereof.

     Dillon, Read & Co. Inc. has acted as financial advisor to Bird in connection with the Transaction. In the course of our engagement, we have participated in negotiations with respect to the Transaction. In addition, we performed investment banking services for Bird during 1993, for which we received compensation of $460,377, and in 1994, for which we received compensation of $501,125.

     Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the consideration to be received by Bird pursuant to the Agreement is fair to the stockholders of Bird from a financial point of view.

                                            Very truly yours,

                                            DILLON, READ & CO. INC.

                                                                       EXHIBIT B

                            ASSET PURCHASE AGREEMENT

                                January 31, 1995



Jannock, Inc.
Foster Plaza Seven
661 Andersen Drive
Pittsburgh, Pennsylvania 15230



     Reference is made to that certain Asset Purchase Agreement dated as of September 23, 1994, as amended by the Amendment to The Asset Purchase Agreement dated as of the 24th day of January, 1995 (as amended, the "Purchase Agreement"). In order to clarify certain of the terms specified in the Purchase Agreement, the undersigned, Bird Corporation and Bird Incorporated, hereby agree to amend the Purchase Agreement as follows:


     The second sentence of Section 11.02 of the Purchase Agreement is hereby deleted and replaced with the following:


          "Either Buyer or Seller and the Parent may terminate this Agreement as to the sale and the purchase of the Holding Stock at any time by written notice given to the other parties after (i) July 31, 1995, if the Kensington Closing has not occurred on or before such date and the other partner in Kensington has waived its right of first refusal under the Partnership Agreement (such waiver to be made within three days after exercise by Buyer of its option to purchase the Holding Stock) or (ii) the expiration of the 105 day period commencing upon the date of Buyer's exercise of its option to purchase the Holding Stock hereunder, if the other partner in Kensington shall not have waived its right of first refusal under the Partnership Agreement."


     The proviso at the end of Section 6.06 is hereby also deleted and replaced with the following:


          "provided, that the Parent will pay to Buyer any portion of any such account receivable which is past due (i) on July 31, 1995, if the provisions of Section 13.01(i) apply and if the Kensington Closing has not occurred by such date, such payment to be made by the Parent on August 5, 1995, or (ii) on the date of the day upon which the 105 day period described under Section 13.01(ii) expires, if the provisions of such clause apply and the Kensington Closing has not occurred by such date, such payment to be made by the Parent within 5 days after the expiration of such 105 day period."


     Kindly indicate your adoption of and agreement with the above amendments by affixing your signature in the space provided below. Upon your execution hereof, this letter shall constitute the entire agreement of Jannock, Inc., Bird Corporation and Bird Incorporated with respect to the matters described herein.



                                          BIRD CORPORATION

                                          By:...................................



                                          BIRD INCORPORATED

                                          By:...................................



Adopted and agreed to by:

JANNOCK, INC.

By:...................................

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                  AMENDMENT TO

                            ASSET PURCHASE AGREEMENT

                                     AMONG

                                BIRD CORPORATION

                               BIRD INCORPORATED

                                      AND

                                 JANNOCK, INC.

                          DATED AS OF JANUARY 24, 1995


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     THIS AMENDMENT TO THE ASSET PURCHASE AGREEMENT (the "Amendment") is made as of the day of January, 1995, among Bird Corporation, a Massachusetts corporation ("Parent"), Bird Incorporated, a Massachusetts corporation ("Seller") and Jannock, Inc., a Delaware corporation ("Buyer").


     WHEREAS, the Parent, Seller and Buyer have heretofore entered into an Asset Purchase Agreement dated as of September 23, 1994 (the "Purchase Agreement"); and


     WHEREAS, the Parent, Seller and Buyer wish to amend the Purchase Agreement.


     NOW THEREFORE, the Parent, Seller and Buyer hereby agree to amend the Purchase Agreement as follows:


     1. Holding Stock. Section 1.03 of the Purchase Agreement is hereby amended to read in its entirety as follows:


     "1.03 Holding Stock. In addition, Buyer shall have the option, subject to the fulfillment by Holding of its obligations under the Partnership Agreement, to purchase, accept and acquire all of Seller's right, title and interest in and to the Holding Stock. Such option may be exercised in writing by Buyer to Seller at any time within thirty (30) days following the Closing Date (such 30 day period, hereinafter, the "Option Period")."


     2. Expiration. The first sentence of Section 11.02 of the Purchase Agreement is hereby amended to read in its entirety as follows:


     "If the Closing has not occurred on or before March 15, 1995, either Buyer or Seller and the Parent may terminate this Agreement at any time thereafter by giving written notice to the other parties."


     3. Bardstown Closing. Section 12.01 of the Purchase Agreement is hereby amended to read in its entirety as follows:


     "12.01 Time and Place. The closing of the sale and purchase of the Assets (the "Closing") shall take place at the offices of Paul, Hastings, Janofsky & Walker at 399 Park Avenue, New York, New York 10022, at 9:00 a.m., on February 25, 1995 or at such other time and place as the parties hereto shall agree upon in writing (the "Closing Date"), but in any event no later than March 15, 1995."


     4. Kensington Closing. Section 13.01 of the Purchase Agreement is hereby amended to read in its entirety as follows:


     "13.01 Time and Place. The Kensington Closing shall take place at the offices of Paul, Hastings, Janofsky & Walker at 399 Park Avenue, New York, New York 10022, at such time and place as the parties hereto shall agree upon in writing (the "Kensington Closing Date"), provided, that (i) if the other partner in Kensington Partners waives its right of first refusal under the Partnership Agreement, the Kensington Closing shall occur as soon as practicable after expiration of the Option Period, and (ii) if the other partner in Kensington Partners fails to waive its right of first refusal under the Partnership Agreement, the Kensington Closing shall occur within 105 days of Buyer's exercise of its option to purchase the Holding Stock."


     5. Ratification. Except as provided herein, all provisions, terms and conditions of the Purchase Agreement shall remain in full force and effect. As amended hereby, the Purchase Agreement is ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.



                                          BIRD CORPORATION

                                          By:...................................

                                          Name:.................................

                                          Title:................................



                                          BIRD INCORPORATED

                                          By:...................................

                                          Name:.................................

                                          Title:................................



                                          JANNOCK, INC.

                                          By:...................................

                                          Name:.................................

                                          Title:................................

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT
                                     AMONG
                                BIRD CORPORATION
                               BIRD INCORPORATED
                                      AND
                                 JANNOCK, INC.

                         DATED AS OF SEPTEMBER 23, 1994

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
I.      ASSETS...........................................................................    5
        1.01    Assets to be Transferred.................................................    5
        1.02    Assets to be Retained....................................................    7
        1.03    Holding Stock............................................................    7


II.     LIABILITIES......................................................................    7
        2.01    Retained Liabilities.....................................................    7
        2.02    Assumed Liabilities......................................................    8
III.    PURCHASE PRICE AND ADJUSTMENTS...................................................    8
        3.01    Payment of Purchase Price................................................    8
        3.02    Resolution of Disputes...................................................    9
        3.03    Allocation...............................................................    9
        3.04    Non-Competition Agreement................................................    9
IV.     REPRESENTATIONS AND WARRANTIES OF SELLER.........................................   10
        4.01    Seller's Organization and Authority......................................   10
        4.02    Performance of Agreements................................................   10
        4.03    Good Title...............................................................   11
        4.04    Condition of Assets......................................................   11
        4.05    Litigation...............................................................   11
        4.06    Material Contracts.......................................................   11
        4.07    Authorization and Compliance with Laws...................................   11
        4.08    Balance Sheet............................................................   11
        4.09    Absence of Certain Changes...............................................   12
        4.10    Environmental Matters....................................................   12
        4.11    Taxes....................................................................   12
        4.12    Inventory................................................................   12
        4.13    Transferred Intellectual Property........................................   12
        4.14    Holding's Organization and Authority; Subsidiaries.......................   13
        4.15    Title....................................................................   13
        4.16    Holding Litigation.......................................................   13
        4.17    Contracts................................................................   13
        4.18    Compliance with Laws.....................................................   13
        4.19    Kensington Balance Sheet.................................................   14
        4.20    Certain Changes..........................................................   14
        4.21    Environmental Matters....................................................   14
        4.22    Taxes....................................................................   14
        4.23    Capitalization of Holding; Interest in Kensington Partners...............   15
        4.24    Kensington Inventory.....................................................   15
        4.25    Kensington Intellectual Property.........................................   15
        4.26    Business of Kensington Partners..........................................   15
        4.27    Brokerage................................................................   16
V.      REPRESENTATIONS AND WARRANTIES OF BUYER..........................................   16
        5.01    Buyer's Organization and Authority.......................................   16
        5.02    Performance of this Agreement............................................   16
        5.03    Government Approvals.....................................................   16
        5.04    Brokerage................................................................   16
VI.     COVENANTS OF SELLER AND THE PARENT...............................................   16
        6.01    Access to Information....................................................   16
        6.02    Actions by Seller and the Parent.........................................   17
        6.03    General Assistance.......................................................   19

                                                                                           PAGE
                                                                                           ----
        6.04    Solicitation.............................................................   19
        6.05    Kensington Partners Interest.............................................   20
        6.06    Kensington Receivables...................................................   20
VII.    COVENANTS OF BUYER...............................................................   20
        7.01    Consents and Approvals...................................................   20
        7.02    General Assistance.......................................................   20
        7.03    Employee Matters.........................................................   20
        7.04    Access to Information....................................................   22
        7.05    Assumed Liabilities......................................................   22
        7.06    Environmental Investigation..............................................   22
VIII.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS......................................   24
        8.01    Representations and Warranties; Covenants................................   24
        8.02    Governmental Action; Litigation..........................................   24
        8.03    Material Adverse Change..................................................   24
        8.04    Shareholder Approval.....................................................   24
        8.05    Other Approvals..........................................................   24
        8.06    Representations and Warranties; Covenants................................   24
        8.07    Governmental Action; Litigation..........................................   24
        8.08    Material Adverse Change..................................................   25
        8.09    Shareholder Approval.....................................................   25
        8.10    Other Approvals..........................................................   25
        8.11    The Closing..............................................................   25
        8.12    Partnership Equity.......................................................   25
        8.13    Disclosure...............................................................   25
        8.14    Kensington Factoring Arrangements........................................   25
IX.     CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.....................................   25
        9.01    Representations and Warranties; Covenants................................   25
        9.02    Governmental Action; Litigation..........................................   25
        9.03    Shareholder Approval.....................................................   25
        9.04    Other Approvals..........................................................   25
        9.05    Representations and Warranties; Covenants................................   26
        9.06    Governmental Actions; Litigation.........................................   26
        9.07    Shareholder Approval.....................................................   26
        9.08    Other Approvals..........................................................   26
        9.09    The Closing..............................................................   26
        9.10    Assumption...............................................................   26
X.      INDEMNIFICATION..................................................................   26
        10.01   Indemnification..........................................................   26
        10.02   Notice and Resolution of Claim...........................................   27
        10.03   Payment..................................................................   28
        10.04   Limits on Indemnification................................................   28
XI.     TERMINATION......................................................................   29
XII.    CLOSING..........................................................................   30
        12.01   Time and Place...........................................................   30
        12.02   Items to be Delivered by Seller..........................................   30
        12.03   Items to be Delivered by Buyer...........................................   31
XIII.   KENSINGTON CLOSING...............................................................   31
        13.01   Time and Place...........................................................   31
        13.02   Items to be Delivered by Seller..........................................   31
        13.03   Items to be Delivered by Buyer...........................................   32

                                                                                           PAGE
                                                                                           ----
XIV.    MISCELLANEOUS....................................................................   32
        14.01   Law Governing............................................................   32
        14.02   Assignment...............................................................   32
        14.03   Amendment and Modification...............................................   32
        14.04   Expenses.................................................................   32
        14.05   Notices..................................................................   32
        14.06   Press Release............................................................   33
        14.07   Confidentiality..........................................................   33
        14.08   Counterparts.............................................................   34
        14.09   Headings.................................................................   34
        14.10   Severability.............................................................   34
        14.11   Bulk Sales...............................................................   34
        14.12   Waiver...................................................................   34
        14.13   No Third Party Beneficiaries.............................................   34
        14.14   Transfer Taxes...........................................................   34
        14.15   Cross-License............................................................   34
        14.16   Entire Agreement.........................................................   34

                                   SCHEDULES

1         -- Individuals with Knowledge
1.01(b)  --  Owned Real Property
1.01(e)  --  Licenses
1.01(h)  --  Contracts to be Assigned
1.01(1)  --  Name and Logo
1.02(c)  --  Additional Retained Assets
2         -- List of Certain Encumbrances
2.02      -- Additional Assumed Liabilities
3.01(b)  --  Guarantees and Indemnities on Behalf of Holding or Kensington Partners
4.02(d)  --  Consents
4.03      -- Permitted Encumbrances
4.04      -- Personal Property
4.05      -- Litigation
4.06      -- Material Contracts
4.07      -- Compliance with Laws
4.08(c)  --  Accounts Receivable; Deferred Payment
4.09      -- Changes in Business
4.10      -- Environmental Matters
4.12      -- Inventory
4.13      -- Intellectual Property
4.15      -- Holding Title Matters
4.16      -- Holding Litigation
4.17      -- Holding Contracts
4.18      -- Compliance with Laws by Holding
4.20      -- Kensington Changes
4.21      -- Kensington Environmental Matters
4.22(a)  --  Kensington Tax Matters
4.23(b)  --  Holding Securities Matters
4.23(c)  --  Activities of Holding
4.24      -- Kensington Inventory
4.25      -- Kensington Intellectual Property
4.26      -- Activities of Holding
4.26      -- Kensington Investments, Joint Ventures, etc.
5.03      -- Governmental Approvals
7.03      -- Employees
8.05      -- Required Consents
8.10      -- Kensington Required Consents

                                    EXHIBITS

 1     -- Non-Competition Agreement
 2     -- License Agreement

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (together with the schedules and exhibits attached hereto, the "Agreement") is made as of the 23rd day of September, 1994, among Bird Corporation, a Massachusetts corporation ("Parent"), Bird Incorporated, a Massachusetts corporation ("Seller") and Jannock, Inc., a Delaware corporation ("Buyer").

                                    RECITALS

     WHEREAS, Seller is a wholly-owned subsidiary of Parent;

     WHEREAS, Seller is engaged in the production and sale of vinyl siding, soffit, fascia and associated accessories and vinyl window profiles at its facility in Bardstown, Kentucky (the "Plant");

     WHEREAS, Bird-Kensington Holding Corp., formerly known as Bird Vinyl Products, Inc., a Delaware corporation ("Holding"), is a wholly-owned subsidiary of Seller;

     WHEREAS, Holding owns a ninety percent (90%) interest in Kensington Partners, a Pennsylvania general partnership ("Kensington Partners"), which is engaged in the production and sale of polyvinyl chloride replacement windows at Kensington Partners' facility in Leechburg, Pennsylvania (the "Kensington Partners Facility");

     WHEREAS, Buyer is a corporation engaged in the production and sale of building products; and

     WHEREAS, (i) Seller desires to sell and Buyer desires to purchase all of the fixed assets and inventory, wherever located, owned by Seller and used by Seller exclusively in the Activity and (ii) Buyer desires to have the option, subject to the fulfillment by Seller of certain obligations, to purchase all of the issued and outstanding capital stock (the "Holding Stock") of Holding, as more fully set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Seller, the Parent and Buyer agree as follows:

                                  DEFINITIONS

     When capitalized herein, the following terms shall have the following meanings:

     "Account" shall have the meaning assigned to such term in Section 3.01(c) hereof.

     "Accountants" shall mean Ernst & Young, LLP or one of the other "Big Six" accounting firms mutually agreed upon by Seller and Buyer.

     "Accounts Payable" shall mean accounts payable Related to the Activity incurred in the ordinary course of Seller's business and recorded on Seller's books and records in accordance with generally accepted accounting principles consistently applied.

     "Activity" shall mean the production and sale of vinyl siding, soffit, fascia and associated accessories and vinyl window profiles and accessories and the purchase for resale of vinyl products by Seller.

     "Acquisition Proposal" shall have the meaning assigned to such term in
Section 6.04(a) hereof.

     "Additional Purchase Price" shall mean $2,780,000.

     "Agreement" shall have the meaning assigned to such term in the preamble hereto.

     "Anti-Trust Division" shall mean the Anti-Trust Division of the United States Department of Justice.

     "Assets" shall have the meaning assigned to such term in Section 1.01 hereof, but, in any event, shall not refer to any of the Retained Assets.

     "Assumed Liabilities" shall have the meaning assigned to such term in
Section 2.02 hereof, but, in any event, shall not refer to any of the Retained Liabilities.

     "Balance Sheet" shall mean the unaudited balance sheet Related to the Activity for the eight (8) month period ending on the Balance Sheet Date.

     "Balance Sheet Date" shall mean August 31, 1994.

     "Bardstown Environmental Problems" shall mean environmental problems identified in connection with the Phase I investigation conducted pursuant to
Section 7.06(a) hereof.

     "Basket Amount" shall have the meaning assigned to such term in Section 10.04(c) hereof.

     "Business Day" shall mean any day that is not a Saturday or Sunday and that in Boston, Massachusetts or New York, New York is not a day on which banking institutions are generally authorized or obligated by law to close.

     "Buyer" shall have the meaning assigned to such term in the preamble hereto.

     "Buyer Documents" shall mean all documents, instruments and agreements as may be entered into by Buyer in connection herewith (other than this Agreement).

     "Buyer's Welfare Plans" shall have the meaning assigned to such term in
Section 7.03(a) hereof.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. sec. 9601 et seq.).

     "Closing" shall have the meaning assigned to such term in Section 12.01 hereof.

     "Closing Balance Sheet" shall have the meaning assigned to such term in
Section 3.01(c)(i) hereof.

     "Closing Date" shall have the meaning assigned to such term in Section
12.01 hereof.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Consultant" shall have the meaning assigned to such term in Section 7.06(b) hereof.

     "Contribution Period" shall have the meaning assigned to such term in
Section 7.03(c) hereof.

     "Damages" shall mean all out-of-pocket costs and expenses (not including lost profits or other indirect, speculative, incidental, special or consequential damages) resulting from any actions, suits, proceedings, demands, assessments, claims, judgments, losses, remedial action requirements, enforcement actions, costs, expenses, fines, penalties or other damages (including, but not limited to, claims for personal injury or property damage).

     "Employee" shall mean, as at any time, each employee of Seller then engaged and employed solely in connection with the Activity, including such employees who are at the time of determination on a paid leave of absence or disability leave, whether short-term or long-term.

     "Environmental Laws" shall mean all federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, judgments, decrees, orders, licenses, permits or authorizations of any Governmental Authority relating to environmental matters in existence as of the date hereof, including, but not limited to, those relating to emissions, deposits, disposals, discharges or releases of Hazardous Materials into the environment (including, but not limited to, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, decontamination, clean-up, disposal, transport or handling of all Hazardous Materials; such term shall not include any Federal Occupational Safety and Health Administration regulations or analogous state laws or regulations.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Final Working Capital" shall have the meaning assigned to such term in
Section 3.01(c)(ii) hereof.

     "FTC" shall mean the Federal Trade Commission.

     "Fee" shall have the meaning assigned to such term in Section 11.08 hereof.

     "Final Remedial Amounts" shall have the meaning assigned to such term in
Section 7.06(b) hereof.

     "Governmental Authority" shall have the meaning assigned to such term in
Section 4.02(d)(iv) hereof.

     "Hazardous Materials" shall mean all toxic and hazardous substances and wastes and petroleum products.

     "Holding" shall have the meaning assigned to such term in the recitals hereto.

     "Holding Stock" shall have the meaning assigned to such term in the recitals hereto.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "HSR Reports" shall mean the notification and report forms required to be filed by Buyer and Seller under the HSR Act with respect to the transactions contemplated hereby.

     "Interim Financial Statements" shall have the meaning assigned to such term in Section 4.08(a) hereof.

     "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, inventions, copyrights and copyright rights, formulae, trade dress, logos, trade secrets, processes, designs, methodologies and related documentation, manufacturing, engineering and technical drawings and know-how including any goodwill connected with or symbolized by the foregoing, in each case solely to the extent any of the foregoing is Related to the Activity, including but not limited to the items identified on Schedule 4.13.

     "Inventory" shall mean all inventory Related to the Activity or the Kensington Partners Business, as the case may be, including finished products, work in progress, raw materials and shop supplies, on and as of the Closing Date, or the Kensington Closing Date, as the case may be.

     "Kensington Balance Sheet" shall mean the unaudited balance sheet of Kensington Partners for the eight (8) month period ending on the Balance Sheet Date.

     "Kensington Closing" shall mean the closing with respect to the Holding Stock.

     "Kensington Closing Date" shall mean the date on which the Kensington Closing occurs.

     "Kensington Final Remedial Amount" shall have the meaning assigned to such term in Section 7.06(e) hereof.

     " Kensington Interim Financial Statements" shall have the meaning assigned to such term in Section 4.19 hereof.

     "Kensington Licenses" shall have the meaning assigned to such term in
Section 4.18 hereof.

     "Kensington Partners" shall have the meaning assigned to such term in the recitals hereto.

     "Kensington Partners Business" shall mean the business of Kensington Partners.

     "Kensington Partners Facility" shall have the meaning assigned to such term in the recitals hereto.

     "Knowledge" of Seller shall mean the actual knowledge, after due inquiry, of the individuals listed on Schedule 1 hereto.

     "Licenses" shall mean all (i) licenses, permits, certificates, registrations, authorizations, approvals and orders of any Governmental Authority related to environmental matters and Related to the Activity and (ii) licenses, permits, certificates, registrations, authorizations, approvals, orders of any Governmental Authority to own, occupy, use, construct, operate, maintain and/or sell any building, fixture, facility, equipment, vehicle, machinery or installation Related to the Activity or to manufacture the products of the Activity and otherwise conduct the Activity or use the Assets; including, but not limited to, those listed on Schedule 1.01(e) attached hereto but only to the extent Related to the Activity.

     "Lien" shall have the meaning assigned to such term in Section 4.02(d)(ii) hereof.

     "Material Adverse Effect" with respect to Seller or another Person shall mean (i) a material adverse effect on the business, assets, properties, condition (financial or other) or results of operations of Seller Related to the Activity, or of another Person, as the case may be or (ii) a material adverse effect on the ability of Seller, or such other Person, as the case may be, to carry out the transactions contemplated by this Agreement.

     "Multiemployer Plans" shall have the meaning assigned to such term in
Section 7.03(c) hereof.

     "Non-Competition Agreement" shall mean that certain Non-Competition Agreement in the form of Exhibit 1 hereto.

     "Parent" shall have the meaning assigned to such term in the preamble hereto.

     "Partnership Agreement" shall mean the First Amended and Restated Partnership Agreement by and between ZES, Inc. (f/k/a/ Kensington Manufacturing Company) and Holding, dated as of February 1, 1994.

     "PBGC" shall have the meaning assigned to such term in Section 7.03(c) and
Schedule 4.15 hereof.

     "Permitted Encumbrances" shall mean (i) Liens for Taxes and assessments or charges or levies by any Governmental Authority not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate Proceedings, (ii) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar Liens, (iii) Liens incidental to, or in the ordinary course of business of, the Activity which do not in the aggregate materially detract from the value of the Assets or materially impair the use thereof in the Activity, (iv) recorded easements, covenants and other restrictions on the Real Property which will not materially impair the current use, occupancy, value or marketability of title thereof and
(v) any Liens which are listed on Schedule 2 attached hereto.

     "Person" shall mean any individual, partnership, corporation, trust, unincorporated organization, Governmental Authority or any other entity.

     "Phase I Report" shall have the meaning assigned to such term in Section 7.06(a) hereof.

     "Plan" shall have the meaning assigned to such term in Section 7.03 hereof.

     "Plant" shall have the meaning assigned to such term in the recitals hereto.

     "Prevailing Rate" shall mean the rate announced from time to time by The Chase Manhattan Bank, N.A., in New York City as its prime rate.

     "Proceeding" shall mean any examination, action, hearing, asserted claim, investigation or lawsuit involving the Activity or the Assets, or the Kensington Partners Business, as the case may be, by any Governmental Authority.

     "Purchase Price" shall mean $47,500,000 in cash.

     "Real Property" shall mean the real property owned by Seller in Bardstown, Kentucky, as described or listed on Schedule 1.01(b) attached hereto.

     "Related to the Activity" shall mean used directly by Seller in, arising directly from or relating directly to the Activity.

     "Remedial Amount" shall have the meaning assigned to such term in Section 7.06(b) hereof.

     "Retained Assets" shall have the meaning assigned to such term in Section
1.02 hereof.

     "Retained Liabilities" shall have the meaning assigned to such term in
Section 2.01 hereof, but, in any event, shall not include the Assumed
Liabilities.

     "Seller" shall have the meaning assigned to such term in the preamble hereto.

     "Senior Secured Lenders" shall mean The Bank of Boston, CoreStates Bank, N.A. and The Bank of Tokyo.

     "Superior Proposal" shall have the meaning assigned to such term in Section 6.04(a) hereof.

     "Tax" or "Taxes" shall mean all United States federal, state, local or foreign gains, gross receipts, value added, windfall profits, severance, property, ad valorem, production, sales, use, stamp, recording, transfer, License, excise, franchise, payroll, employment, withholding or other taxes, charges, fees, duties, levies or other assessments, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

     "Tax Return" or "Tax Returns" shall mean all tax returns, reports, declarations, filings, forms or similar items (including any extensions or amendments related thereto) required to be filed with any taxing authority and Related to the Activity or arising in connection with the Assets.
Notwithstanding any provision herein to the contrary, such term does not include any income tax returns.

     "Transfer Tax Return" shall have the meaning assigned to such term in
Section 14.14 hereof.

     "Union Contract" shall mean the Agreement dated May 1, 1994 between Bird, Incorporated and General Drivers, Warehousemen and Helpers, Local Union No. 89, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America.

     "Union Plan" means the Central States, Southeast and Southwest Areas Pension Plans referenced in Article XV of the Union Contract.

     "WARN" shall mean the Worker Adjustment and Retraining Notification Act (29 U.S.C. sec. 2101 et seq.).

     "Working Capital" shall mean balance sheet amounts related to the following: the sum of (i) trade accounts receivable generated in the ordinary course of business (minus an adequate reserve for doubtful accounts); Inventory (minus adequate reserves for excess and obsolete Inventory, as well as appropriate LIFO reserves); prepaid expenses which will benefit the Activity within twelve (12) months of the Closing, net of amortization; performing trade notes receivable from customers with terms no longer than twenty-four (24) months; minus the sum of (ii) Accounts Payable, including amounts payable related to multi-employer benefit plan obligations being assumed by Buyer under this Agreement; capital lease obligations payable, whether classified as current or non-current for purposes of the balance sheet; accrued expenses incurred in the ordinary course of business, including but not limited to expenses, payroll and wages, purchases, capital commitments, bonuses, commissions, real estate taxes, warranty claims, accrued up to the Closing Date but unpaid as of such date and accruals for all earned but unpaid vacations for Employees who accept employment with Buyer, such accruals to be measured as of the Closing Date. "Working Capital" will specifically exclude cash and cash equivalents, reserves for losses related to Seller's insurance programs, intercompany accounts receivable and/or payable, and amounts owed to any Plan not transferred to or assumed by the Buyer.

                                   I.  ASSETS

     1.01 Assets to be Transferred. On the Closing Date, Seller shall sell, convey, transfer, assign and deliver to Buyer and Buyer shall purchase, accept and acquire all of Seller's right, title and interest in and to all of Seller's assets and properties, wherever located, that are Related to the Activity, including without limitation the items described in this Section 1.01 but not including the assets and properties set forth in Section 1.02 hereof, and all rights and privileges of the character and description set forth below, whether real or personal, whether tangible or intangible and whether accrued or otherwise (together, the "Assets"):

          (a) All assets and properties Related to the Activity including, but not limited to, all office, groundskeeping, furnace and heating, ventilation and air conditioning equipment, furniture and fixtures, and all manufacturing and material handling equipment, accessories, tooling and dies located at the Plant.

          (b) Fee title, by general warranty deed, free and clear of all Liens (other than Permitted Encumbrances), to all of the Real Property, as set forth on Schedule 1.01(b) attached hereto, including all improvements, structures and fixtures thereon, and all easements, tenements, hereditaments, appurtenances and rights of way pertaining thereto and any award made or to be made in lieu thereof and in and to any unpaid award for damages for the taking of any portion of the Real Property.

          (c) All Inventory, including work-in-progress and all materials, hand tools, supplies and spare parts Related to the Activity.

          (d) In each case solely to the extent Related to the Activity: copies of all of Seller's books and records, files and papers Related to the Activity, including, but not limited to a current list of customers and a customer mailing list; customer credit, collection and sales records; warranty records; Seller's computer software and computer programs used in connection with the Activity and all documentation, narrative description, data processing tapes and records related thereto; real and personal property Tax Returns and assessments; drawings and specifications, engineering, design and manufacturing information; processes and prototypes; manuals, data and know-how; spare parts lists; research and development records; product testing records; personnel, employment and records pertaining to Employees to be offered employment by Buyer; shipping records, manifests, reports or other books and records relating to on-site or off-site disposal of waste and other Hazardous Materials; purchasing records and supplier lists; and supplier contracts, agreements, commitments or orders for the purchase of raw materials, supplies, components, equipment, packaging material or other items Related to the Activity.

          (e) All of the Licenses listed on Schedule 1.01(e) attached hereto.

          (f) Title to, or Seller's leasehold interest in, all automobiles, vans and such other transportation equipment which, as of the Closing Date, are owned or leased by Seller and Related to the Activity, except those listed on Schedule 1.02(c) attached hereto.

          (g) All rights of Seller as of and subsequent to the Closing Date under or pursuant to all warranties, representations and guarantees made by suppliers or others in connection with products or services furnished to Seller prior to the Closing Date and Related to the Activity, except for those related to assets to be retained by Seller, as described in Section
     1.02 hereof.

          (h) Subject to Section 1.02 hereof, all rights and interests of Seller to all existing, pending or executory contracts and purchase orders and commitments which are Related to the Activity, including but not limited to
     (i) those contracts listed on Schedule 1.01(h)attached hereto and (ii) those contracts with respect to personal property, construction-in-progress, the purchase of materials, supplies and services from independent contractors, and all contracts, agreements and commitments of Seller Related to the Activity which are entered into between the date of this Agreement and the Closing Date in the ordinary course of business in accordance with Section 6.02 hereof.

          (i) All accounts receivable Related to the Activity.

          (j) The benefit of all prepaid expenses Related to the Activity.

          (k) All goodwill Related to the Activity.

          (l) The right, in accordance with a License Agreement, in the form of
     Exhibit 2 attached hereto, to be entered into between Seller and Buyer, to use the "Bird" name and logo, as identified on Schedule 1.01(1) attached hereto, for products, promotional literature, advertising and services offered in connection with the sale and marketing of vinyl siding and window profiles and the purchase for resale of vinyl products.

          (m) All Intellectual Property.

     1.02 Assets to be Retained. Seller shall not sell or transfer and Buyer shall not purchase or accept the following (collectively, the "Retained Assets"):

          (a) All unliquidated and contingent claims of Seller of every kind and description Related to the Activity, including, but not limited to, volume discounts, claims against suppliers or others in connection with products or services furnished to Seller prior to the Closing Date, claims under insurance policies, rebates, utility rate refunds, Tax refunds or credits (including but not limited to income tax refunds or credits), which Seller may have against any party in connection with the conduct of the Activity prior to the Closing Date; provided, however, that, with respect to any asset reflected on the balance sheet included in the Interim Financial Statement which is not reflected on the Closing Balance Sheet because such asset is subject to a casualty occurring between the Balance Sheet Date and the Closing Date, Buyer shall be entitled to all of Seller's rights under Seller's insurance policies with respect to such asset.

          (b) Except as provided in Section 1.01(m) hereof, any right to use intellectual property of Seller. Specifically, except as expressly provided in the License Agreement, nothing in this Agreement shall be construed as granting to Buyer any right or privilege to use in any manner whatsoever the trademark, trade name, service mark or service name "Bird" in logo type or in any other style or any other trademark, trade name, service mark or service name owned, used by, belonging to or registered in the name of Seller.

          (c) All of the assets set forth on Schedule 1.02(c) attached hereto.

          (d) All cash, bank deposits, security deposits and cash equivalents.

          (e) All technology, product formulae, manufacturing and production methods, processes, designs, written records of Inventory, and know-how, other than those Related to the Activity.

          (f) All utility deposits for water, gas, telephone, electricity and other utilities.

          (g) All assets owned by any of the Plans.

          (h) The charter documents, minute books, stock transfer books, and corporate seal of Seller.

     1.03 Holding Stock. In addition, Buyer shall have the option, subject to the fulfillment by Holding of its obligations under the Partnership Agreement, to purchase, accept and acquire all of Seller's right, title and interest in and to the Holding Stock. Such option may be exercised in writing by Buyer to Seller at any time after February 2, 1995 and prior to February 28, 1995.

                                II.  LIABILITIES

     2.01 Retained Liabilities. Buyer shall not assume any liabilities or obligations, whether fixed, unliquidated, absolute, contingent or otherwise, other than those described in Sections 2.02 or 7.03 hereof or set forth on
Schedule 2.02 attached hereto, and Seller shall retain and be responsible for all liabilities and obligations of Seller Related to the Activity not assumed by Buyer. Without limiting the generality of the foregoing, Buyer shall not assume any, and Seller shall retain and be responsible for all, of the following liabilities and obligations of Seller, all of which will be included in the term "Retained Liabilities", whether or not asserted and whether or not ripe, inchoate, contingent or liquidated:

          (a) any liability or obligation of Seller for income taxes or charges by any Governmental Authority (or payments with respect thereto) relating to income derived by Seller from the Activity and attributable to periods ending before the Closing Date.

          (b) any indebtedness of Seller which is not reflected on the Closing Balance Sheet; provided, that Buyer shall be responsible for and shall pay all Accounts Payable Related to the Activity and reflected on the Closing Balance Sheet.

          (c) any liability or obligation of Seller Related to the Activity arising out of litigation or administrative proceedings commenced or instituted on or before, or any liability or obligation of Seller relating to claims by any Employee which claims arose from the conduct of the Activity or the ownership or use of the Assets on or before, the Closing Date.

     2.02 Assumed Liabilities. Buyer hereby assumes and agrees that on the Closing Date, Buyer shall by appropriate instruments assume and agree to pay, perform and discharge when due the outstanding liabilities and obligations of Seller Related to the Activity which (i) are required under generally accepted accounting principles, consistently applied, to be reflected on the Closing Balance Sheet and which are included in the calculation of Working Capital, (ii) arise from any product warranty claims related to goods manufactured and sold by Seller as part of the Activity asserted after the Closing Date other than those referred to in Section 2.01(c), (iii) are related to the Licenses, leases, agreements, purchase orders, contracts and commitments transferred to Buyer pursuant hereto, and which are not required under generally accepted accounting principles to be reflected on a balance sheet of Seller as of the Closing Date and which, in the case of matters covered by Section 7.03 hereof, are expressly assumed pursuant to such Section, (iv) relate to environmental claims or remediation, (v) are set forth on Schedule 2.02 attached hereto, or (vi) are expressly assumed pursuant to Section 7.03 hereof (together, the "Assumed Liabilities").

                      III.  PURCHASE PRICE AND ADJUSTMENTS

     3.01  Payment of Purchase Price.

     (a) The consideration to be given by Buyer to Seller at Closing for the Assets shall be (i) the payment of the Purchase Price, and (ii) the assumption of the Assumed Liabilities. The Purchase Price shall be paid to Seller by wire transfer of immediately available funds at Closing to such account with a bank which is located within the United States of America and is a member of the Federal Reserve System as may be specified in writing by Seller (the "Account").

     (b) In the event that the Purchaser makes the election provided for in
Section 1.03, and the Kensington Closing occurs, the consideration to be given to Seller at the Kensington Closing for the Holding Stock shall be (i) the payment of the Additional Purchase Price and (ii) the assumption by Buyer, pursuant to appropriate instruments of assumption, of all obligations of Seller and the Parent to guarantee or perform any obligation of Holding or Kensington Partners or to indemnify any Person on behalf of Holding or Kensington Partners under the agreements specified on Schedule 3.01(b) attached hereto. Buyer shall pay the Additional Purchase Price to Seller by wire transfer of immediately available funds at the Kensington Closing to the Account.

     (c) The total consideration payable pursuant hereto for the Assets shall be adjusted as follows:

          (i) Within thirty (30) days following the Closing Date, Seller shall cause to be delivered to Buyer a balance sheet reflecting the assets and liabilities of Seller Related to the Activity as of the Closing Date (the "Closing Balance Sheet"), which Closing Balance Sheet shall set forth the Working Capital as of the Closing Date, shall be prepared in accordance with generally accepted accounting principles following an actual inventory count at the Plant conducted by Seller (and observed by Buyer) on the Closing Date. The "Schedule of Working Capital" reflected on such Closing Balance Sheet shall be audited by Seller's accountants (such audit to include the issuance of a special report indicating that such "Schedule of Working Capital" has been prepared in accordance with generally accepted accounting principles consistently applied by the Seller and the relevant definitions under this Agreement, except for the fact that such Schedule will not include the footnotes normally required by generally accepted accounting principles). Buyer's accountants may participate in and observe the preparation of the Closing Balance Sheet and in the review by Seller's accountants. Seller and Seller's accountants shall, upon Buyer's request, make all of their work papers and other relevant documents in connection with the preparation of the Closing Balance Sheet available to Buyer and Buyer's accountants, and shall make, upon Buyer's request, the person in charge of the preparation of the Closing Balance Sheet available for reasonable inquiry by Buyer and Buyer's accountants. Seller and Buyer shall share equally the cost of such audit by Seller's accountants; provided that Buyer shall not be required to pay more than $15,000 therefor. If Buyer fails to timely notify Seller of its disagreement with the Working Capital set forth on the Closing

     Balance Sheet in accordance with the first sentence of the next succeeding paragraph, such Working Capital shall be final and binding on Seller and Buyer for purposes of this paragraph (c).

          (ii) To the extent that the Working Capital as of the Closing Date determined in accordance herewith (the "Final Working Capital"), is less than $15 million, then Seller shall, within five (5) days following the date of the determination of the Final Working Capital, pay the difference between the Final Working Capital and $15 million (together with interest thereon at the Prevailing Rate for the period from the Closing Date to and including the date of such payment) to Buyer by wire transfer of immediately available funds.

     3.02  Resolution of Disputes.

     (a) Buyer shall notify Seller in writing within twenty (20) days following receipt of the Closing Balance Sheet if it does not agree with the Working Capital set forth thereon, in which case Seller and Buyer will use good faith efforts during the fifteen (15) day period following the date of such written notice to resolve any differences they may have as to such Working Capital. Such written notice will identify with specificity the calculations with which Buyer disagrees or other bases for such disagreement. If Seller and Buyer cannot reach agreement during such fifteen (15) day period, their disagreements shall be promptly submitted to the Accountants, which shall conduct such additional review as is necessary to resolve the specific disagreements referred to it and shall determine the Working Capital as of the Closing Date. The review of the Accountants shall be conducted in accordance with Seller's accounting policies and procedures, and will be restricted as to scope to address only those matters as to which Seller and Buyer have not reached agreement pursuant to the preceding sentence. The Accountants' determination of the Working Capital as of the Closing Date, which shall be completed as promptly as practicable but in no event later than thirty (30) days following referral of the dispute to the Accountants, shall be confirmed by the Accountants in writing to, and shall be final and binding on, Seller and Buyer for purposes of this paragraph (a).

     (b) Notwithstanding anything in this Agreement to the contrary, no party may contest any amount set forth in the Closing Balance Sheet unless the aggregate amount in dispute for all such items exceeds Two Hundred Thousand Dollars ($200,000).

     3.03 Allocation. The Purchase Price and the amount of Assumed Liabilities hereunder shall be allocated among the Assets to be transferred hereunder in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder, in an allocation agreement to be prepared by Buyer and agreed to by Seller, and such allocation shall be included on Internal Revenue Service Form 8594. Buyer and Seller shall agree on the allocation of the Purchase Price and the Assumed Liabilities to be included on Form 8594 prior to the Closing Date. Any adjustment to the Purchase Price shall be made prior to the earliest date that either Buyer or Seller is required to file a Tax Return after the Closing Date. Any such adjustment shall result in a corresponding adjustment to the allocations contained in the allocation agreement described above on a basis consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder.

     Buyer and Seller agree to act in accordance with the computations and calculations contained in the allocation agreement described above in any relevant Tax Returns or similar filings (including Form 8594 or any other forms or reports required to be filed pursuant to Section 1060 of the Code or the Treasury Regulations promulgated thereunder) and to cooperate in the preparation of any such forms or reports and to file such forms or reports in the manner required by applicable law.

     3.04 Non-Competition Agreement. Upon the terms and subject to the conditions set forth in this Agreement and in consideration of the payment of $25,000 of the Purchase Price payable pursuant to Section 3.01 hereof to Seller at the Closing, Buyer and Seller shall each execute and deliver to the other counterparts of the Non-Competition Agreement. The amount allocated pursuant to this Section 3.04 shall be used for all Tax purposes by Buyer and Seller.

          IV.  REPRESENTATIONS AND WARRANTIES OF SELLER AND THE PARENT

     Seller and the Parent make the following representations and warranties to Buyer, each of which is true and correct on the date hereof, and Seller and the Parent acknowledge Buyer's reliance on the truth and correctness of such representations and warranties:

     A.  Relating to the Assets, Assumed Liabilities and the Activity.

     4.01  Seller's Organization and Authority.  Each of Seller and the Parent
(i) is a corporation duly organized and validly existing and in good standing under the laws of the Commonwealth of Massachusetts, (ii) has the corporate power and authority to own, lease, convey and assign the Assets and the Assumed Liabilities, in the case of Seller, and its respective assets, in the case of the Parent, to carry on the Activity, in the case of Seller, and its business, in the case of the Parent, as it is now being conducted and to enter into and perform the transactions contemplated by this Agreement and (iii) is duly qualified to do business and is in good standing in Kentucky, in the case of Seller, and, in the case of Seller and the Parent, in every other state in which the failure to so qualify would have a Material Adverse Effect.

     4.02  Performance of Agreements.

     (a) Each of Seller and the Parent has requisite corporate power and authority to execute and deliver this Agreement, and, subject to the satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby.

     (b) This Agreement has been approved by the Board of Directors of each of Seller and the Parent and, except for any required approval of the shareholders of the Parent, no other corporate proceeding on the part of Seller or the Parent is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

     (c) This Agreement has been duly and validly executed and delivered by each of Seller and the Parent and is a valid and binding agreement of each of Seller and the Parent, enforceable against each of Seller and the Parent in accordance with its terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, and by equitable principles (whether considered in a proceeding at law or in equity).

     (d) Except as set forth on Schedule 4.02(d) attached hereto, neither the execution and delivery by Seller or the Parent of this Agreement nor the consummation by Seller or the Parent of the transactions contemplated hereby will:

          (i) conflict with or result in a breach of any provision of the respective articles of organization or by-laws of such Person;

          (ii) result in the creation of any material lien, mortgage, charge, option, security interest, claim, restriction, easement, covenant, lease or encumbrance ("Lien") upon any of the assets of such Person;

          (iii) with or without the giving of notice or the passage of time, or both, violate, or conflict with, or constitute a default under, or result in the termination or in a right of termination of, result in a breach of any term or provision of, or accelerate or permit the acceleration of the performance required by, or give any other Person a basis for increased rights or termination or nonperformance under, or require any consent, authorization or approval under, any term or provision of any Lien or any contract Related to the Activity to which such Person is a party or by which such Person is bound;

          (iv) violate in any respect any provision of, or require any consent, authorization or approval under, any statute, law, ordinance, or administrative rule or regulation, License, or order of any governmental agency, body or instrumentality (whether Federal, state, local or foreign) ("Governmental Authority"), or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree, in each case Related to the Activity; or require any declaration, filing or registration with, any Governmental Authority, to be made or obtained by or on behalf of such Person except (i) as required by the Securities

     Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and (ii) filings with the FTC and with the Anti-Trust Division pursuant to the HSR Act.

     4.03 Good Title. Except as set forth in Schedule 4.03 attached hereto, Seller owns and, except for and subject to Permitted Encumbrances, Seller will convey on the Closing Date, good and valid (and in the case of Real Property, marketable and fee simple, and in the case of personal property good and marketable) title to all of the Assets owned by it and all of Seller's rights in, to and under the Assets not owned by Seller, free and clear of any Liens, except for Permitted Encumbrances. Seller has received no written notice and has no knowledge of any taking or proposed taking of all or any portion of the Real Property.

     4.04. Condition of Assets. The Assets, together with the assets described in Section 1.02 hereof, include all assets which are currently being used by Seller in connection with the conduct of the Activity as presently conducted. Seller has adequate rights of ingress and egress to the Real Property for the conduct of the Activity in the ordinary course. No personal property used by Seller Related to the Activity is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement or is subject to any mortgage, loan or other encumbrance, or is located other than in the possession of Seller, except as set forth in Schedule 4.04 attached hereto. The tangible Assets (other than the Real Property), taken as a whole, are in good and serviceable condition (ordinary wear and tear excepted) and have been maintained in the ordinary course of business in accordance with industry standards. Except as set forth in Section 4.10 hereof and as expressly provided in Section 4.04 hereof, no representation or warranty is made with respect to the physical condition of the Real Property, which shall be transferred to Buyer "as is".

     4.05 Litigation. Except as set forth in Schedule 4.05 attached hereto, Seller is not engaged in, and there is not pending, nor has Seller received written notice of, any legal action, suit, investigation, inquiry or Proceeding by any Person which relates to the Activity in which the amount claimed or at issue exceeds One Hundred Thousand Dollars ($100,000).

     4.06 Material Contracts. Seller has heretofore delivered or made available to Buyer true and complete copies of each contract, agreement, commitment, and lease Related to the Activity, which requires payments or the giving of consideration or value by Seller in excess of One Hundred Thousand Dollars ($100,000), except for contracts for the purchase of inventory or supplies or utility services which are terminable at will or with not greater than sixty (60) days notice, and purchase orders and other contracts entered into in the ordinary course of business. All of such contracts, agreements, leases and commitments are listed in Schedule 4.06 attached hereto. Such contracts, agreements, commitments, and leases are legal, valid and binding obligations of Seller. Except as set forth on Schedule 4.06, neither Seller nor, to the knowledge of Seller, any third party, is in default under any such contract, agreement, commitment or lease.

     4.07 Authorization and Compliance with Laws. Except as disclosed on Schedules 4.07 and 4.10 attached hereto, Seller is currently conducting the Activity in accordance with all applicable laws and is not the subject of any Proceeding (or resulting order or decree) involving the United States Equal Opportunity Commission, the United States Department of Labor or the Americans with Disabilities Act. Schedule 1.01(e) attached hereto sets forth a correct and complete list of all Licenses of any domestic or foreign Governmental Authority, which are presently held by or issued in the name of Seller in connection with and Relating to the Activity. To the best of Seller's knowledge none of such Licenses is currently subject to any proceeding or warning relating to any violation or any failure of any condition. This Section 4.07 does not relate to environmental representations and warranties, which matters are exclusively the subject of Section 4.10.

     4.08  Balance Sheet.

     (a) Seller has previously delivered to Buyer the Balance Sheet as of the Balance Sheet Date, and the related consolidated statements of income and cash flows for the eight (8) month period then ended (the "Interim Financial Statements"). The Interim Financial Statements present fairly, in all material respects, the financial position and results of operations of Seller Related to the Activity in accordance with generally accepted accounting principles, consistently applied with prior periods, except that the Interim Financial Statements do not contain footnotes and will be subject to normal year-end adjustments.

     (b) Seller has previously delivered to Buyer audited year-end balance sheets and statements of income and cash flow Related to the Activity as of December 31, 1993, 1992 and 1991. Such balance sheets and the notes thereto, if any, present fairly, in all material respects the financial position of Seller Related to the Activity as at the respective dates thereof, and such statements of operations and cash flow and the notes thereto, if any, present fairly, in all material respects, the results of operations of Seller Related to the Activity for the periods therein referred to in accordance with generally accepted accounting principles, consistently applied with prior periods.

     (c) All accounts receivable included in the Assets, whether reflected on the Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business and, except as disclosed on
Schedule 4.08(c), none of such accounts receivable is subject to any deferred payment arrangement.

     4.09 Absence of Certain Changes. Except as set forth on Schedule 4.09 attached hereto, since the Balance Sheet Date, Seller has conducted its business in the ordinary course, and there has not been (i) any event, change or circumstance causing, or reasonably anticipated to cause in the future, any Material Adverse Effect or (ii) any damage, destruction or loss, whether or not covered by insurance, that has or could have a Material Adverse Effect.

     4.10  Environmental Matters.

     (a) Except as disclosed on Schedule 4.10 attached hereto, the Assets and their existing uses comply with, and Seller is not in violation, breach or default under, any applicable Environmental Laws in connection with the ownership, use, maintenance or operation of any of the Assets and the conduct of the Activity on the Real Property.

     (b) Except as disclosed in Schedule 4.10 attached hereto, since January 1, 1993, Seller has not received any written notice, communication or claim under any Environmental Law from any regulatory agency having responsibility under such laws purporting to require any construction or capital expenditures, correction, repair, alteration or modification of the conduct of the Activity or the use of the Assets.

     (c) Except as set forth in Schedule 4.10 attached hereto, since January 1, 1993, Seller has not received any written notice from any person that it is a potentially responsible party under CERCLA or any analogous state law as the result of any disposal of any material, waste or substance used in the Activity at a location other than the Real Property, nor has Seller received notice in writing that the Real Property is listed on any federal, state, county or local list of properties on which any Hazardous Materials are present or any violation of any Environmental Law has occurred or is threatened.

     (d) Except as set forth in Schedule 4.10 there are no above-ground or underground storage tanks on the Real Property.

     4.11  Taxes.  Seller is not a "foreign person" as that term is defined in
Section 1445(f)(3) of the Code.

     4.12 Inventory. Except as disclosed in Schedule 4.12 attached hereto, all items included in the Inventory are the property of Seller, free and clear of any Liens (other than Permitted Encumbrances), have not been pledged as collateral and are not held by Seller on consignment from others. Except as disclosed in Schedule 4.12 attached hereto, the Inventory is of a quality usable or saleable in the ordinary course of business consistent with industry practices, subject to normal and customary allowances by Seller for spoilage, damage and outdated items. To the knowledge of Seller, no condition exists with respect to the Activity and the products produced in connection with the Activity which is reasonably likely to expose the owner of the Activity to an increase in product warranty claims after the Closing, as compared to the period prior to the Closing.

     4.13 Transferred Intellectual Property. Schedule 4.13 attached hereto contains a list of all patents, trademarks and copyrights relating specifically to the Activity, identifies whether such Intellectual Property is owned by Seller, an Affiliate of Seller or any other Person and lists any contracts pursuant to which Seller uses such Intellectual Property. Except as disclosed in
Schedule 4.13 attached hereto, (i) all registrations with and applications to Governmental Authorities in respect of the Intellectual Property are valid and in full force and effect, (ii) no Person has any right to receive, or any obligation to pay, any royalty on such Intellectual Property, (iii) Seller is not, nor has it received any notice that it is, in default (or, with the giving of notice or lapse of time or both, would be in default) in any material respect under any contract to use Intellectual Property, (iv) to Seller's knowledge, the Intellectual Property is not being infringed by any other Person in any material respect and no other Person is in default (or, with the giving of notice or lapse of time or both, would be in default) in any material respect under any contract pursuant to which Seller uses the Intellectual Property and (v) since January 1, 1993, Seller has not received written notice that it is infringing, nor is Seller currently infringing, any Intellectual Property or any other Person in any material respect in connection with the operation of the Activity, other than any claim of infringement that has been resolved.

     B.  Relating to Holding and Kensington Partners.

     4.14 Holding's Organization and Authority; Subsidiaries. Holding (i) is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own or lease its assets and to carry on its business and (iii) is duly qualified to do business and is in good standing in every state in which the failure to so qualify would have a Material Adverse Effect.

     4.15 Title. Except as set forth in Schedule 4.15 attached hereto, Holding and, to the knowledge of Seller, Kensington Partners owns good and valid (and in the case of real property, marketable and fee simple and in the case of personal property good and marketable) title to all of the assets owned by it, free and clear of any Liens, except for Permitted Encumbrances. Holding and, to the knowledge of Seller, Kensington Partners, has received no written notice and has no knowledge of pending or contemplated condemnation Proceedings affecting any real property owned or leased by it. The tangible assets (other than real property), taken as a whole, of Holding, and to the knowledge of Seller, Kensington Partners are in good and serviceable condition and have been maintained in the ordinary course of business in accordance with industry standards.

     4.16 Holding Litigation. Except as set forth in Schedule 4.16 attached hereto, neither Holding nor, to the knowledge of Seller, Kensington Partners is engaged in, and there is not pending, nor has Holding nor, to the knowledge of Seller, Kensington Partners, received written notice of, any legal action, suit, investigation, inquiry or preceding by and Person which relates to the Kensington Partners Business in which the amount claimed or at issue exceeds One Hundred Thousand Dollars ($100,000).

     4.17 Contracts. Seller has heretofore made available to Buyer true and complete copies of each contract, agreement, commitment, and lease related to the Kensington Partners Business which requires payments or the giving of consideration or value in excess of One Hundred Thousand Dollars ($100,000), except for contracts for the purchase of inventory or supplies or utility services which are terminable at will or with not greater than sixty (60) days notice, and purchase orders and other contracts entered into in the ordinary course of business. To the knowledge of Seller, all of such contracts, agreements, leases and commitments are listed in Schedule 4.17 attached hereto. Such contracts, agreements, commitments, and leases are legal, valid and binding obligations of Holding and, to the knowledge of Seller, Kensington Partners. Holding is not and, to the knowledge of Seller, neither Kensington Partners nor any third party, is in default under any such contract, agreement, commitment or lease.

     4.18 Compliance with Laws. Except as disclosed on Schedule 4.18 attached hereto, Holding and, to the knowledge of Seller, Kensington Partners is currently conducting business in accordance, in all material respects, with all applicable laws and is not the subject of any Proceeding (or resulting order or decree) involving the United States Equal Employment Opportunity Commission, the United States Department of Labor or the Americans with Disabilities Act. To the knowledge of Seller, Schedule 4.18 attached hereto sets forth a correct and complete list of all licenses, permits, certificates, registrations, authorizations, approvals and orders of any Governmental Authority related to the Kensington Partners Business (the "Kensington Licenses"), which are presently held by or issued in the name of Kensington Partners in connection with and relating to the Kensington Partners Business. To Seller's knowledge, none of such Kensington Licenses is currently subject to any Proceeding or warning relating to any violation or any failure of any condition. This Section
4.18 does not relate to environmental representations and warranties, which are exclusively the subject of Section 4.21.

     4.19 Kensington Balance Sheet. (a) Seller has previously delivered to Buyer the Kensington Balance Sheet as of the Kensington Balance Sheet Date, and the related consolidated statements of income, stockholders' equity and cash flows for the eight (8) month period then ended (the "Kensington Interim Financial Statements"). To the knowledge of Seller, the Kensington Interim Financial Statements present fairly, in all material respects, the financial position and results of operations of Kensington Partners in accordance with generally accepted accounting principles, consistently applied with prior periods, except that the Kensington Interim Financial Statements do not contain footnotes and will be subject to normal year-end adjustments.

     (b) Seller has previously delivered to Buyer audited year-end balance sheets and statements of operation and cash flow as at December 31, 1992 and 1993. Such balance sheets and the notes thereto present fairly, in all material respects the financial position of Kensington Partners as of the respective dates thereof, and such statements of income and cash flow and the notes thereto present fairly, in all material respects, the results of operations of the Kensington Partners Business for the periods therein referred to in accordance with generally accepted accounting principles, consistently applied with prior periods.

     4.20 Certain Changes. Except as set forth on Schedule 4.20 attached hereto, since the Balance Sheet Date, Holding and, to the knowledge of Seller, Kensington Partners has each conducted its business in the ordinary course, and there has not been (i) any event, change or circumstance causing, or reasonably anticipated to cause in the future, any Material Adverse Effect or (ii) any damage, destruction or loss, whether or not covered by insurance, that has or could have a Material Adverse Effect. Holdings has not, since the Balance Sheet Date, declared, paid or set aside for payment any dividend or distribution in respect of its capital stock.

     4.21  Environmental Matters.

     (a) Except as disclosed on Schedule 4.21 attached hereto, neither Holding nor, to the knowledge of Seller, Kensington Partners is in violation, breach or default in any material respect of, in connection with the ownership, use, maintenance or operation of any of its material assets and the conduct of the Kensington Partners Business, any applicable Environmental Laws.

     (b) Except as disclosed in Schedule 4.21 attached hereto, since January 1, 1993, neither Holding nor, to the knowledge of Seller, Kensington Partners, has received any written notice, communication or claim under any Environmental Law from any regulatory agency having responsibility under such laws purporting to require any construction or capital expenditures, correction, repair, alteration or modification of the conduct of Holding or Kensington Partners.

     (c) Except as set forth in Schedule 4.21 attached hereto, since January 1, 1993, neither Holding nor, to the knowledge of Seller, Kensington Partners, has received any written notice from any person that it is a potentially responsible party under CERCLA or any analogous state law as the result of any disposal of any material, waste or substance used in the Kensington Partners Business, nor to the knowledge of Seller is any real property used in the Kensington Partners Business listed on any federal, state, county or local list of properties on which any Hazardous Materials are present or any violation of any Environmental Law has occurred or is threatened.

     (d) To the knowledge of Seller, except as set forth on Schedule 4.21, there are no above-ground or underground storage tanks on the real property owned or operated by Kensington Partners in connection with the Kensington Partners Business.

     4.22  Taxes.

     (a) Except as set forth on Schedule 4.22(a) attached hereto, as of the Closing Date all Tax Returns required to be filed by Holding and, to the knowledge of Seller, Kensington Partners have been duly and timely filed and all Taxes stated as due under such Tax Returns have been fully paid. Except for such Taxes, if any, as may be contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles, Holding and, to the knowledge of Seller, Kensington Partners has each paid, or will pay, all Taxes, the non-payment of which could result in a Lien, except Permitted Encumbrances and as disclosed on Schedule 4.22(a), on any of its respective material assets.

     (b) Neither Holding nor, to the knowledge of Seller, Kensington Partners, is a "foreign person" as that term is defined in Section 1445(f)(3) of the Code.

     4.23  Capitalization of Holding; Interest in Kensington Partners.

     (a) The authorized capital stock of Holding consists of 1,000 shares of common stock of Holding. As of the date hereof, 100 shares of common stock were issued and are outstanding. All of such shares are duly and validly issued and outstanding, fully paid and nonassessable. Seller owns and will convey on the Kensington Closing Date, good and marketable title to the Holding Stock, free and clear of all Liens.

     (b) Except as set forth in this Section 4.23 or on Schedule 4.23(b) attached hereto, there are no other shares of capital stock of Holding, or securities convertible into or exchangeable or exercisable for shares of capital stock of Holding, outstanding, and there are no outstanding options, warrants, rights, contracts, commitments, understandings, arrangements or claims of any character by which Holding is or may become bound to issue, transfer, sell, repurchase or otherwise acquire or retire any shares of capital stock or other ownership interest of Holding, or any securities convertible into or exchangeable or exercisable for any such shares or other ownership interest. There are no voting trusts or other agreements or understandings to which Holding or Seller is a party with respect to the voting of the capital stock of Holding.

     (c) Holding is a general partner in Kensington Partners, pursuant to and with the rights and obligations set forth in the Partnership Agreement. A true, correct and complete copy of the Partnership Agreement has been provided to Buyer. Except for its general partner interest in Kensington Partners and as set forth on Schedule 4.23(c), Holding conducts no material activities and has no material assets or liabilities.

     4.24 Kensington Inventory. Except as disclosed in Schedule 4.24 attached hereto, to the knowledge of Seller, all items included in the inventory of Kensington Partners are the property of Kensington Partners, free and clear of any Liens (other than Permitted Encumbrances), have not been pledged as collateral and are not held by Kensington Partners on consignment from others. Except as disclosed in Schedule 4.24 attached hereto, to the knowledge of Seller, such inventory is of a quality usable or saleable in the ordinary course of business consistent with industry practices, subject to normal and customary allowances in the industry for spoilage, damage and outdated items. To the knowledge of Seller, no condition exists with respect to the Kensington Partners Business and the products produced in connection with the Kensington Partners Business which is reasonably likely to expose Kensington Partners to an increase in product warranty claims after the Kensington Closing, as compared to the period prior to the Kensington Closing.

     4.25  Kensington Intellectual Property.  To the knowledge of Seller,
Schedule 4.25 attached hereto contains a list of all patents, trademarks and copyrights relating specifically to the Kensington Partners Business, identifies whether such intellectual property is owned by Kensington Partners, an Affiliate of Kensington Partners or any other Person and lists contracts pursuant to which Kensington Partners uses such intellectual property. Except as disclosed in
Schedule 4.25 attached hereto, to Seller's knowledge, (i) all registrations with and applications to Governmental Authorities in respect of such intellectual property are valid and in full force and effect, (ii) no Person has any right to receive, or any obligation to pay, any royalty on such Intellectual Property,
(iii) Kensington Partners, is not, nor has Kensington Partners received any notice that it is, in default (or, with the giving of notice or lapse of time or both, would be in default) in any material respect under any contract to use such intellectual property, (iv) such intellectual property is not being infringed by any other Person in any material respect and no other Person is in default (or, with the giving of notice or lapse of time or both, would be in default) in any material respect under any contract pursuant to which Kensington Partners uses such intellectual property and (v) since January 1, 1993, Kensington Partners has not received written notice that it is infringing, nor is Kensington Partners currently infringing, any intellectual property of any other Person in any material respect in connection with the operation of the Kensington Partners Business, other than any claim of infringement that has been resolved.

     4.26 Business of Kensington Partners. The Kensington Partners Business consists of the fabrication of vinyl windows at the Kensington Partners Facility, the sale thereof and related activities and, except as set

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

forth on Schedule 4.26, Kensington Partners has no investments in, or joint ventures or partnerships with, any other Person or any liabilities resulting from any prior such investments, joint ventures or partnerships.

     4.27 Brokerage. There are and will be no claims against Buyer, the Assets, Holding Stock or Kensington Partners Business for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon Seller or the Parent.

                  V.  REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer makes the following representations and warranties to Seller, each of which is true and correct on the date hereof:

     5.01 Buyer's Organization and Authority. Buyer (i) is a corporation duly organized and validly existing and in good standing under the laws of the state of Delaware, and (ii) has the corporate power and authority to own, purchase, assume or lease the Assets and the Assumed Liabilities, to conduct the Activity as it is now being conducted, and to enter into and perform the transactions contemplated by this Agreement and the other Buyer Documents.

     5.02 Performance of this Agreement. The execution, delivery and performance by Buyer of this Agreement, and all of the Buyer Documents, has been duly authorized and approved by all requisite corporate action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and the Buyer Documents, when duly executed and delivered by Buyer, will constitute, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium and other laws of general application affecting the application of creditors' rights generally, and to equitable principles, whether applied at law or in equity. The execution and delivery by Buyer of this Agreement and the Buyer Documents and Buyer's consummation of the transactions contemplated hereby and thereby does not and will not (i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Buyer, or (ii) conflict with or result in a breach or violation of, or default of any contract, agreement, indenture, mortgage, Lien, lease or other instrument or restriction of any kind to which Buyer is a party or by which Buyer is otherwise bound or affected, to the extent any such conflict, breach, violation or default would prevent Buyer from performing this Agreement or any of the Buyer Documents, or (iii) violate any law, order, writ, judgment, injunction, decree, statute, rule or regulation applicable to Buyer.

     5.03 Government Approvals. Buyer is not required to submit any notice, report or other filing to any Government Authority with respect to the transfer of the Assets from Seller to Buyer contemplated by this Agreement, except for the notices, reports or filings required in connection with the HSR Act or otherwise listed on Schedule 5.03 attached hereto.

     5.04 Brokerage. There are and will be no claims against Seller or the Parent for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon Buyer.

                    VI.  COVENANTS OF SELLER AND THE PARENT

     Seller and the Parent each hereby covenant and agree (and the Parent agrees to cause Seller to fulfill the following covenants), until the earlier of the termination of this Agreement or the Closing Date, in the case of the Closing, and the earlier of the termination of this Agreement or the Kensington Closing Date, in the case of the Kensington Closing Date, as the case may be, as follows:

     6.01 Access to Information. From and after the date of this Agreement and until the Closing Date or the Kensington Closing Date, as the case may be, Buyer and its authorized representatives shall have access at reasonable times upon reasonable notice to the Plant and the Kensington Partners Facility, all personnel at the Plant and the Kensington Partners Facility and all books, records, contracts and documents of Seller and the Parent Related to the Activity and relating to Kensington Partners, and Seller and the Parent shall furnish or cause to be furnished to Buyer and its authorized representatives all information with respect to the affairs and business of Seller Related to the Activity and to Kensington Partners as Buyer may reasonably request.

     6.02 Actions by Seller and the Parent. From and after the date of this Agreement and until the Closing Date, with respect to the Activity, the Assets and the Assumed Liabilities and until the Kensington Closing Date, with respect to the Holding Stock and Kensington Partners:

          (a) Seller shall carry on the conduct of the Activity in the ordinary and regular course diligently and substantially in the same manner as heretofore conducted in all material respects, and except with the prior written consent of Buyer, Seller shall not (i) make or institute any unusual or novel methods of trade, purchase, lease, sale, management, accounting or operation; (ii) enter into any agreement, contract or commitment not in the ordinary course of business for any capital expenditure or other expenditure related to any of the material Assets for which Buyer would be or become liable in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for all such cases or in excess of One Hundred Thousand Dollars ($100,000) in any such case (iii) enter into any employment agreement; (iv) allow Holdings to issue or agree to issue any shares of its capital stock, or declare, pay or set aside for payment any dividend or distribution in respect of its capital stock; or
     (v) sell any of its assets, except sales of inventory in the ordinary course of business and except sales of obsolete or unusable assets. Seller shall use its reasonable efforts to preserve the condition of the Activity and the Assets in conformity with past practices and to preserve the good relations of suppliers, customers and others with whom Seller has relations Related to the Activity, and Seller shall provide, at its expense, routine maintenance consistent with past practices in the ordinary course of the Activity.

          (b) Without the prior consent of Buyer (which shall not be unreasonably withheld or delayed), other than in the ordinary course of business, Seller will not grant any increase in the rates of pay of any Employee or any employee employed by Holding, nor grant with respect to any such employee any increase in the benefits under any Plan or other contract or commitment.

          (c) Seller shall maintain its current insurance policies and practices regarding the Activity and the Assets and all property shall be used, operated, maintained and repaired in the ordinary course of the Activity.

          (d) Seller shall promptly notify Buyer of any material lawsuits, claims, Proceedings, examinations or investigations of which it may become aware that may be threatened, brought, asserted or commenced against it, or its officers or directors involving the Activity.

          (e) Seller and the Parent (a) shall use reasonable efforts to secure, at their cost and expense, all approvals, authorizations, consents, permits, orders, licenses, assignments, releases and/or waivers, if any, that are necessary for them to effect the transactions contemplated herein (including, but not limited to the fulfillment of all obligations which are conditions precedent to the sale of the Holding Stock to Buyer); provided, however, that, except with respect to filing fees to Governmental Authorities, Seller and the Parent shall not be required to pay any amount to third parties in order to obtain any of the foregoing; (b) shall diligently assist and cooperate with Buyer in preparing and filing all documents required to be submitted to any Governmental Authority, domestic or foreign, in connection with such transactions and in obtaining any consents which may be required to be obtained by any such Governmental Authority in connection with such transactions, and (c) if not previously filed, shall file the HSR Reports with the FTC and the Anti-Trust Division. Seller and the Parent shall have filed the HSR Reports required to be filed by them no later than the tenth Business Day following the date of this Agreement. Seller and the Parent shall cooperate with Buyer to the extent necessary to assist Buyer in the preparation of the HSR Reports, to request early termination of the waiting period required by the HSR Act and, if requested, to promptly amend or furnish additional information thereunder.

          Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an assignment of any Asset or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof without the consent of any party thereto would constitute a breach thereof or in any way adversely affect the rights to be assigned. Until such consent is obtained, or if an attempted assignment thereof would be ineffective or would affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate with each other to the extent practicable to provide for Buyer the benefits or beneficial use of, any such Asset, as if it were so assigned, including enforcement at the request of Buyer for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the breach or cancellation thereof by such third party or otherwise; and any transfer or assignment to Buyer by Seller of any property or property rights or any contract or agreement which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained.

          (f) Seller shall cause Holding to use commercially reasonable efforts to cause Kensington Partners to carry on the conduct of the Kensington Partners Business in the ordinary and regular course diligently and substantially in the same manner as heretofore conducted in all material respects, and not to make or institute any unusual or novel methods of trade, purchase, lease, sale, management, accounting or operation or enter into any agreement, contract or commitment not in the ordinary course of business for any capital expenditure or other expenditure in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for all such cases or in excess of One Hundred Thousand Dollars ($100,000) in any such case or enter into any employment agreement, other than in the ordinary course. Notwithstanding anything in this Agreement to the contrary, Seller shall be entitled to take any commercially reasonable action with respect to Holding and Kensington Partners as Seller deems to be appropriate, in light of the operational and financial condition of Holding and Kensington Partners at the time of determination; provided, that Seller shall not take any material action pursuant to this sentence unless Seller shall have provided Buyer with ten (10) days prior written notice of such action and consulted in good faith with Buyer with respect thereto, unless such action is required to be taken more expeditiously by Seller or Holding to fulfill its fiduciary duties to its stockholders or partners, as the case may be, in which case Seller shall provide such notice and consultation as is reasonably practicable. Seller shall cause Holding to use commercially reasonable efforts to cause Kensington Partners to preserve the condition of the Kensington Partners Business in conformity with past practices and to preserve the good relations of suppliers, customers and others with whom Kensington Partners has relations, and to provide, at its expense, routine maintenance consistent with past practices in the ordinary course of business. Notwithstanding anything herein to the contrary, Seller and the Parent shall not be required to contribute or pay any amount to Holding or Kensington Partners in connection with the transactions contemplated hereby.

          (g) Seller shall cause Holding to use commercially reasonable efforts to cause Kensington Partners not to grant, other than in the ordinary course, any increase in the rates of pay of any employee employed by Kensington Partners, nor grant with respect to any such employee any increase in the benefits under any Plan or other contract or commitment.

          (h) Seller shall cause Holding to use commercially reasonable efforts to cause Kensington Partners to maintain current insurance policies and practices regarding the Kensington Partners Business and to use, operate, maintain and repair all of Kensington Partners' property in the ordinary course of the Kensington Partners Business.

          (i) Seller shall cause Holding to use commercially reasonable efforts to cause Kensington Partners promptly to notify Buyer of any material lawsuits, claims, proceedings, examinations or investigations of which it may become aware that may be threatened, brought, asserted or commenced against it, or its officers or directors involving Holding or the Kensington Partner Business.

          (j) From time to time prior to the Closing Date, Seller will promptly supplement or amend the schedules attached hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules. For purposes of determining the accuracy of any representation or warranty contained in Sections 4.01 through 4.13 and 4.27 hereof, such representation or warranty shall be deemed to include any subsequent modifications to any such disclosures resulting from any alteration to the schedules made pursuant to this Section 6.02(j), unless such modification is objected to by Buyer in writing to Seller within ten
     (10) days
     after notice of such modification to Buyer. For purposes of determining the accuracy of any representation or warranty contained in Sections 4.14 through 4.26 hereof, such representation or warranty shall be deemed to include any subsequent modifications to any such disclosure as may be made by Seller pursuant to this Section 6.02(j), and upon such modification such representation and warranty shall be deemed to have been made, as so modified, as of the date hereof. No such supplementing or amendment with respect to information relating to Kensington Partners shall give Buyer any right not to close the purchase and sale of the Assets contemplated hereby.

          (k) The Parent shall call and hold a stockholder's meeting as promptly as practicable for the purpose of voting upon the approval of the transactions contemplated hereby. Each of Seller and the Parent shall use its best efforts to solicit from the Parent's stockholders proxies in favor of the transactions contemplated hereby, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Massachusetts law to obtain such approval (including causing the Board of Directors of the Parent to recommend that such stockholders vote in favor or such transactions), unless otherwise necessary in connection with and following receipt of a Superior Proposal under the applicable fiduciary duties of the directors of Parent, as determined by such directors in good faith after consultation with and based upon the written advice of outside legal counsel.

     6.03 General Assistance. To facilitate an orderly transfer of the Assets and Assumed Liabilities, Seller and the Parent shall at the sole expense of Seller and the Parent cooperate with and assist Buyer and use reasonable efforts in obtaining all necessary approvals and consents to the transactions contemplated hereby, and to otherwise use reasonable efforts to cause the conditions to Closing hereunder to be satisfied and to close the transactions contemplated hereby subject to the exercise by Seller's Board of Directors and the Parent's Board of Directors, respectively, of its fiduciary duty. Such assistance shall be made upon Buyer's reasonable request and provided in such a manner as is reasonable to minimize interference with Seller's and the Parent's ongoing operations.

     6.04  Solicitation.

     (a) Seller and the Parent shall not solicit or encourage the initiation of any inquiries or proposals regarding any transaction involving the sale or transfer of all or a portion of the Assets (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of Seller or the Parent from (i) soliciting or encouraging the initiation of any inquiries or proposals regarding any transaction involving the sale or transfer of all or a portion of the capital stock or assets of the Parent or Seller (subject to the completion of the transactions contemplated hereby), or (ii) referring any third party to this Section 6.04 or from making a copy of this Section 6.04 available to any third party. Nothing contained in this Section 6.04 shall prevent the Board of Directors of Seller or the Parent from considering, negotiating, approving and recommending to the stockholders of Seller or the Parent another unsolicited bona fide Acquisition Proposal or other proposal related to the purchase of the Assets (including without limitation in connection with the sale of all or substantially all of the assets of Seller or the Parent, by tender offer for the securities of the Parent or by a merger, consolidation or similar transaction of Seller or the Parent with any Person other than Buyer) if the Board of Directors of the Parent determines in good faith (after consultation with its financial advisors and after consultation with and written advice from outside legal counsel) that (i) it is required to do so in order to discharge properly its fiduciary duties and (ii) it would result in a transaction more favorable to the Parent's stockholders than the transaction contemplated by this Agreement (any such unsolicited Acquisition Proposal or other proposal described above being referred to herein as a "Superior Proposal").

     (b) Seller shall immediately notify Buyer after receipt of any Acquisition Proposal or any request for nonpublic information relating to Seller, the Parent or Holding in connection with an Acquisition Proposal or for access to the properties, books or records of Seller, the Parent or Holding by any Person that informs the Board of Directors of Seller or the Parent that it is considering making, or has made, an Acquisition Proposal. Such notice to Buyer shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

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

     (c) Seller and the Parent shall use commercially reasonable efforts to ensure that their respective officers, directors and employees and any investment banker or other advisor or representative retained by them are aware of the restrictions described in this Section.

     6.05 Kensington Partners Interest. Upon the exercise by Buyer of the option provided for in Section 1.03 hereof, Seller shall cause Holding to initiate the buy-sell procedure set forth in Section 4.9 of the Partnership Agreement by offering to sell Holding's interest in Kensington Partners for nine-tenths (9/10) of the Additional Purchase Price, and, if the other partner in Kensington Partners declines to purchase Holding's interest in Kensington Partners, to use commercially reasonable efforts to acquire such other partner's interest in Kensington Partners pursuant to such Section 4.9; provided, however, that Holding shall not be required to pay more than one-tenth (1/10) of the Additional Purchase Price therefor.

     6.06 Kensington Receivables. With respect to any account receivable from Kensington Partners included in the Assets, Seller and the Parent agree to guarantee payment by Kensington Partners of such account receivable, such guarantee obligation to be effective from the Closing Date through the Kensington Closing Date; provided, that if the Kensington Closing Date does not occur by June 30, 1995, on July 5, 1995 Seller or the Parent will pay to Buyer any portion of any such account receivable which is past due as of June 30, 1995.

                            VII.  COVENANTS OF BUYER

     7.01 Consents and Approvals. Buyer (a) shall use reasonable efforts to secure, at its cost and expense, all approvals, authorizations, consents, permits, orders, licenses, assignments, releases and/or waivers, if any, that are necessary for it to effect the transactions contemplated herein; (b) shall diligently assist and cooperate with Seller and use reasonable efforts in preparing and filing all documents required to be submitted to any Governmental Authority, domestic or foreign, in connection with such transactions and in obtaining any consents which may be required to be obtained from such Governmental Authorities in connection with such transactions, and (c) if not previously filed, file with the FTC and the Anti-Trust Division the HSR Reports required under the HSR Act with respect to the transactions contemplated hereby. Buyer shall have filed the HSR Reports required to be filed by it no later than the tenth Business Day following the date of this Agreement, and Buyer shall pay all filing fees required in connection with such HSR Reports. Buyer shall cooperate with Seller to the extent necessary to assist Seller in the preparation of the HSR Reports, to request early termination of the waiting period required by the HSR Act and, if requested, to promptly amend or furnish additional information thereunder.

     7.02 General Assistance. To facilitate an orderly transfer of the Assets and Assumed Liabilities, Buyer shall at its sole expense cooperate with and assist Seller in obtaining all necessary approvals and consents to the transactions contemplated hereby, and to otherwise use its reasonable effort to cause the conditions to Closing hereunder to be satisfied and to close the transactions contemplated hereby. Such assistance shall be made available upon Seller's reasonable request and provided in such manner as reasonable to minimize interference with Buyer's ongoing obligations.

     7.03  Employee Matters.

     (a) Buyer, as a "successor employer", shall offer employment to all Employees listed on Schedule 7.03(a) (which schedule shall include such Employees' names and rates of pay) on terms and conditions with respect to wages substantially similar to those under which such Employees are employed as of the Closing Date hereof and on terms and conditions other than with respect to wages substantially similar to those under which similarly situated employees of Buyer are employed as of the Closing Date; provided, however, that Buyer shall have no obligation to offer employment to any Employee on paid leave of absence or disability leave as of the Closing Date until such time, if ever, as such Employee returns from such leave, and in no event shall Buyer have any obligation to offer employment where such Employee remains on such leave twelve
(12) months or longer after the Closing Date. With respect to all employee benefit, pension, welfare and fringe benefit plans, programs and policies established, maintained or contributed to by Buyer (collectively, the "Buyer's Welfare Plans"), all Employees who accept Buyer's offer of employment shall participate in such plans on an equal basis and subject to substantially similar terms and conditions as other employees of Buyer and shall be given credit in determining benefits under such Buyer's Welfare Plans (excluding service credit for benefit accrual and/or contribution purposes under any defined benefit pension plan) for the period during which they were employed by Seller and any of its affiliates prior to the Closing Date. Buyer acknowledges and agrees that the acceptance by Employees of offers of employment with Buyer shall not constitute a condition to Buyer's obligation to close the transactions contemplated by this Agreement. Seller shall pay any severance costs payable pursuant to Seller's severance policies that may be suffered or incurred by Seller with respect to any Employee, whether or not such Employee accepts Buyer's offer of employment. Buyer shall be responsible for and hereby assumes the obligation to make any severance payment payable pursuant to Buyer's severance policies to any Employee hired by Buyer. Seller and Buyer will cooperate as to the timing of, and method of, announcements to Employees of offers made pursuant to this Section 7.03. Seller will comply with the notice and continuation coverage requirements of COBRA in connection with the transactions contemplated hereby.

     (b) Any Employees who accept offers of employment of Buyer and who begin active employment with Buyer as of the Closing Date, effective as of the date of such person's employment by Buyer, shall cease to participate in all of Seller's employee benefit plans (the "Plans") that are employee welfare benefit plans and shall be entitled to participate immediately in Buyer's Welfare Plans and not be subject to any pre-existing condition exclusion in Buyer's Welfare Plans. All such Employees shall receive credit, on an individual or a family coverage basis, as appropriate, for the purpose of any applicable deductible and out-of-pocket expense or similar limitations, as contained in the Buyer's Welfare Plans, for all costs incurred by the Employees with respect to the Plans under which they were covered immediately before the Closing Date and which were incurred in the same calendar year in which the Closing Date falls (to the extent the Employees coherence coverage under Buyer's Welfare Plans in such calendar year) and which were incurred with respect to medical expenses which would have been covered under Buyer's Welfare Plans. For purposes of Buyer's vacation policy and other benefits, Buyer agrees to honor all vacation days accrued as of the Closing Date by all Employees and to acknowledge the length of employment prior to the Closing for purposes of all such Buyer's Welfare Plans.

     (c) Notwithstanding anything to the contrary contained herein the provisions hereof insofar as they relate to unionized Employees shall be subject and subordinate to the provisions of the Union Contract. Upon the Closing, Buyer shall assume all contribution obligations of Seller and its Affiliates under the Union Plan and shall, immediately after the Closing Date, make all such contributions under the Union Plan and to any Plan than is a Multiemployer Plan, as defined in Section 3(37) of ERISA, and is subject to Title IV of ERISA (collectively, the "Multiemployer Plans"), in accordance with the Union Contract for substantially the same number of contribution base units with respect to the operations that are Related to the Activity as the number of contribution base units for which Seller and its affiliates had an obligation to contribute. Nothing contained in this paragraph shall impair or limit Buyer's right to discharge, lay off or hire employees or otherwise to manage the operations Related to the Activity, including, but not limited to the right to amend, revise or terminate any collective bargaining agreement currently in effect and, as a consequence, reduce to any extent the number of contribution base units with respect to which Buyer has an obligation to contribute to any Plan; provided, that if, as a result of any such action by Buyer, Seller incurs, with respect to, and arising out of the sale of, the Assets and the operations Related to the Activity, any withdrawal liability under any Multiemployer Plan, Buyer shall indemnify and hold Seller harmless from and against any such liability. Buyer further agrees that it shall during the period commencing on the first day of the plan year following the Closing Date and ending on the expiration of the fifth such plan year (the "Contribution Period"), provide a bond, letter of credit or escrow in an amount and manner described in Section 4204(a)(1)(B) of ERISA unless a proper variance or exemption from the requirement to provide such a bond, letter of credit or escrow otherwise required hereunder is granted by the Pension Benefit Guaranty Corporation (the "PBGC") or the trustees of the Plan pursuant to Section 4204(c) of ERISA and the regulations thereunder or exemption and any and all requirements of said variance or exemption are met. Seller agrees to cooperate with Buyer in connection with any application for such a variance or exemption made by Buyer to the PBGC or the trustees of the Plan. The cost of any bond, letter of credit or escrow provided under this Section 7.03(c) shall be paid by Buyer.

     (d) Seller agrees to be secondarily liable for any withdrawal liability it would have had to any such Multiemployer Plan but for Section 4204(a)(1) of ERISA if (i) Buyer withdraws or partially withdraws from the Multiemployer Plan with respect to the operations Related to the Activity that are purchased from Seller during the Contribution Period, and (ii) Buyer does not pay its liability with respect to the Multiemployer Plan; provided that, if (A) Seller shall become liable for its withdrawal liability by reason of Buyer's failure to pay its liability within the meaning of Section 4204(a)(1)(C) or (a)(2) of ERISA, and (B) Buyer's liability is less than Seller's withdrawal liability, Seller may at its sole discretion pay Buyer's liability. Buyer agrees to provide Seller with reasonable advance notice, in writing, of any action or event which could result in the imposition of withdrawal liability contemplated by this Section 7.03(d), and in any event Buyer shall immediately furnish Seller with a copy of any notice of withdrawal liability (and the pertinent details related thereto) it may receive with respect to any of the Multiemployer Plans. In the event that any such withdrawal liability shall be assessed against Buyer, Buyer further agrees to provide Seller with reasonable advance notice, in writing, of any intention on the part of Buyer not to make full payment of any withdrawal liability when the same shall become due.

     (e) Buyer shall indemnify and hold Seller harmless against the imposition of any secondary liability, as set forth in Section 7.03(d), under Section 4204 of ERISA with respect to any Multiemployer Plan or any withdrawal liability with respect to any Multiemployer Plan resulting from Buyer's failure to provide a bond, letter of credit, escrow or other security pursuant to Section 7.03(c).

     (f) Seller and Buyer agree that the provisions of this Section 7.03 are intended to comply in all respects with the provisions of Section 4204 of ERISA providing that a sale of assets by an employer to a purchaser in a bona fide arms length sale will not result in the employer being deemed to have completely or partially withdrawn from a Multiemployer Plan under ERISA.

     (g) Except as specifically set forth herein, Buyer shall not be required hereunder to offer employment to any specific employee of Seller or to assume any obligation with respect to any Plan. Seller shall have sole responsibility for and shall discharge its other obligations with respect to the Employees, including but not limited to making payments of salaries, wages and benefits, making payments required under any of the Plans, and withholding all amounts required to be withheld from such employees under applicable laws. Seller agrees to provide Buyer with such information regarding such employees as Buyer may reasonably request. Buyer shall be liable for any and all violations of WARN arising after the Closing Date and relating to Buyer's employees.

     7.04 Access to Information. After the Closing, Seller and its authorized representatives shall have full and complete access at reasonable times, upon reasonable notice and subject to reasonable requirements related to confidentiality, to all books, records, contracts and Documents transferred to Buyer under this Agreement to the extent reasonably requested by Seller for its accounting, Tax and legal purposes.

     7.05 Assumed Liabilities. Buyer agrees to pay, perform and discharge the Assumed Liabilities.

     7.06  Environmental Investigation.

     (a) Buyer shall, at Buyer's expense, cause a Phase I environmental risk audit to be completed for all real property where the Activity is undertaken as soon as practicable after the date hereof. The Phase I environmental audit shall be conducted by Scott Smith Environmental or another environmental consultant reasonable acceptable to Seller, and may consist of site visits (including visual inspection of the site, interviews of appropriate facility personnel and review of pertinent facility records), searches of computer data bases and, where appropriate, contacts with regulatory agencies, and review of historical and neighboring site usage, and a written report or reports thereon (the "Phase I Report"). In the event that the Phase I Report identifies any potential or actual environmental problem which is reasonably required to be further investigated in order to ascertain the Remedial Amount, Buyer shall at Buyer's expense be permitted to cause such additional investigation to be performed and the results thereof shall be included in the "Phase I Report" for purposes of this Agreement. Buyer shall promptly deliver to Seller copies of the Phase I Report following its receipt by Buyer.

     (b) After Buyer has delivered to Seller copies of the Phase I Report, representatives of Seller and Buyer shall meet with and negotiate, in good faith, regarding the matters identified in the Phase I Report and the aggregate dollar cost associated with such matters in order to agree upon an amount (the "Remedial Amount") that reflects the present value of the costs and expenditures the parties estimate are needed to undertake cleanup or remediation in accordance with the requirements of any Governmental Authority possessing jurisdiction under any Environmental Law. If, within thirty (30) days after completion of the Phase I Report, Seller and Buyer have not been able to negotiate the Remedial Amount, then their disagreement shall be promptly submitted to an environmental consultant to be jointly selected by Seller and Buyer (the "Consultant"). The Consultant shall, within ten (10) days of such submission, determine the Remedial Amount. In determining the Remedial Amount, the Consultant shall identify the remedy or remedies deemed to be necessary and appropriate to effect clean-up, remediation and/or closure in accordance with the requirement of any Governmental Authority and to a standard consistent with the clean-up, remediation or closure which would be undertaken with respect to a company in Seller's industry which has comparable environmental problems, utilizing cost-effective current methods, standards, practices and technologies that are available and generally acceptable by the professional and trade communities conducting remedial action under and in accordance with applicable Environmental Law, and assuming that the property involved will continue to be used as it is currently. The Remedial Amount agreed to by Seller and Buyer, or determined by the Consultant, is referred to herein as the "Final Remedial Amount".

     (c) If the Final Remedial Amount is greater than $1,500,000, then Buyer may terminate this Agreement pursuant to Section 11.02. If (i) the Final Remedial Amount exceeds $100,000 but is less than $1,500,000 or (ii) the Final Remedial Amount is greater than $1,500,000 and Buyer agrees to pay all amounts in excess of $1,500,000, then Seller shall indemnify Buyer against all costs and expenses in excess of $100,000 (up to $1,500,000) incurred in connection with the remediation or clean-up of items included in the Final Remedial Amount, in accordance with the provisions for notice, resolution and payment of claims set forth in Sections 10.02, 10.03 and 10.05 hereof. If the Final Remedial Amount is less than $100,000 then no indemnification shall be required therefor and, if all other conditions to Closing shall have been met, Buyer shall be required to consummate the transactions contemplated hereby. Notwithstanding anything herein to the contrary, any Remedial Amount paid by Buyer shall reduce the Basket Amount on a dollar-for-dollar basis.

     (d)(i) Buyer may, at Buyer's expense and subsequent to the exercise by Buyer of the option provided for in Section 1.03 hereof, cause a Phase I Report to be prepared with regard to all real property where the Kensington Partners Business is conducted. Buyer shall promptly deliver to Seller copies of such Phase I Report following its receipt by Buyer.

     (ii) After Buyer has delivered to Seller copies of such Phase I Report, representatives of Seller and Buyer shall determine, in the manner set forth in
Section 7.06(b) hereof, the cost deemed necessary to effect clean-up, remediation and closure of the environmental problems identified as being related to the Kensington Partners Business (the "Kensington Final Remedial Amount").

     (iii) If the Kensington Final Remedial Amount is greater than $500,000, then Buyer may terminate this Agreement with respect to the Kensington Closing only pursuant to Section 11.02. If (i) the Kensington Final Remedial Amount exceeds $100,000 (which amount shall include any amount expended by Buyer with respect to any Bardstown Environmental Problems) but is less than $500,000 or
(ii) the Kensington Final Remedial Amount exceeds $500,000 and Buyer agrees to pay all amounts in excess of $500,000, then Seller shall indemnify Buyer against all costs and expenses in excess of $100,000 (which amount shall include any amount expended by Buyer with respect to any Bardstown Environmental Problems) (up to $500,000) incurred in connection with the clean-up, remediation or closure of items included in the Kensington Final Remedial Amount, in accordance with the provisions for notice, resolution and payment of claims set forth in Sections 10.02, 10.03 and 10.05 hereof. If the Kensington Final Remedial Amount is less than $100,000 (which amount shall include any amount expended by Buyer with respect to any Bardstown Environmental Problems) then no indemnification shall be required therefor and, if all other conditions to the Kensington Closing shall have been met, Buyer shall be required to consummate the transactions contemplated hereby. Notwithstanding anything herein to the contrary, Kensington Final Remedial Amount paid by Buyer shall reduce the Basket Amount on a dollar-for-dollar basis.

               VIII.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

A.  The Closing

     Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior thereto of the conditions set forth in Sections 8.01 through 8.05, any or all of which may be waived by Buyer in writing, in its sole discretion.

     8.01 Representations and Warranties; Covenants. Seller shall not have breached or failed to perform, in any material respect, its covenants or agreements under this Agreement relating to the Closing or have failed to cure such breach or failure within ten (10) days following receipt of written notice from Buyer requesting such cure and no representation or warranty of Seller in Sections 4.01 through 4.13 and 4.27 of this Agreement shall have been or shall be incorrect in any material respect when made or on the Closing Date as if made on and as of the Closing Date.

     8.02 Governmental Action; Litigation. No statute, rule, regulation or order shall have been enacted by any Governmental Authority which would (i) render Buyer unable to accept for payment or pay for some or all of the Assets,
(ii) make the acceptance for payment or payment for some or all of the Assets illegal, or otherwise prohibit consummation of the transactions contemplated hereby or (iii) impose any material limitation on the ability of Buyer effectively (A) to acquire, hold or operate the Activity or (B) to exercise full rights of ownership of the Assets. No Proceeding shall be pending or threatened to challenge, modify or set aside the authorization of the transactions provided for herein, any approvals, consents or authorizations hereunder, or to enjoin or prevent the consummation of the transactions contemplated hereby.

     8.03 Material Adverse Change. There shall not have occurred any change in the financial condition, business, operations or properties Related to the Activity, which change, taken as a whole, results or has resulted in a Material Adverse Effect.

     8.04 Shareholder Approval. Seller and the Parent shall have received all material authorizations, consents and approvals of their respective shareholders required in connection with the transactions contemplated by this Agreement.

     8.05 Other Approvals. Seller shall have received all authorizations, consents and approvals from the Senior Secured Lenders or as set forth on
Schedule 8.05, required in connection with the purchase and sale of the Assets contemplated by this Agreement.

B.  The Kensington Closing

     Each and every obligation of Buyer to be performed on the Kensington Closing Date shall be subject to the satisfaction prior thereto of the conditions set forth in Sections 8.06 through 8.14, any or all of which may be waived by Buyer in writing, in its sole discretion:

     8.06 Representations and Warranties; Covenants. Seller shall not have breached or failed to perform, in any material respect, its covenants or agreements under this Agreement relating to the Kensington Closing or have failed to cure such breach or failure within ten (10) days following receipt of written notice from Buyer requesting such cure and no representation or warranty of Seller in Sections 4.14 through 4.26 of this Agreement shall have been or shall be incorrect in any material respect when made or on the Closing Date as if made on and as of the Closing Date.

     8.07 Governmental Action; Litigation. No statute, rule, regulation or order shall have been enacted by any Governmental Authority which would (i) render Buyer unable to accept for payment or pay for some or all of the Holding Stock, (ii) make the acceptance for payment or payment for some or all of the Holding Stock illegal, or otherwise prohibit consummation of the transactions contemplated hereby, or (iii) impose any material limitation on the ability of Buyer effectively to exercise the right to vote the shares of Holding Stock purchased by Buyer on matters properly presented to the shareholders of Holding and the right to exercise all rights granted to Holdings in connection with Kensington Partners. No Proceeding shall be pending or threatened to challenge, modify or set aside the authorization of the transactions provided for herein, any approvals, consents or authorizations hereunder, or to enjoin or prevent the consummation of the transactions contemplated hereby.

     8.08 Material Adverse Change. There shall not have occurred any change in the financial condition, business, operations or properties of Holding or Kensington Partners, which change, taken as a whole, results or has resulted in a Material Adverse Effect.

     8.09 Shareholder Approval. Seller and the Parent shall have received all material authorizations, consents and approvals of their respective shareholders, required in connection with the purchase and sale of the Holding Stock contemplated by this Agreement.

     8.10 Other Approvals. Seller and the Parent shall have received all authorizations, consents and approvals from the Senior Secured Lenders or as set forth on Schedule 8.10, required in connection with the transactions contemplated by this Agreement.

     8.11  The Closing.  The Closing shall have occurred.

     8.12 Partnership Equity. Kensington Partners shall have net partnership equity, as calculated in accordance with generally accepted accounting principles, of at least $1,150,000.

     8.13 Disclosure. Buyer shall be satisfied with the representations and warranties set forth herein and the schedules attached hereto which relate to Kensington Partners, as such representations, warranties and schedules may have been modified by Seller after the date hereof.

     8.14 Kensington Factoring Arrangements. None of the accounts receivable of Kensington Partners shall be subject to any factoring arrangement with any Person which would be binding on or after the Kensington Closing Date.

               IX.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

A.  The Closing

     Each and every obligation of Seller to be performed on the Closing Date shall be subject to the satisfaction prior thereto of the conditions set forth in Sections 9.01 through 9.04, any or all of which may be waived by Seller in writing, in its sole discretion:

     9.01 Representations and warranties; Covenants. Buyer shall not have breached or failed to perform, in any material respect, its covenants or agreements under this Agreement or have failed to cure such breach or failure within ten (10) days following receipt of written notice from Seller requesting such cure and no representation or warranty of Buyer in this Agreement shall have been or shall be incorrect in any material respect when made or on the Closing Date as if made on and as of the Closing Date.

     9.02 Governmental Action: Litigation. No statute, rule, regulation or order shall have been enacted by any Governmental Authority which would (i) render Seller unable to accept payment for or sell some or all of the Assets, or
(ii) make the acceptance for payment or payment for some or all of the Assets illegal, or otherwise prohibit consummation of the transactions contemplated hereby. No Proceeding shall be pending or threatened to challenge, modify or set aside the authorization of the transactions provided for herein, any approvals, consents or authorizations hereunder, or to enjoin or prevent the consummation of the transactions contemplated hereby.

     9.03 Shareholder Approval. Seller and the Parent shall have received all authorizations, consents and approvals of their respective shareholders, required in connection with the transactions contemplated by this Agreement.

     9.04 Other Approvals. Seller shall have received all authorizations, consents and approvals from the Senior Secured Lenders or set forth on Schedule 8.05, required in connection with the purchase and sale of the Assets contemplated by this Agreement.

B.  The Kensington Closing

     Each and every obligation of Seller to be performed on the Kensington Closing Date shall be subject to the satisfaction prior thereto of the conditions set forth in Section 9.05 through 9.10, any or all of which may be waived by Seller in writing, in its sole discretion:

     9.05 Representations and warranties; covenants. Buyer shall not have breached or failed to perform, in any material respect, its covenants or agreements under this Agreement or have failed to cure such breach or failure within ten (10) days following receipt of written notice from Seller requesting such cure and no representation or warranty of Buyer in this Agreement shall have been or shall be incorrect in any material respect when made or on the Closing Date as if made on and as of the Closing Date.

     9.06 Governmental Actions; Litigation. No statute, rule, regulation or order shall have been enacted by any Governmental Authority which would (i) render Seller unable to accept payment for or sell some or all of the Holding Stock or (ii) make the acceptance for payment or payment for some or all of the Holding Stock illegal, or otherwise prohibit the consummation of the transactions contemplated hereby. No Proceeding shall be pending or threatened to challenge, modify or set aside the authorization of the transactions provided for herein, any approvals, consents or authorizations hereunder, or to enjoin or prevent the consummation of the transactions contemplated hereby.

     9.07 Shareholder Approval. Seller and the Parent shall have received all authorizations, consents and approvals of their respective shareholders, required in connection with the transactions contemplated by this Agreement.

     9.08 Other Approvals. Seller and the Parent shall have received all material authorizations, consents and approvals of their respective shareholders as set forth on Schedule 8.10, required in connection with the purchase and sale of the Holding Stock contemplated by this Agreement. Seller shall have fulfilled all of its obligations under the Partnership Agreement in connection with the Kensington Closing.

     9.09  The Closing.  The Closing shall have occurred.

     9.10 Assumption. Buyer shall have assumed and indemnified Seller and the Parent with respect to the liabilities of Seller and the Parent described in
Section 3.01(b) hereof by virtue of a binding agreement reasonably acceptable to Seller.

                              X.  INDEMNIFICATION

     10.01  Indemnification.

     (a) Indemnification by Seller and the Parent. Seller and the Parent shall jointly and severally indemnify and hold harmless Buyer from and against any Damages suffered by Buyer (including, without limitation, reasonable fees and expenses of attorneys, accountants, consultants and experts) resulting from, arising out of, or incurred with respect to, or in the case of claims asserted against Buyer by third parties, alleged to result from, arise out of or have been incurred with respect to (i) the falsity or the breach of any representation (except the representations set forth in Sections 4.10 and 4.21), covenant, warranty or agreement made by Seller herein, (ii) the Retained Liabilities, (iii) the Retained Assets, (iv) after the Kensington Closing, any liability of Holding for Taxes or matters arising under ERISA which arise as a result of Holding being a member of the Parent's consolidated group, and (v) prior to the Kensington Closing, irrespective of whether or not Buyer has had aggregate Damages in excess of the Basket Amount, any failure of Kensington Partners to pay any account receivable included in the Assets.

     (b) Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller and the Parent from and against any Damages suffered by Seller or the Parent (including, without limitation, reasonable fees and expenses of attorneys, accountants, consultants and experts) resulting from, arising out of, or incurred with respect to or in the case of claims asserted against Seller or the Parent by third parties, alleged to result from, arise out of or have been incurred with respect to (i) the falsity or the breach of any representation, covenant, warranty or agreement made by Buyer herein, (ii) the Assumed Liabilities, (iii) the ownership, use or operation of the Assets or the conduct of the Activity by Buyer on or subsequent to the Closing Date or (iv) the conduct of the business of Holding and the Kensington Partners Business prior to, on or subsequent to the Kensington Closing Date, including but not limited to all liabilities reflected on Holding's and Kensington Partners' respective balance sheets as of the Kensington Closing Date.

     (c) After the Closing, with respect to the transactions to be consummated on the Closing Date, or after the Kensington Closing Date, with respect to the transactions to be consummated on the Kensington Closing Date, as the case may be, to the extent permitted by law, and except in respect of any fraud, willful misconduct, intentional breach or bad faith of any party hereto, the indemnities set forth in this Article X and in Section 14.11 hereof shall be the exclusive remedies of Buyer, Seller and the Parent for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement, and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever (except as expressly provided in Section 7.06 hereof) in respect thereof, all of which the parties hereto hereby waive.

     10.02  Notice and Resolution of Claim.

     (a) An indemnified party hereunder shall promptly give notice to the indemnifying party after obtaining knowledge of any claim against the indemnified party as to which recovery may be sought against the indemnifying party because of the indemnity set forth above. If such indemnity shall arise from the claim of a third party, the indemnified party shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting from such claim. The failure to give notice as required by this
Section 10.02(a) in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent the indemnifying party is prejudiced thereby and then only to the extent of such prejudice.

     (b) If the indemnifying party assumes the defense of such claim or litigation, the obligations of the indemnifying party hereunder shall include taking all steps reasonably necessary in the defense or settlement of such claim or litigation and holding the indemnified party harmless from and against any and all Damages caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or litigation. The indemnifying party shall not, in the defense of such claim or litigation, consent to entry of any judgment unless the judgment provides only for monetary damages to be paid by the indemnifying party or unless the indemnifying party obtains the written consent of the indemnified party, or consent to entry of any judgment or enter into any settlement (except with the written consent of the indemnified party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect of such claim or litigation. In cases where the indemnifying party has, by written instrument delivered to the indemnified party, assumed the defense or a settlement with respect to a claim for which indemnity is being sought, and is not in default, or otherwise unable to perform its obligations, under this Article X, the indemnifying party shall be entitled to assume the defense or settlement thereof with counsel of its own choosing, which counsel shall be reasonably satisfactory to the indemnified party, provided that the indemnified party (and its counsel) shall be entitled to continue to participate at its own cost in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought, and the indemnifying party shall consult in good faith with the indemnified party upon the indemnified party's request regarding the conduct of such action, proceeding or claim. If (1) the indemnifying party does not so assume such defense , (2) the indemnifying party is in default or otherwise unable to perform its obligations under this Article X, or (3) the indemnified party reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or that another conflict of interest exists or may occur in the defense of such action, the indemnified party may assume primary responsibility for the defense of the claims, and may select legal counsel reasonably acceptable to the indemnifying party to conduct the defense of such claims. If the indemnified party assumes and undertakes a defense of a third party claim or claims in accordance with the immediately preceding sentence, the indemnifying party shall be liable to the indemnified party for any reasonable attorneys' fees and expenses incurred by the indemnified party in connection with such matter, after receiving notice from the indemnified party to the effect that it intends to take advantage of the provisions set forth in the immediately preceding sentence; provided, however, that the indemnifying party shall continue to have the right to participate in the defense of any such action and to employ separate counsel in connection therewith, but the fees, costs, and expenses related to such participation shall be at the expense of and paid by the indemnifying party. In the event the indemnified party assumes primary responsibility for the defense of the claims, the indemnifying party shall continue to pay the legal fees and expenses of counsel for the indemnified party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party. The indemnified party shall have the right, with the consent of the indemnifying party (which consent shall not be unreasonably withheld), to settle or compromise any such action on terms satisfactory to it. Notwithstanding the foregoing provisions of this Section 10.02(b), if the indemnifying party has notified the indemnified party that the indemnifying party disputes its liability hereunder to the indemnified party with respect to such claim and if such dispute is resolved in favor of the indemnifying party, the indemnifying party will not be required to bear the costs and expenses of the indemnified party's defense pursuant to this Section 10.02(b) or of the indemnifying party's participation therein at the indemnified party's request, and the indemnified party will reimburse the indemnifying party in full for all reasonable costs and expenses incurred by the indemnifying party in connection with such claim.

     10.03 Payment. The indemnifying party shall promptly reimburse the indemnified party for any Damages (including, without limitation, reasonable attorneys' fees and expenses, except that where the indemnifying party is defending an action, then the indemnifying party shall be liable for any attorneys' fees and expenses incurred by it). The indemnifying party shall promptly pay or reimburse the indemnified party for (i) the amount of any judgment rendered or reasonable settlement (under the indemnified party's circumstances at the time the settlement was entered into, which may be different from the indemnifying party's circumstances if the indemnifying party were conducting the settlement) entered into with respect to any claim by a third party the defense of which was not assumed by the indemnifying party, (ii) all reasonable Damages (as to settlement) and reasonable expenses, legal or otherwise, incurred by the indemnified party in connection with the defense against such third party claim or litigation and (iii) all reasonable costs incurred by the indemnified party in the securing of such party's rights under this indemnification agreement.

     10.04  Limits on Indemnification.

     (a) (i) Seller's and the Parent's representations and warranties contained in this Agreement shall survive any investigation made by Buyer and shall survive the Closing only through the one (1) year period following the Closing Date, except for the representations and warranties of Section 4.11 hereof which shall survive any investigation made by Buyer and shall survive until the expiration of the applicable statute of limitations and except for the representations and warranties of Section 4.03 hereof which shall survive without expiration. Upon the expiration of such periods or dates, such representations and warranties shall lapse and be of no further effect. Except with respect to the representations and warranties in Section 4.10 and Section
4.11 hereof, Seller shall not have an obligation to indemnify Buyer pursuant to
Section 10.01(a) hereof unless a specific claim shall have been made or an action at law or in equity shall have been commenced within six (6) months from the date that Buyer has actual knowledge of a state of facts based upon which Buyer may assert a claim against Seller under Section 10.01(a) hereof. Buyer may make no claim for indemnification or otherwise in respect of the representations and warranties set forth in Sections 4.14 through 4.26 unless and until it has delivered the notice specified in Section 1.03 in the manner therein contemplated, and then with respect only to such representations and warranties and disclosures as modified through the date five (5) Business Days following the delivery of such notice, as permitted under Section 6.02(j).

       (ii) Buyer's representations and warranties contained in this Agreement shall survive any investigation made by Seller and shall survive the Closing only through the one (1) year period following of the Closing Date. Upon the expiration of such period, such representations and warranties shall lapse and be of no further effect. Buyer shall not have an obligation to indemnify Seller pursuant to Section 10.01(b) hereof unless a specific claim shall have been made or an action at law or in equity shall have been commenced within six (6) months from the date that Seller has actual knowledge of a state of facts based upon which Seller may assert a claim against Buyer under Section 10.01(b) hereof. Nothing in this Section 10.04(a)(i) shall affect the obligations and indemnity of Buyer with respect to covenants and agreements to be performed after such period.

     (b) Notwithstanding any provision to the contrary in this Agreement, Buyer shall have no right to seek indemnification for breach of a representation or warranty by Seller if, as a result of the specific disclosure in this Agreement or in a schedule to this Agreement of the facts underlying such breach, Buyer had actual knowledge on the Closing Date that such representation or warranty was false.

     (c) Notwithstanding any other provision of this Agreement, indemnification under Section 10.01 hereof shall be due only to the extent of Damages actually suffered (less any offsetting or related payment, asset or service received and by any recovery from any third party, such as an insurer, or by any Tax benefit received), and then only to the extent of the excess over the Basket Amount. The indemnifying party shall be subrogated to all rights of the indemnified party against any third party with respect to any claim for which indemnity was paid. Seller shall not be liable to Buyer in respect of the failure of any representation or warranty in this Agreement to be true, under any of the indemnities in this Agreement or in respect of any other obligations under this Agreement, except to the extent that the aggregate of any Damages of Buyer under this Agreement exceeds One Million Dollars ($1,000,000) (the "Basket Amount") and, in such case, only to the extent such Damages exceed the Basket Amount. The aggregate liability of Seller for any claims arising under Section 10.01(a) hereof shall not exceed Four Million Dollars ($4,000,000).

                                XI.  TERMINATION

     11.01 Mutual Consent. This Agreement may be terminated at any time by the mutual consent of Buyer and Seller.

     11.02 Expiration and Environmental Matters. If the Closing has not occurred on or before January 31, 1995, either Buyer or Seller and the Parent may terminate this Agreement at any time thereafter by giving written notice to the other parties. If the Kensington Closing has not occurred on or before June 30, 1995, either Buyer or Seller and the Parent may terminate this Agreement as to the sale and purchase of the Holding Stock at any time thereafter by giving written notice to the other parties. If the Final Remedial Amount is greater than $1,500,000, Buyer may terminate this Agreement at any time after the Final Remedial Amount has been determined and prior to the Closing Date, by giving written notice to the other parties. If the Kensington Final Remedial Amount is greater than $500,000, Buyer may terminate this Agreement with respect to the Kensington Closing only at any time after the Kensington Final Remedial Amount has been determined and prior to the Kensington Closing Date, by giving written notice to the other parties.

     11.03 Shareholder Approval. This Agreement may be terminated by Buyer or Seller and the Parent if the Parent fails to receive required approvals from its shareholders or the Senior Secured Lenders by the Closing Date.

     11.04 Default. This Agreement may be terminated by either Buyer or Seller and the Parent hereto if the other party fails to fulfill a condition to Closing set forth herein by the Closing Date, or the other party is in default in any material respect under this Agreement; provided that a party in default in any material respect under this Agreement may not terminate this Agreement under this Section 11.04.

     11.05 Superior Proposal. This Agreement may be terminated by Buyer or Seller if (i) the Board of Directors of the Parent shall fail to recommend, or withdraw, modify or change its recommendation of, this Agreement in a manner adverse to Buyer or shall have resolved to do any of the foregoing; or (ii) Seller or Parent shall accept a Superior Proposal which would preclude the completion of the transactions contemplated hereby.

     11.06 Right of First Refusal. This Agreement, insofar as it relates to the sale and purchase of the Holding Stock, may be terminated by Seller in the event any party exercises any rights such party may have pursuant to the Partnership Agreement to purchase the Holding Stock.

     11.07 Exculpation. Except as otherwise provided in Section 11.08, upon termination of this Agreement pursuant to the provisions of this Section 11, each of Seller and Buyer thereupon shall be relieved of any further liability each to the other.

     11.08 Fee. (a) Seller shall pay Buyer a fee of $1,500,000 (the "Fee") upon (i) the termination of this Agreement pursuant to Section 11.05 or (ii) the consummation of an Acquisition Transaction within twelve (12) months following the termination of this Agreement if (A) such termination is by Buyer pursuant to Section 11.04 hereof or (B) such termination is by Buyer or Seller or Parent pursuant to Section 11.03 hereof and prior to the time of such termination either (I) Seller or Parent or the shareholders of Parent shall have received an offer or proposal from any Person (other than Buyer or an Affiliate of Buyer) to enter into an Acquisition Transaction or (II) any Person other than Buyer or an Affiliate of Buyer shall have purchased, after the date hereof and prior to such termination, securities representing 10% or more of the voting power of Parent or Seller. For purposes of this Agreement, "Acquisition Transaction" shall mean
(A) a merger or consolidation, or any similar transaction, involving Seller or the Parent, (B) a purchase, lease or other acquisition of all or any substantial portion of the Assets or all or substantially all of the assets of Seller or the Parent, or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 25% or more of the voting power of Seller or the Parent.

     (b) The Fees payable pursuant to Section 11.08(a) shall be paid within five
(5) Business Days after the occurrence of the events giving rise to such payment.

                                 XII.  CLOSING

     12.01 Time and Place. The closing of the sale and purchase of the Assets (the "Closing") shall take place at the offices of Paul, Hastings, Janofsky & Walker at 399 Park Avenue, New York, New York 10022, at 9:00 a.m., on December 15, 1994 or at such other time and place as the parties hereto shall agree upon in writing (the "Closing Date"), but in any event no later than January 31, 1995.

     12.02 Items to be Delivered by Seller. At the Closing, Seller shall deliver to Buyer the following documents:

          (a) A certificate signed by an officer of Seller to the effect that the representations and warranties made by Seller in Sections 4.01 through
     4.13 and 4.27 of this Agreement are true and correct on and as of the Closing Date in all material respects with the same effect as though such representations and warranties had been made on or given on and as of the Closing Date. The delivery of such certificate shall be and constitute a representation and warranty of Seller as of the Closing Date to each of the facts stated therein.

          (b) A written opinion in customary form from Paul, Hastings, Janofsky & Walker, dated as of the Closing Date addressed to Buyer. Paul, Hastings, Janofsky & Walker may rely on local counsel to Seller with respect to such opinion.

          (c) Such (i) bills of sale, endorsements, assignments and other instruments of transfer and conveyance, (ii) original documents and (iii) other documents, in form and substance reasonably satisfactory to Buyer, as shall, in the reasonable judgment of Buyer or its counsel, be necessary to vest in Buyer full right, title and interest in the Assets, including, without limitation (x) a Bill of Sale in customary form, (y) a Deed to Real Property in customary form, and (z) a License Agreement contemplated by
     Section 1.01(l).

          (d) A certified copy of the duly adopted resolutions of Seller's Board of Directors authorizing the transaction contemplated by this Agreement.

          (e) One or more general warranty deeds in statutory form for recording, sufficient to convey the fee simple absolute title to the Real Property free and clear of all defects in title or Liens, except for Permitted Encumbrances.

          (f) The books and records of Seller described in Section 1.01(d) hereof.

          (g) An executed counterpart of the Non-Competition Agreement contemplated by Section 3.04 hereof.

          (h) Certificates of officers of the Seller to evidence compliance with the conditions set forth in Article VIII hereof as may reasonably be requested by Buyer.

          (i) Such other documents, instruments, agreements, opinions, reports, schedules and other information as may reasonably be requested by Buyer and its counsel.

          (j) A Certificate of Non-Foreign Status that meets the requirements of Treasury Regulation Section 1.1445-2, stating that Seller is not a foreign corporation for purposes of U.S. federal income taxation.

          (k) If the Kensington Closing occurs simultaneously with the Closing, the Holding Stock, together with stock powers and other transfer forms, as applicable, duly executed in blank.

     12.03 Items to be Delivered by Buyer. At the Closing (or earlier as set forth herein), Buyer shall deliver to Seller, among other things:

          (a) By wire transfer, the Purchase Price as specified in Section 3.01(a) hereof.

          (b) A written opinion in customary form from counsel for Buyer dated as of the Closing Date addressed to Seller.

          (c) A certificate dated the Closing Date of the secretary or other appropriate officer of Buyer certifying as to (i) the attached corporate charter, by-laws and other constituent documents of Buyer, recently certified, in the case of any such document filed with the Secretary of State of Delaware, (ii) the duly adopted resolutions of Buyer's Board of Directors authorizing the transactions contemplated by this Agreement and
     (iii) recent official evidence from appropriate Governmental Authorities as to constituent documents on file, good standing, payment of franchise Taxes and qualifications to do business in the jurisdiction in which Buyer is organized.

          (d) An executed counterpart of the Assumption and Assignment Agreement in customary form.

          (e) An executed counterpart of the Non- Competition Agreement contemplated by Section 3.04 hereof.

          (f) An executed counterpart of the License Agreement contemplated by
     Section 1.01(l) hereof.

                           XIII.  KENSINGTON CLOSING

     13.01 Time and Place. The Kensington Closing shall take place at the offices of Paul, Hastings, Janofsky & Walker at 399 Park Avenue, New York, New York 10022, at 9:00 a.m., or at such time and place as the parties hereto shall agree upon in writing (the "Kensington Closing Date"), but in any event no later than June 30, 1995.

     13.02 Items to be Delivered by Seller. At the Kensington Closing, Seller shall deliver to Buyer the following documents:

          (a) A certificate signed by an officer of Seller to the effect that the representations and warranties made by Seller in Sections 4.14 through
     4.27 of this Agreement are true and correct on and as of the Kensington Closing Date in all material respects with the same effect as though such representations and warranties had been made on or given on and as of the Kensington Closing Date. The delivery of such certificate shall be and constitute a representation and warranty of Seller as of the Kensington Closing Date to each of the facts stated therein.

          (b) A written opinion in customary form from Paul, Hastings, Janofsky & Walker, dated as of the Kensington Closing Date addressed to Buyer. Paul, Hastings, Janofsky & Walker may rely on local counsel to Seller with respect to such opinion.

          (c) The Holding Stock, together with stock powers and other transfer forms, as applicable, duly executed in blank.

          (d) A certified copy of the duly adopted resolutions of Seller's Board of Directors authorizing the transaction contemplated by this Agreement.

          (e) Certificates of officers of the Seller or others to evidence compliance with the conditions-set forth in Article VIII hereof as may reasonably be requested by Buyer.

          (f) Such other documents, instruments, agreements, opinions, reports, schedules and other information as may reasonably be requested by Buyer and its counsel.

     13.03 Items to be Delivered by Buyer. At the Kensington Closing (or earlier as set forth herein), Buyer shall deliver to Seller, among other things:

          (a) By wire transfer, the Additional Purchase Price as specified in
     Section 3.01(b) hereof.

          (b) A written opinion in customary form from counsel for Buyer dated as of the Kensington Closing Date addressed to Seller.

          (c) A certificate dated the Kensington Closing Date of the secretary or other appropriate officer of Buyer certifying as to (i) the duly adopted resolutions of Buyer's Board of Directors authorizing the transactions contemplated by this Agreement and (ii) recent official evidence from appropriate Governmental Authorities as to constituent documents on file, good standing, payment of franchise Taxes and qualifications to do business in the jurisdiction in which Buyer is organized.

                              XIV.  MISCELLANEOUS

     14.01 Law Governing. This Agreement shall be construed and interpreted according to the internal laws of the State of New York without giving effect to any principles of conflicts of laws.

     14.02 Assignment. This Agreement shall not be assigned by any party without the written consent of the other party and any attempted assignment without such written consent shall be null and void and without legal effect; provided, however, that Buyer may elect to have some or all of the Assets and Assumed Liabilities transferred to one or more of Buyer's affiliates pursuant hereto, but Buyer shall not thereby be relieved of any of its liabilities or obligations hereunder or under any agreement or instrument executed pursuant hereto. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their successors and assigns.

     14.03 Amendment and Modification. Buyer and Seller may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in a writing signed by Buyer and Seller.

     14.04 Expenses. Buyer and Seller shall each bear their own accounting, financial advisory, legal fees and other expenses in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, subject to the provisions of Section 14.14 hereof.

     14.05 Notices. All notices, demands, requests, consents or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, telegraphed, telecopied or mailed by first-class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Seller to:
              Bird Corporation
              980 Washington Street
              Suite 120
              Dedham, Massachusetts 02026
              (Telecopy No. (617) 461-8331)
              Attention:  President

         With a Copy to:
              Paul, Hastings, Janofsky & Walker
              399 Park Avenue, 36th Floor
              New York, New York 10022
              (Telecopy No. (212) 319-4090)
              Attention:  Barry A. Brooks, Esq.

         If to Buyer to:
              Jannock, Inc.
              Foster Plaza Seven
              661 Andersen Drive
              Pittsburgh, Pennsylvania 15220
              (Telecopy No. (412) 925-5745)
              Attention:  R.H. Weir, Esq., General Counsel

         With a Copy to:
              Reed Smith Shaw & McClay
              435 Sixth Avenue
              P.O. Box 2009
              Pittsburgh, Pennsylvania 15230
              (Telecopy No. (412) 288-3063)
              Attention:  Thomas Todd, Esq.

Each party may designate by notice in writing a new address and/or telecopy number to which any notice, demand, request, consent or communication may thereafter be so given, served or sent. Each notice, demand, request, consent or communication which shall be hand delivered, telecopied with receipt acknowledged, mailed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the receipt acknowledgment, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     14.06 Press Release. Buyer and Seller shall make a joint press release or separate press releases approved by the other promptly following the execution and delivery of this Agreement. Neither party hereto shall issue any other press release or other public disclosure regarding this transaction without the prior approval of the other party hereto except (i) with respect to disclosures to Seller's and Buyer's respective lender(s) and other financing sources and (ii) as and to the extent that such party shall be obligated to do so by any Governmental Authority or applicable law, in which case the other party shall be so advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued.

     14.07 Confidentiality. For a period of two (2) years following the Closing Date, Seller shall hold in confidence with the same degree of care that it uses with respect to its own confidential information and use reasonable efforts to have Seller's officers, directors, affiliates, agents and employees hold in confidence, all knowledge and information of a confidential nature included in or regarding the Assets and will not disclose or publish same without the consent of Buyer except (i) as otherwise required by applicable law,
(ii) as Seller may deem appropriate in connection with any Proceeding, subject to notice thereof to Buyer and a reasonable opportunity for Buyer to obtain a protective order with respect thereto, or (iii) unless and until, and not due to the default hereunder by Seller or the disclosure of such knowledge or information by its officers, directors, affiliates, agents and employees, such knowledge and information shall have ceased to be confidential.

Information shall not be considered confidential if such information is available from public sources or is obtained from a third party not subject to any obligation of confidentiality.

     14.08 Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute one and the same instrument.

     14.09 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     14.10 Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

     14.11 Bulk Sales. The parties agree that no attempt will be made to comply with any "bulk sales" or similar law that may be applicable to the transactions contemplated hereby. Seller agrees to indemnify and hold Buyer harmless with respect to any noncompliance with such laws.

     14.12 Waiver. Either party to this Agreement may, by a specific written notice to the other party hereto, waive any rights it has under any provision of this Agreement. The waiver pursuant to this Section 14.12 by either party of a breach of any provision of this Agreement or a failure of a party hereto to enforce a right it may have hereunder shall not operate or be construed as a waiver of any subsequent breach.

     14.13 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person which is not a party or a successor or permitted assignee of a party to this Agreement.

     14.14 Transfer Taxes. Buyer and Seller shall each be responsible to pay one-half of all transfer and sales Taxes arising out of or in connection with the transactions contemplated by this Agreement. Seller shall file all Tax Returns with respect to transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement ("Transfer Tax Returns") for which either or both of Buyer and Seller may be held responsible. Seller shall file all forms necessary for obtaining any exemptions under state and local transfer Tax and sales and use Tax laws that may apply to the transactions contemplated by this Agreement. Buyer shall promptly execute and deliver all instruments, certificates and forms necessary to enable Seller to comply with the foregoing in a timely manner and shall otherwise cooperate with Seller in order to assist in the filing. Buyer shall complete resale or other exemption certificates with respect to eligible Assets sold hereunder, and shall provide Seller with executed copies thereof within seven (7) days after the closing date. Seller shall provide Buyer with a reasonable opportunity to review and approve any Transfer Tax Returns for which Buyer or both of Buyer and Seller may be held responsible prior to their filing. Buyer shall reimburse Seller for one-half of its out-of-pocket costs and expenses relating to the preparation and filing of all Transfer Tax Returns. The provisions of this Section 14.14 shall apply with respect to any additional transfer Taxes imposed by reason of any indemnity payment under Article X hereof.

     14.15 Cross-License. To the extent that any Intellectual Property (i) transferred to Buyer by Seller pursuant to this Agreement incorporates images, names, information or other property that is or has been used by Seller in its business other than the Activity or (ii) retained by Seller is necessary for the operation of the Activity, the parties shall use their commercially reasonable best efforts to enter into mutually acceptable, royalty-free, perpetual licenses with respect to such Intellectual Property.

     14.16 Entire Agreement. This Agreement incorporates the entire agreement between the parties hereto with respect to the transactions contemplated herein. All prior negotiations and agreements between the parties are merged in, and superseded by, this Agreement and there are no agreements, representations or warranties between the parties other than those set forth or provided for herein. Notwithstanding any provision herein to the contrary, nothing in this
Section 14.15 shall relieve Buyer of its obligations to comply with any prior agreements with Seller relating to the non-disclosure of confidential information.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                            BIRD CORPORATION

                                            By:.................................
                                            Name:...............................
                                            Title:..............................
                                            BIRD INCORPORATED

                                            By:.................................
                                            Name:...............................
                                            Title:..............................
                                            JANNOCK, INC.

                                            By:.................................
                                            Name:...............................
                                            Title:..............................

                                                                       EXHIBIT 1

                           NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT, made as of the             day of
                 , 199 , by and between Jannock, Inc., a Delaware corporation (together with any successors and assigns under the Purchase Agreement referred to below, "Purchaser"), and Bird Incorporated, a Massachusetts corporation ("Seller").

                                    RECITALS

     WHEREAS, Purchaser, Seller and Bird Corporation ("Parent") have entered
into an Asset Purchase Agreement dated as of September   , 1994 (the "Purchase
Agreement");

     WHEREAS, pursuant to the Purchase Agreement, contemporaneously with the execution hereof, Purchaser is purchasing the Assets, from Seller;

     WHEREAS, Seller acknowledges and agrees that it is a condition to Purchaser's obligation to purchase the Assets, and an essential part of the consideration being received by Purchaser in connection with the purchase of the Assets pursuant to the Purchase Agreement, that Seller enter into and perform this Agreement; and

     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and intending to be legally bound, Seller and Purchaser agree as follows:

                                   ARTICLE I

                            SELLER'S ACKNOWLEDGMENTS

     Seller recognizes and acknowledges that (a) Seller has developed and acquired confidential and proprietary information Related to the Activity which includes, in whole or in part, information concerning the sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of customers and prospective customers, identity of key personnel in the employ of customers and prospective customers, sources of supply, purchasing records, computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions, drawings and specifications, engineering design and manufacturing information, processes and prototypes, data and know-how, spare parts lists, research and development records, product testing records, manifests, reports or other books and records relating to on-site or off-site disposal of waste and other Hazardous Materials and other confidential or proprietary information Related to the Activity (such confidential and proprietary information collectively referred to herein as the "Confidential Information"), (b) the Confidential Information is part of the Assets and has become the property of Purchaser, (c) the use, misappropriation or disclosure of the Confidential Information by Seller would constitute a breach of trust and could cause irreparable injury to Purchaser and (d) it is essential to the protection of Purchaser's goodwill and to the maintenance of Purchaser's competitive position that the Confidential Information be kept secret and that Seller not disclose the Confidential Information to other Persons or use the Confidential Information to Seller's own advantage or the advantage of other Persons in violation of this Agreement.

     Seller further recognizes and acknowledges that it is essential for the proper protection of the business of Purchaser that Seller be restrained as provided in this Agreement (a) from soliciting or inducing any employee of Purchaser or any of its Affiliates (as hereinafter defined) to leave the employ of Purchaser or such Affiliate, (b) from hiring or attempting to hire any employee of Purchaser or such Affiliate, (c) from soliciting the trade of or trading with the customers of Purchaser or any of its Affiliates for any business purpose relating to any business competitive with the Activity and (d) from competing against Purchaser or any of its Affiliates in the Activity for a reasonable period following the purchase by Purchaser of the Assets.

                                   ARTICLE II
                       SELLER'S COVENANTS AND AGREEMENTS

     2.01. Non-Disclosure of Confidential Information. Seller covenants and agrees that Seller shall not, and shall not permit any of its Affiliates to, use, appropriate or misappropriate any of the Confidential Information, or disclose or make available to any Person other than Purchaser any of the Confidential Information; provided, however, that Seller or any of its Affiliates may disclose or make available any such information if (i) prior to such disclosure such information can be shown to be in the public domain through no fault of Seller or any of its Affiliates or (ii) such disclosure is required in order for Seller or any of its Affiliates to comply with any law or with an order or ruling of a Governmental or Regulatory Authority.

     2.02. Restrictions on Competition. Seller covenants and agrees that, during the Non-Competition Period (as hereinafter defined), Seller shall not, and shall not permit any of its Affiliates to, in any portion of the United States of America or Canada, engage, directly or indirectly, whether as principal or as agent, consultant, shareholder, partner, joint venturer or otherwise, alone or in association with any other Person, in any Competing Business. For purposes of this Agreement, the term "Competing Business" shall mean the production and/or sale of vinyl siding, soffit, fascia and/or associated accessories and/or vinyl window profiles and/or accessories.

     2.03. Non-Solicitation of Customers and Suppliers. Seller agrees that, during the Non-Competition Period, it shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit the trade of, any customer, prospective customer, supplier, or prospective supplier of the Activity for any business purpose which is competitive with the Activity as carried on by Purchaser after the Closing.

     2.04. Non-Solicitation of Employees. Seller agrees that, during the Non-Competition Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, knowingly solicit or induce, or attempt to solicit or induce, any employee of Purchaser or any of its Affiliates to leave Purchaser or any of its Affiliates, as the case may be, for any reason whatsoever, or hire any employee of Purchaser or any of its Affiliates; provided, however, that the foregoing restrictions shall not apply to any solicitation by general advertisement, or to any person who resigns voluntarily from Purchaser or any of its Affiliates (without solicitation by Seller) or is terminated by Purchaser or any of its Affiliates.

     2.05.  Definition of "Non-Competition Period" and
"Affiliate". "Non-Competition Period" shall mean the period commencing on the date hereof and ending on the fifth anniversary of the date hereof. "Affiliate" shall mean any Person which directly or indirectly controls, is controlled by or is under common control with another Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     2.06. Exceptions. Notwithstanding anything to the contrary herein, Purchaser acknowledges and agrees that the restrictions and agreements contained herein shall not apply to any line of business engaged in by Seller or any Affiliate of Seller immediately following the Closing, or to any Person that purchases all or a substantial portion of Seller's or the Parent's capital stock or assets or to such Person's Affiliates.

                                  ARTICLE III
                    SELLER'S REPRESENTATIONS AND WARRANTIES

     3.01. No Prior Agreements. Seller represents and warrants that it is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect its ability to perform its obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article II hereof.

     3.02. Irreparable Harm. Seller acknowledges that it would cause Purchaser serious and irreparable injury and cost if Seller were to breach its obligations contained in Article II.

     3.03. Remedies. In the event of a breach by Seller of the terms of this Agreement, Purchaser shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Seller and to enjoin Seller from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Seller acknowledges, however, that the remedies at law for any breach by it of the provisions of this Agreement may be inadequate and that Purchaser shall be entitled to injunctive relief against it in the event of any breach.

                                   ARTICLE IV

                                 MISCELLANEOUS

     4.01. Authorization to Modify Restrictions. It is the intention of the parties that the provisions of Article II hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

     4.02. Purchaser Violation Not a Defense. In an action by Purchaser to enforce this Agreement any claims asserted by Seller against Purchaser shall not constitute a defense to Purchaser's action.

     4.03. Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and may be amended only by a writing signed by each of them.

     4.04. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     4.05. Agreement Binding. The obligations of Seller under this Agreement shall be binding on its successors and assigns, except as provided herein, and shall inure to the benefit of any successors and assigns of Purchaser, including without limitation any entity to which Purchaser assigns its rights and obligations under the Purchase Agreement or to which Purchaser or any such assignee transfers all or any portion of the Assets.

     4.10. Counterparts, Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

     4.11. Notices. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be made in accordance with the provisions of the Purchase Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first above written.

                                            BIRD INCORPORATED

                                            980 Washington Street
                                            Suite 120
                                            Dedham, Massachusetts 02026

                                            By:.................................
                                            Name:...............................
                                            Title:..............................

                                            JANNOCK, INC.
                                            Foster Plaza Seven
                                            661 Andersen Drive
                                            Pittsburgh, Pennsylvania 15220

                                            By:.................................
                                            Name:...............................
                                            Title:..............................

     In consideration of the purchase by Purchaser of the Assets and other valuable consideration, Parent agrees with Purchaser to be bound by and to comply with, and to cause each Affiliate of Parent to be bound by and to comply with, the provisions of this Agreement binding on Seller. The obligations of Parent hereunder shall be binding on its successors and assigns except as provided herein.

                                            BIRD CORPORATION

                                            By:.................................
                                            Name:...............................
                                            Title:..............................

                                                                       EXHIBIT 2

                               LICENSE AGREEMENT

     THIS LICENSE AGREEMENT, is made this             day of
                    , 199 , between Bird Incorporated, a Massachusetts corporation ("Seller") and Jannock, Inc., a Delaware corporation ("Buyer").

                                    RECITALS

     WHEREAS, Seller, its parent corporation, Bird Corporation, a Massachusetts corporation, and Buyer have entered into an Asset Purchase Agreement dated
September   , 1994 (the "Purchase Agreement") relating to the sale to Buyer of the Assets for use in connection with the Activity;

     WHEREAS, Seller is the sole owner of all rights, title and interest to, in and under the "Bird" name and logo and all registrations or registration applications therefor, if any ("Trademark"), as identified on Schedule 1.01(l) of the Purchase Agreement and attached hereto as Exhibit A and as used by Seller in connection with the Activity;

     WHEREAS, pursuant to Section 1.01(l) of the Purchase Agreement, Seller desires to grant to Buyer, and Buyer desires to receive from Seller, a royalty-free, paid-up license to use the Trademark and to sublicense the Trademark in connection with the Activity within the United States of America and Canada (the "Territory"), according to the terms and conditions of this License Agreement;

     WHEREAS, Seller desires to retain the right to concurrently use with Buyer, and Buyer recognizes Seller's right to concurrently use, the Trademark in connection with the assets and the activities of Seller, or any of its affiliates, not being transferred to Buyer pursuant to the Purchase Agreement, including without limitation, in connection with the marketing of vinyl shutters by the Roofing Division of Seller (the "Roofing Division"); and

     WHEREAS, capitalized terms used herein which are not otherwise defined shall have the meanings assigned to such term in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Seller and Buyer agree as follows:

                                   AGREEMENT

     1.  GRANT OF RIGHTS.

     1.1 Seller hereby grants to Buyer, and Buyer hereby accepts from Seller, an exclusive, royalty-free, paid-up right to use the Trademark during the Term in the Territory in connection with the Activity, including without limitation, the right to use the Trademark in connection with producing, offering for sale, selling, marketing, packaging, labeling or distributing vinyl siding, soffit, fascia and associated accessories, vinyl window profiles and accessories and other vinyl products ("Vinyl Products"). Notwithstanding any provision herein to the contrary, Seller retains the right to use and Buyer recognizes Seller's right to continue to use, the Trademark in connection with the activities of Seller, or any of its affiliates, not being transferred to Buyer pursuant to the Purchase Agreement, including, without limitation, in connection with the marketing of vinyl shutters by the Roofing Division.

     1.2 Seller hereby grants to Buyer, and Buyer hereby accepts from Seller, an exclusive, royalty-free, paid-up right to sublicense the Trademark during the Term in the Territory in connection with the Activity, including without limitation, the right to sublicense the Trademark to an unlimited number of Buyer's affiliates, in connection with producing, offering for sale, selling, marketing, packaging, labeling or distributing Vinyl Products, provided that such sublicensees agree in writing to be bound by the terms and conditions of this License Agreement.

     1.3 Buyer and sublicensees of Buyer shall be entitled to request that Seller register, for exclusive use by Buyer or such sublicensees in connection with the Activity, any variations or modifications to the Trademark or new trademark containing or incorporating the Trademark as Buyer or such sublicenses may specify, and Seller shall not unreasonably withhold approval of such request. Buyer's or sublicensee's exclusive use of any such variations, modifications or new trademark shall inure to Seller's benefit for purposes of determining priority of use with respect to third parties.

     2.  REPRESENTATIONS AND WARRANTIES; COVENANTS.

     2.1 Seller represents and warrants that it is the sole owner of the Trademark, in the United States of America and Canada and that it has all rights necessary to grant to Buyer the rights hereunder.

     2.2 Seller represents and warrants that the Trademark does not infringe any proprietary rights of any other person in the United States of America and Canada, including without limitation, any trademark, service mark or trade name rights.

     2.3 Buyer represents, warrants and covenants that it shall maintain the quality and nature of all Vinyl Products produced by or for Buyer at least at the level of quality and nature of the Vinyl Products as of the date of the Purchase Agreement.

     2.4 Buyer represents, warrants and covenants that it shall require its sublicensees of the Trademark to maintain the quality and nature of all Vinyl Products produced by or for such sublicensees at least at the level of quality and nature of the Vinyl Products as of the date of the Purchase Agreement.


     2.5 Buyer shall provide Seller with access, at reasonable times upon reasonable notice from time to time, in a manner which does not unreasonably interfere with Buyer's business, to Buyer's and its sublicensees' facilities and to the Vinyl Products as Seller may reasonably request in order to inspect and verify the level of quality and nature of the Vinyl Products produced by Buyer. Seller shall have the right, in its reasonable discretion, to determine whether or not the level of quality and nature of the Vinyl Products as set forth in
Section 2.3 has been maintained.


     3. OWNERSHIP OF TRADEMARK BY SELLER. Buyer hereby acknowledges that Seller is the owner of the Trademark and any variations or modifications of the Trademark. All use of the Trademark by Buyer shall inure to the benefit of Seller.

     4. REGISTRATION. Seller shall be responsible for the execution, filing, prosecution and maintenance of any trademark applications or registrations pertaining the Trademark or any variations or modifications thereof or any new trademark containing or incorporating the Trademark (the "Registration Activities"). Buyer agrees to indemnify and hold harmless Seller from any costs or expenses involving Registration Activities undertaken solely for the benefit of Buyer or Buyer's sublicensees. Notwithstanding any provision herein to the contrary, Buyer's exclusive remedy in the event of Sellers breach of this
Section 4 shall be to undertake the Registration Activities itself and to be reimbursed for any actual expenses or costs reasonably incurred by Buyer in undertaking the Registration Activities.

     5. INFRINGEMENTS. If Buyer learns of any use by any person of any material, product or service bearing any mark, name or designation similar to the Trademark, it shall promptly notify Seller, and Buyer and Seller shall confer to determine the nature of any action to be taken against any such person. If requested by Seller, Buyer shall fully cooperate with Seller and join with Seller in such action as Seller, in its reasonable discretion, may deem advisable for the protection of the Trademark. If Seller elects not to take action with respect to a possible infringement brought to Seller's attention by Buyer within sixty (60) days of Seller's receipt of such notice, Buyer may take such action at Buyer's expense as Buyer deems appropriate.

     6.  INDEMNIFICATION.

     6.1 Seller agrees to appear and defend at its own cost, and to indemnify and hold harmless Buyer, its officers, directors, shareholders, employees and agents and Buyer's sublicensees, their officers, directors, shareholders, employees and agents, from any claim, suit, liability, cost or expense, including attorneys' fees, involving, arising out of or relating to (i) infringement or unfair competition actions arising out of or relating to the use of the Trademark by Buyer or Buyer's sublicensees in connection with Vinyl Products, according to the terms and conditions of this License Agreement or (ii) any use of the Trademark by Seller or Seller's affiliates as provided by
Section 1.1.

     6.2 Buyer agrees to appear and defend at its own cost, and to indemnify and hold harmless Seller and its officers, directors, shareholders, employees and agents, from any claim, suit, liability, cost or expense, including reasonable attorneys' fees, involving, arising out of or relating to the use of the Trademark by Buyer or Buyer's sublicensees; provide, however, that this
Section 6.2 shall not apply to claims or allegations described in Section 6.1 hereof which is based upon infringement or unfair competition actions arising out of or relating to the use of such Trademark.

     7. LEGENDS. Buyer shall use the notice (R), "tm", or such other legend as Seller may reasonably specify and as may be appropriate under applicable laws, in the location and manner designated by Seller on or in connection with the Vinyl Products.

     8. TERM. The term of this License Agreement shall be perpetual (the "Term"), except as provided in Section 9 of this License Agreement. In the event that Seller ceases to do business or exist, then prior to the effective date of such change, Seller shall convey to Buyer or its designee all of its rights to the Trademark in consideration of $1.00.

     9.  TERMINATION.

     9.1 Seller shall have the right to terminate this License Agreement if (a) Buyer uses the Trademark in connection with any product other than Vinyl Products, (b) Buyer uses the Trademark in connection with any activity other than the Activity, (c) Buyer attempts or purports to sublicense or assign this License Agreement or the rights granted hereunder other than as permitted by this License Agreement or (d) Buyer breaches any other obligation of this License Agreement.

     9.2 In the event of a breach of this License Agreement, Seller shall notify Buyer of such breach in writing promptly after learning of such breach, specifying the nature of the breach. Buyer shall have sixty (60) days from receipt of such notice to correct the deficiency to the reasonable satisfaction of Seller. If the cure of the breach is not affected by such date, this License Agreement shall terminate.

     9.3 Upon the termination of this License Agreement for any reason, all rights granted hereunder in the Trademark shall automatically revert to Seller, and Buyer will cease and thereafter refrain from (i) all use of the Trademark,
(ii) all sublicensing of the Trademark and (iii) any reference to itself or any of its affiliates or sublicensees as "formerly Bird" or words of similar meaning.

     10. NOTICES. All communications, inquiries, notices for requests for approvals shall be sent, first class, postage prepaid, to the parties at the addresses set forth below, or such address as the parties may designate:

                  If to Seller to:

                       Bird Incorporated
                       980 Washington Street, Suite 120
                       Dedham, Massachusetts 02026

                       Attention:  President

                  If to Buyer to:

                       Jannock, Inc.
                       Foster Plaza Seven
                       661 Andersen Drive
                       Pittsburgh, Pennsylvania 15220

                       Attention:  R.H. Weir, Esq., General Counsel

Notice given under the provisions of this Section shall be deemed given when sent.

     11.  ASSIGNMENT.

     11.1 Buyer shall have the right to assign this License Agreement or its rights granted hereunder in connection with a sale of the Vinyl Products business, provided it receives the prior written approval of Seller, such written approval not to be unreasonably withheld, and provided that any such assignee agrees in writing to be bound by the terms and conditions of this License Agreement. In the event such an assignment is made, Seller shall remain bound to all of the sublicenses made by Buyer prior to the assignment.

     11.2 Seller shall have the right to assign this License Agreement or its rights granted hereunder in connection with a sale of all or a substantial part of its business, provided that any such assignee agrees in writing to be bound by the terms and conditions of this License Agreement (including any sublicenses granted by Buyer hereunder).

     12. APPLICABLE LAW. This Agreement shall be governed by and under the laws of the Commonwealth of Pennsylvania, and to the extent applicable, the United States of America.

     13. NO WAIVER. The waiver or failure of Seller or buyer to exercise any right provided hereunder shall not be deemed a waiver of any further right hereunder.

     14. MERGER. This License Agreement supersedes any prior understandings, whether written or oral, between the parties regarding the subject matter of this License Agreement.

     15. HEADINGS. Headings are for the convenience of the parties and have no legal effect.

     16. NO MODIFICATION. This License Agreement may not be modified except in writing signed by both parties.


     17. INJUNCTIVE RELIEF. Buyer acknowledges that it would be difficult or impossible to calculate and ascertain accurately or definitively the damages which would be sustained by Seller as a result of a breach by Buyer or Buyer's sublicensees of its obligations pursuant to Sections 2.3, 2.4 or 2.5 of this License Agreement. Accordingly, Seller shall have the right to obtain a temporary restraining order and preliminary and permanent injunctions restraining and enjoining Buyer and Buyer's sublicensees from initiating or continuing any breach of any such Section. If any court shall determine that Seller is entitled to temporary or other preliminary injunctive relief, Seller shall not be required to furnish a bond to obtain such preliminary or temporary relief.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their properly and duly authorized representatives.

                                            BIRD INCORPORATED

                                            By:.................................

                                            Name:...............................

                                            Title:..............................

                                            JANNOCK, INC.

                                            By:.................................

                                            Name:...............................

                                            Title:..............................

                                                                       EXHIBIT A

                               LICENSE AGREEMENT

                                     [LOGO]

                                 VINYL PRODUCTS

                                                                       EXHIBIT C

                     MASSACHUSETTS BUSINESS CORPORATION LAW
                        SECTION 76 AND SECTIONS 86 TO 98

     SECTION 76. Rights of Minority Stockholder, Etc. -- A stockholder in any corporation which shall have voted to sell, lease or exchange all or substantially all its property and assets, or which shall have adopted any amendment of its articles of organization which adversely affects the rights of such stockholder, who objects to such action, in the manner provided in section eighty-six, shall be entitled, if such sale, lease or exchange shall have been consummated or such amendment shall have become effective, as the case may be, to demand payment for his stock from the corporation and an appraisal thereof in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the corporation shall have the rights and duties and follow the procedure set forth in those sections.


     SECTION 86. Right of Appraisal. -- If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action 1stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.



     SECTION 87. Notice of Stockholders Meeting to Contain Statement as to Appraisal Rights. -- The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:



     "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation 1before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 88 to 98 inclusive, of chapter 156B of the General Laws of Massachusetts."



     SECTION 88. Notice to Objecting Stockholder that Corporate Action has Become Effective. -- The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed written objection 1 meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.



     SECTION 89. Demand for Payment by Objecting Stockholder. -- If 1within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

     SECTION 90. Determination of Value of Stock by Superior Court. -- If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.


     SECTION 91. Bill in Equity to Determine Value of Stock of Objecting Stockholders on Failure to Agree on Value Thereof Etc; Parties to Bill Etc; Service of Bill on Corporation; Notice to Stockholder Parties Etc. -- If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.


     SECTION 92. Bill in Equity to Determine Value of Stock of Objecting Stockholders on Failure to Agree on Value Thereof, Etc; Entry of Decree Determining Value of Stock; Date on which Value is to be Determined. -- After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, its hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.


     SECTION 93. Bill in Equity to Determine Value of Stock of Objecting Stockholders on Failure to Agree on Value Thereof, Etc.; Court May Refer Bill, Etc., To Special Master to Hear Parties, Etc. -- The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.


     SECTION 94. Bill in Equity to Determine Value of Stock of Objecting Stockholders on Failure to Agree on Value Thereof, Etc.; Stockholder Parties may be Required to Submit Their Stock Certificates for Notation Thereon of Pendency of Bill, Etc. -- On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for notation thereon of the pendency of the bill, and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.


     SECTION 95. Bill in Equity to Determine Value of Stock of Objecting Stockholders on Failure to Agree on Value Thereof, Etc.; Taxation of Costs, Etc.; Interest on Award, Etc. -- The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.


     SECTION 96. Stockholder Demanding Payment for Stock not Entitled to Notice of Stockholders' Meetings or to Vote Stock or to Receive Dividends, Etc.; Exceptions. -- Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

     (1) A bill shall not be filed within the time provided in section ninety;

     (2) A bill, if filed, shall be dismissed as to such stockholder; or

     (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action


     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.



     SECTION 97. Certain Shares Paid for by Corporation to have Status of Treasury Stock, Etc. -- The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.



     SECTION 98. Enforcement by Stockholder of Right to Receive Payment for His Shares to be Exclusive Remedy; Exception. -- The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                1995 PROXY CARD

                                BIRD CORPORATION


                        SPECIAL MEETING -- MARCH 7, 1995


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned does hereby constitute and appoint Joseph D. Vecchiolla and Frank S. Anthony, or either one of them, the attorney(s) of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all stock of Bird Corporation which the undersigned is entitled to vote at the special meeting of stockholders of Bird Corporation to be held in the East Room of the Holiday Inn, 55 Ariadne Road (at the junction of Route 1 South and Route 128), Dedham, Massachusetts 02026, on March 7, 1995 at 10:00 o'clock a.m. and at any adjournment thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking all previous proxies.


    This Proxy, when properly executed, will be voted as directed. If no direction is made, this Proxy will be voted FOR the Combined Sale Transaction pursuant to an Asset Purchase Agreement dated September 23, 1994 (as further described in the Proxy Statement) and, in the case of any other matters that legally come before the meeting, as said attorney(s) may deem advisable.

                                         CHANGE OF ADDRESS:

            (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE.)

                          (CONTINUED FROM OTHER SIDE)

PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

/ / FOR the Combined Sale Transaction              / / AGAINST the Combined Sale
Transaction                            / / ABSTAIN the Combined Sale Transaction

CHECK HERE FOR ADDRESS CHANGE / /                               CHECK HERE IF YOU PLAN TO ATTEND THE MEETING / /
                                                                Please sign name exactly as name appears. When signing in a fiduciary capacity, please give full title. Co-fiduciaries and joint owners should each sign.
                                                                Signature:
                                                                Date:
                                                                Signature:
                                                                Date: